                                                                  EXHIBIT (c)(6)

                             [CB RICHARD ELLIS LOGO]

                               COMPLETE APPRAISAL

                              SELF-CONTAINED REPORT

                                       OF

                               LAKESIDE APARTMENTS
                              8061 Woodscape Drive
                  Charlotte, Mecklenburg County, North Carolina
                        CBREI File No. 03-341AT-9198-003

                                  DATE OF VALUE

                                  April 9, 2003

                                  PREPARED FOR

                                 Calvin Zeringue
                             Chief FNMA Underwriter
                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                 200 Witmer Road
                                Horsham, PA 19044

                                   PREPARED BY

                             CB RICHARD ELLIS, INC.
                          VALUATION & ADVISORY SERVICES
                            201 South College Street
                         Charlotte, North Carolina 28244

April 15, 2003

Calvin Zeringue
Chief FNMA Underwriter
GMAC COMMERCIAL MORTGAGE CORPORATION
200 Witmer Road
Horsham, PA 19044

RE:    Appraisal of Lakeside Apartments
       8061 Woodscape Drive
       Charlotte, Mecklenburg County, North Carolina
       CBREI File No. 03-341AT-9198-003

Dear Mr. Zeringue:

At your request and authorization, CB Richard Ellis, Inc. has prepared a Complete Appraisal presented in a Self-Contained Appraisal Report of the market value in the referenced real property.

The subject is a 216-unit garden-style apartment property built in 1980 and situated on a 17.48-acre site in Charlotte, Mecklenburg County, North Carolina. Currently the property is 89.4% occupied. The subject is more fully described, legally and physically within the enclosed report.

Data, information, and calculations leading to the value conclusion are incorporated in the report following this letter. The report, in its entirety, including all assumptions and limiting conditions, is an integral part of and inseparable from this letter.

Based on the analysis contained in the following report, the market value of the subject is concluded as follows:

                             MARKET VALUE CONCLUSION

APPRAISAL PREMISE     INTEREST APPRAISED     DATE OF VALUE    VALUE CONCLUSION
-----------------     ------------------     -------------    ----------------
      As Is               Fee Simple         April 9, 2003       $ 6,850,000

Compiled by: CB Richard Ellis, Inc.

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, our interpretation of the guidelines and recommendations set forth

Calvin Zeringue
April 15, 2003
Page 2

in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), Title XI Regulations, FNMA DUS underwriting guidelines appraisal standards.

The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Richard Ellis, Inc. or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CB Richard Ellis, Inc. can be of further service, please contact us.

Respectfully submitted,

CB RICHARD ELLIS, INC.
VALUATION & ADVISORY SERVICES

/s/ E. Jason Lund                         /s/ Ronald A. Neyhart
--------------------------------------    --------------------------------------
E. Jason Lund, MAI                        Ronald A. Neyhart, MAI
Assistant Vice President                  Senior Managing Director
North Carolina Certified General A4477    North Carolina Certified General A4051

Phone: 704-331-1282                       Phone: 770-984-5020
Fax: 704-331-1259                         Fax: 770-984-5001
E-Mail: jlund@cbre.com                    E-Mail: rneyhart@cbre.com

LAKESIDE APARTMENTS                               CERTIFICATION OF THE APPRAISAL

                         CERTIFICATION OF THE APPRAISAL

We certify to the best of our knowledge and belief:

1.  The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in or bias with respect to the property that is the subject of this report and have no personal interest in or bias with respect to the parties involved with this assignment.

4. Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

5. Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

6. This appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation and the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, as well as the requirements of the State of North Carolina relating to review by its duly authorized representatives. This report also conforms to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. E. Jason Lund, MAI and Ronald A. Neyhart, MAI have completed the requirements of the continuing education program of the Appraisal Institute.

10. E. Jason Lund, MAI has and Ronald A. Neyhart, MAI has not made a personal inspection of the property that is the subject of this report.

11. No one provided professional real property appraisal assistance to the persons signing this report.

12. E. Jason Lund, MAI, Ronald A. Neyhart, MAI have extensive experience in the appraisal/review of similar property types.

13. E. Jason Lund, MAI and Ronald A. Neyhart, MAI are currently certified in the state where the subject is located.

14. Valuation and Advisory Services operates as an independent economic entity within CB Richard Ellis, Inc. Although other employees of CB Richard Ellis, Inc. divisions may be contacted as a part of our routine market research investigations, absolute client confidentiality and privacy are maintained at all times with regard to this assignment without conflict of interest.

LAKESIDE APARTMENTS                               CERTIFICATION OF THE APPRAISAL

/s/ E. Jason Lund                         /s/ Ronald A. Neyhart
--------------------------------------    --------------------------------------
E. Jason Lund, MAI                        Ronald A. Neyhart, MAI
Assistant Vice President                  Senior Managing Director
North Carolina Certified General A4477    North Carolina Certified General A4051

LAKESIDE APARTMENTS                                          SUBJECT PHOTOGRAPHS

                               SUBJECT PHOTOGRAPHS

                                    [PICTURE]

                           TYPICAL VIEW OF THE SUBJECT

                                    [PICTURE]

                           TYPICAL VIEW OF THE SUBJECT

LAKESIDE APARTMENTS                                     SUMMARY OF SALIENT FACTS

                            SUMMARY OF SALIENT FACTS

PROPERTY NAME                                             Lakeside Apartments

LOCATION                                                  8061 Woodscape Drive, Charlotte, NC

ASSESSOR'S PARCEL NUMBER                                  191-09-101

HIGHEST AND BEST USE
  As Though Vacant                                        Apartment
  As Improved                                             Apartment

PROPERTY RIGHTS APPRAISED                                 Fee Simple

LAND AREA                                                 17.48 AC                              761,429 SF

IMPROVEMENTS
  Number of Buildings                                     15
  Number of Stories                                       2
  Gross Building Area                                     166,908 SF
  Net Rentable Area                                       158,960 SF
  Number of Units                                         216
  Average Unit Size                                       736 SF
  Year Built                                              1980
  Condition                                               Average

ESTIMATED EXPOSURE TIME                                   12 Months

FINANCIAL INDICATORS
  Current Overall Occupancy                               89.4%
  Stabilized Overall Occupancy                            90.0%
  Overall Capitalization Rate                             8.00%

                                                             TOTAL              PER UNIT
                                                          ------------          ---------
PRO FORMA OPERATING DATA
   Effective Gross Income                                 $  1,278,947          $   5,921
   Operating Expenses                                     $    728,990          $   3,375
   Expense Ratio                                                 57.00%
   Net Operating Income                                   $    549,957          $   2,546

                                                             TOTAL              PER UNIT
                                                          ------------          ---------
VALUATION
   Land Value                                             $  1,400,000          $   6,481
   Cost Approach                                          $  6,800,000          $  31,481
   Sales Comparison Approach                              $  6,800,000          $  31,481
   Income Capitalization Approach                         $  6,850,000          $  31,713
   Insurable Value                                        $  6,480,000          $  30,000

                             CONCLUDED MARKET VALUE

APPRAISAL PREMISE     INTEREST APPRAISED     DATE OF VALUE       VALUE
-----------------     ------------------     -------------     ----------
    As Is                 Fee Simple         April 9, 2003     $6,850,000

Compiled by: CB Richard Ellis, Inc.

LAKESIDE APARTMENTS                                     SUMMARY OF SALIENT FACTS

SPECIAL ASSUMPTIONS

None noted.

LAKESIDE APARTMENTS                                            TABLE OF CONTENTS

                                TABLE OF CONTENTS

CERTIFICATION OF THE APPRAISAL...............................................       i

SUBJECT PHOTOGRAPHS..........................................................     iii

SUMMARY OF SALIENT FACTS.....................................................      iv

TABLE OF CONTENTS............................................................      vi

INTRODUCTION.................................................................       1

AREA ANALYSIS................................................................       6

NEIGHBORHOOD ANALYSIS........................................................      15

MARKET ANALYSIS..............................................................      18

SITE ANALYSIS................................................................      31

IMPROVEMENT ANALYSIS.........................................................      35

ZONING.......................................................................      41

TAX AND ASSESSMENT DATA......................................................      42

HIGHEST AND BEST USE.........................................................      44

APPRAISAL METHODOLOGY........................................................      47

LAND VALUE...................................................................      48

COST APPROACH................................................................      52

INSURABLE VALUE..............................................................      57

SALES COMPARISON APPROACH....................................................      58

INCOME CAPITALIZATION APPROACH...............................................      65

RECONCILIATION OF VALUE......................................................      90

ASSUMPTIONS AND LIMITING CONDITIONS..........................................      92

ADDENDA
A   Glossary of Terms
B   Additional Photographs
C   Comparable Land Sales
D   Improved Comparable Sales
E   Rent Comparables
F   Operating Data
G   Demographics
H   Flood Plain Certification
I   Engagement Letter
J   FNMA Form 1050 - Appraisal Report -Residential Income Property
K   Qualifications

LAKESIDE APARTMENTS                                                 INTRODUCTION

                                  INTRODUCTION

PROPERTY IDENTIFICATION

The subject's street address is 8061 Woodscape Drive, in Charlotte, Mecklenburg County, North Carolina.

OWNERSHIP AND PROPERTY HISTORY

Title to the property is currently vested in the name of Freeman Income Real Estate, LP, who acquired title to the property in May 1986, as improved for $7,100,000, as recorded in Book 5228, Page 490 of Mecklenburg County Deed Records. Other than that noted herein, there has been no other ownership transfer of the property during the previous three years. As of the date of value, the subject is not being marketed for sale.

DATE OF INSPECTION

The subject was inspected on April 9, 2003.

DATE OF VALUE

The date of value is as follows:

                                 April 9, 2003

DATE OF REPORT

The date of report is the date indicated on the letter of transmittal.

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the subject property. The current economic definition agreed upon by agencies that regulate federal financial institutions in the U.S. (and used herein) is as follows:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1. buyer and seller are typically motivated;

LAKESIDE APARTMENTS                                                 INTRODUCTION

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3. a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. (1)

PREMISE OF THE APPRAISAL

The premise of this appraisal valuation is "as is" on the date of value.

TERMS AND DEFINITIONS

The Glossary of Terms in the Addenda provides definitions for terms that are, and may be used in this appraisal.

INTENDED USE AND USER OF REPORT

This appraisal is to be used for internal financing decisions by the client.

PROPERTY RIGHTS APPRAISED

The interest appraised represents the fee simple estate.

SCOPE OF WORK

The scope of the assignment relates to the extent and manner in which research is conducted, data is gathered and analysis is applied, all based upon the purpose of the appraisal and its intended use, as previously outlined.

CB Richard Ellis, Inc. completed the following steps for this assignment:

1. physically identified and inspected both the interior and exterior of the subject property, as well as its surrounding environs; identified and considered those characteristics that may have a legal, economic or physical impact on the subject;

2. physically inspected the micro and/or macro market environments with respect to physical and economic factors relevant to the valuation process; expanded this knowledge through interviews with regional and/or local market participants, available published data and other various resources;

----------

(1) Appraisal Standards Board of The Appraisal Foundation, Uniform Standards of Professional Appraisal Practice, 2002 ed. (Washington, DC: The Appraisal Foundation, 2002), 219; Appraisal Institute, The Dictionary of Real Estate Appraisal, 3rd ed. (Chicago: Appraisal Institute, 1993), 222-223. This definition is also compatible with the OTS, OCC, RTC, FDIC, FRS and NCUA definitions of market value.

LAKESIDE APARTMENTS                                                 INTRODUCTION

3. conducted regional and/or local research with respect to applicable tax data, zoning requirements, flood zone status, demographics, income and expense data, and comparable listing, sale and rental information;

4. analyzed the data gathered through the use of appropriate and accepted appraisal methodology to arrive at a probable value indication via each applicable approach to value;

5. correlated and reconciled the results into a reasonable and defensible value conclusion, as defined herein; and

6. estimated a reasonable exposure time and marketing time associated with the value estimate presented.

To develop the opinion of value, CB Richard Ellis, Inc. performed a Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice (USPAP). This means that no departures from Standard 1 were invoked. In this Complete Appraisal, CB Richard Ellis, Inc. used all appropriate approaches to value. Furthermore, the value conclusion reflects all known information about the subject, market conditions, and available data.

This appraisal of the subject has been presented in the form of a Self-Contained Appraisal Report, which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(a) of the USPAP. That is, this report incorporates, to the fullest extent possible, practical explanation of the data, reasoning and analysis that were used to develop the opinion of value. This report also includes thorough descriptions of the subject and the market for the property type.

SPECIAL APPRAISAL INSTRUCTIONS

There have been no special appraisal instructions for this assignment.

EXPOSURE TIME

An estimate of exposure time is not intended to be a prediction of a date of sale or a simple one-line statement. Instead, it is an integral part of the appraisal analysis and is based on one or more of the following:

      -  statistical information about days on the market

      -  information gathered through sales verification

      -  interviews of market participants.

The reasonable exposure period is a function of price, time, and use. It is not an isolated estimate of time alone. Exposure time is different for various types of real estate and under various market conditions.

LAKESIDE APARTMENTS                                                 INTRODUCTION

Exposure time is the estimated length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective estimate based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient, and reasonable time but also adequate, sufficient, and reasonable marketing effort. Exposure time is therefore interrelated with appraisal conclusion of value.

In consideration of these factors, we have analyzed the following:

      - exposure periods of comparable sales revealed during the course of this appraisal;

      -  the CB Richard Ellis, Inc. National Investor Survey ; and

      -  knowledgeable real estate professionals.

The following table presents the information derived from these sources:

                           EXPOSURE TIME INFORMATION

                                                 Exposure Time (Months)
Investment Type                                  Range          Average
---------------                                ----------    -------------
Apartments
  Class A                                      2.0 -  9.0         5.6
  Class B                                      6.0 - 12.0         7.0
  Class C                                      6.0 - 18.0        10.5
Local Market Professionals                     6.0 - 12.0         9.0

Source: CB Richard Ellis, Inc. National Investor Survey

Based on the foregoing analysis, an exposure time of 9 months is reasonable, defensible, and appropriate. CB Richard Ellis, Inc. assumes the subject would have been competitively priced and aggressively promoted regionally.

MARKETING TIME

Marketing time is the period a prospective investor would forecast to sell the subject property immediately after the date of value, at the value estimated. The marketing time is an estimate of the number of months it will require to sell the subject from the date of value, into the future. The anticipated marketing time is essentially a measure of the perceived level of risk associated with the marketability, or liquidity, of the subject property. The marketing time estimate is based on the data used in estimating the reasonable exposure time, in addition to an analysis of the anticipated changes in market conditions following the date of appraisal.

LAKESIDE APARTMENTS                                                 INTRODUCTION

The future price for the subject (at the end of the marketing time) may or may not equal the appraisal estimate. The future price depends on unpredictable changes in the physical real estate, demographic and economic trends, real estate markets in general, supply/demand characteristics for the property type, and many other factors.

Based on the premise that present market conditions are the best indicators of future performance, a prudent investor will forecast that, under the conditions described above, the subject will require a marketing time of 9 months.

LAKESIDE APARTMENTS                                                AREA ANALYSIS

                                 AREA ANALYSIS

                                     [MAP]

LOCATION

The subject property is located in the Charlotte-Gastonia-Rock Hill metropolitan statistical area (MSA). The MSA includes seven counties located around the border between North and South Carolina, as well as the largest city in the two Carolinas, Charlotte.

POPULATION

The following table of population statistics shows changes in population from the 1990 and 2000 Censuses, estimates for the current year (based on data from the 2000 Census), and forward projections for the MSA. There has been a continued, strong increase in the area population during the last two decades, which is projected to continue.

LAKESIDE APARTMENTS                                                AREA ANALYSIS

                           POPULATION OF MSA BY COUNTY

                                                                                 Average                                  Projected
                           1990          2000         2002         2000-2002     Annual      Percentage        2007        Annual
County                    Census        Census      Estimate        Growth       Growth        of MSA       Projection     Growth
-----                   ---------     ---------     ---------      ---------     -------     ----------     ----------    ---------
Cabarrus, NC               98,935       131,063       137,237         4.7%         0.4%           9%           152,752      2.3%
Gaston, NC                175,051       190,365       192,779         1.3%         0.1%          12%           199,065      0.7%
Lincoln, NC                50,319        63,780        66,035         3.5%         0.3%           4%            71,861      1.8%
Mecklenburg, NC           511,163       695,454       728,720         4.8%         0.4%          47%           813,325      2.3%
Rowan, NC                 110,605       130,340       132,967         2.0%         0.2%           9%           140,100      1.1%
Union, NC                  84,211       123,677       130,730         5.7%         0.5%           8%           148,791      2.8%
York, SC                  131,497       164,614       170,469         3.6%         0.3%          11%           185,444      1.8%
                        ---------     ---------     ---------         ---          ---           --          ---------      ---
Total MSA               1,161,781     1,499,293     1,558,937         4.0%         0.4%                      1,711,338      2.0%

Source: Claritas, Inc.

The following list provides comparative metropolitan population gain for the top 10 MSA's plus other selected metropolitan areas in the southeast across the previous decade. Among the 82 metropolitan areas in the US with populations of 500,000 or greater, Charlotte ranked 12th in growth for the prior decade.

                POPULATION GROWTH IN SELECTED METROPOLITAN AREAS

Rank   Metropolitan Statistical Area      % Gain
----   -----------------------------      ------
  1    Las Vegas, NV                      83.3%
  2    McAllen-Edinburg-Mission, TX       48.5%
  3    Austin-San Marcos, TX              47.7%
  4    Phoenix-Mesa, AZ                   45.3%
  5    Atlanta, GA                        38.9%
  6    Raleigh-Durham-Chapel Hill, NC     38.9%
  7    Orlando, FL                        34.3%
  8    W Palm Beach-Boca Raton, FL        31.0%
  9    Denver-Boulder-Greeley, CO         30.4%
 10    Colorado Springs, CO               30.2%
 12    Charlotte-Gastonia, NC             29.0%
 16    Nashville, TN                      25.0%
 27    Greensboro-Winston-Salem, NC       19.2%
 28    Columbia, SC                       18.4%
 29    Knoxville, TN                      17.3%
 34    Greenville-Spartanburg, SC         15.9%
 45    Memphis, Tennessee                 12.7%
 54    Birmingham, AL                      9.6%
 58    Charleston-North Charleston, SC     8.3%
 59    Louisville, KY                      8.1%

Population growth for 82 metropolitan areas with total population exceeding 500,000, ranked by percent change, based on total population estimates for 1990 to 2000.

Source: US Census Bureau; Compiled by CB Richard Ellis

The overall percentage gain for all metropolitan markets is 13.8%, representing the addition of approximately 27.8 million people in metropolitan areas during the period, 1990-2000.

HOUSEHOLDS

The following table shows changes in demographic statistics by household based on data from the 2000 Census.

LAKESIDE APARTMENTS                                                AREA ANALYSIS

                        MSA HOUSEHOLD PROFILES BY COUNTY

                                  Households               Housing (2002 est.)     Household Income
                         -------------------------------   -------------------   ----------------------
                           2000      2002        2007       Owner      Persons    Average      Median
County                    Census   Estimate   Projection   Occupied    per HH      (2002)      (2002)
------                   -------   --------   ----------   --------    -------   ---------   ----------
Cabarrus, NC              49,519     51,858      57,725      75%         2.60    $  64,424   $   50,848
Gaston, NC                73,936     75,384      79,191      69%         2.52    $  52,159   $   42,197
Lincoln, NC               24,041     24,957      27,338      79%         2.61    $  48,232   $   39,262
Mecklenburg, NC          273,416    286,946     321,418      63%         2.49    $  81,803   $   62,349
Rowan, NC                 49,940     50,990      53,842      74%         2.52    $  50,373   $   40,896
Union, NC                 43,390     45,916      52,392      81%         2.81    $  58,026   $   44,508
York, SC                  61,051     63,616      70,282      73%         2.61    $  59,337   $   47,774
Total MSA                575,293    599,667     662,188      69%         2.55    $  68,300   $   51,824

Source: Claritas, Inc.

EMPLOYMENT

Charlotte has a broad economic mix, having grown beyond dominance by a single industry - textiles for the majority of the past century and banking in the previous decade. The local economy has matured to encompass many sectors and companies that range in size from microbusiness to multinational corporations. In the last 10 years, 8,395 firms have selected Charlotte-Mecklenburg for new or relocated operations, representing $5.5 billion in investments.

Presently, over 300 of the companies on the Fortune 500 list have a presence in metropolitan Charlotte. In addition, 651 firms with a net worth of $1.0 million or more have headquarters in the metro area.

One of the major drivers behind the metro's extraordinary job growth over the past decade has been the FIRE sector. Though this sector supplies only 7% of MSA's jobs base, it has brought higher income levels and diversification to an economy traditionally oriented toward low-tech, lower-paying industries such as tobacco, furniture, and textiles. Consequently, the area has been able to attract a significant influx of residents.

Financial services - which includes headquarters for two of the nation's largest commercial bank holding companies, Bank of America and Wachovia - may represent the most widely recognized sector of Charlotte's economy. Charlotte ranks second only behind New York in terms of banking assets by headquarters location. The area has also attracted a range of other finance, insurance, and real estate companies and operations: Royal & Sun Alliance is headquartered in Charlotte, and Transamerica, The Equitable, Vanguard Group, TIAA-CREF have significant operations located in the area.

LAKESIDE APARTMENTS                                                AREA ANALYSIS

The table below compares the diversity of Charlotte's economic base with all US metropolitan areas. Compared with the national employment distribution, Charlotte is slightly more dependent on manufacturing, while the area is significantly less dependent on services and government than is found in national averages.

                              EMPLOYMENT BY SECTORS

                                  [PIE CHART]

Government                                    3%
Wholesale trade                               5%
Transport,/Utility                            5%
Manufacturing                                18%
Agriculture, Mining, Construction, Other     13%
Services                                     30%
Finance, Insurance, Real Estate               7%
Retail Trade                                 19%

Source:  Bureau of Economic Analysis

The following table summarizes employment trends for the MSA over the past five years, with preliminary data for 2001.

                             MSA EMPLOYMENT TRENDS

           Labor
           Force       Change      Employment      Change      Unemployed
          -------      ------      ----------      ------      ----------
1996      731,675        4.5%       704,738          4.1%         3.7%
1997      747,412        2.2%       724,748          2.8%         3.0%
1998      744,169       -0.4%       724,275         -0.1%         2.7%
1999      770,260        3.5%       750,549          3.5%         2.6%
2000      807,497        4.8%       780,465          3.8%         3.3%
2001      811,044        0.4%       769,395         -1.4%         5.1%
2002      815,547        0.6%       765,854         -0.5%         6.1%

Source: US Bureau of Labor Statistics

The metropolitan area has been affected by the current economic decline, with many companies decreasing employment. However, Charlotte is likely to fare better economically than other areas of North Carolina because of the greater role of banking and services. Gary Shoesmith, an economics professor at Wake Forest University, projects job growth of 1.5% for the Charlotte market in 2002, slightly off the pace in 2001. That figure pales in comparison with 4.1% growth in employment in 1999, which characterized as an exceptional year.

LAKESIDE APARTMENTS                                                AREA ANALYSIS

Of eight southeastern metropolitan statistical areas tracked by Shoesmith, "Charlotte is pretty much at the head of the pack." Only Richmond is exhibiting higher levels of absolute growth, and that's largely attributed to expansion of the Virginia state government.

The following table compares the unemployment rate for the metropolitan area to that of North Carolina and the US.

                            ANNUAL UNEMPLOYMENT RATE

               MSA           State            US
               ---           -----           ----
1996           3.7%           4.3%           5.4%
1997           3.0%           3.6%           4.9%
1998           2.7%           3.5%           4.5%
1999           2.6%           3.2%           4.2%
2000           3.3%           3.6%           4.0%
2001           5.1%           5.5%           4.7%
2002           6.1%           6.5%           5.8%

Source: US Bureau of Labor Statistics

The growth in employment has diversity, as reflected in the roster of largest employers listed in the table below.

                               LARGEST EMPLOYERS

             COMPANY                     INDUSTRY          SCOPE OF OPERATIONS     EMPLOYEES
---------------------------------    -----------------     -------------------     ---------
 1. First Union                      Banking/ Finance         Headquarters          16,300
 2. Charlotte-Mecklenburg Schools    Education                Local                 13,700
 3. Carolinas Healthcare             Healthcare               Local                 11,900
 4. Bank of America                  Banking/ Finance         Headquarters          11,700
 5. Food Lion                        Retail Grocer            Regional               9,200
 6. Springs Industries               Manufacture              Local                  9,000
 7. Duke Energy                      Utility                  Local                  7,200
 8. US Airways                       Transportation           Regional hub           7,200
 9. Mecklenburg County               Government               Local                  5,900
10. State of North Carolina          Government               Local                  5,500

Compiled by CB Richard Ellis Information Services Group

COMMERCIAL PROPERTY PRICE AND RENT TRENDS

With growth in the population and employment, there have been corresponding steady rises in prices for real estate. The following tables provide information for various property types, comparing the Charlotte-Gastonia-Rock Hill area with national averages.

LAKESIDE APARTMENTS                                                AREA ANALYSIS

                         AVERAGE SALES PRICE COMPARISON

  Period          CBD Office        Suburban Office         Industrial             Retail             Apartment
(Year/Qtr)    Charlotte     US     Charlotte     US     Charlotte     US     Charlotte     US     Charlotte     US
----------    ---------    ----    ---------    ----    ---------    ----    ---------    ----    ---------    ----
 1995 / 4        147        143        97        110       29         34         92        100       49          67
 1996 / 4        140        148       125        123       28         36         90        105       68          74
 1997 / 4        140        166       122         42       31         39        100        113       64          81
 1998 / 4        136        190       120        152       32         42        103        117       69          89
 1999 / 4        144        194       127        163       34         43        106        120       70          95
 2000 / 4        154        216       124        180       34         45        106        122       71         104
 2001 / 4        146        204       123        174       32         44        102        118       70         104

Note: Prices are given in dollars per square foot, rounded, for Class A property sectors.

Source: CB Richard Ellis / National Real Estate Index, 415 733 5300

                         AVERAGE RENTAL RATE COMPARISON

  Period          CBD Office        Suburban Office         Industrial             Retail             Apartment
(Year/Qtr)    Charlotte     US     Charlotte     US     Charlotte     US     Charlotte     US     Charlotte     US
----------    ---------    ----    ---------    ----    ---------    ----    ---------    ----    ---------    ----
 1995 / 4         20        22         17        19         4          5        13         15         8         11
 1996 / 4         21        24         17        21         4          5        14         15         9         12
 1997 / 4         22        27         19        23         4          5        16         16         9         12
 1998 / 4         24        30         19        24         4          5        16         17         9         13
 1999 / 4         25        32         19        25         4          6        17         17         9         14
 2000 / 4         25        36         19        28         4          6        17         18         9         14
 2001 / 4         24        33         19        25         4          6        16         17         9         15

Note: Rents are presented in dollars per square foot for Class A properties. Office, industrial, and apartment properties are given on an effective gross basis; retail properties, on a triple net basis.

Source: CB Richard Ellis / National Real Estate Index, 415 733 5300

                         CAPITALIZATION RATE COMPARISON

  Period          CBD Office        Suburban Office         Industrial             Retail             Apartment
(Year/Qtr)    Charlotte     US     Charlotte     US     Charlotte     US     Charlotte     US     Charlotte     US
----------    ---------    ----    ---------    ----    ---------    ----    ---------    ----    ---------    ----
 1995 / 4        8.1%      9.0%      10.3%      9.6%       9.4%      9.3%       9.5%      9.4%       9.5%      9.1%
 1996 / 4        8.1%      9.0%       8.1%      9.2%       9.6%      9.2%       7.8%      9.3%       7.8%      8.9%
 1997 / 4        8.7%      8.9%       8.7%      9.1%       8.8%      9.0%       8.6%      9.2%       8.6%      8.9%
 1998 / 4        9.0%      8.6%       9.0%      9.0%       8.8%      8.9%       8.3%      9.1%       8.3%      8.8%
 1999 / 4        9.1%      8.9%       8.6%      8.7%       8.8%      9.1%       9.0%      9.0%       9.1%      8.7%
 2000 / 4        8.6%      8.7%       8.8%      8.6%       8.6%      9.0%       9.0%      9.1%       9.0%      8.4%
 2001 / 4        8.9%      8.9%       8.8%      8.6%       8.9%      9.1%       9.3%      9.3%       8.6%      8.5%

Note: Cap rates are determined from actual net operating income either from actual sales or from representative prototypes for Class A property sectors.

Source: CB Richard Ellis / National Real Estate Index, 415 733 5300

RESIDENTIAL HOME COSTS

The following chart compares the median home price for Charlotte and the nation for the preceding four years.

LAKESIDE APARTMENTS                                                AREA ANALYSIS

                        SINGLE FAMILY MEDIAN HOME PRICE

                                  [BAR CHART]

               1997      1998      1999      2000      2001
             --------  --------  --------  --------  --------
Charlotte    $124,200  $134,000  $138,200  $140,300  $143,700
US           $121,800  $128,400  $133,300  $139,100  $147,500

Source: National Association of Realtors

COST OF LIVING

The Cost of Living Index, published by the American Chamber of Commerce Researchers Association, measures relative price levels for consumer goods and services in participating areas. The average of all participating municipalities equals 100, and the Charlotte index is read as a percentage against that national measure.

                              COST OF LIVING INDEX

Grocery    Housing    Utility    Transportation    Health Care    Miscellaneous
-------    -------    -------    --------------    -----------    -------------
 101.3      96.4       88.8          101.9            95.0            100.1

                           Composite (All Items): 98.3

Source: American Chamber of Commerce Researchers Association

RETAIL SALES

The Charlotte MSA has shown consistent growth in retail sales. Annual sales volumes for the metropolitan area, prepared by Claritas are depicted in the following chart. Note that data reported prior to 1999 are not comparable with data in 2000 and following; the adoption of NAFTA required replacement of SIC codes with NAICS codes.

LAKESIDE APARTMENTS                                                AREA ANALYSIS

                              RETAIL SALES GROWTH

                                  [BAR CHART]

1995      1996      1997      1998      2000      2001
$12.1     $13.2     $14.0     $15.0     $20.6     $21.9

Numbers are shown $billion

Source: Sales & Marketing Management (to 1998) and Claritas, Inc. (2000 and following)

Based on population, current spending trends and total sales, and other demographic factors, Claritas projects that total retail sales for the metro area will reach $27.4 billion by the year 2006, a growth rate of 5.0% per annum.

TRANSPORTATION

Charlotte has strong transportation systems overall, enhancing the area' s economic growth and development and reflecting North Carolina's recognition as "the good roads state".

Charlotte/Douglas International Airport is the 24th largest airport in the nation in total operations and the 39th worldwide in total passengers. An average 500 flights daily on eight major airlines and four commuter carriers provide service to over 160 cities. The million-square-foot terminal has also been noted for its ambiance, with aspects of a shopping mall, food court, and rocking chairs.

The metropolitan area is served by Interstates 77 and 85, which intersect beside the Charlotte central business district, or `Uptown'. Interstate 485, the city's perimeter highway, is partially constructed with completion anticipated over the next 10 years. US Highways 21, 29, and 74 and multiple state highways provide excellent access throughout the metropolitan area and the surrounding region.

Additional transportation includes rail access via Norfolk Southern Railway and CSX Transportation Systems, which bring more than 300 trains through Charlotte weekly.

LAKESIDE APARTMENTS                                                AREA ANALYSIS

Amtrak provides passenger rail service, and Greyhound and Trailways provide over 250 arrivals and departures weekly.

CONCLUSION

The Charlotte metropolitan area and the surrounding region have demonstrated generally strong growth patterns over the past decade. The metropolitan area should continue to play a major role as a regional hub for the United States. Major corporations consider the area to be attractive in terms of the quality of life, availability of a skilled workforce, relatively low real estate costs, and convenient transportation access to regional and national. Job growth, which is considered to be the primary force driving housing demand, retail sales, and commercial construction, has been exceptionally strong, with the metropolitan labor force growing at rates faster than most other areas of the country.

In summary, Charlotte's fundamentals are positive, and a pattern of positive growth should continue into the foreseeable future.

LAKESIDE APARTMENTS                                        NEIGHBORHOOD ANALYSIS

                             NEIGHBORHOOD ANALYSIS

                                     [MAP]

LOCATION

The neighborhood is located in the city of Charlotte. The city of Charlotte is located in central Mecklenburg County. The neighborhood is about 5 miles east of the Central Business District.

BOUNDARIES

The neighborhood boundaries are detailed as follows:

       North:      Idlewild Road
       South:      Sardis Road North
       East:       Independence Boulevard (US 74)
       West:       Monroe Road

LAND USE

Land uses within the subject neighborhood consist of a mixture of commercial and residential development. The immediate area surrounding the subject is an older area of development, consisting primarily of residential uses with much of the development being built during the 1970s and 1980s. The majority of the single-family residential development within a one mile radius of the subject may be described as tract homes

LAKESIDE APARTMENTS                                        NEIGHBORHOOD ANALYSIS

in the $140,000-$175,000 price range. According to information obtained from Claritas the average home value within a three mile radius is about $147,454.

GROWTH PATTERNS

Growth patterns have occurred along primary commercial thoroughfares such as Independence Boulevard, Monroe Road, Sardis Road North and Idlewild Road. The major retail development in the neighborhood is located along these corridors. This area is a generally middle-income area with an established blue-collar character.

ACCESS

Primary access to the subject neighborhood is provided by Independence Boulevard (US 74) which is a six-lane, variable width right-of-way, traversing the neighborhood in an northwesterly/southeasterly direction. This arterial connects the subject neighborhood with Interstate Highway 77 to the north and Interstate Highway 485 to the south. Independence Boulevard, Monroe Road, Sardis Road North and Idlewild Road provide secondary access to the neighborhood.

DEMOGRAPHICS

Selected neighborhood demographics in a one-, three-, and five-mile radius from the subject are shown in the following table:

                       SELECTED NEIGHBORHOOD DEMOGRAPHICS

                                                     1 mile             3 miles             5 miles
                                                   ----------         -----------         -----------
Population
      2007 Estimate                                    11,058              87,062             225,164
      2002 Estimate                                    10,230              79,729             205,890
      2000 Census                                       9,916              76,909             198,463
      2002 - 2007 % Change                                8.1%                9.2%                9.4%
Households
      2007 Estimate                                     5,226              36,268              91,583
      2002 Estimate                                     4,836              33,162              83,831
      2000 Census                                       4,689              31,949              80,848
      2002 - 2007 % Change                                8.1%                9.4%                9.2%
2002 Median Household Income                       $   57,669         $    66,442         $    67,249
2002 Average Household Income                      $   66,456         $    81,670         $    92,831
2002 Average Home Value                            $  141,606         $   147,454         $   160,106
2002 % College Graduates                                 35.6%               36.5%               36.8%

Source: National Decision Systems, Inc.

LAKESIDE APARTMENTS                                        NEIGHBORHOOD ANALYSIS

CONCLUSION

As shown above, the population within the subject neighborhood has shown growth over the past five years. The neighborhood currently has a moderate income demographic profile. The outlook for the neighborhood is for stable performance with no improvement over the next several years. As a result, the demand for existing developments is expected to be average.

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

                                 MARKET ANALYSIS

The market analysis forms a basis for assessing market area boundaries, supply and demand factors, and indications of financial feasibility. The primary data source utilized for this analysis was Carolina's Real Data Report for Charlotte, February 2003.

The subject is located in the East-3 submarket as defined by Carolina's Real Data Report. The subject property has good accessibility and exposure. We believe the subject has a viable location for an apartment complex.

MARKET SUMMARY

It is helpful to compare important market indicators for the subject submarket to the larger overall market in order to ascertain the competitive position of the submarket. A selection of market statistics for the larger market area and the subject submarket are shown in the following table. This provides a quick overview of the submarket characteristics and how they relate to the larger market. Each of the categories will be addressed in the General Market discussion following the market summary.

                          APARTMENT MARKET STATISTICS

        Category              Charlotte Area   Submarket
---------------------------   --------------   -----------
Existing Supply (Units)         72,432            8,055
New Construction (Units)         2,292                0
Absorption (Units)               3,431             -151
Average Occupancy                 87.5%            90.9%
Average Rent PSF               $ 0.782          $ 0.751
Date of Survey                February-03      February-03

Source: Carolinas Real Data

As shown above, the average occupancy rate for the subject submarket is higher than the overall market area. The average rental rate for the submarket is lower than the overall market. The subject submarket is considered a lower tier submarket as compared to the other submarkets in the overall market area. The subject area is predominantly improved with average quality class B and C properties. Absorption for the last six months was positive for the overall market and negative at the submarket level.

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

GENERAL MARKET DISCUSSION

Each of the market indicators summarized above will be discussed in more detail in this section. Statistics will be provided that gives both an historical and current perspective for both the larger market and the subject submarket.

EXISTING SUPPLY

In this section we will discuss the existing supply in relation to historic trends as well as the characteristics of the existing supply. The following table summarizes the trends in supply for the overall market and by submarket:

                                               HISTORICAL TRENDS IN SUPPLY (UNITS)
         ------------------------------------------------------------------------------------------------------------------
                                    EAST                        NORTHEAST                        SOUTHEAST      SOUTHWEST
                             -------------------          ---------------------         ---------------------  ------------
         TOTAL MKT   DTWN      1      2      3    NORTH     1       2       3     NW      1      2        3      1      2
         ---------   -----   -----  -----  -----  -----   -----   -----   -----  -----  -----  -----   ------  -----  -----
Aug-00     65,581      854   5,362  7,485  8,056  2,488   3,923   7,168   1,964  2,981  3,762  3,995   13,358  2,340  1,845
Feb-01     67,737    1,253   5,304  7,485  8,040  2,695   3,923   7,907   1,881  3,156  3,656  3,995   13,809  2,668  1,965
Aug-01     69,260    1,417   5,207  7,302  8,094  2,717   3,923   8,462   1,937  3,021  3,699  3,995   14,229  3,172  2,085
Feb-02     71,139    1,427   5,353  7,532  8,005  3,238   3,868   8,574   2,261  2,846  3,690  3,995   14,709  3,484  2,157
Aug-02     71,837    1,565   4,960  7,657  7,694  3,123   3,853   8,485   2,347  3,735  3,716  4,045   14,756  3,612  2,289
Feb-03     72,432    1,594   4,936  7,769  8,055  3,204   4,059   9,030   2,116  2,884  3,854  4,045   14,973  3,552  2,361
           ------    -----   -----  -----  -----  -----   -----   -----   -----  -----  -----  -----   ------  -----  -----
             1.74%   14.44%  -1.32%  0.63%  0.00%  4.80%   0.58%   4.33%   1.29% -0.54%  0.41%  0.21%    2.02%  8.63%  4.66%
           ------    -----   -----  -----  -----  -----   -----   -----   -----  -----  -----  -----   ------  -----  -----

Source: Carolinas Real Data

Overall market growth has been steady at 1.74% for the time frame analyzed. This growth has been strongly led by selected submarkets; however, growth has been evident in every submarket surveyed.

NEW CONSTRUCTION

The following chart shows the number of apartment starts historically over the last few years, as well as the current number of starts:

                                  [BAR CHART]

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

New starts have been declining from their highest levels in 1999 and 2000. The 2001, 2002 and 2003 levels are lower as occupancies have declined during this time frame and demand has decreased. The following chart details the number of completions in the market:

                                  [BAR CHART]

New completions were at a high in 2001 and strong again in 2002 indicating large amounts of new supply entering the market. Completions have been declining since 2001. This is consistent with the starts shown in the previous table. The following table shows the historic and current proposed and under construction figures by submarket:

                                      HISTORICAL TRENDS IN NEW CONSTRUCTION (UNITS)
         -------------------------------------------------------------------------------------------------
                                EAST                  NORTHEAST                  SOUTHEAST       SOUTHWEST
                            -------------          ----------------          -----------------   ---------
         TOTAL MKT   DTWN   1     2    3    NORTH   1     2      3    NW      1     2      3      1     2
         ---------   ----   -    ---  ---   -----  ---  -----   ---   ---    ---   ---   -----   ---   ---
Aug-00      5,626     537   0    144    0    942     0  1,190     0   240    208    71     983   810   572
Feb-01      4,644     302   0     48  144    736     0    706     0   120    208   -39   1,232   696   452
Aug-01      3,313     371   0    176    0    514    72    429   409     0     72     0     812   312   144
Feb-02      2,985     636   0    250    0    193    74    362   239   144    299     0     584     0   204
Aug-02      2,854     678   0    216    0    293   124    269     0     0    444     0     484   274    72
Feb-03      2,292     494   0     92    0    212    89     12     0   494    306     0     319   274     0
            -----    ----   -    ---  ---    ---   ---  -----   ---   ---    ---   ---   -----   ---   ---

Source: Carolinas Real Data

                                      HISTORICAL TRENDS IN PROPOSED CONSTRUCTION (UNITS)
         -------------------------------------------------------------------------------------------------
                                EAST                  NORTHEAST                  SOUTHEAST       SOUTHWEST
                            -------------          ----------------          -----------------   ---------
         TOTAL MKT   DTWN   1     2    3    NORTH   1     2      3    NW      1     2      3      1     2
         ---------   ----   -    ---  ---   -----  ---  -----   ---   ---    ---   ---   -----   ---   ---
Aug-00      6,138   1,231   0    216  144     86     0  1,128     0     0    912     0   1,557   732   132
Feb-01      4,637   1,114   0    216    0     86     0    972   465     0    738     0     396   518   132
Aug-01      4,458     969   0    144   84      0   100  1,253     0     0    794     0     396   394   324
Feb-02      4,350     456   0      0   84    186   100  1,253     0   772    495     0     144   668   192
Aug-02      3,892     380   0      0   84    267   100  1,165     0   936    524   100     144     0   192
Feb-03      3,431       0   0      0  297    267   132  1,512     0   367    428   100     144     0   184
            -----    ----   -    ---  ---    ---   ---  -----   ---   ---    ---   ---   -----   ---   ---

Source: Carolinas Real Data

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

These tables clearly show the most active submarkets in terms of development and proposed development activity. Selected submarkets have led new development for the market as a whole.

ABSORPTION

We have identified the leading submarkets in terms of new and proposed construction. It is relevant to examine the absorption levels for the market and by submarket in order to ascertain how these markets are handling the influx of new supply. The following chart summarizes absorption for the larger market and submarkets over an historical time frame:

                                              HISTORICAL TRENDS IN ABSORPTION (UNITS)
         -------------------------------------------------------------------------------------------------------------
                                   EAST                       NORTHEAST                  SOUTHEAST         SOUTHWEST
                            ------------------           ------------------          ------------------   ------------
         TOTAL MKT   DTWN    1      2      3     NORTH    1      2       3     NW     1     2       3       1      2
         ---------   ----   ----   ----   ----   -----   ----   -----   ---   ----   ---   ----   -----   -----   ----
Aug-00     2,286      168     30     86    390    108      84     540    -6    -23   132     71     692      69    -55
Feb-01       763      222     25    -26    178    -12      -4     180   -15     50   -47    -39      39     120     92
Aug-01     1,498      194   -154   -113   -225    299     -27     609    11    127   -50   -101     358     461    109
Feb-02      -338      104   -271    -83    -84     45    -209     156   119    -90   -88   -113     113     165   -102
Aug-02     2,421      102    -91    -17    251    366     182     357    98    163   197     22     422     189    180
Feb-03      -148      123   -137   -155   -151     73    -138     -16    18   -101   -32     40     287      75    -34
           -----      ---   ----   ----   ----   -----   ----   -----   ---   ----   ---   ----   -----   -----   ----
Totals     6,482      913   -598   -308    359    879    -112   1,826   225    126   112   -120   1,911   1,079    190
           -----      ---   ----   ----   ----   -----   ----   -----   ---   ----   ---   ----   -----   -----   ----

Source: Carolinas Real Data

Several submarkets experienced negative absorption over the time frame analyzed. This can be an indication of a weaker submarket losing tenants to growing stronger submarkets with better quality product.

AVERAGE OCCUPANCY

Occupancy is impacted by many factors including new construction, job growth, overall employment etc. Historic trends in vacancy in the overall market and in submarkets is displayed in the following table:

                                                       HISTORICAL TRENDS IN VACANCY
         ------------------------------------------------------------------------------------------------------------------
                                     EAST                        NORTHEAST                     SOUTHEAST         SOUTHWEST
                            --------------------            --------------------          -------------------   -----------
         TOTAL MKT   DTWN    1       2       3      NORTH    1       2       3      NW      1     2       3      1      2
         ---------   ----   ----    ----    ----    -----   ----    ----    ----   ----   ----   ----    ----   ----   ----
Aug-00      6.6%      6.7%   5.5%    6.6%    7.9%    7.7%    5.9%    6.2%    6.0%   5.0%   4.9%   5.4%    7.9%   5.1%   7.9%
Feb-01      8.8%     18.7%   5.0%    7.0%    5.6%   15.2%    6.0%   12.9%    6.7%   7.0%   6.2%   6.4%   10.6%  12.3%   8.8%
Aug-01      9.7%     14.4%   7.4%    8.5%    8.9%   11.8%    6.7%   11.8%    8.8%   6.5%  11.5%   8.9%   10.7%  11.7%   8.8%
Feb-02     12.6%      9.6%  12.1%   10.5%   10.0%   19.8%   12.0%   12.4%   14.8%  10.3%  15.6%  11.7%   12.9%  14.8%  16.6%
Aug-02     10.6%     11.9%  14.4%   11.3%    7.1%   10.1%   11.9%    8.0%   15.5%  10.5%  10.1%   9.4%   10.5%  12.6%  13.5%
Feb-03     12.5%     13.6%  17.4%   14.6%    9.1%   10.1%   18.1%   11.5%   15.8%  13.5%  14.1%   8.4%   10.9%  10.4%  17.6%
           ----      ----   ----    ----    ----    -----   ----    ----    ----   ----   ----   ----    ----   ----   ----

Source: Carolinas Real Data

The overall market has been generally increasing in vacancy over the last few years, as has the submarket. This is displayed graphically as follows:

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

                          MARKET AND SUBMARKET VACANCY

                                  [LINE GRAPH]

             1       2      3      4      5       6
            ---     ---    ---    ----   ----   ----
Market      6.6%    8.8%   9.7%   12.6%  10.6%  12.5%
Submarket   7.9%    5.6%   8.9%   10.0%   7.1%   9.1%

AVERAGE RENT

The following chart details average asking rental rates for complexes within the larger market. It is important to note that the chart only reflects quoted rents and does not take into consideration any concessions that communities in the area may be offering.

                                  [BAR CHART]

As can be seen in the preceding chart, average rental rates have been increasing in the overall market as new product continues to upgrade the properties for lease. The latest survey shows a relatively stable pattern over 2002 and 2003 for the average rental rate. The following chart offers a submarket breakdown of average rental rates:

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

                                                       HISTORICAL TRENDS IN RENTAL RATES
       ----------------------------------------------------------------------------------------------------------------------------
                                    EAST                           NORTHEAST                        SOUTHEAST          SOUTHWEST
                          -----------------------           ----------------------           ----------------------  --------------
       TOTAL MKT   DTWN     1        2       3     NORTH      1       2       3       NW       1       2       3       1       2
       ---------  ------  ------   ------  ------  ------   ------  ------  ------  ------   ------  ------  ------  ------  ------
Aug-00  $  0.786  $1.218  $0.673   $0.746  $0.766  $0.849   $0.637  $0.837  $0.705  $0.587   $0.857  $0.811  $0.820  $0.803  $0.674
Feb-01  $  0.798  $1.555  $0.683   $0.751  $0.772  $0.830   $0.653  $0.844  $0.716  $0.609   $0.852  $0.821  $0.825  $0.810  $0.678
Aug-01  $  0.805  $1.341  $0.688   $0.755  $0.771  $0.830   $0.661  $0.847  $0.728  $0.623   $0.884  $0.823  $0.826  $0.804  $0.696
Feb-02  $  0.800  $1.217  $0.696   $0.745  $0.754  $0.820   $0.661  $0.842  $0.734  $0.629   $0.879  $0.803  $0.828  $0.803  $0.690
Aug-02  $  0.795  $1.189  $0.687   $0.732  $0.757  $0.827   $0.635  $0.836  $0.730  $0.624   $0.875  $0.773  $0.833  $0.811  $0.689
Feb-03  $  0.782  $1.236  $0.680   $0.724  $0.751  $0.837   $0.649  $0.834  $0.736  $0.612   $0.900  $0.772  $0.817  $0.800  $0.688
        --------  ------  ------   ------  ------  ------   ------  ------  ------  ------   ------  ------  ------  ------  ------
           -0.08%   0.25%   0.17%   -0.49%  -0.33%  -0.24%    0.31%  -0.06%   0.73%   0.71%    0.84%  -0.80%  -0.06%  -0.06%   0.35%
        --------  ------  ------   ------  ------  ------   ------  ------  ------  ------   ------  ------  ------  ------  ------

Source: Carolinas Real Data

Nearly all of the submarkets are nearing year 2000 rent levels as shown by the small increases, or slight decreases, since that time. Rent levels are actually lower as these are asking rates not effective rates after concessions.

                           MARKET AND SUBMARKET RENTS

                                [LINE GRAPH]

             Aug-00  Feb-01  Aug-01  Feb-02  Aug-02  Feb-03
             ------  ------  ------  ------  ------  ------
Market       $0.773  $0.786  $0.898  $0.805  $0.800  $0.795
Submarket    $0.766  $0.772  $0.771  $0.754  $0.757  $0.751

The preceding chart compares rental rates within the subject submarket and the overall market.

DEMOGRAPHIC CHANGES

The demographics of the submarket and their changing patterns are analyzed as follows.

HOUSING, POPULATION, AND HOUSEHOLD FORMATION

Demand for additional residential property is a direct function of population change. Multi-family communities are products of a clearly definable demand relating directly

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

to population shifts. The following table illustrates the population and household changes for the subject neighborhood.

                      POPULATION AND HOUSEHOLD PROJECTIONS

          POPULATION                 3 Mile Radius
---------------------------------    -------------
2007 Estimate                           87,062
2002 Estimate                           79,729
2000 Census                             76,909
2002 - 2007 % Change                       9.2%

HOUSEHOLDS

2007 Estimate                           36,268
2002 Estimate                           33,162
2000 Census                             31,949
2002 - 2007 % Change                       9.4%

Source: National Decision Systems

Households represent the basic unit of demand in the housing market. According to the data, the subject's neighborhood is experiencing growth in population and households populations on a three-mile radius.

INCOME DISTRIBUTIONS

Household income available for expenditure on housing and other consumer items is the bottom line factor for determining the price/rent level of housing demand in a market area. In the case of this study, projections of household income, particularly for renters, identifies in gross terms the market from which the subject submarket draws. The following table illustrates estimated household income distribution for the subject neighborhood.

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

           HOUSEHOLD INCOME DISTRIBUTION
---------------------------------------------------
Estimated Households by Income        3 Mile Radius
------------------------------        -------------
Less Than     $ 15,000                      4.1%
   15,000  to   24,999                      6.2%
   25,000  to   34,999                      9.0%
   35,000  to   49,999                     14.5%
   50,000  to   74,999                     24.8%
   75,000  to   99,999                     18.2%
  100,000  to  149,999                     14.8%
  150,000  to  249,999                      6.9%
  250,000  to  499,999                      1.2%
     Over     $500,000                      0.5%

Source: National Decision Systems

A large number of households fall in the $50,000 income range. The following table illustrates the median and average household income levels for a three-mile radius.

              HOUSEHOLD INCOME LEVELS
----------------------------------------------------
        Description                    3 Mile Radius
-----------------------------          -------------
2002 Median Household Income              $66,442
2002 Average Household Income             $81,670

Source: National Decision Systems

An analysis of the income data indicates that the submarket is comprised primarily of middle- and lower-income groups. The subject is generally oriented to the lower-income group.

EMPLOYMENT

The employment population within a one-, three-, and five-mile radius is as follows:

                       POPULATION BY OCCUPATION
---------------------------------------------------------------------
             Occupation                    1 Mile    3 Mile    5 Mile
-------------------------------------      ------    ------    ------
Managerial and Professional Specialty       31.3%     33.7%     34.6%
Technical, Sales, and Admin Support         43.6%     41.2%     39.9%
Service                                      8.9%      9.2%      9.1%
Farming, Forestry & Fishing                  1.1%      0.6%      0.7%
Precision Production, Craft & Repair         8.2%      8.1%      8.1%
Operators, Fabricators and Laborers          7.0%      7.3%      7.7%

Source: National Decision Systems

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

The previous table illustrates the employment character of the submarket, indicating a predominately `blue-collar' employment profile, with a large percentage of administrative categories.

SUMMARY OF DEMOGRAPHIC TRENDS

Based upon our analysis so far, the area within a three-mile radius is projected to experience good increases relative to households and population. The demographic data is based on the 2000 Census. Therefore, we believe the growth projections are reasonably accurate. Given the area demographics, we believe that there will continue to be a good level of demand for area apartment units and for the subject property.

BARRIERS TO ENTRY

Vacant land is not readily available in the immediate subject submarket. The lack of large vacant tracts of land is therefore a constraint to development in the immediate market. The city attitude toward multi-family development is positive. On-going multifamily and condominium development evidence this. New development in the larger market has been generally stronger and this development has caused a temporary decline in occupancy attributable to continued production of new projects. The quality of the complexes has typically been Class A and they are competing aggressively against each other according to market participants. The market continues to develop good quality Class A product, and that new supply is now outpacing demand. This has caused a drop in occupancies and rental rates have been stable to decreasing in most markets. This is making future construction less feasible. This will be the primary barrier to entry in the future as new construction makes further development financially unworkable.

DEMAND GENERATORS

Charlotte boasts corporate headquarters including B.F. Goodrich, Nucor, Sea-Land Services, National Gypsum, Royal & Sun Alliance, Bank of America and First Union, as well as operations for 305 companies listed on the Fortune 500. Entrepreneur has also recognized the area as one of the nation's best large cities for entrepreneurs to start and run a small business.

One of the major drivers behind the metro's extraordinary 33% job growth over the past decade has been the FIRE sector. Though this sector only supplies 8% of MSA's jobs base, it has brought higher income levels and diversification to an economy

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

traditionally oriented toward low-tech, typically low-paying industries such as tobacco, furniture, and textiles. Consequently, the area has been able to attract a significant influx of residents, growing 2.2% per year over the last decade.

Financial services - which includes headquarters for two of the nation's largest commercial bank holding companies, Bank of America and Wachovia - may represent the most widely recognized sector of Charlotte's economy. Charlotte ranks second only behind New York in terms of banking assets by headquarters location. The area has also attracted a range of other finance, insurance, and real estate companies and operations: Royal & Sun Alliance is headquartered in Charlotte, and Transamerica, The Equitable, Vanguard Group, TIAA-CREF have significant operations located in the area.

INVESTMENT TRENDS

We spoke with Mac Alexander, apartment broker with CB Richard Ellis and Pender Murphy, apartment broker with Berkeley Capital. They confirmed that the subject property was in an "B/C" location with good access and good visibility. The quality and condition of the ongoing multifamily development makes the location less desirable in comparison to neighborhoods of better quality. Overall he stated that it was a good location and proven over the long-term as a viable market area for apartments. Temporary overbuilding has caused occupancy issues; however, the overall fundamentals of the area remain strong.

OCCUPANCY

Comparable apartment properties have been surveyed in order to identify the occupancy trends within the immediate submarket. The comparable data is summarized in the following table:

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

              SUMMARY OF COMPARABLE APARTMENT RENTALS
------------------------------------------------------------------
COMP.
 NO.              NAME                     LOCATION            OCC
-----      -------------------     ------------------------    ---
1          Creekwood               2300 Village Lake Drive,    94%
                                   Charlotte, NC

2          McAlpine Ridge          7900 Krefeld Drive,         95%
                                   Charlotte, NC

3          Runaway Bay             8242 Runaway Bay Drive,     96%
                                   Charlotte, NC

4          Stonehaven              7000 Fernwood Drive,        98%
                                   Charlotte, NC

5          Villa East              2121 Village Lake Drive,    85%
                                   Charlotte, NC

Subject    Lakeside Apartments     8061 Woodscape Drive,       89%
                                   Charlotte, NC

Compiled by: CB Richard Ellis, Inc.

The comparable properties surveyed reported occupancy rates of 85% or better and all are currently in average to good condition. Based on the foregoing analysis, CB Richard Ellis, Inc.'s conclusion of stabilized occupancy for the subject is illustrated in the following table.

             OCCUPANCY CONCLUSIONS
-----------------------------------------------
Charlotte Area                            87.5%
Submarket                                 90.9%
Rent Comparables                          93.6%
Subject's Current Occupancy               89.4%
Subject's Stabilized Occupancy            90.0%

Compiled by: CB Richard Ellis, Inc.

The subject property occupancy is currently near its historic levels. The subject has traditionally enjoyed occupancy in the 90% range over a calendar year. This is also consistent with the submarket occupancy overall. Therefore, we concluded near the subject's current and historic occupancy.

CONCLUSION

The area apartment market and the local submarket are exhibiting less than stabilized occupancy rates, and absorption rates have been positive in the larger market and

LAKESIDE APARTMENTS                                              MARKET ANALYSIS

negative in the submarket over the past year. Considering the recent trends in absorption and the prospects for new construction, the local market area should maintain its current occupancy position, with stable rental rates over the next two to three years, and the long-term projection is for little growth.

LAKESIDE APARTMENTS                                                SITE ANALYSIS

                          SITE MAP (NOT A FACING PAGE)

Replace this page with the indicated exhibit.

LAKESIDE APARTMENTS                                                SITE ANALYSIS

                                  SITE ANALYSIS

The following chart provides a summary of the salient features relating to the subject site.

                              SITE SUMMARY
-----------------------------------------------------------------------
PHYSICAL DESCRIPTION
   Net Site Area                 17.48 Acres            761,429 Sq. Ft.
   Primary Road Frontage         Woodscape Drive
   Secondary Road Frontage       None
   Excess Land Area              None
   Zoning District               R-17MF: Multifamily
   Flood Map Panel No.           3701590026B
   Flood Zone                    X

Source: Various sources compiled by CB Richard Ellis, Inc.

LOCATION

The subject is on the north side of Village Lake Drive about along Woodscape Drive. The street address is 8061 Woodscape Drive. Ingress and egress is available to the site via Woodscape Drive.

ASSESSORS PARCEL NUMBER

The Mecklenburg County Tax Assessor's parcel number is 191-09-101.

LAND AREA

The site is considered adequate in terms of size and utility. There is no unusable or excess land area.

SHAPE AND FRONTAGE

The site is generally irregular and has adequate frontage along a moderately traveled thoroughfare within the neighborhood.

TOPOGRAPHY AND DRAINAGE

The site is gently rolling. During the inspection of the property, no drainage problems were observed and none are assumed to exist.

LAKESIDE APARTMENTS                                                SITE ANALYSIS

SOILS

A soil analysis for the site has not been provided for the preparation of this appraisal. In the absence of a soil report, it is a specific assumption that the site has adequate soils to support the highest and best use.

EASEMENTS AND ENCROACHMENTS

A title policy for the property has not been provided for the preparation of this appraisal. Based on our visual inspection and review of the site plan, the property does not appear to be adversely affected by any easements or encroachments. It is recommended that the client/reader obtain a current title policy outlining all easements and encroachments on the property, if any, prior to making a business decision.

COVENANTS, CONDITIONS AND RESTRICTIONS

There are no known covenants, conditions and restrictions impacting the site that are considered to affect the marketability or highest and best use, other than zoning restrictions.

UTILITIES AND SERVICES

The site is within the jurisdiction of Mecklenburg County and Charlotte and is provided all municipal services, including police, fire and refuse garbage collection. All utilities are available to the site in adequate quality and quantity to service the highest and best use as if vacant and as improved.

FLOOD ZONE

According to flood hazard maps published by the Federal Emergency Management Agency (FEMA), the site is within Zone X, as indicated on the indicated Community Map Panel.

      FEMA Zone X: Areas determined to be outside the 500-year flood plain.

ENVIRONMENTAL ISSUES

CB Richard Ellis, Inc. has not observed, yet is not qualified to detect, the existence of potentially hazardous material or underground storage tanks which may be present on or near the site. The existence of hazardous materials or underground storage tanks

LAKESIDE APARTMENTS                                                SITE ANALYSIS

may have an affect on the value of the property. For this appraisal, CB Richard Ellis, Inc. has specifically assumed that any hazardous materials and/or underground storage tanks that may be present on or near the property do not affect the property.

ADJACENT PROPERTIES

The adjacent land uses are as follows:

      North: Single Family
      South: Multi and single family
      East:  Single Family
      West:  Multi and single family

CONCLUSION

The site is well located and afforded average access and visibility from roadway frontage. The size of the site is typical for the area and use, and there are no known detrimental uses in the immediate vicinity. Overall, there are no known factors which are considered to prevent the site from development to its highest and best use, as if vacant, or adverse to the existing use of the site.

                           [LAKESIDE APARTMENTS LOGO]

                                       (704) 568-7840
                                  Fax: (704) 568-2637

                                 8061 Woodscape Drive
                                  Charlotte, NC 28212

                          [LAKESIDE APARTMENTS LAYOUT]

LAKESIDE APARTMENTS                                         IMPROVEMENT ANALYSIS

                              IMPROVEMENT ANALYSIS

The following chart depicts the subject's building area by component.

                               IMPROVEMENT SUMMARY

Number of Buildings              15
Number of Stories                2
Gross Building Area              166,908 SF
Net Rentable Area                158,960 SF
Number of Units                  216
Average Unit Size                736 SF
Development Density              12.4 Units/Acre
Parking Improvements             Surface             Total Spaces (est.): 400
Parking Ratio (spaces/unit)      1.85

                                     PERCENT OF
   UNIT MIX          NO. OF UNITS      TOTAL      UNIT SIZE (SF)      NRA (SF)
--------------       ------------    ----------   -------------       --------
1BR/1BA                    32           14.8%           480            15,360
1BR/1BA                   100           46.3%           650            65,000
1BR/1BA                    36           16.7%           850            30,600
2BR/2BA                    48           22.2%         1,000            48,000
                          ---          -----          -----           -------
Total/Average:            216          100.0%           736           158,960
                          ---          -----          -----           -------

Source: Various sources compiled by CB Richard Ellis, Inc.

Building plans and specifications were not provided for the preparation of this appraisal. The following is a description of the subject improvements and basic construction features derived from CB Richard Ellis, Inc.'s physical inspection.

YEAR BUILT

The subject property was built in 1980.

FOUNDATION

The foundation consists of poured reinforced concrete/perimeter footings and column pads.

CONSTRUCTION COMPONENTS

The construction components include a wood frame with wood truss and joist floor structure and plywood floor deck.

FLOOR STRUCTURE

The floor structure is summarized as follows:

LAKESIDE APARTMENTS                                         IMPROVEMENT ANALYSIS

      Ground Floor: Concrete slab on compacted fill

      Other Floors: Plywood deck with light-weight concrete cover

EXTERIOR WALLS

The exterior wall structure is wood frame with siding and trim. The buildings' have single pane aluminum frame windows.

ROOF COVER

All buildings exhibit pitched roofs with a built-up composition shingle covering.

HVAC

The individual units feature roof-mounted electric condenser/compressor units with forced air gas furnaces located within the interior of the units. The HVAC systems are assumed to be in average operating condition and adequate for the respective square footage of each individual unit.

UTILITIES

Each unit is individually metered for electrical, gas and telephone usage whereas the residents are directly responsible for these expenses. Additionally, the subject property includes a RUBS program, whereby the residents are also responsible for the reimbursement of their respective water and sewer costs through the program. Current operations indicate the landlord is responsible for common area utility costs, as well as all applicable utility costs for vacant and model units.

SECURITY

Although the management office features a security alarm system, there is no alarm oriented security system for the individual units. A courtesy patrol is provided for residents.

FIRE PROTECTION

The improvements are not fire sprinklered, although all units are equipped with smoke detectors. It is assumed the improvements have adequate fire alarm systems, fire exits, fire extinguishers, fire escapes and/or other fire protection measures to meet local Fire Marshal requirements.

LAKESIDE APARTMENTS                                         IMPROVEMENT ANALYSIS

PROJECT AMENITIES

The project amenities include a community pool, tennis courts, sand volleyball and sun deck.

UNIT AMENITIES

KITCHENS

Each unit features a full appliance package including a gas range/oven, vent-hood, frost-free refrigerator with icemaker, garbage disposal, and dishwasher. Additionally, each unit features wood cabinets with Formica countertops and vinyl tile flooring in the kitchen area. According to management, the project has experienced an adequate on-going replacement program for all kitchen appliances and no appliances are known to be inoperable.

BATHROOMS

The bathrooms within each unit feature combination tub/showers with ceramic tile wainscot. Additionally, each bathroom features a commode, wood cabinet with Formica counter and built-in porcelain sink, wall-mounted medicine cabinet with vanity mirror and vinyl tile flooring.

INTERIOR FEATURES

Each unit includes a ceiling fan in the living room, washer/dryer connections, storage units, patio or deck and fireplaces in some units.

INTERIOR LIGHTING

Each unit features incandescent lighting in appropriate interior and exterior locations with fluorescent lighting in bathrooms and kitchen areas.

PATIOS, BALCONIES AND STORAGE

All units include a private patio or balcony area with an exterior storage room.

LAKESIDE APARTMENTS                                         IMPROVEMENT ANALYSIS

SITE AMENITIES

PARKING AND DRIVES

The project features adequate surface parking, including reserved handicap spaces. The project also includes curb cuts that appear to be well suited for the improved property. All parking spaces and vehicle drives are asphalt paved and considered to be in average condition.

LANDSCAPING

The project features combinations of grass, gravel and natural forest landscaping which is considered to be in average condition and well maintained.

QUALITY AND STRUCTURAL CONDITION

The overall quality of the project is considered average for the neighborhood and age. CB Richard Ellis, Inc. did not observe any evidence of structural fatigue and the improvements appear structurally sound for occupancy. However, CB Richard Ellis, Inc. is not qualified to determine structural integrity and it is recommended that the client/reader retain the services of a qualified, independent engineer or contractor to determine the structural integrity of the improvements prior to making a business decision.

FUNCTIONAL UTILITY

All of the floor plans are considered to feature functional layouts and the layout of the overall project is considered functional in utility. Therefore, the unit mix is also functional and no conversion is warranted to the existing improvements.

PROJECT DENSITY

The project's development density is commensurate with other competing properties in the neighborhood.

ADA COMPLIANCE

The client/reader's attention is directed to the specific limiting conditions regarding ADA compliance.

LAKESIDE APARTMENTS                                         IMPROVEMENT ANALYSIS

FURNITURE, FIXTURES AND EQUIPMENT

The apartment units are rented on an unfurnished basis. However, miscellaneous maintenance tools, pool furniture, leasing office furniture, recreational room and clubhouse furniture, and various exercise machines are examples of personal property associated with and typically included in the sale of multifamily apartment complexes. The personal property items contained in the project are not considered to contribute significantly to the overall value of the real estate.

ENVIRONMENTAL ISSUES

CB Richard Ellis, Inc. has not observed, yet is not qualified to detect, the existence of any potentially hazardous materials such as lead paint, asbestos, urea formaldehyde foam insulation, or other potentially hazardous construction materials on or in the improvements. The existence of such substances may have an affect on the value of the property. For the purpose of this assignment, we have specifically assumed that any hazardous materials that would cause a loss in value do not affect the subject.

DEFERRED MAINTENANCE

Our inspection of the property indicated no items of deferred maintenance.

ECONOMIC AGE AND LIFE

CB Richard Ellis, Inc.'s estimate of the subject improvements effective age and remaining economic life is depicted in the following chart:

                             ECONOMIC AGE AND LIFE

Actual Age                                    23 Years
Effective Age                                 20 Years
MVS Expected Life                             45 Years
Remaining Economic Life                       25 Years
Accrued Physical Incurable Depreciation          44.4%

Compiled by: CB Richard Ellis

The overall life expectancy is based upon our on-site observations and a comparative analysis of typical life expectancies reported for buildings of similar construction as published by Marshall and Swift, Inc., in the Marshall Valuation Service cost guide. While CB Richard Ellis, Inc. did not observe anything to suggest a different economic life, a capital improvement program could extend the life expectancy.

LAKESIDE APARTMENTS                                         IMPROVEMENT ANALYSIS

CONCLUSION

The improvements are considered to be in average overall condition and are considered to be typical for the age and location in regard to improvement design and layout, as well as interior and exterior amenities. Overall, there are no known factors that could be considered to adversely impact the marketability of the improvements.

LAKESIDE APARTMENTS                                                       ZONING

                                     ZONING

The following chart summarizes the zoning requirements applicable to the subject:

                           ZONING SUMMARY

Current Zoning             R-17MF: Multifamily
Legally Conforming         Yes
Uses Permitted             Multifamily
Zoning Change              Not likely

Source: Planning & Zoning Dept.

ANALYSIS AND CONCLUSION

The improvements are a legally conforming use and, if damaged, may be restored without special permit application. It is recommended that local planning and zoning personnel be contacted regarding more specific information that might be applicable to the subject.

LAKESIDE APARTMENTS                                      TAX AND ASSESSMENT DATA

                             TAX AND ASSESSMENT DATA

The subject's market value, assessed value, and taxes are summarized below, and do not include any furniture, fixtures and equipment.

                           AD VALOREM TAX INFORMATION

Assessor's Market Value                     2002              Pro Forma
-----------------------                  ----------         -------------
191-09-101                               $5,949,200
                                         ----------         -------------
Subtotal                                 $5,949,200         $   5,949,200
Assessed Value @                                100%                  100%
                                         ----------         -------------
                                         $5,949,200         $   5,949,200

General Tax Rate (per $100 A.V.)           1.448300              1.448300

TOTAL TAXES                              $   86,162         $      86,162

Source: Assessor's Office

The subject property (and all properties in Mecklenburg County) was last assessed in 2003. Properties in North Carolina must be reassessed every four to eight years per state law. The subject would not be reassessed in the event of a transfer.

TAX COMPARABLES

As a crosscheck to the subject's applicable real estate taxes, CB Richard Ellis, Inc. has reviewed the real estate tax information for comparable properties in the immediate area. The following table summarizes the real estate tax comparables employed for this assignment:

                           AD VALOREM TAX COMPARABLES

                                  Comp 1            Comp 2             Comp 3          Subject
                               ------------      -------------      -----------       ----------
Year Built                          1985               1974              1981            1980
No. Units                            280                120               214             216
Tax Year                            2001               2001              2001            2001

TOTAL ASSESSED VALUE           $ 10,267,030      $   2,633,080      $ 7,119,450       $5,949,200
PER UNIT                       $     36,668      $      21,942      $    33,268       $   27,543

Source: Assessor's Office

LAKESIDE APARTMENTS                                      TAX AND ASSESSMENT DATA

CONCLUSION

Based on the foregoing information, the subject's current assessment is well supported. Therefore, we utilized the actual taxes in our analysis.

LAKESIDE APARTMENTS                                         HIGHEST AND BEST USE

                              HIGHEST AND BEST USE

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria the highest and best use must meet are:

                        -     legal permissibility;

                        -     physical possibility;

                        -     financial feasibility; and

                        -     maximum profitability.

Highest and best use analysis involves assessing the subject both as if vacant and as improved.

AS VACANT

LEGAL PERMISSIBILITY

The legally permissible uses were discussed in detail in the site analysis and zoning sections of this report.

PHYSICAL POSSIBILITY

The physical characteristics of the subject site were discussed in detail in the site analysis. Overall, a wide range of legally permissible uses would be physically possible.

FINANCIAL FEASIBILITY

The financial feasibility of a specific property is market driven, and is influenced by surrounding land uses. Based on the subject's specific location and physical characteristics, multifamily residential development of the site in a manner that is complimentary to the surrounding land uses would represent the most likely financially feasible option.

MAXIMUM PROFITABILITY

The use that results in the maximum profitability of the site is beyond the scope of this assignment. The recipient of the property's productivity (e.g., the lender, equity investor, the public, etc.) greatly determines what the use should be. Regardless, the use for the subject should conform to the neighborhood trends and be consistent with existing land uses.

LAKESIDE APARTMENTS                                         HIGHEST AND BEST USE

CONCLUSION: HIGHEST AND BEST USE AS VACANT

Based on the foregoing analysis, the highest and best use of the site as though vacant would be for multifamily residential development.

AS IMPROVED

LEGAL PERMISSIBILITY

The subject site was approved for apartment development and the improvements are a legally conforming use.

PHYSICAL POSSIBILITY

The subject improvements were discussed in detail in the Improvement Analysis. The layout and positioning of the improvements are functional for apartment use based on comparison to neighborhood properties.

FINANCIAL FEASIBILITY

The financial feasibility for an apartment property is based on the amount of rent which can be generated, less operating expenses required to generate that income; if a residual amount exists then the land is being put to a productive use. As will be indicated in the Income Capitalization Approach, the subject is capable of producing a positive net cash flow and continued utilization of the improvements for apartment is considered financially feasible.

MAXIMUM PROFITABILITY

The maximally profitable use of the subject as improved should conform to neighborhood trends and be consistent with existing land uses. Although several uses may generate sufficient revenue to satisfy the required rate of return on investment and provide a return on the land, the single use that produces the highest price or value is typically the highest and best use. However, the recipient of the property's productivity greatly determines what actual use maximizes profitability. It appears there are no alternative uses of the existing improvements that would produce a higher net income and/or value over time than the current use.

LAKESIDE APARTMENTS                                         HIGHEST AND BEST USE

CONCLUSION: HIGHEST AND BEST USE AS IMPROVED

Based on the foregoing, the highest and best use of the property as improved is consistent with the existing use, as an apartment development.

LAKESIDE APARTMENTS                                        APPRAISAL METHODOLOGY

                              APPRAISAL METHODOLOGY

In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements that represent the highest and best use of the land, or when relatively unique or specialized improvements are located on the site and for which there exist few sales or leases of comparable properties.

SALES COMPARISON APPROACH

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences, with the final estimate derived based on the general comparisons.

INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. The two common valuation techniques associated with the Income Capitalization Approach are direct capitalization and the discounted cash flow (DCF) analysis.

METHODOLOGY APPLICABLE TO THE SUBJECT

In valuing the subject, all three approaches are applicable and have been utilized. In addition, the replacement cost has been utilized within the analysis of Insurable Value.

LAKESIDE APARTMENTS                                                   LAND VALUE

                                   LAND VALUE

The following location map and table of sales summarizes the comparable data used in the valuation of the subject site. A detailed description of each transaction is included in the Addenda.

                                   [LAND MAP]

                        SUMMARY OF COMPARABLE LAND SALES

                                                                                 ADJUSTED       PRICE      PRICE
                                        TRANSACTION                   DENSITY      SALE          PER        PER
 NO.      PROPERTY LOCATION            TYPE   DATE    PROPOSED USE     (UPA)      PRICE         ACRE     BLDG UNIT
---- ------------------------------    ----  ------   ------------    -------   -----------   --------   ---------
  1  SWC of Shopton and Beam Roads,    Sale  Jun-01     Apartment      10.99    $ 1,833,850   $ 76,956    $ 6,999
     Charlotte, NC

  2  NEQ Tryon Street (US Highway 29)
     and Mallard Creek Church Road,    Sale  May-00     Apartment      11.29    $ 2,389,500   $ 87,017    $ 7,708
     Charlotte, NC

  3  Whitehall Estates Drive
     Interstate 485, S of Arrowood     Sale  Mar-00     Apartment      12.80    $ 3,150,000   $ 85,784    $ 6,702
     Road, Charlotte, NC

Subject 8061 Woodscape Drive,
    Charlotte, NC                       --     --       Apartment      12.36         --          --         --

Compiled by: CB Richard Ellis, Inc.

LAKESIDE APARTMENTS                                                   LAND VALUE

ANALYSIS OF LAND SALES

LAND SALE ONE

This comparable represents the acquisition of a parcel located at the southwest corner of Shopton and Beam Roads, in southwest Charlotte. The site is level and just north of Tyvola Road. The site was purchased for the development of a 262 unit, Class A property to be known as Carrington at Tyvola..

No adjustment is warranted for market conditions since this comparable's date of sale, as compared to the subject's date of appraisal. In comparison to the subject, this sale is similar with respect to site size. The shape and corner prominence for this site were considered similar. Frontage and topography were also similar. The location is generally superior. The zoning is similar based on allowable density. Overall, this sale is superior in comparison to the subject and adjustment is warranted to its price per unit indication.

LAND SALE TWO

This comparable represents the acquisition of a parcel located along Tryon Street. This site wraps around the northeasterly corner of Tryon Street (US Highway 29) and Mallard Creek Church Road, in the northeastern portion of metropolitan Charlotte. It was acquired for the development of a 310-unit property to be known as Highlands at Alexander Point. The property is located opposite two other good quality Class A properties, recently (within 5 years) developed by Spanos. Davis Development is the developer of this property.

No adjustment is warranted for market conditions since this comparable's date of sale, as compared to the subject's date of appraisal. In comparison to the subject, this sale is similar with respect to site size. The shape and corner prominence for this site were considered similar. Frontage and topography were also similar. The location is generally superior. The zoning is similar based on allowable density. Overall, this sale is superior in comparison to the subject and adjustment is warranted to its price per unit indication.

LAND SALE THREE

This comparable represents the acquisition of a parcel located along Whitehill Estates Drive. This property lies on the edge of the Whitehall Technology Park and was purchased for development with a 470-unit apartment complex that will be built in

LAKESIDE APARTMENTS                                                   LAND VALUE

phases. The property features good access and visibility in an area of southwest Charlotte that is undergoing a significant level of growth.

No adjustment is warranted for market conditions since this comparable's date of sale, as compared to the subject's date of appraisal. In comparison to the subject, this sale is similar with respect to site size. The shape and corner prominence for this site were considered similar. Frontage and topography were also similar. The location is generally superior. The zoning is similar based on allowable density. Overall, this sale is superior in comparison to the subject and adjustment is warranted to its price per unit indication.

SUMMARY OF ADJUSTMENTS

Based on the foregoing discussions, the following table presents the adjustments warranted to each sale, as compared to the subject. The following adjustment grid implies a level of accuracy that may not exist in the current market. However, the grid has been included in order to illustrate the magnitude of the warranted adjustments. Use of an adjustment grid in making quantitative adjustments is only appropriate and reliable when the extent of adjustment for each particular factor is well supported and the dollar or percentage adjustment is derived through either paired sales analysis or other data relevant to the market. In instances where paired sales and market data was not readily available, we used our best judgment to make a reasonable estimate for the appropriate warranted adjustment.

LAKESIDE APARTMENTS                                                   LAND VALUE

                           LAND SALES ADJUSTMENT GRID

Comparable Number                            1            2                    3         Subject
Transaction Type                            Sale          Sale             Sale             --
Transaction Date                           Jun-01        May-00           Mar-00            --
Proposed Use                             Apartment      Apartment       Apartment       Apartment
Density (UPA)                                10.99          11.29            12.80        12.36
Adjusted Sale Price                     $ 1,833,850    $2,389,500      $ 3,150,000          --
Size (Acres)                                  23.83         27.46            36.72        17.48
Size (SF)                                 1,038,035     1,196,158        1,599,523       761,429
Price Per Acre                          $    76,956    $   87,017      $    85,784          --
Price Per SF                            $      1.77    $     2.00      $      1.97          --
Price Per Unit                          $     6,999    $    7,708      $     6,702          --
                                        -----------    ----------      -----------
Price ($ Per Unit)                      $     6,999    $    7,708      $     6,702
                                        -----------    ----------      -----------
Property Rights Conveyed                          0%            0%               0%
Financing Terms                                   0%            0%               0%
Conditions of Sale                                0%            0%               0%
Market Conditions                                 0%            0%               0%
                                        -----------    ----------      -----------
Subtotal                                $     6,999    $    7,708      $     6,702
                                        -----------    ----------      -----------
Size                                              0%            0%               0%
Shape                                             0%            0%               0%
Corner                                            0%            0%               0%
Frontage                                          0%            0%               0%
Topography                                        0%            0%               0%
Location                                         -5%          -15%              -5%
Zoning/Density                                    0%            0%               0%
Utilities                                         0%            0%               0%
Highest & Best Use                                0%            0%               0%
                                        -----------    ----------      -----------
Total Other Adjustments                          -5%          -15%              -5%
                                        ===========    ==========      ===========
Value Indication for Subject            $     6,649    $    6,552      $     6,367
                                        ===========    ==========      ===========

Compiled by: CB Richard Ellis, Inc.

CONCLUSION

Based on the preceding discussions of each comparable and the foregoing adjustment analysis, the following table presents the valuation conclusion:

                              CONCLUDED LAND VALUE

          $ Per Unit               Subject Units         Total
------------------------------     -------------      -----------
   $ 6,500                      x       216        =  $ 1,404,000
   Rounded:                                           $ 1,400,000
                                                      -----------

Source: CB Richard Ellis, Inc.

LAKESIDE APARTMENTS                                                COST APPROACH

                                  COST APPROACH

In estimating the replacement cost new for the subject, the following methods/data sources have been utilized (where available):

- the comparative unit method has been employed, utilizing the Marshall Valuation Service (MVS) cost guide, published by Marshall and Swift, Inc.;

- actual/budget construction cost figures available for a number of comparable properties have been analyzed.

MARSHALL VALUATION SERVICE

DIRECT COST

Salient details regarding the direct costs are summarized in the Cost Approach Schedule that follows this section. The MVS cost estimates include the following:

      1. average architect's and engineer's fees for plans, plan check, building permits and survey(s) to establish building line;

      2. normal interest in building funds during the period of construction plus a processing fee or service charge;

      3.    materials, sales taxes on materials, and labor costs;.

      4. normal site preparation including finish grading and excavation for foundation and backfill;

      5.    utilities from structure to lot line figured for typical setback;

      6. contractor's overhead and profit, including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.;

      7.    site improvements (included as lump sum additions); and

      8. initial tenant improvement costs are included in MVS cost estimate. However, additional lease-up costs such as advertising, marketing and leasing commissions are not included.

Base building costs (direct costs), indicated by the MVS cost guide, are adjusted to reflect the physical characteristics of the subject. Making these adjustments, including the appropriate local and current cost multipliers, the Direct Building Cost is indicated.

ADDITIONS

Items not included in the direct building cost estimate include parking and walks, signage, landscaping, and miscellaneous site improvements. The cost for these items is estimated separately using the segregated cost sections of the MVS cost guide.

LAKESIDE APARTMENTS                                                COST APPROACH

INDIRECT COST

Several indirect cost items are not included in the direct building cost figures derived through the MVS cost guide. These items include developer overhead (general and administrative costs), property taxes, legal and insurance costs, local development fees and contingencies, lease-up and marketing costs and miscellaneous costs. Research into these costs leads to the conclusion that an average property requires an allowance for additional indirect costs of about 5% to 15% of the total direct costs.

MVS CONCLUSION

The concluded direct and indirect building cost estimate obtained via the MVS cost guide (Section 12, Page 14, dated August 2002) is illustrated as follows:

LAKESIDE APARTMENTS                                                COST APPROACH

                    MARSHALL VALUATION SERVICE COST SCHEDULE

Building Type:                  Apartment (1-4 Story)             Height per Story:                   10'
Age:                            20 YRS                            Number of Buildings:                15
Quality/Condition:              Average                           Gross Building Area:                166,908 SF
Exterior Wall:                  Siding                            Net Rentable Area:                  158,960 SF
Number of Units:                216                               Average Unit Size:                  736 SF
Number of Stories:              2                                 Average Floor Area:                 83,454 SF

BASE SQUARE FOOT COST           (via Marshall Valuation Service
                                cost data)                                                            $50.00
SQUARE FOOT REFINEMENTS

  Heating and Cooling                                             $0.00
  Sprinklers                                                      $0.00
  Other                                                           $0.00
  Other                                                           $0.00
                                                                  -----
  Subtotal                                                                                            $50.00

HEIGHT AND SIZE REFINEMENTS

  Number of Stories Multiplier                                    1.000
  Height per Story Multiplier                                     1.000
  Floor Area Multiplier                                           0.900
                                                                  -----
  Subtotal                                                                                            $45.00

COST MULTIPLIERS

  Current Cost Multiplier                                          1.03
  Local Multiplier                                                 0.93
                                                                  -----
FINAL SQUARE FOOT COST                                                                                $43.11

BASE BUILDING COST                                                                                      $7,194,653
ADDITIONS

  Signage, Landscaping & Misc. Site Improvements                                                        $  300,000
  Parking/Walks                                                                                         $  950,000
  Other                                                                                                 $        0
                                                                                                        ----------
DIRECT BUILDING COST                                                                                    $8,444,653

INDIRECT COSTS                  5.0% of Direct Building Cost                                            $  422,233
                                                                                                        ----------
DIRECT AND INDIRECT BUILDING COST                                                                       $8,866,885
ROUNDED                                                                                                 $8,867,000

Compiled by: CB Richard Ellis, Inc.

ENTREPRENEURIAL PROFIT

Entrepreneurial profit represents the return to the developer, and is separate from contractor's overhead and profit. This line item, which is a subjective figure, tends to range from 5% to 15% of total direct and indirect costs for this property type, based on discussions with developers active in this market.

ACCRUED DEPRECIATION

There are essentially three sources of accrued depreciation:

      1. physical deterioration, both curable and incurable;

      2. functional obsolescence, both curable and incurable; and

LAKESIDE APARTMENTS                                                COST APPROACH

      3. external obsolescence.

PHYSICAL DETERIORATION

The subject's physical condition was detailed in the Improvement Analysis. Curable deterioration affecting the improvements results from deferred maintenance and, if applicable, was previously discussed.

With regard to incurable deterioration, the subject improvements are considered to have deteriorated due to normal wear and tear associated with natural aging.

                              ECONOMIC AGE AND LIFE

Actual Age                                                                        23 Years
Effective Age                                                                     20 Years
MVS Expected Life                                                                 45 Years
Remaining Economic Life                                                           25 Years
Accrued Physical Incurable Depreciation                                               44.4%

Compiled by: CB Richard Ellis

FUNCTIONAL OBSOLESCENCE

Based on a review of the design and layout of the improvements, no forms of curable functional obsolescence were noted. Because replacement cost considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional incurable obsolescence is not applicable.

EXTERNAL OBSOLESCENCE

Based on a review of the local market and neighborhood, no forms of external obsolescence affect the subject.

LEASE-UP DISCOUNT

The cost estimates employed for this approach are reflective of a property operating at a stabilized level. A stabilized occupancy for the subject has been estimated to be 90%, while the subject is currently operating at 89.4%. Consequently, an adjustment is not warranted.

COST APPROACH CONCLUSION

The value estimate is calculated on the Cost Approach Schedule that follows.

LAKESIDE APARTMENTS                                                COST APPROACH

                            COST APPROACH CONCLUSION

Building Type:                Apartment (1-4 Story)               Height per Story:               10'
Age:                          20 YRS                              Number of Buildings:            15
Quality/Condition:            Average                             Gross Building Area:            166,908 SF
Exterior Wall:                Siding                              Net Rentable Area:              158,960 SF
Number of Unts:               216                                 Average Unit Size:              736 SF
Number of Stories:            2                                   Average Floor Area:             83,454 SF

DIRECT AND INDIRECT BUILDING COST                                                                      $  8,866,885

ENTREPRENEURIAL PROFIT                10.0% of Total Building Cost                                     $    886,689
                                                                                                       ------------
REPLACEMENT COST NEW                                                                                   $  9,753,574

ACCRUED DEPRECIATION

   Incurable Physical Deterioration   44.4% of Replacement Cost New less

                                      Curable Physical Deterioration            ($  4,334,922)
   Functional Obsolescence                                                       $          0
   External Obsolescence                                                         $          0
                                                                                -------------
   Total Accrued Depreciation         44.4% of Replacement Cost New                                 ($  4,334,922)
DEPRECIATED REPLACEMENT COST                                                                         $  5,418,652

LAND VALUE                                                                                           $  1,400,000
                                                                                                     ------------
STABILIZED VALUE INDICATION                                                                          $  6,818,652
CURABLE PHYSICAL DETERIORATION                                                                       $          0
LEASE-UP DISCOUNT                                                                                    $          0
                                                                                                     ------------
"AS IS" VALUE INDICATION                                                                             $  6,818,652
ROUNDED                                                                                              $  6,800,000
VALUE PER UNIT                                                                                       $     31,481

Compiled by: CB Richard Ellis, Inc.

LAKESIDE APARTMENTS                                              INSURABLE VALUE

                                 INSURABLE VALUE

The insurable value estimate is intended to reflect the value of the destructible portions of the subject that approximates the amount of insurance that may, or should, be carried to indemnify the owner in the event of a loss. Insurable value is based on the replacement of physical items that are subject to loss from hazards and excludes indestructible items such as basement excavation, foundation, site work, land value and indirect costs. In the case of the subject, we have based the estimate on the base building costs (direct costs) as obtained via Marshall Valuation Services.

                            INSURABLE VALUE SCHEDULE

Building Type:                      Apartment (1-4 Story)
Age:                                20 YRS
Quality/Condition:                  Average
Exterior Wall:                      Siding
Number of Unts:                     216
Number of Stories:                  2
Height per Story:                   10'
Number of Buildings:                15
Gross Building Area:                166,908 SF
Net Rentable Area:                  158,960 SF
Average Unit Size:                  736 SF
Average Floor Area:                 83,454 SF

BASE BUILDING COST (PER MVS )                                                                          $ 7,194,653

INSURABLE VALUE EXCLUSIONS

   Less Indirect Costs Included     10.0% of Total Building Cost       $ 719,465
TOTAL EXCLUSIONS                                                                                       $   719,465
                                                                                                       -----------

INSURABLE VALUE INDICATION                                                                             $ 6,475,188
ROUNDED                                                                                                $ 6,480,000
VALUE PER UNIT                                                                                         $    30,000

Compiled by: CB Richard Ellis, Inc.

LAKESIDE APARTMENTS                                    SALES COMPARISON APPROACH

                            SALES COMPARISON APPROACH

The following location map and table of sales summarizes the comparable data used in the valuation of the subject property. A detailed description of each transaction is included in the Addenda

                                     [MAP]

LAKESIDE APARTMENTS                                    SALES COMPARISON APPROACH

                      SUMMARY OF COMPARABLE APARTMENT SALES

                             TRANSACTION      YEAR    NO.     AVG. UNIT    ADJ. SALE    PRICE PER          NOI PER
 NO.        NAME            TYPE    DATE     BUILT   UNITS       SIZE        PRICE         UNIT     OCC.     UNIT     OAR
-----  ------------------   ----   ------    -----   -----    ---------   -----------   ---------   ----   -------   ----
    1  Chase on             Sale   Jan-01     1986    132         790     $ 4,218,000   $  31,955    87%   $ 2,860   8.95%
       Commonwealth,
       Charlotte, NC

    2  Sunset Village,      Sale   May-01     1973     98       1,010     $ 2,350,000   $  23,980    90%   $ 2,194   9.15%
       Charlotte, NC

    3  The Cedars,          Sale   Aug-02     1983    360         944     $15,000,000   $  41,667    92%   $ 3,604   8.65%
       Charlotte, NC

    4  The Drake,           Sale   Jul-01     1988    288         775     $13,600,000   $  47,222    92%   $ 4,009   8.49%
       Matthews, NC

    5  Walkers Ridge,       Sale   Feb-02     1990    144         935     $ 6,800,000   $  47,222    94%   $ 4,132   8.75%
       Gastonia, NC

    6  Willow Ridge,        Sale   Dec-02     1986    456         813     $20,300,000   $  44,518    92%   $ 3,116   7.00%
       Charlotte, NC

       Subj.Lakeside
       Apartments,           --      --       1980    216         736          --           --       90%   $ 2,546    --
       Charlotte, NC
Pro Forma

Compiled by: CB Richard Ellis, Inc.

ANALYSIS OF IMPROVED SALES

IMPROVED SALE ONE

This comparable represents the acquisition of a garden apartment complex, developed in 1986. This property is in an average quality residential area and the improvements are in average condition. Income and expense information is estimated based on rent per unit at time of sale. The March 2001 Carolinas Real Data Charlotte Apartment Report reported a vacancy rate of 12.9%. This vacancy rate was applied to derive an effective gross income estimate. Expenses were estimated at $3,500 per unit.

No adjustment is warranted for market conditions compared to the date of value. In comparison to the subject, this sale is similar with respect to age/condition characteristics and similar in quality. The location is considered similar. The project is similar with respect to its average unit size and similar in project amenities. Overall, this sale is similar in comparison to the subject and no adjustment is warranted to its price per unit indication.

IMPROVED SALE TWO

This comparable represents the acquisition of a garden apartment complex, developed in 1973. The improvements are two and three story and are in average condition. The sale price was confirmed in public records and with the broker involved

LAKESIDE APARTMENTS                                    SALES COMPARISON APPROACH

with the transaction. Income and expense estimates are based on numbers provided by the broker. The cap rate was confirmed with the broker.

No adjustment is warranted for market conditions compared to the date of value. In comparison to the subject, this sale is inferior with respect to age/condition characteristics and inferior in quality. The location is considered inferior. The project is superior with respect to its average unit size and similar in project amenities. Overall, this sale is inferior in comparison to the subject and adjustment is warranted to its price per unit indication.

IMPROVED SALE THREE

This comparable represents the acquisition of a garden apartment complex, developed in 1983. The improvements are two stories and are in average condition. The income and expense information is based on the buyer's actual numbers, which were based on the property's most recent 12 months of operations. The buyer also included a $400 per unit reserve allowance. The buyer confirmed a cap rate of 8.8% after reserves. After adding the $200,000 for deferred maintenance, the cap rate is lowered somewhat.

No adjustment is warranted for market conditions compared to the date of value. In comparison to the subject, this sale is superior with respect to age/condition characteristics and superior in quality. The location is considered superior. The project is superior with respect to its average unit size and similar in project amenities. Overall, this sale is superior in comparison to the subject and adjustment is warranted to its price per unit indication.

IMPROVED SALE FOUR

This comparable represents the acquisition of a garden apartment complex, developed in 1988. The improvements are two and three stories and are in good condition. This property is on a small pond, located just south of Sardis Road, off the west side of Monroe Road, in south Charlotte. The property sold on current/actual operating data. A reserve allowance of $300 per unit was added to the pro forma. The income, expenses, and cap rate were confirmed by the broker for the transaction.

No adjustment is warranted for market conditions compared to the date of value. In comparison to the subject, this sale is superior with respect to age/condition characteristics and superior in quality. The location is considered superior. The project is similar with respect to its average unit size and similar in project amenities. Overall, this

LAKESIDE APARTMENTS                                    SALES COMPARISON APPROACH

sale is superior in comparison to the subject and adjustment is warranted to its price per unit indication.

IMPROVED SALE FIVE

This comparable represents the acquisition of a garden apartment complex, developed in 1990. This property is in good condition and is located below street level. Access to the property is through a security gate. The property has vinyl siding with pitched roofs. It had polybutylene plumbing that does not appear to have negatively impacted the purchase price. The cap rate and income information are based on actual numbers and were confirmed with the brokers for the transaction.

No adjustment is warranted for market conditions compared to the date of value. In comparison to the subject, this sale is superior with respect to age/condition characteristics and superior in quality. The location is considered superior. The project is superior with respect to its average unit size and similar in project amenities. Overall, this sale is superior in comparison to the subject and adjustment is warranted to its price per unit indication.

IMPROVED SALE SIX

This comparable represents the acquisition of a garden apartment complex, developed in 1986. The improvements are three stories and are in average condition. This property represents the sale of a vintage 1986 apartment complex located in south Charlotte. The property consists of one and two bedroom units with standard unit amenities. Income and expense information was confirmed with the broker involved with the transaction.

No adjustment is warranted for market conditions compared to the date of value. In comparison to the subject, this sale is superior with respect to age/condition characteristics and superior in quality. The location is considered superior. The project is similar with respect to its average unit size and similar in project amenities. Overall, this sale is superior in comparison to the subject and adjustment is warranted to its price per unit indication.

SUMMARY OF ADJUSTMENTS

Based on the foregoing discussions, the following table presents the adjustments warranted to each sale, as compared to the subject. The following adjustment grid implies a level of accuracy that may not exist in the current market. However, the grid

LAKESIDE APARTMENTS                                    SALES COMPARISON APPROACH

has been included in order to illustrate the magnitude of the warranted adjustments. Use of an adjustment grid in making quantitative adjustments is only appropriate and reliable when the extent of adjustment for each particular factor is well supported and the dollar or percentage adjustment is derived through either paired sales analysis or other data relevant to the market. In instances where paired sales and market data was not readily available, we used our best judgment to make a reasonable estimate for the appropriate warranted adjustment.

                         APARTMENT SALES ADJUSTMENT GRID

                                                                                                                        Subj.
Comparable Number                          1             2           3             4            5            6           Pro
                                                                                                                        Forma
Transaction Type                          Sale        Sale        Sale            Sale         Sale          Sale         --
Transaction Date                         Jan-01      May-01       Aug-02         Jul-01       Feb-02        Dec-02        --
Year Built                               1986         1973        1983            1988         1990          1986        1980
No. Units                                    132           98           360           288          144           456       216
Avg. Unit Size                               790        1,010           944           775          935           813       736
Adjusted Sale Price                   $4,218,000   $2,350,000   $15,000,000   $13,600,000   $6,800,000   $20,300,000        --
Price Per Unit                           $31,955   $   23,980   $    41,667   $    47,222   $   47,222   $    44,518        --
Occupancy                                     87%          90%           92%           92%          94%           92%       90%
NOI Per Unit                          $    2,860   $    2,194   $     3,604   $     4,009   $    4,132   $     3,116    $2,600
OAR                                         8.95%        9.15%         8.65%         8.49%        8.75%         7.00%       --
                                      ----------   ----------   -----------   -----------   ----------   -----------
Adj. Price Per Unit                   $   31,955   $   23,980   $    41,667   $    47,222   $   47,222   $    44,518
                                      ----------   ----------   -----------   -----------   ----------   -----------
Property Rights Conveyed                       0%           0%            0%            0%           0%            0%
Financing Terms                                0%           0%            0%            0%           0%            0%
Conditions of Sale                             0%           0%            0%            0%           0%            0%
Market Conditions (Time)                       0%           0%            0%            0%           0%            0%
                                      ----------   ----------   -----------   -----------   ----------   -----------
Subtotal                                 $31,955   $   23,980   $    41,667   $    47,222   $   47,222   $    44,518
                                      ----------   ----------   -----------   -----------   ----------   -----------
Age/Condition                                  0%          20%           -5%          -15%         -15%          -10%
Quality of Construction                        0%          10%           -5%           -5%          -5%           -5%
Location                                       0%          10%           -5%          -10%          -5%          -10%
Average Unit Size                              0%         -10%           -5%            0%          -5%            0%
Project Amenities                              0%           0%            0%            0%           0%            0%
Unit Features & Services                       0%           0%            0%            0%           0%            0%
                                      ----------   ----------   -----------   -----------   ----------   -----------
Total Other Adjustments                        0%          30%          -20%          -30%         -30%          -25%
                                      ==========   ==========   ===========   ===========   ==========   ===========
INDICATED VALUE PER UNIT              $   31,955   $   31,173   $    33,333   $    33,056   $   33,056   $    33,388
                                      ==========   ==========   ===========   ===========   ==========   ===========
Compiled by: CB Richard Ellis, Inc.

SALES COMPARISON APPROACH CONCLUSION

Based on the preceding discussions of each comparable and the foregoing adjustment analysis, the following table presents the estimated value for the subject as indicated by the Sales Comparison Approach.

LAKESIDE APARTMENTS                                    SALES COMPARISON APPROACH

                            SALES COMPARISON APPROACH

TOTAL UNITS              X        VALUE PER UNIT              =         VALUE
-----------             ---       --------------             ---     ----------
    216                  X         $    31,000                =      $6,696,000
    216                  X         $    33,000                =      $7,128,000

VALUE CONCLUSION

INDICATED STABILIZED VALUE                                           $6,800,000
Deferred Maintenance                                                 $        0
Lease-Up Discount                                                    $        0
                                                                     ----------
VALUE INDICATION                                                     $6,800,000
VALUE PER UNIT                                                       $   31,481

Compiled by: CB Richard Ellis, Inc.

NET OPERATING INCOME ANALYSIS

As a cross check to the foregoing analysis, the net operating income (NOI) being generated by the comparable sales as compared to the subject's pro forma NOI that was estimated in the Income Capitalization Approach has been analyzed. In general, it is a fundamental assumption that the physical characteristics of a property (e.g., location, access, design/ appeal, condition, etc.) are reflected in the net operating income being generated, and the resultant price per unit paid for a property has a direct relationship to the NOI being generated.

The following NOI analysis table illustrates the sale prices (after adjustments for conditions of sale and market conditions) of the individual sales plotted in comparison their NOIs. In addition, a trend line has been plotted based on a linear regression analysis of the comparables. The subject's indicated value has been plotted along this trend line at its pro forma stabilized NOI.

LAKESIDE APARTMENTS                                    SALES COMPARISON APPROACH

                      [NET OPERATING INCOME ANALYSIS GRAPH]

The concluded value presented herein provides economic support for the direct comparison of sale comparables.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                         INCOME CAPITALIZATION APPROACH

The following location map and table of rents summarizes the comparable data used in the valuation of the subject property. A detailed description of each transaction is included in the Addenda.

                                     [MAP]

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                     SUMMARY OF COMPARABLE APARTMENT RENTALS

 COMP.                                                           YEAR         NO.     AVG. RENT
  NO.          NAME                      LOCATION               BUILT       UNITS      PER UNIT      OCC.
------   -------------------      ------------------------      -----       -----     ---------      ----
   1     Creekwood                2300 Village Lake Drive,       1986        384        $  625       94%
                                  Charlotte, NC

   2     McAlpine Ridge           7900 Krefeld Drive,            1989        320        $  596       95%
                                  Charlotte, NC

   3     Runaway Bay              8242 Runaway Bay Drive,        1985        280        $  593       96%
                                  Charlotte, NC

   4     Stonehaven               7000 Fernwood Drive,           1981        240        $  671       98%
                                  Charlotte, NC

   5     Villa East               2121 Village Lake Drive,       1974        120        $  425       85%
                                  Charlotte, NC

 Subj.   Lakeside Apartments      8061 Woodscape Drive,          1980        216            --       89%
  Pro                             Charlotte, NC
 Forma

Compiled by: CB Richard Ellis, Inc.

ANALYSIS OF RENT COMPARABLES

RENT COMPARABLE ONE

This is a garden apartment property developed in 1986 in average condition. This project consists of a two-story complex constructed of wood siding over a wood frame. This comparable offers one-, two-and three-bedroom plans. Management was not offering any concessions at the time of our interview. Management did not include any utilities in the rent. As compared to the subject, this project is similar with respect to quality of construction, project amenities and similar in design appeal. It is similar in terms of age and similar in overall condition. The location is considered similar. Additionally, all of the units within this project feature amenities similar in quality to the subject's unit amenities. Overall, this comparable is similar to the subject.

RENT COMPARABLE TWO

This is a garden apartment property developed in 1989 in good condition. This project consists of a three-story complex constructed of vinyl siding and brick over wood frame. This comparable offers one and two-bedroom plans. Management was not offering any concessions at the time of this interview, the leasing representative stated market rents were recently reduced across all unit types. Water, sewer, and basic cable were

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

not included and trash removals were included in the rent. As compared to the subject, this project is superior with respect to quality of construction, project amenities and superior in design appeal. It is superior in terms of age and superior in overall condition. The location is considered superior. Additionally, all of the units within this project feature amenities superior in quality to the subject's unit amenities. Overall, this comparable is superior to the subject.

RENT COMPARABLE THREE

This is a garden apartment property developed in 1985 in average condition. This project consists of a two-story complex constructed of wood siding. This comparable offers one-, two-and three-bedroom plans. Management was offering $100 to $150 off market rent on a 12-month lease. Trash removals were included in the rent. As compared to the subject, this project is similar with respect to quality of construction, project amenities and similar in design appeal. It is similar in terms of age and similar in overall condition. The location is considered similar. Additionally, all of the units within this project feature amenities similar in quality to the subject's unit amenities. Overall, this comparable is similar to the subject.

RENT COMPARABLE FOUR

This is a garden apartment property developed in 1981 in average condition. This project consists of a two-story complex constructed of vinyl siding and brick over wood frame. This comparable offers one-, two-and three-bedroom plans. Management was not offering any concessions at the time of this interview. Water, sewer, and trash removals were included in the rent. As compared to the subject, this project is similar with respect to quality of construction, project amenities and similar in design appeal. It is similar in terms of age and similar in overall condition. The location is considered similar. Additionally, all of the units within this project feature amenities similar in quality to the subject's unit amenities. Overall, this comparable is similar to the subject.

RENT COMPARABLE FIVE

This is a garden apartment property developed in 1974 in average condition. This project consists of a two-story complex constructed of wood siding and brick over wood frame. This comparable offers one-bedroom plans. Management was not offering any concessions at the time of our interview. Management did not include any utilities in the rent. As compared to the subject, this project is similar with respect to quality of construction, project amenities and similar in design appeal. It is inferior in

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

terms of age and inferior in overall condition. The location is considered similar. Additionally, all of the units within this project feature amenities similar in quality to the subject's unit amenities. Overall, this comparable is inferior to the subject.

SUBJECT QUOTED RENTS

The following table depicts the subject's unit mix and quoted rental rates.

                                  QUOTED RENTS

                  No. of        Unit          Unit     Quoted      Rent
 Type             Units        Size(SF)       Occ.     Rents      Per SF
-------           -----        --------       ----     -----      ------
1BR/1BA             32          480 SF         84%      $459      $0.96
1BR/1BA            100          650 SF         83%      $506      $0.78
1BR/1BA             36          850 SF         97%      $554      $0.65
2BR/2BA             48        1,000 SF        100%      $604      $0.60
                   ---        -----           ---       ----      -----
Total/Average:     216          736 SF         89%      $529      $0.72
                   ---        -----           ---       ----      -----

Compiled by: CB Richard Ellis, Inc.

According to on-site management, rental rates were decreased in the last 12 months. Currently, selected specials are being offered on all units consisting of rental discounts of $100 to $150 per month.

ESTIMATE OF MARKET RENT

In order to estimate the market rates for the various floor plans, the subject unit types have been compared with similar units in the comparable projects. The following is a discussion of each unit type.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

ONE-BEDROOM UNITS

                         SUMMARY OF COMPARABLE RENTALS
                                ONE BEDROOM UNITS

                                               RENTAL RATES
COMPARABLE                          SIZE       $/MO.    $/SF
----------                          ----       -----    ----
SUBJECT                            850 SF      $554     $0.65
Runaway Bay                        826 SF      $539     $0.65
Creekwood                          740 SF      $511     $0.69
Creekwood                          750 SF      $519     $0.69
Runaway Bay                        685 SF      $479     $0.70
Villa East                         600 SF      $425     $0.71
Runaway Bay                        826 SF      $589     $0.71
Runaway Bay                        685 SF      $519     $0.76
SUBJECT                            650 SF      $506     $0.78
Stonehaven                         650 SF      $509     $0.78
McAlpine Ridge                     752 SF      $599     $0.80
Creekwood                          750 SF      $619     $0.83
McAlpine Ridge                     769 SF      $639     $0.83
McAlpine Ridge                     672 SF      $559     $0.83
Creekwood                          740 SF      $619     $0.84
Creekwood                          630 SF      $529     $0.84
Creekwood                          630 SF      $559     $0.89
McAlpine Ridge                     553 SF      $509     $0.92
SUBJECT                            480 SF      $459     $0.96
Stonehaven                         650 SF      $675     $1.04

Compiled by: CB Richard Ellis, Inc.

The subject's quoted rental rates are within the range indicated by the rent comparables. The subject's rent roll indicates that a majority of the occupied units are leased at the quoted rates, which is indicative of market acceptance. The most recent leases have been signed at or near the quoted rents. Considering the available data, monthly market rent for the subject units is considered to be consistent with the quoted rates.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

TWO-BEDROOM UNITS

                          SUMMARY OF COMPARABLE RENTALS
                                TWO BEDROOM UNITS

                                                 RENTAL RATES
COMPARABLE                          SIZE       $/MO.       $/SF
----------                          ----       -----       ----
SUBJECT                           1,000 SF     $604        $0.60
Runaway Bay                       1,048 SF     $639        $0.61
Creekwood                           980 SF     $609        $0.62
Stonehaven                          950 SF     $599        $0.63
Runaway Bay                         934 SF     $599        $0.64
Runaway Bay                       1,048 SF     $679        $0.65
Creekwood                           923 SF     $599        $0.65
Runaway Bay                         837 SF     $559        $0.67
Creekwood                           866 SF     $579        $0.67
Runaway Bay                         904 SF     $619        $0.68
Runaway Bay                         934 SF     $659        $0.71
McAlpine Ridge                    1,081 SF     $779        $0.72
Runaway Bay                         837 SF     $609        $0.73
Runaway Bay                         904 SF     $669        $0.74
Creekwood                           923 SF     $699        $0.76
McAlpine Ridge                      908 SF     $689        $0.76
Creekwood                           965 SF     $749        $0.78
Creekwood                           866 SF     $679        $0.78
Creekwood                           980 SF     $769        $0.78
Stonehaven                          950 SF     $785        $0.83

Compiled by: CB Richard Ellis, Inc.

The subject's quoted rental rates are within the range indicated by the rent comparables. The subject's rent roll indicates that a majority of the occupied units are leased at the quoted rates, which is indicative of market acceptance. The most recent leases have been signed at or near the quoted rents. Considering the available data, monthly market rent for the subject units is considered to be consistent with the quoted rates.

MARKET RENT CONCLUSIONS

Based on the foregoing analysis and discussion, the following is the estimate of potential rental income for the subject:

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                             MARKET RENT CONCLUSIONS

 No.                       Unit                            Monthly Rent              Annual Rent         Annual
Units    Unit Type         Size       Total SF     $/Unit    $/SF       PRI        $/Unit     $/SF       Total
-----    ---------         ----       --------     ------    ----       ---        ------     ----       -----
 32       1BR/1BA          480 SF     15,360 SF     $459     $0.96    $ 14,688     $5,508    $11.48    $  176,256
100       1BR/1BA          650 SF     65,000 SF     $506     $0.78    $ 50,600     $6,072    $ 9.34    $  607,200
 36       1BR/1BA          850 SF     30,600 SF     $554     $0.65    $ 19,944     $6,648    $ 7.82    $  239,328
 48       2BR/2BA        1,000 SF     48,000 SF     $604     $0.60    $ 28,992     $7,248    $ 7.25    $  347,904
---                      -----       -------        ----     -----    --------     ------    ------    ----------
216                        736 SF    158,960 SF     $529     $0.72    $114,224     $6,346    $ 8.62    $1,370,688
---                      -----       -------        ----     -----    --------     ------    ------    ----------

Compiled by: CB Richard Ellis, Inc.

RENT ADJUSTMENTS

Rent adjustments are sometimes necessary to account for differences in rental rates applicable to different units within similar floor plans due to items such as location within the property, view, and level of amenities. These rental adjustments may be in the form of rent premiums or rent discounts. In the case of the subject, rent adjustments are not applicable.

POTENTIAL RENTAL INCOME CONCLUSION

Within this analysis, potential rental income is estimated based upon the actual income in-place. This method of calculating rental income is most prevalent in the local market and is consistent with the method used to derive overall capitalization rates from the comparable sales data.

RENT ROLL ANALYSIS

The rent roll analysis serves as a crosscheck to the estimate of market rent for the subject. The collections shown on the rent roll include rent premiums and/or discounts.

                                 RENT ROLL ANALYSIS

                                               Total            Total
  Revenue Component                         Monthly Rent      Annual Rent
  -----------------                         ------------      -----------
193 Occupied Units at Contract Rates          $100,206         $1,202,469
 23 Vacant Units at Quoted Rates              $ 11,451         $  137,412
                                              --------         ----------
216 Total Units                               $111,657         $1,339,881
                                              --------         ----------

Compiled by: CB Richard Ellis

The variation between the total annual rent reflected in the rent roll analysis and the market rent conclusion owes to older leases that do not reflect recent increases in rental rates. Property management indicated that the majority of units are being

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

signed at market rates upon lease renewal. The recent rent roll provided also reflects that recently leased units are achieving the quoted (and concluded) market rates. Therefore, the current variance between the rent roll and the market rent conclusion is considered transitory, and the market rent conclusion is considered appropriate.

RENT CONCESSIONS

Rent concessions are currently in the local market and they are present at the subject property. Concessions in 2002 were minimal and they are projected to be minimal in 2003. This is consistent with the rental rate decreases. Therefore, we took a 1% allowance for this expense.

LOSS TO LEASE

Within the local market, buyers and sellers typically recognize a reduction in potential rental income due to the difference between market and contract rental rates. In this market, lease rates are typically flat and are anticipated to roll to market every 12 months on average. As a result, actual collections typically lag behind market rates by approximately 6 months. There is a 2.3% differential between the concluded market rent and the rent roll analysis. Therefore, we estimated a loss to lease of 1.0%. This method of calculating rental income is most prevalent in the local market and is consistent with the method used to derive overall capitalization rates from the comparable sales data.

VACANCY AND COLLECTION LOSS

The comparable properties surveyed reported occupancy rates of 85% or better and all are currently in average to good condition. Based on the foregoing analysis, CB Richard Ellis, Inc.'s conclusion of stabilized occupancy for the subject is illustrated in the following table.

                              OCCUPANCY CONCLUSIONS

Charlotte Area                              87.5%
Submarket                                   90.9%
Rent Comparables                            93.6%
Subject's Current Occupancy                 89.4%
                                            ----
Subject's Stabilized Occupancy              90.0%
                                            ----

Compiled by: CB Richard Ellis, Inc.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

The subject property occupancy is currently near its historic levels. The subject has traditionally enjoyed occupancy in the 90% range over a calendar year. This is also consistent with the submarket occupancy overall. Therefore, we concluded near the subject's current and historic occupancy.

OTHER INCOME

Other income is supplemental to that derived from leasing of the improvements. This includes categories such as forfeited deposits, vending machines, late charges, etc. The subject's ancillary income is detailed as follows:

                                       OTHER INCOME

Year                                         Total              $/Unit
----                                         -----              ------
2000                                        $42,083              $195
2001                                        $52,855              $245
2002                                        $62,327              $289
2003 Budget                                 $55,200              $256
CB RICHARD ELLIS, INC. ESTIMATE             $60,000              $278

Source: Operating Statements

We have found this source of income normally varies from approximately $15 to $25 per unit per month, with most properties being toward the middle to higher end of the range. The subject's historic amounts appear reasonable and we utilized them in our analysis.

EXPENSE REIMBURSEMENTS

As noted previously, the subject property includes a RUBS program whereby the landlord's water and sewer costs are passed-through to the tenant based upon their respective usage. This program was implemented at the subject property in 2000. The subject's expense reimbursements are detailed as follows:

                            UTILITY REIMBURSEMENT

Year                                           Total                  $/Unit
----                                           -----                  ------
2000                                          $1 ,918                  $ 9
2001                                          $ 6,282                  $29
2002                                          $11,739                  $54
2003 Budget                                   $ 9,600                  $44
CB RICHARD ELLIS, INC. ESTIMATE               $10,000                  $46

Source: Operating Statements

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

Our estimate of utility expense reimbursements is based upon the subject's historical data, which are effective figures. Therefore, a vacancy and collection loss factor is not applied to this amount.

EFFECTIVE GROSS INCOME

The subject's effective gross income is detailed as follows:

                             EFFECTIVE GROSS INCOME

Year                                    Total        % Change
----                                    -----        --------
2000                                  $1,360,259        --
2001                                  $1,352,145        -1%
2002                                  $1,351,516         0%
2003 Budget                           $1,274,784        -6%
CB RICHARD ELLIS, INC. ESTIMATE       $1,278,947         0%

Source: Operating Statements

Our pro forma estimate is higher than the 2003 budget amount and lower than the 2002 full-year indication. This is considered reasonable based on the decrease in market rents.

OPERATING EXPENSE ANALYSIS

In estimating the operating expenses for the subject, the actual operating history and budgets have been analyzed. The following table presents the available operating expense history for the subject.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                                OPERATING HISTORY

YEAR-OCCUPANCY                   2000                92%    2001              91%    2002              91%   2003 Budget
                                 ------------------------ ------------------------ ------------------------ ------------------------
                                   Total    % EGI  $/Unit   Total    % EGI  $/Unit   Total    % EGI  $/Unit   Total    % EGI  $/Unit
                                   -----    ------ ------   -----    -----  ------   -----    -----  ------   -----    ------ ------
INCOME
      Rental Income               1,316,258  96.8% $6,094 $1,293,008  95.6% $5,986 $1,277,450  94.5% $5,914 $1,209,984  94.9% $5,602
      Utility Reimbursement           1,918   0.1%      9      6,282   0.5%     29     11,739   0.9%     54      9,600   0.8%     44
      Other Income                   42,083   3.1%    195     52,855   3.9%    245     62,327   4.6%    289     55,200   4.3%    256
                                 ---------- -----  ------ ---------- -----  ------ ---------- -----  ------ ---------- -----  ------
      Effective Gross Income     $1,360,259 100.0% $6,297 $1,352,145 100.0% $6,260 $1,351,516 100.0% $6,257 $1,274,784 100.0% $5,902

EXPENSES
      Real Estate Taxes          $   74,905   5.5% $  347 $   79,997   5.9% $  370 $   92,330   6.8% $  427 $   88,752   7.0% $  411
      Property Insurance             22,303   1.6%    103     40,470   3.0%    187     30,381   2.2%    141     31,019   2.4%    144
      Natural Gas                     1,560   0.1%      7          -   0.0%      -          -   0.0%      -              0.0%      -
      Electricity                    35,412   2.6%    164     38,749   2.9%    179     31,404   2.3%    145     84,000   6.6%    389
      Water & Sewer                  46,911   3.4%    217     40,757   3.0%    189     42,863   3.2%    198              0.0%      -
      Cable Television                    -   0.0%      -          -   0.0%      -              0.0%      -              0.0%      -
      Trash Removal                   2,748   0.2%     13      3,500   0.3%     16      3,303   0.2%     15              0.0%      -
      Repairs & Maintenance          42,290   3.1%    196     31,698   2.3%    147     38,213   2.8%    177     30,900   2.4%    143
      Painting & Decorating          50,748   3.7%    235     56,437   4.2%    261     48,995   3.6%    227     43,260   3.4%    200
      Grounds (Landscaping)          30,327   2.2%    140     40,050   3.0%    185     29,273   2.2%    136     43,260   3.4%    200
      Administrative Payroll         89,710   6.6%    415    107,975   8.0%    500     93,837   6.9%    434    141,354  11.1%    654
      Maintenance Payroll            57,844   4.3%    268     71,601   5.3%    331     64,506   4.8%    299              0.0%      -
      Management Fee                 69,618   5.1%    322     71,761   5.3%    332     68,327   5.1%    316     64,474   5.1%    298
      Employee Taxes & Benefits      32,728   2.4%    152     41,733   3.1%    193     39,054   2.9%    181              0.0%      -
      Employee Apts (Non-Revenue
         Units)                      25,096   1.8%    116     27,329   2.0%    127     21,460   1.6%     99     22,188   1.7%    103
      Security                        2,150   0.2%     10      4,500   0.3%     21      7,248   0.5%     34              0.0%      -
      Advertising & Leasing          27,373   2.0%    127     32,889   2.4%    152     28,070   2.1%    130     37,080   2.9%    172
      General & Administrative       23,268   1.7%    108     35,429   2.6%    164     39,004   2.9%    181     31,956   2.5%    148
      Reserves for Replacement                0.0%      -              0.0%      -              0.0%      -              0.0%      -
                                 ---------- -----  ------ ---------- -----  ------ ---------- -----  ------ ---------- -----  ------
      Operating Expenses         $  634,991  46.7% $2,940 $  724,875  53.6% $3,356 $  678,268  50.2% $3,140 $  618,243  48.5% $2,862
                                 ========== =====  ====== ========== =====  ====== ========== =====  ====== ========== =====  ======
NET OPERATING INCOME             $  725,268  53.3% $3,358 $  627,270  46.4% $2,904 $  673,248  49.8% $3,117 $  656,541  51.5% $3,040

Source: Operating statements

EXPENSE COMPARABLES

The following table summarizes expenses obtained from recognized industry publications and/or comparable properties.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                               EXPENSE COMPARABLES

Comparable Number                                 1                               2                IREM
                                            --------------                  --------------      ----------
Location                                    North Carolina                  North Carolina      Charlotte
Units                                           184                             232                8,339
GLA (SF)                                      161,384                         240,088            6,698,610
Expense Year                                    2000                            2000               2002

Effective Gross Income             $1,206,780     $ 6,559       $1,648,425      $7,105                 -

Expenses                             Total        $/Unit           Total        $/Unit           $/Unit
                                   ----------------------       ----------      ------           --------
 Real Estate Taxes                 $   92,687     $   504       $  136,006      $  586           $   431
 Property Insurance                $   12,558          68           20,555          89                86
 Natural Gas                       $        0           -              458           2                10
 Electricity                       $   21,083         115           27,949         120               126
 Water & Sewer                     $   47,186         256           33,900         146               392
 Cable Television                  $        0           -                -           -                 -
 Trash Removal                     $    5,836          32           10,928          47                 -
 Repairs & Maintenance             $   36,122         196           41,069         177               410
 Painting & Decorating             $   21,745         118           60,736         262                81
 Grounds (Landscaping)             $   19,298         105           30,700         132               174
 Administrative Payroll            $   50,602         275           81,687         352               829
 Maintenance Payroll               $   69,955         380           67,309         290                 -
 Management Fee                    $   60,339         328           65,937         284               312
   (as a % of EGI)                                    5.0%                         4.0%              4.9%
 Employee Taxes & Benefits         $   27,395         149           33,419         144               229
 Employee Apts (Non-Revenue Units) $   28,740         156           43,042         186                 -
 Security                          $        0           -              480           2                 -
 Advertising & Leasing             $   18,898         103           69,288         299                 -
 General & Administrative          $   46,154         251           19,555          84               448
 Reserves for Replacement                   -           -                -           -                 -
                                   ----------     -------       ----------      ------           -------
Operating Expenses                 $  558,597     $ 3,036       $  743,018      $3,203           $ 2,796 *
     Operating Expense Ratio                         46.3%                        45.1%

* The median total differs from the sum of the individual amounts.

Source: Actual operating statements and IREM Income and Expense Report

EXPENSE ESTIMATE

The following subsections represent the analysis for the pro forma estimate of each category of the subject's stabilized expenses.

REAL ESTATE TAXES

The real estate taxes for the subject were previously discussed in the Real Estate Tax section. Please reference that discussion.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

PROPERTY INSURANCE

Property insurance expenses typically include fire and extended coverage and owner's liability coverage. The subject's expense is detailed as follows:

                               PROPERTY INSURANCE

Year                             Total         $/Unit
----                             -----         ------
2000                             $22,303        $103
2001                             $40,470        $187
2002                             $30,381        $141
2003 Budget                      $31,019        $144
CB RICHARD ELLIS, INC. ESTIMATE  $30,240        $140

Source: Operating Statements

This expense has been increasing in major metropolitan areas in North Carolina over the last two years. This expense has ranged in the past from $60 to $100 per unit. Over the last year or two, the range is tending toward $100 to $150 per unit depending upon the age and condition of the improvements. We therefore utilized the historic indications.

NATURAL GAS

The subject property includes natural gas for the operation of various equipment and/or appliances. The subject's did not have an expense in this category.

ELECTRICITY

Electricity expenses are typically very property specific, and comparables offer a minimal indication of an appropriate level. We have found the best indication of this expense is the subject's recent historical and budgeted level. The subject's expense is detailed as follows:

                                   ELECTRICITY

Year                                    Total           $/Unit
----                                    -----           ------
2000                                    $35,412          $164
2001                                    $38,749          $179
2002                                    $31,404          $145
2003 Budget                             $84,000          $389
CB RICHARD ELLIS, INC. ESTIMATE         $32,400          $150

Source: Operating Statements

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

The budget indication includes all utility expense and is not considered helpful in this category. We relied primarily on the historic indication in making our estimate.

WATER & SEWER

As with the other utility expenses, water and sewer costs are typically very property specific. This expense has increased during recent years, which is a function of normal inflationary pressures. This expense typically ranges from approximately $150 to $300 per unit annually, with most properties being toward the middle to lower end of the range. Further, a large portion of this expense is reimbursed through a RUBS program. The subject's expense is detailed as follows:

                                  WATER & SEWER

Year                                      Total               $/Unit
----                                      -----               ------
2000                                      $46,911              $217
2001                                      $40,757              $189
2002                                      $42,863              $198
2003 Budget                               $     0              $  0
CB RICHARD ELLIS, INC. ESTIMATE           $43,200              $200

Source: Operating Statements

CABLE TELEVISION

The subject includes basic cable television service furnished to all units. The subject's does not have an expense in this category.

TRASH REMOVAL

The subject's weekly refuse services are provided by a local contractor. The subject's expense is detailed as follows:

                                  TRASH REMOVAL

Year                                       Total          $/Unit
----                                       -----          ------
2000                                       $2,748          $13
2001                                       $3,500          $16
2002                                       $3,303          $15
2003 Budget                                $    0          $ 0
CB RICHARD ELLIS, INC. ESTIMATE            $3,240          $15

Source: Operating Statements

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

This item is also very property specific, but we have found that the expense usually ranges from $20 to $50 per unit. The historic indications are near this market range. The historic information was the primary source of our estimate.

REPAIRS & MAINTENANCE

This expense category includes the cost of routine repairs to the apartments units. The subject's expense is detailed as follows:

                              REPAIRS & MAINTENANCE

Year                                 Total            $/Unit
----                                 -----            ------
2000                                $42,290            $196
2001                                $31,698            $147
2002                                $38,213            $177
2003 Budget                         $30,900            $143
CB RICHARD ELLIS, INC. ESTIMATE     $37,800            $175

Source: Operating Statements

This expense typically ranges from $150 to $300 per unit; however, the subject is an older complex. The historic indications were the primary basis for our analysis as well as the expense comparable information.

PAINTING & DECORATING

This expense category includes normal cleaning, painting, decorating and other "make ready" costs expended prior to the initial move-in of a tenant. The subject's expense is detailed as follows:

                              PAINTING & DECORATING

Year                                 Total          $/Unit
----                                 -----          ------
2000                                $50,748          $235
2001                                $56,437          $261
2002                                $48,995          $227
2003 Budget                         $43,260          $200
CB RICHARD ELLIS, INC. ESTIMATE     $51,840          $240

Source: Operating Statements

This expense typically ranges from $125 to $200 per unit depending upon the interior quality and condition of the units. The historic indications were the primary basis for our analysis as well as the expense comparable information.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

GROUNDS (LANDSCAPING)

This expense item covers normal landscaping and grounds maintenance of the property. The subject's expense is detailed as follows:

                              GROUNDS (LANDSCAPING)

Year                                Total             $/Unit
----                                -----             ------
2000                               $30,327             $140
2001                               $40,050             $185
2002                               $29,273             $136
2003 Budget                        $43,260             $200
CB RICHARD ELLIS, INC. ESTIMATE    $30,240             $140

Source: Operating Statements

The subject's historical and projected landscaping expenses are at a level that is above typical. This expense typically ranges from $75 to $150 per unit. The subject's expense appears reasonable in light of historic operations and the market range.

ADMINISTRATIVE PAYROLL

This expense item reflects payroll costs associated with on-site management and other administrative personnel. The subject's expense is detailed as follows:

                             ADMINISTRATIVE PAYROLL

Year                                Total          $/Unit
----                                -----          ------
2000                               $ 89,710         $415
2001                               $107,975         $500
2002                               $ 93,837         $434
2003 Budget                        $141,354         $654
CB RICHARD ELLIS, INC. ESTIMATE    $ 97,200         $450

Source: Operating Statements

The budget includes all payroll expenses in one category. The administrative payroll expense typically approximates $250 to $350 per unit. The historic indications were the primary basis for our analysis as well as the expense comparable information.

MAINTENANCE PAYROLL

This expense item reflects payroll costs associated with the upkeep and maintenance of the property, including engineering and other maintenance personnel. The subject's expense is detailed as follows:

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                               MAINTENANCE PAYROLL

Year                                   Total          $/Unit
----                                   -----          ------
2000                                  $57,844          $268
2001                                  $71,601          $331
2002                                  $64,506          $299
2003 Budget                           $     0          $  0
CB RICHARD ELLIS, INC. ESTIMATE       $64,800          $300

Source: Operating Statements

The budget includes all payroll expenses in one category. This expense typically runs in the range of $250 to $350 per unit. The subject expense history is within this range. The historic indications were the primary basis for our analysis as well as the expense comparable information.

MANAGEMENT FEE

Professional management fees in the local market range from 3.0% to 5.0% of effective gross income. Historically, a 5% management fee has been incurred by the subject. The subject's expense is detailed as follows:

                                 MANAGEMENT FEE

Year                                         Total            % EGI
----                                         -----            -----
2000                                        $69,618            5.1%
2001                                        $71,761            5.3%
2002                                        $68,327            5.1%
2003 Budget                                 $64,474            5.1%
CB RICHARD ELLIS, INC. ESTIMATE             $63,947            5.0%

Source: Operating Statements

EMPLOYEE TAXES & BENEFITS

This expense item includes all employee payroll taxes and other employment benefits for the subject property. The subject's expense is detailed as follows:

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                            EMPLOYEE TAXES & BENEFITS

Year                                         Total                           $/Unit
----                                         -----                           ------
2000                                        $32,728                           $152
2001                                        $41,733                           $193
2002                                        $39,054                           $181
2003 Budget                                 $     0                           $  0
CB RICHARD ELLIS, INC. ESTIMATE             $38,880                           $180

Source: Operating Statements

The budget includes all payroll expenses in one category. This expense typically approximates 20% to 25% of the combined payroll expense. The historic indications were the primary basis for our analysis as well as the expense comparable information.

EMPLOYEE APARTMENTS (NON-REVENUE UNITS)

Apartment properties typically include units that are non-revenue producing. These may include model units, employee units, or others. The subject's expense is detailed as follows:

                        EMPLOYEE APTS (NON-REVENUE UNITS)

Year                               Total            $/Unit
----                               -----            ------
2000                              $25,096            $116
2001                              $27,329            $127
2002                              $21,460            $ 99
2003 Budget                       $22,188            $103
CB RICHARD ELLIS, INC. ESTIMATE   $21,600            $100

Source: Operating Statements

Offering units is a management decision, and payroll expenses would need to be adjusted if the allowance were adjusted in this category. Therefore, we utilized the budgeted indication for our analysis.

SECURITY

The subject property includes various security contracts for resident safety. The subject's expense is detailed as follows:

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                                    SECURITY

Year                                      Total          $/Unit
----                                      -----          ------
2000                                      $2,150          $10
2001                                      $4,500          $21
2002                                      $7,248          $34
2003 Budget                               $    0          $ 0
CB RICHARD ELLIS, INC. ESTIMATE           $6,480          $30

Source: Operating Statements

ADVERTISING & LEASING

This expense category accounts for placement of advertising, commissions, signage, brochures, and newsletters. The subject's expense is detailed as follows:

                              ADVERTISING & LEASING

Year                                  Total         $/Unit
----                                  -----         ------
2000                                 $27,373         $127
2001                                 $32,889         $152
2002                                 $28,070         $130
2003 Budget                          $37,080         $172
CB RICHARD ELLIS, INC. ESTIMATE      $28,080         $130

Source: Operating Statements

Market indications for this expense typically range from $75 to $150 per unit. The historic indications were the primary basis for our analysis as well as the expense comparable information.

GENERAL & ADMINISTRATIVE

Administrative expenses typically include legal costs, accounting, items which are not provided by off-site management, telephone, supplies, furniture, and temporary help. The subject's expense is detailed as follows:

                            GENERAL & ADMINISTRATIVE

Year                                Total           $/Unit
----                                -----           ------
2000                               $23,268           $108
2001                               $35,429           $164
2002                               $39,004           $181
2003 Budget                        $31,956           $148
CB RICHARD ELLIS, INC. ESTIMATE    $38,880           $180

Source: Operating Statements

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

Within the market, this expense typically ranges from $75 to $150 per unit. The historic indications were the primary basis for our analysis as well as the expense comparable information.

RESERVES FOR REPLACEMENT

Reserves for replacement have been estimated based on discussions with knowledgeable market participants who indicate a range from $150 to $300 per unit for comparable properties. The subject's expense was estimated at $250 per unit.

OPERATING EXPENSE CONCLUSION

The subject's expense is detailed as follows:

                               OPERATING EXPENSES

Year                                  Total          $/Unit
----                                  -----          ------
2000                                 $634,991        $2,940
2001                                 $724,875        $3,356
2002                                 $678,268        $3,140
2003 Budget                          $618,243        $2,862
CB RICHARD ELLIS, INC. ESTIMATE      $728,990        $3,375

Source: Operating Statements

The subject's per unit operating expense pro forma is in line with the total per unit operating expenses indicated by the expense comparables and published data, and the subject estimate is supported by the actual operating history trend indicated above.

NET OPERATING INCOME CONCLUSION

The subject's net operating income is detailed as follows:

                              NET OPERATING INCOME

Year                                 Total         $/Unit
----                                 -----         ------
2000                                $725,268       $3,358
2001                                $627,270       $2,904
2002                                $673,248       $3,117
2003 Budget                         $656,541       $3,040
CB RICHARD ELLIS, INC. ESTIMATE     $549,957       $2,546

Source: Operating Statements

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

Our pro forma estimate is below both the last full year indication and the budget indication. The reserve allowance and the decrease in rental rates accounts for this variance.

DIRECT CAPITALIZATION

Direct capitalization is a method used to convert a single year's estimated stabilized net operating income into a value indication. The following subsections represent different techniques for deriving an overall capitalization rate for direct capitalization.

COMPARABLE SALES

The OARs confirmed for the comparable sales analyzed in the Sales Comparison Approach are as follows:

                         COMPARABLE CAPITALIZATION RATES

                     Sale                Sale Price                          Pro Forma
Sale                 Date                 $/Unit          Occupancy            OAR
----                 ----                 ------          ---------            ---
 1                  Jan-01                $31,955           87%                8.95%
 2                  May-01                $23,980           90%                9.15%
 3                  Aug-02                $41,667           92%                8.65%
 4                  Jul-01                $47,222           92%                8.49%
 5                  Feb-02                $47,222           94%                8.75%
 6                  Dec-02                $44,518           92%                7.00%
                                                                               ----
INDICATED OAR:                                                                 8.00%
                                                                               ----

Compiled by: CB Richard Ellis, Inc.

Capitalization rates have been decreasing steadily since 2001 due to falling interest rates. The most helpful cap rate indications are from 2002 and these three indications yield and average of 8.13%. Cap rates have continued to fall from 2002. Therefore, we concluded near the average indication of the three most recent sales.

PUBLISHED INVESTOR SURVEYS

The results of the most recent National Investor Survey, published by CB Richard Ellis, Inc., are summarized in the following table.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                          OVERALL CAPITALIZATION RATES

Investment Type                           OAR Range            Average
---------------                           ---------            -------
Apartments
  Class A                              7.00%  -   9.50%         8.11%
  Class B                              7.50%  -  10.50%         8.92%
  Class C                              9.00%  -  10.00%         9.60%
  Korpacz Investor Survey 1 Q 03       6.00%  -  10.00%         8.14%
                                                                ----
INDICATED OAR:                                                  8.00%
                                                                ----

Source: CB Richard Ellis, Inc. National Investor Survey

The subject is considered to be a Class C property. Based on current market conditions, the age and condition of the subject property and the established character of the neighborhood, we selected a rate near the average indication from the Korpacz Survey.

MARKET PARTICIPANTS

The results of recent interviews with knowledgeable real estate professionals are summarized in the following table.

                    OVERALL CAPITALIZATION RATES - APARTMENT

Respondent                                       Company             OAR      Date of Survey
----------                                       -------             ---      --------------
Mac Alexander                               CB Richard Ellis, Inc.   8.0%        Apr-03
INDICATED OAR:                                                                    8.00%

Compiled by: CB Richard Ellis, Inc.

The respondents indicated that the subject would be viewed generally favorably as compared to other available properties in the market due to its established location and proven operational success. The indicated OAR derived from the survey of market participants is based on a pro forma estimate of market income and expenses.

BAND OF INVESTMENT

The band of the investment technique has been utilized as a crosscheck to the foregoing techniques. The analysis is shown in the following table.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                               BAND OF INVESTMENT

Mortgage Interest Rate                          6.00%
Mortgage Term (Amortization Period)         25 Years
Mortgage Ratio (Loan-to-Value)                    75%
Mortgage Constant                            0.07732
Equity Dividend Rate (EDR)                         9%

Mortgage Requirement                              75%  x   0.07732   =  0.05799
Equity Requirement                                25%  x   0.09000   =  0.02250
                                            --------                    -------
                                                 100%                   0.08049

INDICATED OAR:                                                             8.00%

Source: CB Richard Ellis, Inc.

CAPITALIZATION RATE CONCLUSION

The following table summarizes the OAR conclusions.

                    OVERALL CAPITALIZATION RATE - CONCLUSION

Source                                      Indicated OAR
------                                      -------------
Comparable Sales                                8.00%
National Investor Survey                        8.00%
Market Participants                             8.00%
Band of Investment                              8.00%
CB RICHARD ELLIS, INC. ESTIMATE                 8.00%

Compiled by: CB Richard Ellis, Inc.

DIRECT CAPITALIZATION SUMMARY

A summary of the direct capitalization of the subject at stabilized occupancy is illustrated in the following table.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

                         DIRECT CAPITALIZATION SUMMARY

                                                              $/Unit/Yr                   Total
                                                              ---------                   -----
INCOME
  Potential Rental Income                                     $   6,346               $  1,370,688
  Loss to Lease                                 1.00%               (63)                   (13,707)
  Concessions                                   1.00%               (63)                   (13,707)
  Vacancy and Collection Loss                  10.00%              (622)                  (134,327)
                                                              ---------               ------------
NET RENTAL INCOME                                             $   5,597               $  1,208,947

  Utility Reimbursement                                              46                     10,000
  Other Income                                                      278                     60,000
                                                              ---------               ------------
EFFECTIVE GROSS INCOME                                        $   5,921               $  1,278,947

EXPENSES
  Real Estate Taxes                                           $     399               $     86,162
  Property Insurance                                                140                     30,240
  Natural Gas                                                         0                          -
  Electricity                                                       150                     32,400
  Water & Sewer                                                     200                     43,200
  Cable Television                                                    0                          -
  Trash Removal                                                      15                      3,240
  Repairs & Maintenance                                             175                     37,800
  Painting & Decorating                                             240                     51,840
  Grounds (Landscaping)                                             140                     30,240
  Administrative Payroll                                            450                     97,200
  Maintenance Payroll                                               300                     64,800
  Management Fee                                5.00%               296                     63,947
  Employee Taxes & Benefits                                         180                     38,880
  Employee Apts (Non-Revenue Units)                                 100                     21,600
  Security                                                           30                      6,480
  Advertising & Leasing                                             130                     28,080
  General & Administrative                                          180                     38,880
  Reserves for Replacement                                          250                     54,000
                                                              ---------               ------------
OPERATING EXPENSES                                            $   3,375               $    728,990
                                                              ---------               ------------
OPERATING EXPENSE RATIO                                                                      57.00%
NET OPERATING INCOME                                          $2,546.10               $    549,957
OAR                                                                                           8.00%
                                                                                      ------------
INDICATED STABILIZED VALUE                                                            $  6,874,465
  Deferred Maintenance                                                                           -
  Lease-Up Discount                                                                              -
                                                                                      ------------
VALUE INDICATION                                                                      $  6,874,465
ROUNDED                                                                               $  6,850,000
VALUE PER UNIT                                                                        $     31,826
VALUE PER SF                                                                          $      43.09

MATRIX ANALYSIS                                              CAP RATE                    VALUE
                                                             --------                    -----
                                                              7.75%                   $  7,096,200
                                                              8.00%                   $  6,874,500
                                                              8.25%                   $  6,666,100

Compiled by: CB Richard Ellis, Inc.

LAKESIDE APARTMENTS                               INCOME CAPITALIZATION APPROACH

LAKESIDE APARTMENTS                                      RECONCILIATION OF VALUE

                             RECONCILIATION OF VALUE

The value indications from the approaches to value are summarized as follows:

                          SUMMARY OF VALUE CONCLUSIONS

Cost Approach                                      $6,800,000
Sales Comparison Approach                          $6,800,000
Income Capitalization Approach                     $6,850,000
                                                   ----------
Reconciled Value                                   $6,850,000
                                                   ----------

Compiled by: CB Richard Ellis, Inc.

The Cost Approach typically gives a reliable value indication when there is evidence for the replacement cost estimate and when there is minimal depreciation contributing to a loss in value which must be estimated. Considering the substantial amount of depreciation present in the property, the reliability of the Cost Approach is somewhat diminished. Therefore, the Cost Approach is considered less applicable to the subject and is used primarily as a test of reasonableness against the other valuation techniques.

In the Sales Comparison Approach, the subject property is compared to similar properties that have been sold recently or for which listing prices or offers are known. The sales used in this analysis are considered comparable to the subject, and the required adjustments were based on reasonable and well-supported rationale. In addition, market participants are currently analyzing purchase prices on investment properties as they relate to available substitutes in the market. Therefore, the Sales Comparison Approach is considered to provide a reliable value indication, although has been given secondary emphasis in the final value reconciliation.

The Income Capitalization Approach is applicable to the subject property since it is an income producing property leased in the open market. Market participants are primarily analyzing properties based on their income generating capability. Therefore, the Income Capitalization Approach is considered a reasonable and substantiated value indicator and has been given greatest emphasis in the final value estimate.

Based on the foregoing, the market value of the subject has been concluded as follows:

                             MARKET VALUE CONCLUSION

APPRAISAL PREMISE                         INTEREST APPRAISED      DATE OF VALUE       VALUE CONCLUSION
-----------------                         ------------------      -------------       ----------------
As Is                                        Fee Simple           April 9, 2003          $6,850,000

Compiled by: CB Richard Ellis, Inc.

LAKESIDE APARTMENTS                                      RECONCILIATION OF VALUE

SPECIAL ASSUMPTIONS

None noted.

      -

LAKESIDE APARTMENTS                          ASSUMPTIONS AND LIMITING CONDITIONS

                       ASSUMPTIONS AND LIMITING CONDITIONS

1. Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to title that would adversely affect marketability or value. CB Richard Ellis, Inc. is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CB Richard Ellis, Inc., however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject property's title should be sought from a qualified title company that issues or insures title to real property.

2. Unless otherwise specifically noted in the body of this report, it is assumed: that the existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CB Richard Ellis, Inc. professionals are not engineers and are not competent to judge matters of an engineering nature. CB Richard Ellis, Inc. has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CB Richard Ellis, Inc. by ownership or management; CB Richard Ellis, Inc. inspected less than 100% of the entire interior and exterior portions of the improvements; and CB Richard Ellis, Inc. was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CB Richard Ellis, Inc. reserves the right to amend the appraisal conclusions reported herein.

3. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CB Richard Ellis, Inc. has no knowledge of the existence of such materials on or in the property. CB Richard Ellis, Inc., however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

      We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4. All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CB Richard Ellis, Inc. This report may be subject to amendment upon re-inspection of the subject property subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

LAKESIDE APARTMENTS                          ASSUMPTIONS AND LIMITING CONDITIONS

5. It is assumed that all factual data furnished by the client, property owner, owner's representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CB Richard Ellis, Inc. has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor's Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact on the conclusions reported. Thus, CB Richard Ellis, Inc. reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CB Richard Ellis, Inc. of any questions or errors.

6. The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CB Richard Ellis, Inc. will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7. CB Richard Ellis, Inc. assumes no private deed restrictions, limiting the use of the subject property in any way.

8. Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9. CB Richard Ellis, Inc. is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10. The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11. Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CB Richard Ellis, Inc. does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CB Richard Ellis, Inc.

12. Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CB Richard Ellis, Inc. to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13. Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14. This study may not be duplicated in whole or in part without the specific written consent of CB Richard Ellis, Inc. nor may this report or copies hereof be transmitted to third parties without said consent, which

LAKESIDE APARTMENTS                          ASSUMPTIONS AND LIMITING CONDITIONS

      consent CB Richard Ellis, Inc. reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CB Richard Ellis, Inc. which consent CB Richard Ellis, Inc. reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a "sale" or "offer for sale" of any "security", as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CB Richard Ellis, Inc. shall have no accountability or responsibility to any such third party.

15. Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

16. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17. The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18. No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CB Richard Ellis, Inc. unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CB Richard Ellis, Inc. assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19. Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client's designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CB Richard Ellis, Inc. assumes responsibility for any situation arising out of the Client's failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20. CB Richard Ellis, Inc. assumes that the subject property analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21. It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22. No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23. The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CB Richard Ellis, Inc. has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance

LAKESIDE APARTMENTS                          ASSUMPTIONS AND LIMITING CONDITIONS

      survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CB Richard Ellis, Inc. has no specific information relating to this issue, nor is CB Richard Ellis, Inc. qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject property.

24. Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client proximately result in damage to Appraiser. The Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover from the other reasonable attorney fees and costs.

25. The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Richard Ellis, Inc. or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

LAKESIDE APARTMENTS                                                      ADDENDA

                                     ADDENDA

LAKESIDE APARTMENTS                                                   ADDENDUM A

                                   ADDENDUM A

                                GLOSSARY OF TERMS

LAKESIDE APARTMENTS                                                   ADDENDUM A

ASSESSED VALUE Assessed value applies in ad valorem taxation and refers to the value of a property according to the tax rolls. Assessed value may not conform to market value, but it is usually calculated in relation to a market value base. +

CASH EQUIVALENCY The procedure in which the sale prices of comparable properties sold with atypical financing are adjusted to reflect typical market terms.

CONTRACT, COUPON, FACE, OR NOMINAL RENT The nominal rent payment specified in the lease contract. It does not reflect any offsets for free rent, unusual tenant improvement conditions, or other factors that may modify the effective rent payment.

COUPON RENT

   See Contract, Coupon, Face, or Nominal Rent

EFFECTIVE RENT 1) The rental rate net of financial concessions such as periods of no rent during a lease term; may be calculated on a discounted basis, reflecting the time value of money, or on a simple, straight-line basis. ++
   2) The economic rent paid by the lessee when normalized to account for financial concessions, such as escalation clauses, and other factors. Contract, or normal, rents must be converted to effective rents to form a consistent basis of comparison between comparables.

FACE RENT

   See Contract, Coupon, Face, or Nominal Rent

FEE SIMPLE ESTATE Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. ++

FLOOR AREA RATIO (FAR) The relationship between the above-ground floor area of a building, as described by the building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area; also called building-to-land ratio. ++

FULL SERVICE LEASE A lease in which rent covers all operating expenses.
   Typically, full service leases are combined with an expense stop, the expense level covered by the contract lease payment. Increases in expenses above the expense stop level are passed through to the tenant and are known as expense pass-throughs.

GOING CONCERN VALUE Going concern value is the value of a proven property operation. It includes the incremental value associated with the business concern, which is distinct from the value of the real estate only. Going concern value includes an intangible enhancement of the value of an operating business enterprise which is produced by the assemblage of the land, building, labor, equipment, and marketing operation. This process creates an economically viable business that is expected to continue. Going concern value refers to the total value of a property, including both real property and intangible personal property attributed to the business value. +

GROSS BUILDING AREA (GBA) The sum of all areas at each floor as measured to the exterior walls.

INSURABLE VALUE Insurable Value is based on the replacement and/or reproduction cost of physical items that are subject to loss from hazards. Insurable value is that portion of the value of an asset or asset group that is acknowledged or recognized under the provisions of an applicable loss insurance policy. This value is often controlled by state law and varies from state to state. +

INVESTMENT VALUE Investment value is the value of an investment to a particular investor based on his or her investment requirements. In contrast to market value, investment value is value to an individual, not value in the marketplace. Investment value reflects the subjective relationship between a particular investor and a given investment. When measured in dollars, investment value is the price an investor would pay for an investment in light of its perceived capacity to satisfy his or her desires, needs, or investment goals. To estimate investment value, specific investment criteria must be known. Criteria to evaluate a real estate investment are not necessarily set down by the individual investor; they may be

LAKESIDE APARTMENTS                                                   ADDENDUM A

   established by an expert on real estate and its value, that is, an appraiser.+

LEASED FEE
   See leased fee estate

LEASED FEE ESTATE An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.++

LEASEHOLD
   See leasehold estate

LEASEHOLD ESTATE The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.++

LOAD FACTOR The amount added to usable area to calculate the rentable area. It is also referred to as a "rentable add-on factor" which, according to BOMA, "is computed by dividing the difference between the usable square footage and rentable square footage by the amount of the usable area. Convert the figure into a percentage by multiplying by 100.

MARKET VALUE "AS IF COMPLETE" ON THE APPRAISAL DATE Market value as if complete on the appraisal date is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

MARKET VALUE "AS IS" ON THE APPRAISAL DATE Market value "as is" on the appraisal date is an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of appraisal.

MARKET VALUE Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. Market value means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: 1) A reasonable time is allowed for exposure in the open market; 2) Both parties are well informed or well advised, and acting in what they consider their own best interests; 3) Buyer and seller are typically motivated; 4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. (ss)

MARKETING PERIOD The time it takes an interest in real property to sell on the market subsequent to the date of an appraisal. ++

NET LEASE Lease in which all or some of the operating expenses are paid directly by the tenant. The landlord never takes possession of the expense payment. In a Triple Net Lease all operating expenses are the responsibility of the tenant, including property taxes, insurance, interior maintenance, and other miscellaneous expenses. However, management fees and exterior maintenance are often the responsibility of the lessor in a triple net lease. A modified net lease is one in which some expenses are paid separately by the tenant and some are included in the rent.

NET RENTABLE AREA (NRA) 1) The area on which rent is computed. 2) The Rentable
   Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. *

LAKESIDE APARTMENTS                                                   ADDENDUM A

NOMINAL RENT
   See Contract, Coupon, Face, or Nominal Rent

PROSPECTIVE FUTURE VALUE "UPON COMPLETION OF CONSTRUCTION" Prospective future value "upon completion of construction" is the prospective value of a property on the future date that construction is completed, based upon market conditions forecast to exist, as of that completion date. The value estimate at this stage is stated in current dollars unless otherwise indicated.

PROSPECTIVE FUTURE VALUE "UPON REACHING STABILIZED OCCUPANCY" Prospective future value "upon reaching stabilized occupancy" is the prospective value of a property at a future point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long-term occupancy. The value estimate at this stage is stated in current dollars unless otherwise indicated.

REASONABLE EXPOSURE TIME The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.++

RENT
   See

   full service lease

   net lease

   contract, coupon, face, or nominal rent effective rent

SHELL SPACE Space which has not had any interior finishing installed, including even basic improvements such as ceilings and interior walls, as well as partitions, floor coverings, wall coverings, etc..

USABLE AREA 1) The area actually used by individual tenants. 2) The Usable Area of an office building is computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining usable areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. Excludes areas such as mechanical rooms, janitorial room, restrooms, lobby, and any major vertical penetrations of a multi-tenant floor. *

USE VALUE Use value is a concept based on the productivity of an economic good.
   Use value is the value a specific property has for a specific use. Use value focuses on the value the real estate contributes to the enterprise of which it is a part, without regard to the property's highest and best use or the monetary amount that might be realized upon its sale.+

VALUE APPRAISED During the real estate development process, a property typically progresses from a state of unimproved land to construction of improvements to stabilized occupancy. In general, the market value associated with the property increases during these stages of development. After reaching stabilized occupancy, ongoing forces affect the property during its life, including a physical wear and tear, changing market conditions, etc. These factors continually influence the property's market value at any given point in time.

   See also

   market value "as is" on the appraisal date

   market value "as if complete" on the appraisal date

   prospective future value "upon completion of construction"

   prospective future value "upon reaching stabilized occupancy"

----------

+ The Appraisal of Real Estate, Twelfth Edition, Appraisal Institute, 2001.

GLOSSARY OF TERMS

----------

++ The Dictionary of Real Estate Appraisal, Third Edition, 1993.

(ss) The Office of the Comptroller of the Currency, 12 CFR Part 34, Subpart C,
- 34.42(f), August 24, 1990. This definition is compatible with the definition of market value contained in The Dictionary of Real Estate Appraisal, Third Edition, and the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of The Appraisal Foundation, 1992 edition. This definition is also compatible with the OTS, RTC, FDIC, NCUA, and the Board of Governors of the Federal Reserve System definition of market value.

  *2000 BOMA Experience Exchange Report, Income/Expense Analysis for Office Buildings (Building Owners and Managers Association, 2000)

-- Statement on Appraisal Standard No. 6, Appraisal Standards Board of The Appraisal Foundation, September 19, 1992.

LAKESIDE APARTMENTS                                                   ADDENDUM B

                                   ADDENDUM B

                             ADDITIONAL PHOTOGRAPHS

LAKESIDE APARTMENTS                                                   ADDENDUM B

                                   [PICTURE]

                            VIEW OF THE PARKING AREA

                                   [PICTURE]

                          TYPICAL VIEW OF THE SUBJECT

LAKESIDE APARTMENTS                                                   ADDENDUM B

                                   [PICTURE]

                      VIEW OF A TYPICAL APARTMENT INTERIOR

                                   [PICTURE]

                      VIEW OF A TYPICAL APARTMENT INTERIOR

LAKESIDE APARTMENTS                                                   ADDENDUM B

                                   [PICTURE]

                      VIEW OF A TYPICAL APARTMENT INTERIOR

                                   [PICTURE]

                      VIEW OF A TYPICAL APARTMENT INTERIOR

LAKESIDE APARTMENTS                                                   ADDENDUM B

                                   [PICTURE]

                      VIEW OF A TYPICAL APARTMENT INTERIOR

                                   [PICTURE]

                          TYPICAL VIEW OF THE SUBJECT

LAKESIDE APARTMENTS                                                   ADDENDUM C

                                   ADDENDUM C

                              COMPARABLE LAND SALES

                                LAND SALE NO. 1

CARRINGTON AT TYVOLA

LOCATION DATA

Location:                         SWC OF SHOPTON AND BEAM ROADS
                                  CHARLOTTE, NC
County:                           MECKLENBURG
Assessor's Parcel No:             201-011-07, 08
Atlas Ref:                        N/A

PHYSICAL DATA

Type:                             APARTMENT
Land Area:                          GROSS               USABLE
                                  ---------           ---------
  Acres:                            24.4500             23.8300
  Square Feet:                    1,065,042           1,038,035

Topography:                       LEVEL, AT STREET GRADE
Shape:                            IRREGULAR
Utilities:                        ALL AVAILABLE TO SITE
Zoning:                           R17MF
Allowable Bldg Area:              N/A
Floor Area Ratio:                 N/A
No. of units:                     262

VALUATION

Use At Sale:                      VACANT
Proposed Use or Dev.              APARTMENT
Price Per Acre:                   $76,955
Price Per SF of Land:             $1.77
Price Per Unit:                   $6,999
Price Per SF of Bldg:             N/A

SALE DATA

Transaction Type:                 SALE
Date:                             6/2001
Marketing Time:                   N/A
Grantor:                          RUTH E HUNTER
Grantee:                          SHOPTON-BEAM ROAD ASSOCIATES
Document No.:                     12347-921
Sale Price:                       $1,833,850
Financing:                        CASH TO SELLER
Cash Eq. Price:                   $1,833,850
Onsite/Offsite Costs:             $0
Adj. Sale Price:                  $1,833,850
Verification:                     BUYER

COMMENTS

This parcel is located at the southwest corner of Shopton and Beam Roads, in southwest Charlotte. The site is level and just north of Tyvola Road. The site was purchased for the development of a 262 unit, Class A property to be known as Carrington at Tyvola.

[CB RICHARD ELLIS LOGO]

                                LAND SALE NO. 2

HIGHLANDS AT ALEXANDER POINT

LOCATION DATA

Location:                         NEQ TRYON STREET (US HIGHWAY 29)
                                  CHARLOTTE, NC
County:                           MECKLENBURG
Assessor's Parcel No:             029-031-31
Atlas Ref:                        N/A

PHYSICAL DATA

Type:                             APARTMENT
                                    GROSS                  USABLE
                                  ---------              ---------
Land Area:
  Acres:                            27.4600                27.4600
  Square Feet:                    1,196,158              1,196,158

Topography:                       ROLLING
Shape:                            IRREGULAR
Utilities:                        ALL AVAILABLE TO SITE
Zoning:                           R17, R12
Allowable Bldg Area:              N/A
Floor Area Ratio:                 N/A
No. of units:                     310

VALUATION

Use At Sale:                      VACANT
Proposed Use or Dev.              APARTMENT
Price Per Acre:                   $87,017
Price Per SF of Land:             $2.00
Price Per Unit:                   $7,708
Price Per SF of Bldg:             N/A

SALE DATA

Transaction Type:                 SALE
Date:                             5/2000
Marketing Time:                   N/A
Grantor:                          ALEXANDER DEVELOPMENT, LLC
Grantee:                          GLM HOLDINGS, LLC (HENRY PHARR)
Document No.:                     11296-899
Sale Price:                       $2,389,500
Financing:                        CASH TO SELLER
Cash Eq. Price:                   $2,389,500
Onsite/Offsite Costs:             $0
Adj. Sale Price:                  $2,389,500
Verification:                     PUBLIC RECORDS

COMMENTS

This comparable represents the acquisition of a parcel located along Tryon Street. This site wraps around the northeasterly corner of Tryon Street (US Highway 29) and Mallard Creek Church Road, in the northeastern portion of metropolitan Charlotte. It was acquired for the development of a 310-unit property to be known as Highlands at Alexander Point. The property is located opposite two other good quality Class A properties, recently (within 5 years) developed by Spanos. Davis Development is the developer of this property.

[CB RICHARD ELLIS LOGO]

                                LAND SALE NO. 3

WHITEHALL ESTATES

LOCATION DATA

Location:                         WHITEHALL ESTATES DRIVE
                                  CHARLOTTE, NC 28273
County:                           MECKLENBURG
Assessor's Parcel No:             201-922-01 POR
Atlas Ref:                        376-K7

PHYSICAL DATA

Type:                             APARTMENT
                                    GROSS             USABLE
                                  ---------         ---------
Land Area:
  Acres:                            36.7200           36.7200
  Square Feet:                    1,599,523         1,599,523

Topography:                       ROLLING
Shape:                            IRREGULAR
Utilities:                        ALL AVAILABLE TO SITE
Zoning:                           PUD - PLANNED USE
Allowable Bldg Area:              N/A
Floor Area Ratio:                 N/A
No. of units:                     470

VALUATION

Use At Sale:                      VACANT
Proposed Use or Dev.              APARTMENT
Price Per Acre:                   $85,784
Price Per SF of Land:             $1.97
Price Per Unit:                   $6,702
Price Per SF of Bldg:             N/A

SALE DATA

Transaction Type:                 SALE
Date:                             3/2000
Marketing Time:                   N/A
Grantor:                          IRP, LLC / JEFFREY S YAGER
Grantee:                          WHITEHALL ESTATES, INC.
Document No.:                     11138-0392
Sale Price:                       $3,150,000
Financing:                        CASH TO SELLER
Cash Eq. Price:                   $3,150,000
Onsite/Offsite Costs:             $0
Adj. Sale Price:                  $3,150,000
Verification:                     PUBLIC RECORDS

COMMENTS

This property lies on the edge of the Whitehall Technology Park and was purchased for development with a 470-unit apartment complex that will be built in phases. The property features good access and visibility in an area of southwest Charlotte that is undergoing a significant level of growth.

[CB RICHARD ELLIS LOGO]

LAKESIDE APARTMENTS                                                   ADDENDUM D

                                   ADDENDUM D

                            IMPROVED COMPARABLE SALES

                              APARTMENT SALE NO. 1

CHASE ON COMMONWEALTH

LOCATION DATA

Location:                         2726 COMMONWEALTH AVENUE
                                  CHARLOTTE,NC 28205
County:                           MECKLENBURG
Assessor's Parcel No:             12907504
Atlas Ref:                        N/A

PHYSICAL DATA

Type:                             GARDEN
Land Area:                        6.947 ACRES
Grs Liv.Area                      104,268 SF
Number of Units:                  132
Average Unit Size:                790 SF
Year Built:                       1986
No. of Stories:                   THREE
Exterior:                         VINYL
Condition:                        AVERAGE
Amenities:                        CLUBHOUSE, SWIMMING POOL,
                                  EXERCISE ROOM, LAUNDRY FACILITY,

SALE DATA

Transaction Type:                 SALE
Date:                             1/2001
Marketing Time:                   N/A
Grantor:                          GLB CHASE ON COMMONWEALTH, LP
Grantee:                          WESTDALE CHASE ON
Document No.:                     N/A
Sale Price:                       $4,218,000
Financing:                        CASH TO SELLER
Cash Eq.Price:                    $4,218,000
Req.Capital Cost:                 $0
Adj. Sale Price:                  $4,218,000
Verification:                     PUBLIC RECORDS

UNIT MIX

 UNIT TYPE                        NO.       SF         %
----------                        ---    -------      ---
1 BR, 1 BA                         54        670       40

2 BR, 1 BA                          6        800        4

2 BR, 2 BA                         72        879       54
                                  ---    -------      ---
TOTALS                            132    104,268      100

[PICTURE]

FINANCIAL DATA

Source:                           N/A
Occupancy at Sale:                87%
Existing or ProForma Inc:         N/A

                                      TOTAL                  PER UNIT
                                  ------------              ---------
Potential Gross Income:           $    839,400              $   6,359
Vacancy and Credit Loss:                   N/A                    N/A
Effective Gross Income:           $    839,400              $   6,359
Expenses and Reserves:            $    462,000              $   3,500
Net Operating Income:             $    377,400              $   2,859

ANALYSIS

Buyers Und. Crit.:                OTHER
Overall Cap. Rate (OAR):          8.95%
Projected IRR:                    N/A %
Eff. Gross Multiplier (EGIM):     5.03
Oper. Expense Ratio (OER):        55.04%
Price Per Square Foot:            $40.45
Price Per Unit:                   $31,954

COMMENTS

Income and expense information is estimated based on rent per unit at time of sale. The March 2001 Carolinas Real Data Charlotte Aparment Report reported a vacancy rate of 12.9%. This vacancy rate was applied to derive an effective gross income estimate. Expenses were estimated at $3,500 per unit.

[CB RICHARD ELLIS LOGO]

                              APARTMENT SALE NO. 2

SUNSET VILLAGE

LOCATION DATA

Location:                         2930 TACOMA STREET
                                  CHARLOTTE, NC 28208
County:                           MECKLENBURG
Assessor's Parcel No:             06121202
Atlas Ref:                        N/A

PHYSICAL DATA

Type:                             GARDEN
Land Area:                        8.591 ACRES
Grs Liv.Area                      99,000 SF
Number of Units:                  98
Average Unit Size:                1,010 SF
Year Built:                       1973
No. of Stories:                   TWO AND THREE
Exterior:                         MASONITE SIDING
Condition:                        AVERAGE
Amenities:                        SWIMMING POOL, LAUNDRY FACILITY

SALE DATA

Transaction Type:                 SALE
Date:                             5/2001
Marketing Time:                   N/A
Grantor:                          CHARLOTTE PARTNERS LIMITED
Grantee:                          SOUTHWOOD REALTY COMPANY
Document No.:                     N/A
Sale Price:                       $2,350,000
Financing:                        CASH TO SELLER
Cash Eq.Price:                    $2,350,000
Req.Capital Cost:                 $0
Adj. Sale Price:                  $2,350,000
Verification:                     PENDER MURPHY, BERKLEY CAPITAL

UNIT MIX

    UNIT TYPE                     NO.        SF          %
-----------------                 ---     -------       ---
1 BR, 1 BA TNHS                    26         756        26

2 BR, 1.5 BA TNHS                  42         950        42

3 BR, 1.5 BA                       30        1375        30
                                  ---     -------       ---
TOTALS                             98     100,806       100

                                   [PICTURE]

FINANCIAL DATA

Source:                           N/A
Occupancy at Sale:                 90%
Existing or ProForma Inc:         N/A

                                      TOTAL                  PER UNIT
                                  ------------              ---------
Potential Gross Income:           $    538,400              $   5,493
Vacancy and Credit Loss:                   N/A                    N/A
Effective Gross Income:           $    538,400              $   5,493
Expenses and Reserves:            $    323,400              $   3,300
Net Operating Income:             $    215,000              $   2,193

ANALYSIS

Buyers Und. Crit.:                OTHER
Overall Cap. Rate (OAR):            9.15%
Projected IRR:                       N/A%
Eff. Gross Multiplier (EGIM):       4.36
Oper. Expense Ratio (OER):         60.07%
Price Per Square Foot:           $ 23.74
Price Per Unit:                  $23,979

COMMENTS

Buyer owns property adjacent to Sunset Village.

[CB RICHARD ELLIS LOGO]

                              APARTMENT SALE NO. 3

THE CEDARS

LOCATION DATA

Location:                         7139 WINDING CEDAR TRAIL
                                  CHARLOTTE, NC
County:                           MECKLENBURG
Assessor's Parcel No:             103-261-09
Atlas Ref:                        N/A

PHYSICAL DATA

Type:                             GARDEN
Land Area:                        31.350 ACRES
Grs Liv.Area                      339,648 SF
Number of Units:                  360
Average Unit Size:                943 SF
Year Built:                       1983
No. of Stories:                   2
Exterior:                         WOOD SIDING AND BRIC
Condition:                        AVERAGE
Amenities:                        POOL; TENNIS; LAUNDRY

SALE DATA

Transaction Type:                 SALE
Date:                             8/2002
Marketing Time:                   N/A
Grantor:                          CAPREIT CEDARS, LP
Grantee:                          THE CEDARS APARTMENTS ASSOC.,
Document No.:                     N/A
Sale Price:                       $14,800,000
Financing:                        CASH TO SELLER
Cash Eq.Price:                    $14,800,000
Req.Capital Cost:                 $200,000
Adj. Sale Price:                  $15,000,000
Verification:                     BUYER

UNIT MIX

UNIT TYPE                         NO.        SF          %
---------                         ---     -------       ---
1 Br/1 Ba                          48         711        13

1 Br/1 Ba                         104         779        28

2 Br/1 Ba                          40         945        11

2 Br/2 Ba                         112        1068        31

3 Br/2 Ba                          56        1198        15
                                  ---     -------       ---
TOTALS                            360     339,648       100

                                   [PICTURE]

FINANCIAL DATA

Source:                           BUYER
Occupancy at Sale:                91.9%
Existing or ProForma Inc:         EXISTING

                                       TOTAL                  PER UNIT
                                  --------------             ---------
Potential Gross Income:           $    2,514,014             $   6,983
Vacancy and Credit Loss:                     N/A                   N/A
Effective Gross Income:           $    2,514,014             $   6,983
Expenses and Reserves:            $    1,216,788             $   3,379
Net Operating Income:             $    1,297,226             $   3,603

ANALYSIS

Buyers Und. Crit.:                DIRECT CAP
Overall Cap. Rate (OAR):               8.65%
Projected IRR:                          N/A%
Eff. Gross Multiplier (EGIM):          5.97
Oper. Expense Ratio (OER):            48.40%
Price Per Square Foot:              $ 44.16
Price Per Unit:                     $41,666

COMMENTS

This property is an average quality and condition complex located in the eastern Charlotte submarket. The property is in generally good condition. The buyer budgeted $200,000 in immediate repairs to replace cedar siding with vinyl siding throughout the complex. The cedar siding was painted incorrectly prior to sale and the paint has chipped and peeled to the point where it was no longer acceptable.

The income and expense information is based on the buyer's actual numbers, which were based on the property's most recent 12 months of operations. The buyer also included a $400 per unit reserve allowance. The buyer confirmed a cap rate of 8.8% after reserves. After adding the $200,000 for deferred maintenance, the cap rate is lowered somewhat.

[CB RICHARD ELLIS LOGO]

                              APARTMENT SALE NO. 4

THE DRAKE

LOCATION DATA

Location:                         1701 GANDER COVE LANE
                                  MATTHEWS,NC 28105
County:                           MECKLENBURG
Assessor's Parcel No:             213-231-02
Atlas Ref:                        N/A

PHYSICAL DATA

Type:                             GARDEN
Land Area:                        21.720 ACRES
Grs Liv.Area                      223,200 SF
Number of Units:                  288
Average Unit Size:                775 SF
Year Built:                       1988
No. of Stories:                   2 AND 3
Exterior:                         WOOD SIDING
Condition:                        GOOD
Amenities:                        POOL, CLUBHOUSE, FITNESS
                                  CENTER, TENNIS, LAUNDRY

SALE DATA

Transaction Type:                 SALE
Date:                             7/2001
Marketing Time:                   N/A
Grantor:                          WTC NO ONE HUNDRED CORPORATION
Grantee:                          G1 DRAKE INVESTMENTS LTD LP
Document No.:                     12516-898
Sale Price:                       $13,600,000
Financing:                        CASH TO SELLER
Cash Eq. Price:                   $13,600,000
Req. Capital Cost:                $0
Adj. Sale Price:                  $13,600,000
Verification:                     JAY SUMNER-BROKER

UNIT MIX

 UNIT TYPE                        NO.        SF          %
----------                        ---     -------       ---
1 BR, 1 BA                         96         550        33

1 BR, 1 BA                         48         700        16

2 BR, 2 BA                        144         950        50

                                  ---     -------       ---
TOTALS                            288     223,200       100

                                   [PICTURE]

FINANCIAL DATA

Source:                           BUYER
Occupancy at Sale:                92%
Existing or ProForma Inc:         EXISTING

                                      TOTAL                  PER UNIT
                                  -------------             ---------
Potential Gross Income:           $   2,029,832             $   7,048
Vacancy and Credit Loss:                    N/A                   N/A
Effective Gross Income:           $   2,029,832             $   7,048
Expenses and Reserves:            $     875,182             $   3,038
Net Operating Income:             $   1,154,650             $   4,009

ANALYSIS

Buyers Und. Crit.:                DIRECT CAP
Overall Cap. Rate (OAR):                8.49%
Projected IRR:                           N/A%
Eff. Gross Multiplier (EGIM):           6.70
Oper. Expense Ratio (OER):             43.12%
Price Per Square Foot:               $ 60.93
Price Per Unit:                      $47,222

COMMENTS

This property is an attractive property on a small pond, located just south of Sardis Road, off the west side of Monroe Road, in south Charlotte. The property sold on current/actual operating data. A reserve allowance of $300 per unit was added to the pro forma. The income, expenses, and cap rate were confirmed by the broker for the transaction.

[CB RICHARD ELLIS LOGO]

                              APARTMENT SALE NO. 5

WALKERS RIDGE

LOCATION DATA

Location:                         1100 ROBINWOOD DRIVE
                                  GASTONIA, NC
County:                           GASTON
Assessor's Parcel No:             N/A
Atlas Ref:                        N/A

PHYSICAL DATA

Type:                             GARDEN
Land Area:                        N/A
Grs Liv.Area                      134,640 SF
Number of Units:                  144
Average Unit Size:                935 SF
Year Built:                       1990
No. of Stories:                   N/A
Exterior:                         VINYL SIDING
Condition:                        GOOD
Amenities:

SALE DATA

Transaction Type:                 SALE
Date:                             2/2002
Marketing Time:                   N/A
Grantor:                          SIMPSON PROPERTY GROUP
Grantee:                          FIRST LAND MARK
Document No.:                     N/A
Sale Price:                       $6,800,000
Financing:                        NOT AVAILABLE
Cash Eq. Price:                   $6,800,000
Req. Capital Cost:                $0
Adj. Sale Price:                  $6,800,000
Verification:                     BERKELEY CAPITAL ADVISORS

UNIT MIX

UNIT TYPE                         NO.                   SF            %
---------                         ---                 ------         ----
1BR, 1BA                           32                    708           22

2BR, 2BA                           72                    924           50

3BR, 2BA                           40                   1136           27

                                  ---                 ------         ----
TOTALS                            144                 134,62         4100

                                   [PICTURE]

FINANCIAL DATA

Source:                           BROKER
Occupancy at Sale:                94%
Existing or ProForma Inc:         EXISTING

                                      TOTAL                  PER UNIT
                                  -------------             ---------
Potential Gross Income:           $   1,070,200             $   7,431
Vacancy and Credit Loss:                    N/A                   N/A
Effective Gross Income:           $   1,070,200             $   7,431
Expenses and Reserves:            $     475,200             $   3,300
Net Operating Income:             $     595,000             $   4,131

ANALYSIS

Buyers Und. Crit.:                DIRECT CAP
Overall Cap. Rate (OAR):                8.75%
Projected IRR:                           N/A%
Eff. Gross Multiplier (EGIM):           6.35
Oper. Expense Ratio (OER):             44.40%
Price Per Square Foot:               $ 50.51
Price Per Unit:                      $47,222

COMMENTS

This property is in good condition and is located below street level. Access to the property is through a security gate. The property has vinyl siding with pitched roofs. It had polybutylene plumbing that does not appear to have negatively impacted the purchase price. The cap rate and income information are based on actual numbers and were confirmed with the brokers for the transaction.

[CB RICHARD ELLIS LOGO]

                              APARTMENT SALE NO. 6

WILLOW RIDGE

LOCATION DATA

Location:                9200 WILLOW RIDGE ROAD
                         CHARLOTTE,NC
County:                  MECKLENBURG
Assessor's Parcel No:    20710206 & 20710207
Atlas Ref:               N/A

PHYSICAL DATA

Type:                    GARDEN
Land Area:               11.978 ACRES
Grs Liv.Area             370,728 SF
Number of Units:         456
Average Unit Size:       813 SF
Year Built:              1986
No. of Stories:          TWO
Exterior:                WOOD SIDING
Condition:               AVERAGE
Amenities:               CLUBHOUSE, TENNIS COURTS,
                         SWIMMING POOL, PLAYGROUND

SALE DATA

Transaction Type:        SALE
Date:                    12/2002
Marketing Time:          N/A
Grantor:                 WILLOW RIDGE APARTMENT LLC
Grantee:                 PENNSYLVANIA REALTY GROUP
Document No.:            N/A
Sale Price:              $ 20,300,000
Financing:               CASH TO SELLER
Cash Eq.Price:           $ 20,300,000
Req.Capital Cost:        $          0
Adj. Sale Price:         $ 20,300,000
Verification:            MAC ALEXANDER - BROKER

UNIT MIX

  UNIT TYPE     NO.    SF      %
--------------  ---  -------  ---
1 BR, 1 BA EFF   16      579    3

1 BR, 1 BA      174      657   38

2 BR, 1 BA       74      810   16

2 BR, 2 BA       96      934   21

2 BR, 2 BA       96     1016   21

                ---  -------  ---
TOTALS          456  370,722  100
                ---  -------  ---

                                   [PICTURE]

FINANCIAL DATA

Source:                       BROKER
Occupancy at Sale:            92%
Existing or ProForma Inc:     PRO FORMA

                             TOTAL      PER UNIT
                           ----------   --------
Potential Gross Income:           N/A        N/A
Vacancy and Credit Loss:          N/A        N/A
Effective Gross Income:           N/A        N/A
Expenses and Reserves:            N/A        N/A
Net Operating Income:      $1,421,000   $  3,116

ANALYSIS

Buyers Und. Crit.:               OTHER
Overall Cap. Rate (OAR):           7.00%
Projected IRR:                      N/A%
Eff. Gross Multiplier (EGIM):       N/A
Oper. Expense Ratio (OER):          N/A%
Price Per Square Foot:          $ 54.76
Price Per Unit:                 $44,517

COMMENTS

This property represents the sale of a vintage 1986 apartment complex located in south Charlotte. The property consists of one and two bedroom units with standard unit amenities. Mac Alexander confirmed all the data regarding the sale.

[CB RICHARD ELLIS LOGO]

LAKESIDE APARTMENTS                                                   ADDENDUM E

                                   ADDENDUM E

                                RENT COMPARABLES

                           APARTMENT COMPARABLE NO. 1

CREEKWOOD

LOCATION DATA

Location:               2300 VILLAGE LAKE DRIVE
                        CHARLOTTE,NC 28212
County:                 MECKLENBURG
Assessor's Parcel No:   19107137
Atlas Ref:              N/A

PHYSICAL DATA

Type:                   GARDEN
Number of Units:        384
Year Built:             1986
No. of Stories:         TWO
Average Unit Size:      839 SF
Exterior:               WOOD SIDING
Condition:              AVERAGE
Amenities:              SWIMMING POOL, TENNIS COURTS,
                        CLUBHOUSE, LAUNDRY FACILITY

                                   [PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                 94%
Rent Premiums:             NONE
Concessions:               SEE COMMENTS
Typical Lease Term:        12 MONTHS
Utilities incl. in Rent:   TRASH REMOVAL
Tenant Profile:            MIDDLE-INCOME GROUPS
Management Co.:            EQUITY RESIDENTIAL
Phone No:                  704.568.5910
Survey Date:               04/03

RENT SUMMARY

 UNIT TYPE   NO.     SF        RENT    RENT PSF
----------   ---   -------   -------   --------
1 BR, 1 BA    72       630   529-559      0.86
1 BR, 1 BA    16       740   511-619      0.76
1 BR, 1 BA   104       750   519-619      0.76
2 BR, 2 BA    48       866   579-679      0.73
2 BR, 2 BA    36       923   599-699      0.70
2 BR, 2 BA    12       965     749        0.78
2 BR, 2 BA    72       980   609-769      0.70
3 BR, 2 BA    24      1250   829-869      0.68

             ---   -------   -------    ------
TOTALS       384   322,136   $   625    $ 0.74
             ---   -------   -------    ------

COMMENTS

This is a garden apartment property developed in 1986 in average condition. This project consists of a two-story complex constructed of wood siding over a wood frame. This comparable offers one-, two-and three-bedroom plans. Management was not offering any concessions at the time of our interview. Management did not included any utilities in the rent.

[CB RICHARD ELLIS LOGO]

                           APARTMENT COMPARABLE NO. 2

MCALPINE RIDGE

LOCATION DATA

Location:               7900 KREFELD DRIVE
                        CHARLOTTE,NC 38277
County:                 MECKLENBURG
Assessor's Parcel No:   19308134
Atlas Ref:              N/A

PHYSICAL DATA

Type:                   GARDEN
Number of Units:        320
Year Built:             1989
No. of Stories:         THREE
Average Unit Size:      730 SF
Exterior:               BRICK VENEER & VINYL
Condition:              GOOD
Amenities:              CLUBHOUSE, SWIMMING POOL,
                        TENNIS COURT, EXERCISE ROOM,

                                   [PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                 95%
Rent Premiums:             NONE
Concessions:               SEE COMMENTS
Typical Lease Term:        12 MONTHS
Utilities incl. in Rent:   TRASH REMOVAL
Tenant Profile:            MIXED
Management Co.:            EQUITY RESIDENTIAL
Phone No:                  704.536.7599
Survey Date:               04/03

RENT SUMMARY

UNIT TYPE    NO.     SF       RENT   RENT PSF
----------   ---   -------   -----   --------
1 BR, 1 BA    69       553     509     0.92
1 BR, 1 BA   114       672     559     0.83
1 BR, 1 BA    42       752     599     0.80
1 BR, 1 BA    33       769     639     0.83
2 BR, 2 BA    30       908     689     0.76
2 BR, 2 BA    32      1081     779     0.72

             ---   -------   -----    -----
TOTALS       320   233,558   $ 596    $0.82
             ---   -------   -----    -----

COMMENTS

This is a garden apartment property developed in 1989 in good condition. This project consists of a three-story complex constructed of vinyl siding and brick over wood frame. This comparable offers one and two-bedroom plans. Management was not offering any concessions at the time of this interview, the leasing representative stated market rents were recently reduced across all unit types. Water, sewer, and basic cable were not included and trash removals were included in the rent.

[CB RICHARD ELLIS LOGO]

                           APARTMENT COMPARABLE NO. 3

RUNAWAY BAY

LOCATION DATA

Location:               8242 RUNAWAY BAY DRIVE
                        CHARLOTTE,NC 28212
County:                 MECKLENBURG
Assessor's Parcel No:   19107138
Atlas Ref:              N/A

PHYSICAL DATA

Type:                   GARDEN
Number of Units:        280
Year Built:             1985
No. of Stories:         TWO
Average Unit Size:      862 SF
Exterior:               WOOD SIDING
Condition:              AVERAGE
Amenities:              SWIMMING POOL, TENNIS COURTS,
                        CLUBHOUSE, AND LAUNDRY FACILITY

                                   [PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                 96%
Rent Premiums:             NONE
Concessions:               SEE COMMENTS
Typical Lease Term:        12 MONTHS
Utilities incl. in Rent:   TRASH REMOVAL
Tenant Profile:            MIDDLE-INCOME GROUPS
Management Co.:            AIMCO
Phone No:                  704.535.0126
Survey Date:               04/03

RENT SUMMARY

UNIT TYPE    NO.     SF        RENT    RENT PSF
----------   ---   -------   -------   --------
1 BR, 1 BA    82       685   479-519      0.73
1 BR, 1 BA    28       826   539-589      0.68
2 BR, 1 BA    24       837   559-609      0.70
2 BR, 1 BA     8       904   619-669      0.71
2 BR, 2 BA    94       934   599-659      0.67
2 BR, 2 BA    28      1048   639-679      0.63
3 BR, 2 BA    16      1101   769-809      0.72

             ---   -------   -------    ------
TOTALS       280   241,374   $   593    $ 0.69
             ---   -------   -------    ------

COMMENTS

This is a garden apartment property developed in 1985 in average condition. This project consists of a two-story complex constructed of wood siding. This comparable offers one-, two-and three-bedroom plans. Management was offering $100 to $150 off market rent on a 12-month lease. Trash removals were included in the rent.

[CB RICHARD ELLIS LOGO]

                           APARTMENT COMPARABLE NO. 4

STONEHAVEN

LOCATION DATA

Location:               7000 FERNWOOD DRIVE
                        CHARLOTTE,NC 28211
County:                 MECKLENBURG
Assessor's Parcel No:   18924304
Atlas Ref:              N/A

PHYSICAL DATA
Type:                   GARDEN
Number of Units:        240
Year Built:             1981
No. of Stories:         TWO
Average Unit Size:      873 SF
Exterior:               BRICK & SIDING
Condition:              AVERAGE
Amenities:              CLUBHOUSE, TENNIS COURTS,
                        SWIMMING POOL, PLAYGROUND,

                                   [PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                 98%
Rent Premiums:             NONE
Concessions:               SEE COMMENTS
Typical Lease Term:        12 MONTHS
Utilities incl. in Rent:   WATER, SEWER, TRASH REMOVAL
Tenant Profile:            MIXED
Management Co.:            GUARDIAN MANAGEMENT
Phone No:                  704.365.3202
Survey Date:               04/03

RENT SUMMARY

 UNIT TYPE     NO.     SF       RENT     RENT PSF
------------   ---   -------   -------   --------
1 BR, 1 BA      72       650   509-675      0.91
2 BR, 1.5 BA   152       950   599-785      0.73
3 BR, 2 BA      16      1150   750-915      0.72

               ---   -------   -------    ------
TOTALS         240   209,600   $   671    $ 0.77
               ---   -------   -------    ------

COMMENTS

This is a garden apartment property developed in 1981 in average condition. This project consists of a two-story complex constructed of vinyl siding and brick over wood frame. This comparable offers one-, two-and three-bedroom plans. Management was not offering any concessions at the time of this interview. Water, sewer, and trash removals were included in the rent.

[CB RICHARD ELLIS LOGO]

                           APARTMENT COMPARABLE NO. 5

VILLA EAST

LOCATION DATA

Location:               2121 VILLAGE LAKE DRIVE
                        CHARLOTTE,NC 28212
County:                 MECKLENBURG
Assessor's Parcel No:   19110309
Atlas Ref:              N/A

PHYSICAL DATA

Type:                   GARDEN
Number of Units:        120
Year Built:             1974
No. of Stories:         TWO
Average Unit Size:      600 SF
Exterior:               BRICK VENEER & WOOD
Condition:              AVERAGE
Amenities:              SWIMMING POOL, LAUNDRY FACILITY

                                   [PICTURE]

OCCUPANCY / LEASE DATA

Occupancy:                 85%
Rent Premiums:             NONE
Concessions:               SEE COMMENTS
Typical Lease Term:        12 MONTHS
Utilities incl. in Rent:   NONE
Tenant Profile:            MIXED
Management Co.:            SHAMROCK MANAGEMENT
Phone No:                  704.568.5350
Survey Date:               04/03

RENT SUMMARY

 UNIT TYPE   NO.    SF      RENT   RENT PSF
----------   ---   ------   ----   --------
1 BR, 1 BA   120   600       425     0.71

             ---   ------   ----    -----
TOTALS       120   72,000   $425    $0.71
             ---   ------   ----    -----

COMMENTS

This is a garden apartment property developed in 1974 in average condition. This project consists of a two-story complex constructed of wood siding and brick over wood frame. This comparable offers one-bedroom plans. Management was not offering any concessions at the time of our interview. Management did not included any utilities in the rent.

[CB RICHARD ELLIS LOGO]

LAKESIDE APARTMENTS                                                   ADDENDUM F

                                   ADDENDUM F

                                 OPERATING DATA

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2000 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:24 PM          USER ID: CODONNEL

CURRENT   CURRENT   PREVIOUS YR PREVIOUS YR                                         CURRENT    CURRENT   PREVIOUS   PREVIOUS YR
 MONTH     MONTH       MONTH     CUR MONTH                                            YTD       YTD       YEAR      CURRENT YTD
ACTUAL    VARIANCE    ACTUAL     VARIANCE                                            ACTUAL    VARIANCE  ACTUAL      VARIANCE
--------- --------- ----------- -----------                                        ---------- ---------- ---------- ------------
                                                         INCOME

 136,160   136,160    114,244     21,916    500000 - Market Rent                   1,598,676  1,598,676  1,463,468    135,208
  (5,236)   (5,236)    (6,747)     1,511    500001 - Leases Under Schedule           (54,891)   (54,891)   (79,062)    24,171
       0         0      3,021     (3,021)   500002 - Leases Over Schedule                  0          0     38,824    (38,824)
       0         0        353       (353)   500005 - Month to Month Fee                    0          0      7,983     (7,983)
       0         0         50        (50)   500006 - Short Term Lease Fee                  0          0        100       (100)
 -------   -------   --------    -------    -------------------------------------- ---------  ---------  ---------    -------
 130,924   130,924    110,921     20,003        TOTAL GROSS POTENTIAL RENT         1,543,785  1,543,785  1,431,313    112,472

       0         0          0          0    519100 - Concessions Reimbursement             0          0        571       (571)
       0         0          0          0    522025 - Service Maintenance Guarantee      (189)      (189)         0       (189)
 (12,977)  (12,977)      (263)   (12,714)   625002 - Concessions/Special Promotions  (44,803)   (44,803)   (14,597)   (30,205)
       0         0          0          0    625006 - Discount - Residents Monthly          0          0       (557)       557
 -------   -------   --------    -------    -------------------------------------- ---------  ---------  ---------    -------
 (12,977)  (12,977)      (263)   (12,714)            TOTAL CONCESSIONS               (44,991)   (44,991)   (14,583)   (30,408)

  (9,663)    9,663    (12,363)    (2,700)   522000 - Vacancy Loss                   (131,850)   131,850   (126,942)     4,907
 -------   -------   --------    -------    -------------------------------------- ---------  ---------  ---------    -------
  (9,663)    9,663    (12,363)    (2,700)           TOTAL VACANCY LOSS              (131,850)   131,850   (126,942)     4,907

       0         0          0          0    522099 - Other Rental Adjustments          1,237      1,237          0      1,237
    (595)     (595)    (1,008)       413    631200 - Administrative Units             (6,992)    (6,992)   (13,046)     6,054
  (1,480)   (1,480)       (76)    (1,404)   633100 - Employee Apartments             (18,104)   (18,104)    (8,414)    (9,690)
 -------   -------   --------    -------    -------------------------------------- ---------  ---------  ---------    -------
  (2,075)   (2,075)    (1,084)      (991)        TOTAL OTHER RENTAL LOSSES           (23,858)   (23,858)   (21,460)    (2,398)

 -------   -------   --------    -------    -------------------------------------- ---------  ---------  ---------    -------
 (24,716)  (24,716)   (13,711)   (11,005)           TOTAL RENTAL LOSS               (200,699)  (200,699)  (162,986)   (37,713)

 -------   -------   --------    -------    -------------------------------------- ---------  ---------  ---------    -------
 106,209   106,209     97,210      8,998            NET RENTAL INCOME              1,343,085  1,343,085  1,268,327     74,759

       0         0          0          0    590508 - Utility Reimburse -                   0          0        657       (657)
                                                     Electricity
       0         0         30        (30)   590509 - Utility Reimburse -                   0          0      8,900     (8,900)
                                                     Water/Sewer
      54        54      2,183     (2,129)   590514 - Utilities Reimbursements          1,918      1,918      2,183       (264)
 -------   -------   --------    -------    -------------------------------------- ---------  ---------  ---------    -------
      54        54      2,212     (2,158)       TOTAL UTILITY REIMBURSEMENTS           1,918      1,918     11,739     (9,821)

     306       306      1,246       (940)   591000 - Laundry Income                    6,881      6,881     12,151     (5,270)
       0         0          0          0    591002 - Vending Income                      581        581          4        578
       0         0      1,015     (1,015)   591007 - AS -Cable TV                          0          0      7,701     (7,701)
       9         9        383       (374)   591008 - AS - Local Telephone              2,307      2,307      2,360        (53)
       0         0          0          0    591011 - AS -Vending                         256        256        281        (25)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2000 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:24 PM          USER ID: CODONNEL

CURRENT   CURRENT   PREVIOUS YR PREVIOUS YR                                      CURRENT    CURRENT    PREVIOUS   PREVIOUS YR
 MONTH     MONTH       MONTH     CUR MONTH                                         YTD        YTD        YEAR      CURRENT YTD
ACTUAL    VARIANCE    ACTUAL     VARIANCE                                         ACTUAL    VARIANCE   ACTUAL      VARIANCE
--------- --------- ----------- -----------                                     ---------- ----------- ---------  ------------
     315       315      2,644     (2,329)       TOTAL ANCILLARY SERVICES INCOME    10,026      10,026     22,496    (12,470)
      40        40          0         40    529000 - Miscellaneous                    840         840          0        840
   1,158     1,158        813        345    592001 - Late Charges                  14,557      14,557     18,174     (3,618)
       0         0        150       (150)   592002 - NSF Charges                    1,475       1,475        950        525
       0         0        400       (400)   592004 - Admin Fees - Resident              0           0      1,150     (1,150)
                                                     Charges
       0         0         50        (50)   592006 - Keys, Locks, Lock Changes          0           0        120       (120)
       0         0          0          0    592007 - Transfer Fee                       0           0        300       (300)
       0         0          0          0    592009 - Miscellaneous Resident             0           0          5         (5)
                                                     Charges
       0         0          0          0    592010 - Non-refundable Admin Fees          0           0        150       (150)
       4         4          0          4    593000 - Cleaning & Damage Fees         1,609       1,609        442      1,166
       0         0        181       (181)   594000 - Deposit Forfeitures             (125)      (125)        299       (424)
     269       269        450       (181)   599002 - Legal Fees                       827         827      4,575     (3,748)
     250       250          0        250    599003 - Non-refundable Pet Fees          550         550      1,120       (570)
     150       150          0        150    599004 - Lease Cancellation Fees        4,613       4,613      3,825        788
     640       640        245        395    599005 - Application Fees               5,063       5,063      7,745     (2,682)
       0         0        120       (120)   599013 - Monthly Pet Rent                   0           0        842       (842)
     232       232          0        232    599099 - Miscellaneous Income             730         730        133        597
 -------   -------     ------    -------    ----------------------------------- ---------   ---------  ---------  ---------
   2,743     2,743      2,408        335        TOTAL MISCELLANEOUS INCOME         30,139      30,139     39,831     (9,692)

 -------   -------     ------    -------    ----------------------------------- ---------   ---------  ---------  ---------
   3,112     3,112      7,265     (4,153)           TOTAL OTHER INCOME             42,083      42,083     74,066    (31,983)

  (6,261)   (6,261)    (4,636)    (1,625)   637000 - Bad Debt Expense             (55,586)    (55,586)   (62,800)     7,213
     273       273         16        257    637001 - Bad Debt Collections           3,663       3,663      6,444     (2,781)
 -------   -------     ------    -------    ----------------------------------- ---------   ---------  ---------  ---------
  (5,988)   (5,988)    (4,620)    (1,368)         TOTAL BAD DEBT EXPENSE          (51,923)    (51,923)   (56,356)     4,433

 -------   -------     ------    -------    ----------------------------------- ---------   ---------  ---------  ---------
 103,332   103,332     99,854      3,478          EFFECTIVE GROSS INCOME        1,333,245   1,333,245  1,286,037     47,208
 -------   -------     ------    -------    ----------------------------------- ---------   ---------  ---------  ---------

                                                    OPERATING EXPENSES

       0         0          0          0    612101 - Ad Valorem Tax                  (142)        142          0        142
       0         0          0          0    615600 - Fire Protection                    0           0        440        440
 -------   -------     ------    -------    ----------------------------------- ---------   ---------  ---------  ---------
       0         0          0          0            COMMON AREA EXPENSE              (142)        142        440        582

   1,796    (1,796)       480     (1,317)   645001 - Electricity - Vacant          12,209     (12,209)    12,400        191
   1,796    (1,796)     1,048       (748)   645003 - Electricity - List Bills      23,203     (23,203)    19,004     (4,198)
     869      (869)       851        (18)   645100 - Water                         18,454     (18,454)    14,267     (4,188)
       0         0          0          0    645203 - Gas - List Bills               1,560      (1,560)         0     (1,560)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2000 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:24 PM          USER ID: CODONNEL

CURRENT CURRENT  PREVIOUS YR PREVIOUS YR                                         CURRENT CURRENT  PREVIOUS PREVIOUS YR
 MONTH   MONTH      MONTH     CUR MONTH                                            YTD     YTD      YEAR   CURRENT YTD
ACTUAL  VARIANCE   ACTUAL     VARIANCE                                            ACTUAL VARIANCE  ACTUAL   VARIANCE
------- -------- ----------- -----------                                         ------- -------- -------- -----------
 1,509   (1,509)    2,101         592    645300 - Sewer                          28,457  (28,457)  28,596       138
     0        0         0           0    647000 - Fees, Penalties - Utilities        55      (55)       0       (55)
     0        0         0           0    647001 - Utility Processing Fees             0        0    2,511     2,511
 -----   ------     -----      ------    --------------------------------------- ------  -------   ------    ------
 5,970   (5,970)    4,479      (1,491)          TOTAL UTILITIES EXPENSE          83,938  (83,938)  76,777    (7,161)
     0        0         0           0    631701 - Contract Common Area Cleaning   1,420   (1,420)     648      (772)
   500     (500)      500           0    651900 - Contract Exterminating          3,755   (3,755)   3,971       216
     0        0       275         275    652500 - Contract Trash Removal          2,748   (2,748)   3,303       555
   667     (667)        0        (667)   653002 - Contract Courtesy Patrol        2,150   (2,150)   7,248     5,098
     0        0         0           0    653004 - Contract Alarm System               0        0      253       253
 2,200   (2,200)        0      (2,200)   653700 - Contract Yards and Grounds     30,327  (30,327)  29,273    (1,054)
     0        0       225         225    654200 - Contract Repairs                3,340   (3,340)   1,912    (1,428)
     0        0         0           0    654602 - Contract HVAC                       0        0       69        69
 -----   ------     -----      ------    --------------------------------------- ------  -------   ------    ------
 3,367   (3,367)    1,000      (2,366)          TOTAL CONTRACT SERVICE           43,740  (43,740)  46,676     2,936

   131     (131)        0        (131)   631500 - Buyers Access Fee                 394     (394)       0      (394)
     0        0         0           0    652300 - Gas/Oil/Mileage                     0        0        9         9
     0        0         0           0    653600 - Landscaping Supplies            9,943   (9,943)   7,595    (2,348)
    47      (47)       25         (22)   654101 - Electrical Supplies             1,764   (1,764)   1,450      (314)
    85      (85)       54         (32)   654102 - Plumbing Supplies               1,461   (1,461)   2,110       649
    74      (74)       10         (65)   654103 - Appliance Parts                 2,052   (2,052)   2,218       166
     0        0         0           0    654105 - Plumbing Fixtures/Repairs         739     (739)     816        77
   995     (995)      107        (888)   654199 - Other Maintenance Materials     6,093   (6,093)   5,820      (273)
     0        0         0           0    654201 - Roof Repairs                      450     (450)       0      (450)
     0        0         0           0    654205 - Interior Building Improvements  3,292   (3,292)   3,299         7
     0        0         0           0    654206 - Exterior Building Improvements  3,336   (3,336)   2,047    (1,289)
     0        0         0           0    654207 - Paving/Concrete/Striping            0        0    1,975     1,975
     0        0     1,200       1,200    654209 - Sewer Repairs                   1,112   (1,112)   1,794       682
     0        0         0           0    654601 - HVAC Parts & Supplies           1,397   (1,397)   1,880       484
 (376)      376         0         376    654700 - Pool Expense                    1,382   (1,382)   1,772       390
     0        0         0           0    654800 - Snow Removal                       57      (57)       0       (57)
     0        0       (46)        (46)   655200 - R & M Rebate - MRO                  0        0   (1,658)   (1,658)
     0        0       (70)        (70)   655201 - R & M Rebate - Other                0        0     (263)     (263)
     0        0         0           0    657000 - Equipment/Vehicle Expense          39      (39)      33        (6)
     0        0         0           0    659001 - Fire Protection Equip Maint       265     (265)     464       199
 -----   ------     -----      ------    --------------------------------------- ------  -------   ------    ------
   957     (957)    1,280         323          TOTAL REPAIRS & MAINTENANCE       33,775  (33,775)  31,360    (2,415)

     0        0         9           9    651500 - Cleaning Supplies                 254     (254)      42      (213)
 2,629   (2,629)      250      (2,379)   651700 - Contract Cleaning              12,909  (12,909)   8,864    (4,045)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2000 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:24 PM          USER ID: CODONNEL

CURRENT CURRENT  PREVIOUS YR PREVIOUS YR                                       CURRENT CURRENT  PREVIOUS PREVIOUS YR
 MONTH   MONTH      MONTH     CUR MONTH                                          YTD     YTD      YEAR   CURRENT YTD
ACTUAL  VARIANCE   ACTUAL     VARIANCE                                          ACTUAL VARIANCE  ACTUAL    VARIANCE
------- -------- ----------- -----------                                       ------- -------- -------- -----------
   985     (985)      430        (555)   656002 - Floor Covering Repair         11,295 (11,295)  12,426     1,131
 1,625   (1,625)      685        (940)   656003 - Contract Painting - Interior  24,737 (24,737)  24,820        83
   396     (396)        0        (396)   656099 - Decorating - Contract Other      646    (646)       0      (646)
     0        0         0           0    656101 - Drapery/Miniblinds Repairs         0       0       98        98
     0        0       192         192    656102 - Painting Supplies                151    (151)   2,745     2,594
     0        0         0           0    656104 - Wallpaper                        756    (756)       0      (756)
 -----   ------     -----      ------    ------------------------------------- ------- -------   ------    ------
 5,635   (5,635)    1,566      (4,070)           TOTAL TURNOVER EXPENSE         50,748 (50,748)  48,995    (1,753)

     0        0         0           0    621008 - Newspaper Adv. - Personnel         0       0      310       310
     0        0         0           0    629001 - Dues and Subscriptions           400    (400)      90      (310)
   330     (330)       96        (234)   631100 - Office Supplies                4,099  (4,099)   5,814     1,714
     0        0         0           0    631101 - Office Equipment                 217    (217)       0      (217)
     0        0         0           0    631102 - Bank Charges                       5      (5)      54        49
     0        0         0           0    631103 - Administrative - Forms           135    (135)       0      (135)
 1,074   (1,074)        0      (1,074)   631104 - Credit Collection & Eviction   4,796  (4,796)  10,317     5,521
     0        0        22          22    631105 - Uniforms                         345    (345)     971       626
     0        0         7           7    631106 - Express Mail, Stamps               0       0       88        88
     0        0       102         102    631108 - Credit Card Service Fees           0       0    1,674     1,674
   192     (192)        0        (192)   632911 - Holiday Parties                  192    (192)       0      (192)
     0        0        13          13    634000 - Legal Fees                         0       0    3,046     3,046
   466     (466)      287        (180)   636000 - Telephone/Answering Service    7,205  (7,205)   9,859     2,654
     0        0         0           0    639003 - Computer Lease                     0       0      (54)      (54)
     0        0        60          60    639004 - Computer Maint & Supplies      1,308  (1,308)   2,358     1,050
     0        0         0           0    639005 - Furniture Exp (Office/Club)        0       0      200       200
     0        0         1           1    639006 - Parking Expense                    0       0        1         1
    62      (62)       26         (36)   639007 - Training & Travel              1,920  (1,920)   1,699      (221)
   115     (115)      (29)       (144)   639099 - Miscellaneous Administrative     864    (864)       3      (861)
     0        0         0           0    655100 - Resident Stmt Processing Fee       0       0      604       604
 -----   ------     -----      ------    ------------------------------------- ------- -------   ------    ------
 2,239   (2,239)      584      (1,655)           TOTAL ADMINISTRATIVE EXPENSES  21,487 (21,487)  37,034    15,547

     0        0         0           0    611200 - Web Advertising                    0       0    1,450     1,450
     0        0     1,139       1,139    621001 - Newspaper Advertising          3,044  (3,044)   3,005       (39)
   113     (113)        0        (113)   621002 - Outdoor Advertising              113    (113)       0      (113)
 1,216   (1,216)        0      (1,216)   621003 - Periodicals                   16,386 (16,386)  15,401      (985)
     0        0         0           0    621006 - Special Promotions               746    (746)      40      (706)
     0        0         0           0    621007 - Brochures                          0       0    1,213     1,213
     0        0         0           0    621011 - Flags/Banners                      0       0    2,350     2,350
     0        0         0           0    621013 - Leasing Promotions                 0       0      662       662
     0        0         0           0    621014 - Newsletters                        0       0      292       292

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2000 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:24 PM          USER ID: CODONNEL

CURRENT  CURRENT  PREVIOUS YR PREVIOUS YR                                         CURRENT  CURRENT   PREVIOUS PREVIOUS YR
 MONTH    MONTH      MONTH     CUR MONTH                                            YTD      YTD       YEAR   CURRENT YTD
ACTUAL   VARIANCE   ACTUAL     VARIANCE                                            ACTUAL  VARIANCE   ACTUAL    VARIANCE
-------  -------- ----------- -----------                                         -------  --------  -------- -----------
     77      (77)        0         (77)   621015 - Resident Relations               1,349    (1,349)     449       (899)
    165     (165)        0        (165)   621099 - Advertising - Other              3,110    (3,110)       0     (3,110)
      0        0         0           0    625000 - Signage                           (357)      357      830      1,187
     25      (25)        0         (25)   626001 - Furniture - Models               2,981    (2,981)   2,377       (604)
 ------  -------    ------      ------    -------------------------------------   -------  --------  -------    -------
  1,596   (1,596)    1,139        (457)   TOTAL MARKETING EXPENSE                  27,373   (27,373)  28,070        698

      0        0         0           0    621000 - Leasing Payroll                      0         0    1,656      1,656
    212     (212)        0        (212)   627000 - Commissions & Bonus             11,153   (11,153)       0    (11,153)
      0        0     1,000       1,000    627200 - Miscellaneous Incentives             0         0    1,000      1,000
      0        0       294         294    627300 - Leasing Commissions                  0         0   12,206     12,206
      0        0         0           0    627400 - Turnover Reduction incentive         0         0    6,548      6,548
  2,940   (2,940)    4,292       1,352    631000 - Salaries - Administrative       36,865   (36,865)  37,058        193
  2,769   (2,769)    3,142         373    633000 - Salaries - Manager              41,692   (41,692)  35,369     (6,322)
  4,399   (4,399)    4,775         376    654000 - Salaries - Maintenance          63,724   (63,724)  64,506        782
  1,055   (1,055)    1,706         651    659800 - Payroll Adjustment                   0         0        0          0
 (1,210)   1,210      (700)        510    659900 - Repairs Payroll Capitalized     (5,880)    5,880  (44,019)   (38,139)
    826     (826)    1,099         273    671100 - Payroll Taxes                   12,520   (12,520)  13,595      1,075
    398     (398)      680         282    672200 - Workers Compensation             5,343    (5,343)   8,475      3,132
  1,024   (1,024)      555        (469)   672300 - Health Ins. & Other Benefits    14,865   (14,865)  14,478       (387)
      0        0         0           0    831001 - Ranking Bonus                        0         0    2,506      2,506
 ------  -------    ------      ------    -------------------------------------   -------  --------  -------    -------
 12,413  (12,413)   16,842       4,429      TOTAL PAYROLL EXPENSE                 180,282  (180,282) 153,379    (26,903)

 ------  -------    ------      ------    -------------------------------------   -------  --------  -------    -------
 32,177  (32,177)   26,889      (5,288)   TOTAL CONTROLLABLE OPERATING EXPENSES   441,200  (441,200) 422,730    (18,470)

 ------  -------    ------      ------    -------------------------------------   -------  --------  -------    -------
 71,155   71,155    72,965      (1,810)              CONTROLLABLE NO              892,045   892,045  863,307     28,738
 ------  -------    ------      ------    -------------------------------------   -------  --------  -------    -------

                                           NON-CONTROLLABLE OPERATING EXPENSES

      0        0         0           0    635000 - Audit Fees                         511      (511)     579         68
 ------  -------    ------      ------    -------------------------------------   -------  --------  -------    -------
      0        0         0           0       TOTAL ACCOUNTING, AUDIT & TAX            511      (511)     579         68

  6,290   (6,290)    5,966        (324)   632000 - Management Fees                 69,618   (69,618)  68,327     (1,290)
 ------  -------    ------      ------    -------------------------------------   -------  --------  -------    -------
  6,290   (6,290)    5,966        (324)     TOTAL MANAGEMENT & ACCOUNTING FEES     69,618   (69,618)  68,327     (1,290)

   (801)     801         0         801    546000 - GE Conc Interest Income         (5,689)    5,689        0      5,689
   (407)     407       (66)        340    549002 - Other Interest Income           (4,398)    4,398     (861)     3,537
 ------  -------    ------      ------    -------------------------------------   -------  --------  -------    -------
 (1,208)   1,208       (66)      1,142      TOTAL INTEREST INCOME                 (10,087)   10,087     (861)     9,226

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2000 (12OSD)
APPLICATION :PROPMGMT      Run Date: 3/14/03 12:24 PM          USER ID: CODONNEL

 CURRENT   CURRENT  PREVIOUS YR PREVIOUS YR                                         CURRENT    CURRENT    PREVIOUS  PREVIOUS YR
  MONTH     MONTH      MONTH     CUR MONTH                                            YTD        YTD        YEAR    CURRENT YTD
 ACTUAL   VARIANCE    ACTUAL      VARIANCE                                           ACTUAL    VARIANCE    ACTUAL     VARIANCE
--------- --------- ----------- -----------                                        ---------- ---------- ---------- ------------
      0          0         0           0    639002 - Ad Valorem Tax Service             497        (497)      335         (162)
  2,576     (2,576)    4,811       2,235    671001 - Real Estate Taxes               74,905     (74,905)   92,330       17,425
      0          0         0           0    671002 - Personal Property Tax              200        (200)      587          387
      0          0         0           0    671900 - Business Licenses and Permits      660        (660)      240         (420)
      0          0         0           0    671902 - Sales and Use Tax                    0           0       229          229
 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
  2,576     (2,576)    4,811       2,235           TOTAL TAXES                       76,261     (76,261)   93,721       17,460

  2,209     (2,209)    2,385         175    672000 - Hazard Insurance                22,303     (22,303)   30,381        8,079
 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
  2,209     (2,209)    2,385         175           TOTAL INSURANCE                   22,303     (22,303)   30,381        8,079

 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
  4,785     (4,785)    7,195       2,410    TOTAL TAXES & INSURANCE                  98,564     (98,564)  124,102       25,539

     88        (88)        0         (88)   654701 - Pool Equipment R & M                88         (88)        0          (88)
 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
     88        (88)        0         (88)          TOTAL PROPERTY UPGRADES               88         (88)        0          (88)

      0          0         0           0    654215 - Insurance Damage Expense         4,000      (4,000)   10,780        6,780
 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
      0          0         0           0           TOTAL INSURANCE DAMAGES            4,000      (4,000)   10,780        6,780

 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
  9,956     (9,956)   13,095       3,140    TOTAL NONCONTROLLABLE OPERATING EX      162,694    (162,694)  202,927       40,234

 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
 42,133    (42,133)   39,984      (2,148)          TOTAL OPERATING EXPENSES         603,894    (603,894)  625,657       21,763

 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
 61,200     61,200    59,870       1,329    NET OPERATING INCOME                    729,351     729,351   660,380       68,971
 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------

                                            NON-OPERATING EXPENSES

 25,044    (25,044)   25,044           0    682001 - Interest 1st Mortgage          300,530    (300,530)  300,530            0
  1,314     (1,314)        0      (1,314)   916003 - Amort - Loan Fee                15,767     (15,767)   14,453       (1,314)
 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
 26,358    (26,358)   25,044      (1,314)          TOTAL INTEREST EXPENSE           316,297    (316,297)  314,983       (1,314)

  1,755     (1,755)    2,601         846    662000 - Deprec. - Buildings             18,531     (18,531)   30,673       12,142
 20,983    (20,983)   23,328       2,345    666000 - Deprec. - Furnishings          248,193    (248,193)  277,667       29,474
 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
 22,737    (22,737)   25,929       3,191          TOTAL DEPRECIATION EXPENSE        266,725    (266,725)  308,340       41,616

      0          0         0           0    831100 - Admin Expense                       43         (43)        0          (43)
      0          0         0           0    931000 - Office Payroll                     201        (201)   (3,230)      (3,431)
 ------    -------    ------      ------    --------------------------------------  -------    --------   -------       ------
      0          0         0           0          TOTAL PARTNERSHIP EXPENSE             244        (244)   (3,230)      (3,474)


12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2000 (12OSD)
APPLICATION :PROPMGMT      Run Date: 3/14/03 12:24 PM          USER ID: CODONNEL

CURRENT    CURRENT  PREVIOUS YR PREVIOUS YR                                         CURRENT    CURRENT    PREVIOUS  PREVIOUS YR
 MONTH      MONTH      MONTH     CUR MONTH                                            YTD        YTD        YEAR    CURRENT YTD
ACTUAL    VARIANCE    ACTUAL      VARIANCE                                           ACTUAL    VARIANCE    ACTUAL     VARIANCE
--------- --------- ----------- -----------                                        ---------- ---------- ---------- ------------
  49,095   (49,095)     50,973       1,878  TOTAL NON-OPERATING EXPENSES             583,265    (583,265)   620,093      36,828

  ------   -------      ------      ------  --------------------------------------   -------    --------    -------    --------
  12,104    12,104       8,897       3,207  NET INCOME(LOSS)                         146,086     146,086     40,287     105,799
  ------   -------      ------      ------  --------------------------------------   -------    --------    -------    --------

                                                     CHANGE IN ASSETS

  (6,363)   (6,363)     (3,481)     (2,882) 113000 - Tenant/Member Accts. Rec.       (20,620)    (20,620)    16,036     (36,656)
   2,445     2,445         (53)      2,498  114089 - Allowance for Bad Debt            7,344       7,344     (7,918)     15,262
  ------    ------      ------      ------  --------------------------------------   -------    --------    -------    --------
  (3,918)   (3,918)     (3,533)       (384) CHANGE IN TENANTS' RENT RECEIVABLES      (13,276)    (13,276)     8,118     (21,394)

       0         0         (39)         39  113600 - Credit Card Receivable                0           0       (395)        395
      77        77           0          77  114000 - Accounts Receivable (Other)       1,346       1,346        182       1,164
     (33)      (33)     (1,898)      1,865  114001 - Ancillary Services A/R              (33)        (33)    (2,719)      2,686
       0         0         (30)         30  114004 - A/R AIMCO                             0           0        (30)         30
       0         0         (74)         74  114011 - AR- Rebates                           0           0       (428)        428
    (118)     (118)          0        (118) 116000 - Accrued Receivables                (118)       (118)       821        (939)
  ------    ------      ------      ------  --------------------------------------   -------    --------    -------    --------
     (74)      (74)     (2,042)      1,968  CHANGE IN OTHER RECEIVABLES                1,195       1,195     (2,570)      3,765

    (199)     (199)        639        (838) 119100 - Cash - Tenant Security            3,358       3,358    (14,619)     17,977
                                            Deposit
  ------    ------      ------      ------  --------------------------------------   -------    --------    -------    --------
    (199)     (199)        639        (838) CHANGE IN TENANTS' SECURITY DEPOSIT        3,358       3,358    (14,619)     17,977

     131       131           0         131  122500 - Prepaid Buyers Access            (1,183)     (1,183)         0      (1,183)
   2,209     2,209       2,385        (175) 124000 - Prepaid Prop. & Liab.              (406)       (406)     1,723      (2,129)
                                            Insurance
       0         0           0           0  125000 - Prepaid Mortgage Insurance        6,647       6,647          0       6,647
       0         0           0           0  129999- Advances                            (500)       (500)         0        (500)
  ------    ------      ------      ------  --------------------------------------   -------    --------    -------    --------
   2,341     2,341       2,385         (44) CHANGE IN PREPAID EXPENSES                 4,559       4,559      1,723       2,835

    (407)     (407)     79,495     (79,901) 131020 - Self Escrow- Tax                 (4,398)     (4,398)    99,671    (104,070)
  ------    ------      ------      ------  --------------------------------------   -------    --------    -------    --------
    (407)     (407)     79,495     (79,901) CHANGE IN SELF ESCROWS                    (4,398)     (4,398)    99,671    (104,070)

  (4,950)   (4,950)     (4,950)          0  132001 - Replacement Reserve Dep.        (59,400)    (59,400)   (59,400)          0
       0         0           0           0  132010 - Replacement Reserve W/D         106,018     106,018     79,111      26,907
  ------    ------      ------      ------  --------------------------------------   -------    --------    -------    --------
  (4,950)   (4,950)     (4,950)          0  CHANGE IN RESERVE FOR REPLACEMENT         46,618      46,618     19,711      26,907

   2,626     2,626           0       2,626  142415 - Other Building Improvements           0           0          0           0
     580       580           0         580  142490 - Other Interior Improvements           0           0          0           0
   1,143     1,143           0       1,143  143001 - HVAC Condensing Units                 0           0          0           0
   2,095     2,095           0       2,095  143002 - Major Sewer Replacement               0           0          0           0

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2000 (12OSD)
APPLICATION :PROPMGMT      Run Date: 3/14/03 12:24 PM          USER ID: CODONNEL

CURRENT    CURRENT  PREVIOUS YR PREVIOUS YR                                         CURRENT    CURRENT    PREVIOUS  PREVIOUS YR
 MONTH      MONTH      MONTH     CUR MONTH                                            YTD        YTD        YEAR    CURRENT YTD
ACTUAL    VARIANCE    ACTUAL      VARIANCE                                           ACTUAL    VARIANCE    ACTUAL     VARIANCE
--------- --------- ----------- -----------                                        ---------- ---------- ---------- ------------
     970        970          0         970  144001  - Office Equipment                     0          0          0           0
   2,064      2,064          0       2,064  146199  - Computers                            0          0          0           0
     250        250          0         250  146507  - Ceiling Fans                         0          0          0           0
     200        200          0         200  146508  - Other Appliances                     0          0          0           0
      69         69          0          69  147000  - Maintenance Equipment                0          0          0           0
     135        135          0         135  147599  - Landscaping                          0          0          0           0
     237        237          0         237  148899  - Roofs                                0          0          0           0
     868        868          0         868  148999  - Signage                              0          0          0           0
     533        533          0         533  149899  - Other                                0          0          0           0
 -------    -------     ------     -------  --------------------------------------   -------    -------    -------     -------
  11,768     11,768          0      11,768  CHANGE IN BUILDNG FURNITURE & FIXTURES         0          0          0           0

       0          0          0           0  141002  - Parking Area                    (2,760)    (2,760)         0      (2,760)
  (1,403)    (1,403)         0      (1,403) 141003  - Swimming Pool                   (4,180)    (4,180)         0      (4,180)
       0          0          0           0  142408  - Electrical/Breakers               (689)      (689)         0        (689)
    (868)      (868)         0        (868) 142412  - Signage                           (868)      (868)         0        (868)
    (237)      (237)         0        (237) 142413  - Roof Replacement                (1,682)    (1,682)    (2,295)        613
    (612)      (612)         0        (612) 143004  - Water Heaters                   (1,226)    (1,226)    (1,428)        202
  (2,095)    (2,095)    (3,447)      1,353  143005  - Plumbing Fixtures               (4,258)    (4,258)   (12,562)      8,304
  (3,034)    (3,034)         0      (3,034) 144100  - Office Computers                (3,034)    (3,034)    (6,754)      3,719
    (250)      (250)         0        (250) 145199  - Furniture & Fixtures              (250)      (250)         0        (250)
  (1,501)    (1,501)         0      (1,501) 145499  - Air Conditioning                (7,144)    (7,144)    (2,805)     (4,339)
       0          0          0           0  145699  - Cabinets                          (260)      (260)         0        (260)
  (1,001)    (1,001)         0      (1,001) 146001  - Drapes/Miniblinds               (3,714)    (3,714)      (459)     (3,255)
    (150)      (150)         0        (150) 146299  - Countertops                       (150)      (150)      (200)         50
    (849)      (849)         0        (849) 146501  - Dishwasher                      (1,675)    (1,675)      (618)     (1,056)
       0          0          0           0  146502  - Stoves                          (1,581)    (1,581)      (248)     (1,333)
    (401)      (401)         0        (401) 146503  - Refrigerators                   (7,820)    (7,820)    (1,174)     (6,646)
 (13,293)   (13,293)         0     (13,293) 146601  - Carpet                         (39,661)   (39,661)   (25,160)    (14,501)
  (3,350)    (3,350)         0      (3,350) 146602  - Tile                            (6,446)    (6,446)    (1,606)     (4,841)
       0          0          0           0  146603  - Vinyl                           (7,818)    (7,818)    (4,022)     (3,796)
     (69)       (69)         0         (69) 147001  - Maintenance Equipment             (973)      (973)         0        (973)
       0          0          0           0  147530  - Window Replacement                   0          0       (916)        916
  (1,810)    (1,810)         0      (1,810) 147600  - Landscaping                    (13,030)   (13,030)         0     (13,030)
       0          0          0           0  147999  - Painting - Building Interior         0          0     (1,100)      1,100
  (1,312)    (1,312)         0      (1,312) 149000  - Miscellaneous Fixed Assets     (26,720)   (26,720)      (516)    (26,204)
  (5,113)    (5,113)         0      (5,113) 149299  - Structural                     (25,291)   (25,291)    (1,628)    (23,663)
       0          0       (207)        207  149525  - Capitalized GP Supervision
                                                      Fees                                 0          0     (2,686)      2,686
       0          0          0           0  149599  - Wall Coverings                  (3,312)    (3,312)    (5,905)      2,592
       0          0          5          (5) 149700  - Cap X Rebate - MRO                   0          0        187        (187)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2000 (12OSD)
APPLICATION :PROPMGMT      Run Date: 3/14/03 12:24 PM          USER ID: CODONNEL

 CURRENT   CURRENT  PREVIOUS YR PREVIOUS YR                                         CURRENT    CURRENT    PREVIOUS   PREVIOUS YR
  MONTH     MONTH      MONTH     CUR MONTH                                            YTD        YTD        YEAR     CURRENT YTD
 ACTUAL   VARIANCE    ACTUAL      VARIANCE                                           ACTUAL    VARIANCE     ACTUAL     VARIANCE
--------- --------- ----------- -----------                                        ---------  ---------- ----------- -----------
       0         0           8          (8) 149701 - Cap X Rebate - Other                  0          0          74         (74)
       0         0        (700)        700  149901 - Cap X Cap Payroll                     0          0     (44,019)     44,019
 -------   -------      ------    --------  ------------------------------------    --------   --------  ----------  ----------
 (37,349)  (37,349)     (4,342)    (33,007) CHANGE IN CAPITAL REPLACEMENTS          (164,543)  (164,543)   (115,838)    (48,705)

  (1,210)   (1,210)          0      (1,210) 150899 - ICE Cap Payroll                  (5,880)    (5,880)          0      (5,880)
       0         0           0           0  155499 - Initial - Air Conditioning          232        232           0         232
       0         0           0           0  156199 - Initial - Computers                (136)      (136)          0        (136)
       0         0           0           0  157599 - Initial - Landscaping             6,840      6,840           0       6,840
       0         0           0           0  158199 - Initial - Parking Lots           (1,586)    (1,586)          0      (1,586)
       0         0           0           0  158899 - Initial - Roofs                  (3,450)    (3,450)          0      (3,450)
       0         0           0           0  159299 - Initial -Structural              (7,560)    (7,560)          0      (7,560)
 -------   -------      ------    --------  ------------------------------------    --------   --------  ----------  ----------
  (1,210)   (1,210)          0      (1,210) CHANGE IN INITIAL PROPERTY &
                                            Equipment                                (11,540)   (11,540)          0     (11,540)

       0         0           0           0  169901 - Enhance - Water Submetering           0          0     (17,974)     17,974
 -------   -------      ------    --------  ------------------------------------    --------   --------  ----------  ----------
       0         0           0           0  CHANGE IN ENHANCED PROPERTY &
                                            Equipment                                      0          0     (17,974)     17,974

                                            149510 - Construction in Progress -
      (4)       (4)          0          (4) Dvlpmnt                                       (4)        (4)          0          (4)
 -------   -------      ------    --------  ------------------------------------    --------   --------  ----------  ----------
      (4)       (4)          0          (4) CHANGE IN CONSTRUCTION IN PROGRESS            (4)        (4)          0          (4)

   1,755     1,755       2,601        (846) 149803 - Acc. Depr - Bldg                 18,531     18,531   3,285,227  (3,266,695)
  20,983    20,983      23,328      (2,345) 149809 - Acc. Depr - Furn. Fixtures      248,193    248,193     277,667     (29,474)
       0         0           0           0  419000 - Reserve for Dprn - Misc               0          0  (3,254,553)  3,254,553
 -------   -------      ------    --------  ------------------------------------    --------   --------  ----------  ----------
  22,737    22,737      25,929      (3,191) CHANGE IN ACCUMULATED DEPRECIATION       266,725    266,725     308,340     (41,616)

   1,314     1,314           0       1,314  192102 - Amortization                     15,767     15,767      14,453       1,314
 -------   -------      ------    --------  ------------------------------------    --------   --------  ----------  ----------
   1,314     1,314           0       1,314  CHANGE IN OTHER ASSETS                    15,767     15,767      14,453       1,314

  (9,951)   (9,951)     93,579    (103,530) CHANGE IN TOTAL ASSETS                   144,459    144,459     301,015    (156,556)
 -------   -------      ------    --------  ------------------------------------    --------   --------  ----------  ----------

                                                    CHANGE IN LIABILITIES

  (4,119)   (4,119)         (3)     (4,116) 211000 - Accounts Payable                (77,904)   (77,904)     (1,999)    (75,905)
       4         4           0           4  211003 - Accounts Payable - Other              4          4      (3,275)      3,279
 -------   -------      ------    --------  ------------------------------------    --------   --------  ----------  ----------
  (4,115)   (4,115)         (3)     (4,112) CHANGE IN ACCOUNTS PAYABLE               (77,900)   (77,900)     (5,274)    (72,626)

   1,055     1,055       1,706        (651) 212000 - Accrued Wages and Payroll
                                            Taxes                                        201        201      (8,000)      8,201
       0         0           0           0  215800 - Accrued Payroll                       0          0       4,770      (4,770)

12OSD                   AIMCO STATEMENT OF OPERATIONS - DETAIL

006713                         006713 - Lakeside (NC)
                     For the Period Ended December 2000 (12OSD)
                             Run Date: 3/14/03 12:24 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

 CURRENT  CURRENT   PREVIOUS YR  PREVIOUS YR                                            CURRENT   CURRENT     PREVIOUS  PREVIOUS YR
  MONTH    MONTH        MONTH     CUR MONTH                                               YTD       YTD         YEAR    CURRENT YTD
 ACTUAL   VARIANCE     ACTUAL     VARIANCE                                               ACTUAL   VARIANCE     ACTUAL     VARIANCE
--------  --------  -----------  -----------                                           ---------  ---------  ---------  -----------
  1,055     1,055       1,706         (651)      CHANGE IN PAYROLL ACCRUALS                 201        201     (3,230)      3,431

 11,916    11,916           0       11,916    214900 - Accrued Other Expenses           (22,445)   (22,445)         0     (22,445)
  2,576     2,576     (81,353)      83,929    215000 - Accrued Property Taxes           (10,083)   (10,083)   (79,997)     69,914
-------   -------     -------      -------                                             --------   --------   --------    --------
 14,492    14,492     (81,353)      95,845       CHANGE IN ACCRUED EXPENSES             (32,528)   (32,528)   (79,997)     47,469

    199       199        (639)         838    219100 - Tenant Sec. Dep. Held in Trust    (3,358)    (3,358)    14,619     (17,977)
      0         0           0            0    219101 - Security Deposit Refund              829        829          0         829
-------   -------     -------      -------                                             --------   --------   --------    --------
    199       199        (639)         838       CHANGE IN TENANTS' SECURITY DEPOSIT     (2,529)    (2,529)    14,619     (17,148)

  2,548     2,548        (252)       2,800    221000 - Prepaid Rent                       3,328      3,328    (13,656)     16,984
-------   -------     -------      -------                                             --------   --------   --------    --------
  2,548     2,548        (252)       2,800    CHANGE IN DEFERRED RENTAL REVENUE           3,328      3,328    (13,656)     16,984

      0         0           0            0    211101 - Mgmt. Fee Payable - AIMCO              0          0       (163)        163
-------   -------     -------      -------                                             --------   --------   --------    --------
      0         0           0            0       CHANGE IN FEES PAYABLE                       0          0       (163)        163

 14,180    14,180     (80,540)      94,720          CHANGE IN TOTAL LIABILITIES        (109,427)  (109,427)   (87,701)    (21,726)

                                                       CHANGE IN EQUITY

      0         0           0            0    325001 - Retained Earnings                185,516    185,516     40,624     144,892
-------   -------     -------      -------                                             --------   --------   --------    --------
      0         0           0            0       CHANGE IN CUMULATIVE LOSSES            185,516    185,516     40,624     144,892

(40,000)  (40,000)          0      (40,000)   314000 - Investment in Properties        (280,000)  (280,000)  (243,000)    (37,000)
-------   -------     -------      -------                                             --------   --------   --------    --------
(40,000)  (40,000)          0      (40,000)      CHANGE IN PARTNER EQUITY              (280,000)  (280,000)  (243,000)    (37,000)

(40,000)  (40,000)          0      (40,000)         CHANGE IN TOTAL EQUITY             (280,000)  (280,000)  (243,000)    (37,000)

(25,820)  (25,820)    (80,540)      54,720       CHANGE IN TOTAL LIAB & EQUITY         (389,427)  (389,427)  (330,701)    (58,726)

(23,667)  (23,667)     21,936      (45,603)            NET CASH FLOW                    (98,882)   (98,882)    10,601    (109,483)

(23,701)  (23,701)          0      (23,701)   100600 - Operating Cash - Concentration    95,322     95,322          0      95,322
     34        34         131          (97)   112001 - Cash in Bank -Field                2,490      2,490        632       1,859
      0         0      21,805      (21,805)   112002 - Cash in Bank- Disbursement      (196,694)  (196,694)     9,969    (206,664)

12OSD                   AIMCO STATEMENT OF OPERATIONS - DETAIL

006713                         006713 - Lakeside (NC)
                     For the Period Ended December 2000 (12OSD)
                             Run Date: 3/14/03 12:24 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

 CURRENT  CURRENT   PREVIOUS YR  PREVIOUS YR                                            CURRENT   CURRENT     PREVIOUS  PREVIOUS YR
  MONTH    MONTH       MONTH      CUR MONTH                                               YTD       YTD         YEAR    CURRENT YTD
 ACTUAL   VARIANCE     ACTUAL     VARIANCE                                               ACTUAL   VARIANCE     ACTUAL     VARIANCE
--------  --------  -----------  -----------                                            --------  --------    --------  -----------
(23,667)  (23,667)     21,936      (45,603)   CHARGE IN OPERATING CASH                  (98,882)  (98,882)     10,601    (109,483)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                          006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
APPLICATION: PROPMGMT       Run Date: 3/14/03 12:23 PM         USER ID: CODONNEL

CURRENT  CURRENT   PREVIOUS YR PREVIOUS YR                                             CURRENT    CURRENT    PREVIOUS  PREVIOUS YR
 MONTH    MONTH       MONTH     CUR MONTH                                                YTD        YTD        YEAR    CURRENT YTD
ACTUAL   VARIANCE    ACTUAL     VARIANCE                                               ACTUAL     VARIANCE    ACTUAL    VARIANCE
-------  --------  ----------- -----------                                            ---------  ---------  ---------  -----------
                                                         INCOME

129,304   129,304      114,244      15,060  500000 - Market Rent                      1,607,164  1,607,164  1,463,468      143,696
 (4,603)   (4,603)      (6,747)      2,144  500001 - Leases Under Schedule              (43,727)   (43,727)   (79,062)      35,336
  3,575     3,575        3,021         555  500002 - Leases Over Schedule                15,758     15,758     38,824      (23,066)
    450       450          353          97  500005 - Month to Month Fee                   1,023      1,023      7,983       (6,960)
      0         0           50         (50) 500006 - Short Term Lease Fee                     0          0        100         (100)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
128,726   128,726      110,921      17,805      TOTAL GROSS POTENTIAL RENT            1,580,219  1,580,219  1,431,313      148,907

      0         0            0           0  519100 - Concessions Reimbursement            1,265      1,265        571          694
 (1,298)   (1,298)        (263)     (1,035) 625002 - Concessions/Special Promotions     (78,100)   (78,100)   (14,597)     (63,503)
      0         0            0           0  625006 - Discount - Residents Monthly             0          0       (557)         557
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 (1,298)   (1,298)        (263)     (1,035)     TOTAL CONCESSIONS                       (76,835)   (76,835)   (14,583)     (62,252)

 (1,356)    1,356      (12,363)    (11,007) 522000 - Vacancy Loss                      (138,457)   138,457   (126,942)      11,514
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 (1,356)    1,356      (12,363)    (11,007)     TOTAL VACANCY LOSS                     (138,457)   138,457   (126,942)      11,514

 (1,158)   (1,158)      (1,008)       (150) 631200 - Administrative Units               (12,958)   (12,958)   (13,046)          88
   (946)     (946)         (76)       (869) 633100 - Employee Apartments                (14,371)   (14,371)    (8,414)      (5,956)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 (2,104)   (2,104)      (1,084)     (1,019)     TOTAL OTHER RENTAL LOSSES               (27,329)   (27,329)   (21,460)      (5,868)

-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 (4,758)   (4,758)     (13,711)      8,953      TOTAL RENTAL LOSS                      (242,620)  (242,620)  (162,986)     (79,634)

-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
123,968   123,968       97,210      26,758      NET RENTAL INCOME                     1,337,599  1,337,599  1,268,327       69,272

      0         0            0           0  590508 - Utility Reimburse - Electricity        641        641        657          (16)
      0         0           30         (30) 590509 - Utility Reimburse - Water/Sewer      3,917      3,917      8,900       (4,983)
      0         0        2,183      (2,183) 590514 - Utilities Reimbursements             1,724      1,724      2,183         (458)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
      0         0        2,212      (2,212)     TOTAL UTILITY REIMBURSEMENTS              6,282      6,282     11,739       (5,457)

    893       893        1,246        (353) 591000 - Laundry Income                       5,953      5,953     12,151       (6,198)
      0         0            0           0  591002 - Vending Income                         252        252          4          248
      0         0        1,015      (1,015) 591007 - AS - Cable TV                          648        648      7,701       (7,053)
     65        65          383        (318) 591008 - AS - Local Telephone                 2,067      2,067      2,360         (293)
      0         0            0           0  591011 - AS - Vending                           366        366        281           85
      0         0            0           0  599009 - Cable TV                             3,788      3,788          0        3,788
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
    957       957        2,644      (1,687)     TOTAL ANCILLARY SERVICES INCOME          13,073     13,073     22,496       (9,423)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                          006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
APPLICATION: PROPMGMT       Run Date: 3/14/03 12:23 PM         USER ID: CODONNEL

CURRENT  CURRENT   PREVIOUS YR PREVIOUS YR                                             CURRENT    CURRENT    PREVIOUS  PREVIOUS YR
 MONTH    MONTH       MONTH     CUR MONTH                                                YTD        YTD        YEAR    CURRENT YTD
ACTUAL   VARIANCE    ACTUAL     VARIANCE                                               ACTUAL     VARIANCE    ACTUAL    VARIANCE
-------  --------  ----------- -----------                                            ---------  ---------  ---------  -----------
  2,072     2,072          813       1,259  592001 - Late Charges                        14,985     14,985     18,174       (3,190)
    150       150          150           0  592002 - NSF Charges                          1,200      1,200        950          250
      0         0          400        (400) 592004 - Admin Fees - Resident Charges            0          0      1,150       (1,150)
      0         0           50         (50) 592006 - Keys, Locks, Lock Changes               45         45        120          (75)
      0         0            0           0  592007 - Transfer Fee                             0          0        300         (300)
      0         0            0           0  592009 - Miscellaneous Resident Charges           0          0          5           (5)
      0         0            0           0  592010 - Non-refundable Admin Fees                0          0        150         (150)
    150       150            0         150  593000 - Cleaning & Damage Fees               3,708      3,708        442        3,266
      0         0          181        (181) 594000 - Deposit Forfeitures                    888        888        299          589
     50        50          450        (400) 599002 - Legal Fees                           1,490      1,490      4,575       (3,085)
      0         0            0           0  599003 - Non-refundable Pet Fees                850        850      1,120         (270)
      0         0            0           0  599004 - Lease Cancellation Fees              6,793      6,793      3,825        2,968
    640       640          245         395  599005 - Application Fees                     8,501      8,501      7,745          756
      0         0          120        (120) 599013 - Monthly Pet Rent                         0          0        842         (842)
      0         0            0           0  599099 - Miscellaneous Income                   501        501        133          368
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
  3,062     3,062        2,408         654      TOTAL MISCELLANEOUS INCOME               38,961     38,961     39,831         (870)

-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
  4,019     4,019        7,265      (3,246)     TOTAL OTHER INCOME                       58,317     58,317     74,066      (15,750)

 (6,518)   (6,518)      (4,636)     (1,882) 637000 - Bad Debt Expense                   (78,709)   (78,709)   (62,800)     (15,909)
    590       590           16         573  637001 - Bad Debt Collections                 6,789      6,789      6,444          345
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 (5,929)   (5,929)      (4,620)     (1,308)     TOTAL BAD DEBT EXPENSE                  (71,920)   (71,920)   (56,356)     (15,564)

122,059   122,059       99,854      22,204             EFFECTIVE GROSS INCOME         1,323,996  1,323,996  1,286,037       37,959
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------

                                                     OPERATING EXPENSES

      0         0            0           0  615600 - Fire Protection                          0          0        440          440
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
      0         0            0           0      COMMON AREA EXPENSE                           0          0        440          440

  1,046    (1,046)         480        (566) 645001 - Electricity - Vacant                18,668    (18,668)    12,400       (6,268)
  1,117    (1,117)       1,048         (69) 645003 - Electricity - List Bills            20,081    (20,081)    19,004       (1,077)
    870      (870)         851         (19) 645100 - Water                               16,183    (16,183)    14,267       (1,916)
  2,041    (2,041)       2,101          60  645300 - Sewer                               24,574    (24,574)    28,596        4,022
      0         0            0           0  647001 - Utility Processing Fees                  0          0      2,511        2,511
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
  5,073    (5,073)       4,479        (594)     TOTAL UTILITIES EXPENSE                  79,505    (79,505)    76,777       (2,728)

      0         0            0           0  631701 - Contract Common Area Cleaning          980       (980)       648         (332)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                          006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
APPLICATION: PROPMGMT         Run Date: 3/14/03 12:23 PM       USER ID: CODONNEL

CURRENT  CURRENT   PREVIOUS YR PREVIOUS YR                                             CURRENT    CURRENT    PREVIOUS  PREVIOUS YR
 MONTH    MONTH       MONTH     CUR MONTH                                                YTD        YTD        YEAR    CURRENT YTD
ACTUAL   VARIANCE    ACTUAL     VARIANCE                                               ACTUAL     VARIANCE    ACTUAL    VARIANCE
-------  --------  ----------- -----------                                            ---------   --------  ---------  -----------
    199      (199)         500         301  651900 - Contract Exterminating               3,175     (3,175)     3,971          796
    275      (275)         275           0  652500 - Contract Trash Removal               3,500     (3,500)     3,303         (198)
      0         0            0           0  653002 - Contract Courtesy Patrol             4,500     (4,500)     7,248        2,748
      0         0            0           0  653004 - Contract Alarm System                  600       (600)       253         (347)
  3,000    (3,000)           0      (3,000) 653700 - Contract Yards and Grounds          40,050    (40,050)    29,273      (10,777)
      0         0          225         225  654200 - Contract Repairs                     2,572     (2,572)     1,912         (660)
      0         0            0           0  654602 - Contract HVAC                          355       (355)        69         (286)
-------  --------  ----------- -----------  ----------------------------------------  ---------   --------  ---------  -----------
  3,474    (3,474)       1,000      (2,474)     TOTAL CONTRACT SERVICE                   55,733    (55,733)    46,676       (9,057)

      0         0            0           0  631500 - Buyers Access Fee                    1,228     (1,228)         0       (1,228)
      0         0            0           0  652300 - Gas/Oil/Mileage                          0          0          9            9
      0         0            0           0  653600 - Landscaping Supplies                 1,243     (1,243)     7,595        6,353
      0         0           25          25  654101 - Electrical Supplies                  1,901     (1,901)     1,450         (451)
      0         0           54          54  654102 - Plumbing Supplies                    3,118     (3,118)     2,110       (1,008)
      0         0           10          10  654103 - Appliance Parts                      1,385     (1,385)     2,218          833
      0         0            0           0  654105 - Plumbing Fixtures/Repairs              657       (657)       816          159
      0         0          107         107  654199 - Other Maintenance Materials          6,868     (6,868)     5,820       (1,048)
      0         0            0           0  654205 - Interior Building Improvements       1,517     (1,517)     3,299        1,782
      0         0            0           0  654206 - Exterior Building Improvements       1,665     (1,665)     2,047          382
      0         0            0           0  654207 - Paving/Concrete/Striping                 0          0      1,975        1,975
      0         0        1,200       1,200  654209 - Sewer Repairs                            0          0      1,794        1,794
      0         0            0           0  654601 - HVAC Parts & Supplies                2,456     (2,456)     1,880         (576)
      0         0            0           0  654700 - Pool Expense                         1,253     (1,253)     1,772          519
   (116)      116          (46)         71  655200 - R & M Rebate - MRO                    (116)       116     (1,658)      (1,542)
      0         0          (70)        (70) 655201 - R & M Rebate - Other                     0          0       (263)        (263)
      0         0            0           0  657000 - Equipment/Vehicle Expense              763       (763)        33         (731)
      0         0            0           0  659001 - Fire Protection Equip Maint             79        (79)       464          385
-------  --------  ----------- -----------  ----------------------------------------  ---------   --------  ---------  -----------
   (116)      116        1,280       1,396      TOTAL REPAIRS & MAINTENANCE              24,016    (24,016)    31,360        7,344

      0         0            9           9  651500 - Cleaning Supplies                      372       (372)        42         (330)
    820      (820)         250        (570) 651700 - Contract Cleaning                   13,666    (13,666)     8,864       (4,802)
      0         0          430         430  656002 - Floor Covering Repair               10,196    (10,196)    12,426        2,230
  3,755    (3,755)         685      (3,070) 656003 - Contract Painting - Interior        31,775    (31,775)    24,820       (6,955)
      0         0            0           0  656101 - Drapery/Miniblinds Repairs             147       (147)        98          (48)
      0         0          192         192  656102 - Painting Supplies                      282       (282)     2,745        2,463
-------  --------  ----------- -----------  ----------------------------------------  ---------   --------  ---------  -----------
  4,575    (4,575)       1,566      (3,009)     TOTAL TURNOVER EXPENSE                   56,437    (56,437)    48,995       (7,443)

      0         0            0           0  621008 - Newspaper Adv. - Personnel           2,668     (2,668)       310       (2,358)
      0         0            0           0  629001 - Dues and Subscriptions                 416       (416)        90         (326)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                          006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
APPLICATION: PROPMGMT         Run Date: 3/14/03 12:23 PM       USER ID: CODONNEL

CURRENT  CURRENT   PREVIOUS YR PREVIOUS YR                                             CURRENT    CURRENT    PREVIOUS  PREVIOUS YR
 MONTH    MONTH       MONTH     CUR MONTH                                                YTD        YTD        YEAR    CURRENT YTD
ACTUAL   VARIANCE    ACTUAL     VARIANCE                                               ACTUAL     VARIANCE    ACTUAL    VARIANCE
-------  --------  ----------- -----------                                            ---------  ---------  ---------  -----------
    146      (146)          96         (50) 631100 - Office Supplies                      6,334     (6,334)     5,814         (521)
      0         0            0           0  631101 - Office Equipment                        48        (48)         0          (48)
      0         0            0           0  631102 - Bank Charges                             6         (6)        54           48
      0         0            0           0  631103 - Administrative - Forms                 534       (534)         0         (534)
  1,319    (1,319)           0      (1,319) 631104 - Credit Collection & Eviction        11,112    (11,112)    10,317         (795)
      0         0           22          22  631105 - Uniforms                                 0          0        971          971
      0         0            7           7  631106 - Express Mail, Stamps                   306       (306)        88         (218)
     41       (41)         102          61  631108 - Credit Card Service Fees             1,021     (1,021)     1,674          652
      0         0           13          13  634000 - Legal Fees                               0          0      3,046        3,046
    107      (107)         287         180  636000 - Telephone/Answering Service          8,209     (8,209)     9,859        1,649
      0         0            0           0  639003 - Computer Lease                           0          0        (54)         (54)
      0         0           60          60  639004 - Computer Maint & Supplies            2,163     (2,163)     2,358          195
      0         0            0           0  639005 - Furniture Exp (Office/Club)              0          0        200          200
      0         0            1           1  639006 - Parking Expense                          0          0          1            1
      0         0           26          26  639007 - Training & Travel                    1,124     (1,124)     1,699          575
      0         0          (29)        (29) 639099 - Miscellaneous Administrative            11        (11)         3           (8)
    182      (182)           0        (182) 655100 - Resident Stmt Processing Fee           182       (182)       604          421
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
  1,796    (1,796)         584      (1,212)     TOTAL ADMINISTRATIVE EXPENSES            34,135    (34,135)    37,034        2,899

      0         0            0           0  611200 - Web Advertising                          0          0      1,450        1,450
      0         0        1,139       1,139  621001 - Newspaper Advertising                6,126     (6,126)     3,005       (3,121)
      0         0            0           0  621002 - Outdoor Advertising                  3,545     (3,545)         0       (3,545)
      0         0            0           0  621003 - Periodicals                         18,261    (18,261)    15,401       (2,859)
      0         0            0           0  621006 - Special Promotions                     808       (808)        40         (768)
      0         0            0           0  621007 - Brochures                                0          0      1,213        1,213
      0         0            0           0  621011 - Flags/Banners                            0          0      2,350        2,350
      0         0            0           0  621013 - Leasing Promotions                       0          0        662          662
      0         0            0           0  621014 - Newsletters                              0          0        292          292
      0         0            0           0  621015 - Resident Relations                     752       (752)       449         (302)
      0         0            0           0  621099 - Advertising - Other                  1,022     (1,022)         0       (1,022)
      0         0            0           0  625000 - Signage                                  0          0        830          830
      0         0            0           0  626001 - Furniture - Models                   2,376     (2,376)     2,377            1
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
      0         0        1,139       1,139      TOTAL MARKETING EXPENSE                  32,889    (32,889)    28,070       (4,819)

      0         0            0           0  621000 - Leasing Payroll                          0          0      1,656        1,656
      0         0            0           0  627000 - Commissions & Bonus                 21,361    (21,361)         0      (21,361)
      0         0        1,000       1,000  627200 - Miscellaneous Incentives                 0          0      1,000        1,000
  2,297    (2,297)         294      (2,003) 627300 - Leasing Commissions                  4,486     (4,486)    12,206        7,720
    225      (225)           0        (225) 627400 - Turnover Reduction Incentive           225       (225)     6,548        6,323

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                          006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
APPLICATION: PROPMGMT         Run Date: 3/14/03 12:23 PM       USER ID: CODONNEL

CURRENT  CURRENT   PREVIOUS YR PREVIOUS YR                                             CURRENT    CURRENT    PREVIOUS  PREVIOUS YR
 MONTH    MONTH       MONTH     CUR MONTH                                                YTD        YTD        YEAR    CURRENT YTD
ACTUAL   VARIANCE    ACTUAL     VARIANCE                                               ACTUAL     VARIANCE    ACTUAL    VARIANCE
-------  --------  ----------- -----------                                            ---------  ---------  ---------  -----------
    100      (100)           0        (100) 627500 - Coast-to-Coast Incentive               100       (100)         0         (100)
  3,415    (3,415)       4,292         877  631000 - Salaries - Administrative           44,729    (44,729)    37,058       (7,671)
  2,866    (2,866)       3,142         276  633000 - Salaries - Manager                  37,074    (37,074)    35,369       (1,704)
  5,120    (5,120)       4,775        (345) 654000 - Salaries - Maintenance              71,601    (71,601)    64,506       (7,095)
  1,101    (1,101)       1,706         605  659800 - Payroll Adjustment                       0          0          0            0
      0         0         (700)       (700) 659900 - Repairs Payroll Capitalized         (6,930)     6,930    (44,019)     (37,089)
  1,131    (1,131)       1,099         (32) 671100 - Payroll Taxes                       13,883    (13,883)    13,595         (288)
    662      (662)         680          18  672200 - Workers Compensation                 7,900     (7,900)     8,475          575
    526      (526)         555          29  672300 - Health Ins. & Other Benefits        11,464    (11,464)    14,478        3,014
      0         0            0           0  831001 - Ranking Bonus                        1,556     (1,556)     2,506          949
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 17,442   (17,442)      16,842        (600)     TOTAL PAYROLL EXPENSE                   207,450   (207,450)   153,379      (54,071)

-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 32,244   (32,244)      26,889      (5,355)     TOTAL CONTROLLABLE OPERATING EXPEN      490,165   (490,165)   422,730      (67,435)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 89,815    89,815       72,965      16,849        CONTROLLABLE NOI                      833,831    833,831    863,307      (29,476)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------

                                              NON-CONTROLLABLE OPERATING EXPENSES

      0         0            0           0  591005 - Other Laundry Revenue                 (821)      (821)         0         (821)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
      0         0            0           0      TOTAL MISC NON-CONTROLLABLE REV & E        (821)       821          0          821

      0         0            0           0  635000 - Audit Fees                               0          0        579          579
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
      0         0            0           0      TOTAL ACCOUNTING, AUDIT & TAX                 0          0        579          579

  6,421    (6,421)       5,966        (455) 632000 - Management Fees                     71,761    (71,761)    68,327       (3,434)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
  6,421    (6,421)       5,966        (455)     TOTAL MANAGEMENT & ACCOUNTING FEES       71,761    (71,761)    68,327       (3,434)

      0         0            0           0  546000 - GE Conc Interest Income             (1,269)     1,269          0        1,269
   (225)      225          (66)        159  549002 - Other Interest Income               (3,742)     3,742       (861)       2,880
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
   (225)      225          (66)        159      TOTAL INTEREST INCOME                    (5,011)     5,011       (861)       4,149

      0         0            0           0  639002 - Ad Valorem Tax Service                 335       (335)       335            0
  5,806    (5,806)       4,811        (995) 671001 - Real Estate Taxes                   79,997    (79,997)    92,330       12,333
      0         0            0           0  671002 - Personal Property Tax                  232       (232)       587          355
      0         0            0           0  671900 - Business Licenses and Permits          240       (240)       240            0
      0         0            0           0  671902 - Sales and Use Tax                      485       (485)       229         (256)
      0         0            0           0  671999 - Other Taxes & Fees                       2         (2)         0           (2)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                          006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
APPLICATION: PROPMGMT         Run Date: 3/14/03 12:23 PM       USER ID: CODONNEL

CURRENT  CURRENT   PREVIOUS YR PREVIOUS YR                                             CURRENT    CURRENT    PREVIOUS  PREVIOUS YR
 MONTH    MONTH       MONTH     CUR MONTH                                                YTD        YTD        YEAR    CURRENT YTD
ACTUAL   VARIANCE    ACTUAL     VARIANCE                                               ACTUAL     VARIANCE    ACTUAL    VARIANCE
-------  --------  ----------- -----------                                            ---------  ---------  ---------  -----------
  5,806    (5,806)       4,811        (995)     TOTAL TAXES                              81,291    (81,291)    93,721       12,431

  3,528    (3,528)       2,385      (1,143) 672000 - Hazard Insurance                    39,930    (39,930)    30,381       (9,549)
      0         0            0           0  672100 - Fidelity Bond Insurance                540       (540)         0         (540)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
  3,528    (3,528)       2,385      (1,143)     TOTAL INSURANCE                          40,470    (40,470)    30,381      (10,089)

-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
  9,334    (9,334)       7,195      (2,139)     TOTAL TAXES & INSURANCE                 121,761   (121,761)   124,102        2,342

      0         0            0           0  654215 - Insurance Damage Expense                 0          0     10,780       10,780
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
      0         0            0           0      TOTAL INSURANCE DAMAGES                       0          0     10,780       10,780

-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 15,530   (15,530)      13,095      (2,435)     TOTAL NONCONTROLLABLE OPERATING
                                                EXPENSES                                187,690   (187,690)   202,927       15,237

-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 47,774   (47,774)      39,984      (7,790)     TOTAL OPERATING EXPENSES                677,855   (677,855)   625,657      (52,198)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 74,285    74,285       59,870      14,415        NET OPERATING INCOME                  646,141    646,141    660,380      (14,239)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------

                                                 NON-OPERATING EXPENSES

 25,044   (25,044)      25,044           0  682001 - Interest 1st Mortgage              300,530   (300,530)   300,530            0
  1,314    (1,314)           0      (1,314) 916003 - Amort - Loan Fee                    15,766    (15,766)    14,453       (1,314)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 26,358   (26,358)      25,044      (1,314)     TOTAL INTEREST EXPENSE                  316,296   (316,296)   314,983       (1,314)

  2,689    (2,689)       2,601         (88) 662000 - Deprec. - Buildings                 25,520    (25,520)    30,673        5,154
 22,604   (22,604)      23,328         724  666000 - Deprec. - Furnishings              263,647   (263,647)   277,667       14,020
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 25,294   (25,294)      25,929         635      TOTAL DEPRECIATION EXPENSE              289,166   (289,166)   308,340       19,174

      0         0            0           0  831100 - Admin Expense                           54        (54)         0          (54)
      0         0            0           0  931000 - Office Payroll                           0          0     (3,230)      (3,230)
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
      0         0            0           0      TOTAL PARTNERSHIP EXPENSE                    54        (54)    (3,230)      (3,284)

-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 51,652   (51,652)      50,973        (679)     TOTAL NON-OPERATING EXPENSES            605,517   (605,517)   620,093       14,576
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------
 22,633    22,633        8,897      13,736        NET INCOME(LOSS)                       40,624     40,624     40,287          337
-------  --------  ----------- -----------  ----------------------------------------  ---------  ---------  ---------  -----------

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT    CURRENT  PREVIOUS YR  PREVIOUS YR                                             CURRENT    CURRENT   PREVIOUS   PREVIOUS YR
 MONTH      MONTH      MONTH      CUR MONTH                                                YTD        YTD       YEAR     CURRENT YTD
 ACTUAL   VARIANCE    ACTUAL      VARIANCE                                                ACTUAL    VARIANCE   ACTUAL     VARIANCE
--------  --------  -----------  -----------                                            ---------  ---------  --------   -----------
                                                    CHANGE IN ASSETS

  (5,146)   (5,146)    (3,481)     (1,665)    113000 - Tenant/Member Accts. Rec.          (3,177)    (3,177)    16,036     (19,213)
   4,370     4,370        (53)      4,423     114089 - Allowance for Bad Debt              2,194      2,194     (7,918)     10,112
--------  --------     ------     -------     ----------------------------------------  --------   --------    -------    --------
    (776)     (776)    (3,533)      2,757        CHANGE IN TENANTS' RENT RECEIVABLE         (983)      (983)     8,118      (9,101)

     924       924        (39)        964     113600 - Credit Card Receivable               (144)      (144)      (395)        252
    (182)     (182)         0        (182)    114000 - Accounts Receivable (Other)          (182)      (182)       182        (364)
       0         0     (1,898)      1,898     114001 - Ancillary Services A/R               (805)      (805)    (2,719)      1,914
       0         0        (30)         30     114004 - A/R AIMCO                               0          0        (30)         30
       0         0        (74)         74     114011 - AR - Rebates                            0          0       (428)        428
       0         0          0           0     116000 - Accrued Receivables                  (703)      (703)       821      (1,524)
--------  --------     ------     -------     ----------------------------------------  --------   --------    -------    --------
     742       742     (2,042)      2,785        CHANGE IN OTHER RECEIVABLES              (1,833)    (1,833)    (2,570)        737

    (478)     (478)       639      (1,117)    119100 - Cash - Tenant Security Deposit        394        394    (14,619)     15,013
--------  --------     ------     -------     ----------------------------------------  --------   --------    -------    --------
    (478)     (478)       639      (1,117)       CHANGE IN TENANTS' SECURITY DEPOSIT         394        394    (14,619)     15,013

       0         0          0           0     122500 - Prepaid Buyers Access               1,183      1,183          0       1,183
   3,528     3,528      2,385       1,143     124000 - Prepaid Prop. & Liab. Insurance      (722)      (722)     1,723      (2,445)
       0         0          0           0     129999 - Advances                              700        700          0         700
--------  --------     ------     -------     ----------------------------------------  --------   --------    -------    --------
   3,528     3,528      2,385       1,143        CHANGE IN PREPAID EXPENSES                1,161      1,161      1,723        (563)

  (6,828)   (6,828)    79,495     (86,323)    131020 - Self Escrow - Tax                 (36,590)   (36,590)    99,671    (136,261)
--------  --------     ------     -------     ----------------------------------------  --------   --------    -------    --------
  (6,828)   (6,828)    79,495     (86,323)       CHANGE IN SELF ESCROWS                  (36,590)   (36,590)    99,671    (136,261)

  (4,950)   (4.950)    (4,950)          0     132001 - Replacement Reserve Dep.          (59,566)   (59,566)   (59,400)       (166)
       0         0          0           0     132010 - Replacement Reserve W/D            30,965     30,965     79,111     (48,146)
--------  --------     ------     -------     ----------------------------------------  --------   --------    -------    --------
  (4,950)   (4,950)    (4,950)          0        CHANGE IN RESERVE FOR REPLACEMENT       (28,601)   (28,601)    19,711     (48,312)

 114,515   114,515          0     114,515     131201 - Capital Reserve Escrow                  0          0          0           0
       0         0          0           0     131202 - Capital Reserve G/L Adj.          114,515    114,515          0     114,515
(114,515) (114,515)         0    (114,515)    131211 - Capital Reserve Withdrawal       (114,515)  (114,515)         0    (114,515)
       0         0          0           0     141002 - Parking Area                       (1,500)    (1,500)         0      (1,500)
       0         0          0           0     141003 - Swimming Pool                      (1,359)    (1,359)         0      (1,359)
       0         0          0           0     142401 - Clubhouse Renovations                (606)      (606)         0        (606)
       0         0          0           0     142409 - Lighting                           (1,122)    (1,122)         0      (1,122)
       0         0          0           0     142412 - Signage                            (2,640)    (2,640)         0      (2,640)
       0         0          0           0     142413 - Roof Replacement                     (275)      (275)    (2,295)      2,020

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR  PREVIOUS YR                                          CURRENT   CURRENT     PREVIOUS    PREVIOUS YR
 MONTH     MONTH      MONTH      CUR MONTH                                             YTD       YTD         YEAR      CURRENT YTD
 ACTUAL  VARIANCE    ACTUAL      VARIANCE                                             ACTUAL   VARIANCE     ACTUAL      VARIANCE
-------  --------  -----------  -----------                                         ---------  --------   -----------  -----------
     0         0          0            0     143004 - Water Heaters                   (1,708)    (1,708)      (1,428)        (280)
     0         0     (3,447)       3,447     143005 - Plumbing Fixtures               (9,576)    (9,576)     (12,562)       2,986
     0         0          0            0     144100 - Office Computers                  (105)      (105)      (6,754)       6,648
     0         0          0            0     145499 - Air Conditioning               (10,420)   (10,420)      (2,805)      (7,615)
     0         0          0            0     145699 - Cabinets                        (3,070)    (3,070)           0       (3,070)
     0         0          0            0     146001 - Drapes/Miniblinds               (3,404)    (3,404)        (459)      (2,946)
     0         0          0            0     146299 - Countertops                     (1,834)    (1,834)        (200)      (1,634)
     0         0          0            0     146501 - Dishwasher                      (1,555)    (1,555)        (618)        (937)
     0         0          0            0     146502 - Stoves                            (553)      (553)        (248)        (305)
     0         0          0            0     146503 - Refrigerators                   (6,108)    (6,108)      (1,174)      (4,934)
     0         0          0            0     146505 - Microwaves                        (317)      (317)           0         (317)
     0         0          0            0     146506 - Washers / Dryers                (1,003)    (1,003)           0       (1,003)
     0         0          0            0     146601 - Carpet                         (43,338)   (43,338)     (25,160)     (18,178)
     0         0          0            0     146602 - Tile                              (675)      (675)      (1,606)         931
     0         0          0            0     146603 - Vinyl                          (14,494)   (14,494)      (4,022)     (10,472)
     0         0          0            0     146999 - Garbage Disposals                  (75)       (75)           0          (75)
     0         0          0            0     147001 - Maintenance Equipment           (1,801)    (1,801)           0       (1,801)
     0         0          0            0     147530 - Window Replacement                   0          0         (916)         916
     0         0          0            0     147600 - Landscaping                    (15,853)   (15,853)           0      (15,853)
     0         0          0            0     147999 - Painting - Building Interior    (9,468)    (9,468)      (1,100)      (8,368)
     0         0          0            0     149000 - Miscellaneous Fixed Assets        (807)      (807)        (516)        (291)
     0         0          0            0     149299 - Structural                     (13,409)   (13,409)      (1,628)     (11,782)
(7,442)   (7,442)      (207)      (7,235)    149525 - Capitalized GP Supervision
                                                       Fees                          (56,945)   (56,945)      (2,686)     (54,259)
     0         0          0            0     149599 - Wall Coverings                  (1,821)    (1,821)      (5,905)       4,084
    66        66          5           60     149700 - Cap X Rebate - MRO                  66         66          187         (122)
     0         0          8           (8)    149701 - Cap X Rebate - Other                 0          0           74          (74)
     0         0       (700)         700     149901 - Cap X Cap Payroll               (5,132)    (5,132)     (44,019)      38,887
------    ------     ------       ------     -------------------------------------  --------   --------     --------      -------
(7,377)   (7,377)    (4,342)      (3,035)      CHANGE IN CAPITAL REPLACEMENTS       (210,908)  (210,908)    (115,838)     (95,070)

     0         0          0            0     150899 - ICE Cap Payroll                 (1,797)    (1,797)           0       (1,797)
------    ------     ------       ------     -------------------------------------  --------   --------     --------      -------
     0         0          0            0       CHANGE IN INITIAL PROPERTY & EQUIPM    (1,797)    (1,797)           0       (1,797)

     0         0          0            0     166799 - Enhance - Equipment               (396)      (396)           0         (396)
     0         0          0            0     169901 - Enhance - Water Submetering    (16,725)   (16,725)     (17,974)       1,249
------    ------     ------       ------     -------------------------------------  --------   --------     --------      -------
     0         0          0            0       CHANGE IN ENHANCED PROPERTY & EQI     (17,121)   (17,121)     (17,974)         853

 2,689     2,689      2,601           88     149803 - Ace. Depr - Bldg                25,520     25,520    3,285,227   (3,259,707)
22,604    22,604     23,328         (724)    149809 - Ace. Depr - Furn. Fixtures     263,647    263,647      277,667      (14,020)
     0         0          0            0     419000 - Reserve for Dprn - Misc              0          0   (3,254,553)   3,254,553

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

                   PREVIOUS
CURRENT   CURRENT     YR     PREVIOUS YR                                              CURRENT    CURRENT     PREVIOUS   PREVIOUS YR
 MONTH    MONTH      MONTH    CUR MONTH                                                 YTD         YTD        YEAR     CURRENT YTD
 ACTUAL  VARIANCE   ACTUAL    VARIANCE                                                ACTUAL     VARIANCE     ACTUAL      VARIANCE
-------  --------  --------  -----------                                            ----------  ----------  ----------  -----------
 25,294   25,294    25,929        (635)      CHANGE IN ACCUMULATED DEPRECIATION        289,166     289,166    308,340      (19,174)

  1,314    1,314         0       1,314    192102 - Amortization                         15,766      15,766     14,453        1,314
 ------   ------    ------     -------    ---------------------------------------   ----------  ----------    -------   ----------
  1,314    1,314         0       1,314       CHANGE IN OTHER ASSETS                     15,766      15,766     14,453        1,314

 ------   ------    ------     -------    ---------------------------------------   ----------  ----------    -------   ----------
 10,469   10,469    93,579     (83,110)         CHANGE IN TOTAL ASSETS                   8,657       8,657    301,015     (292,358)
 ------   ------    ------     -------    ---------------------------------------   ----------  ----------    -------   ----------

                                                CHANGE IN LIABILITIES

   (312)    (312)       (3)       (309)   211000 - Accounts Payable                      2,586       2,586     (1,999)       4,585
  3,275    3,275         0       3,275    211003 - Accounts Payable - Other              3,271       3,271     (3,275)       6,546
 ------   ------    ------     -------    ---------------------------------------   ----------  ----------    -------   ----------
  2,963    2,963        (3)      2,966       CHANGE IN ACCOUNTS PAYABLE                  5,857       5,857     (5,274)      11,131

  1,101    1,101     1,706        (605)   212000 - Accrued Wages and Payroll Taxes           0           0     (8,000)       8,000
      0        0         0           0    215800 - Accrued Payroll                           0           0      4,770       (4,770)
 ------   ------    ------     -------    ---------------------------------------   ----------  ----------    -------   ----------
  1,101    1,101     1,706        (605)      CHANGE IN PAYROLL ACCRUALS                      0           0     (3,230)       3,230

      0        0         0           0    214900 - Accrued Other Expenses              (11,916)    (11,916)         0      (11,916)
  5,806    5,806   (81,353)     87,159    215000 - Accrued Property Taxes                  792         792    (79,997)      80,789
 ------   ------   -------     -------    ---------------------------------------   ----------  ----------    -------   ----------
  5,806    5,806   (81,353)     87,159       CHANGE IN ACCRUED EXPENSES                (11,124)    (11,124)   (79,997)      68,873

    478      478      (639)      1,117    219100 - Tenant Sec. Dep. Held in Trust         (394)       (394)    14,619      (15,013)
      0        0         0           0    219101 - Security Deposit Refund                (831)       (831)         0         (831)
 ------   ------   -------     -------    ---------------------------------------   ----------  ----------    -------   ----------
    478      478      (639)      1,117       CHANGE IN TENANTS' SECURITY DEPOSIT        (1,225)     (1,225)    14,619      (15,844)

 (6,412)  (6,412)     (252)     (6,160)   221000 - Prepaid Rent                          8,577       8,577    (13,656)      22,233
 ------   ------   -------     -------    ---------------------------------------   ----------  ----------    -------   ----------
 (6,412)  (6,412)     (252)     (6,160)      CHANGE IN DEFERRED RENTAL REVENUE           8,577       8,577    (13,656)      22,233

    163      163         0         163    211101 - Mgmt. Fee Payable - AIMCO               163         163       (163)         326
 ------   ------   -------     -------    ---------------------------------------   ----------  ----------    -------   ----------
    163      163         0         163       CHANGE IN FEES PAYABLE                        163         163       (163)         326

      0        0         0           0    232001 - Principal 1st Mortgage            4,100,000   4,100,000          0    4,100,000
      0        0         0           0    232002 - Principal 1st Mortgage-G/L Adj   (4,100,000) (4,100,000)         0   (4,100,000)
 ------   ------   -------     -------    ---------------------------------------   ----------  ----------    -------   ----------
  4,099    4,099   (80,540)     84,640       CHANGE IN TOTAL LIABILITIES                 2,247       2,247    (87,701)      89,949
 ------   ------   -------     -------    ---------------------------------------   ----------  ----------    -------   ----------

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2001 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR  PREVIOUS YR                                         CURRENT    CURRENT    PREVIOUS    PREVIOUS YR
 MONTH    MONTH       MONTH      CUR MONTH                                            YTD        YTD         YEAR     CURRENT YTD
 ACTUAL  VARIANCE    ACTUAL      VARIANCE                                            ACTUAL    VARIANCE    ACTUAL      VARIANCE
-------  --------  -----------  -----------                                        ---------  ---------  ----------   -----------
                                                     CHANGE IN EQUITY

      0         0           0            0   325001 - Retained Earnings             146,086    146,086      40,624      105,462
-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------
      0         0           0            0      CHANGE IN CUMULATIVE LOSSES         146,086    146,086      40,624      105,462

(18,000)  (18,000)          0      (18,000)  314000 - Investment in Properties      (88,000)   (88,000)   (243,000)     155,000
-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------
(18,000)  (18,000)          0      (18,000)     CHANGE IN PARTNER EQUITY            (88,000)   (88,000)   (243,000)     155,000

-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------
(18,000)  (18,000)          0      (18,000)        CHANGE IN TOTAL EQUITY           (88,000)   (88,000)   (243,000)     155,000
-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------

-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------
(13,901)  (13,901)    (80,540)      66,640      CHANGE IN TOTAL LIAB & EQUITY       (85,753)   (85,753)   (330,701)     244,949
-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------

-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------
 19,201    19,201      21,936       (2,735)           NET CASH FLOW                 (36,472)   (36,472)     10,601      (47,073)
-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------

     (2)       (2)          0           (2)  100600 - Operating Cash - [ILLEGIBLE]
                                                      Concentration -               (95,322)   (95,322)          0      (95,322)
    (75)      (75)        131         (206)  112001 - Cash in Bank - Field              (45)       (45)        632         (677)
 19,278    19,278      21,805       (2,527)  112002 - Cash in Bank - Disbursement    58,895     58,895       9,969       48,926

-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------
 19,201    19,201      21,936       (2,735)        CHANGE IN OPERATING CASH         (36,472)   (36,472)     10,601      (47,073)
-------   -------     -------      -------   ------------------------------------   -------    -------    --------     --------

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2002 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR                                             CURRENT   CURRENT     PREVIOUS
 MONTH     MONTH      MONTH                                                  YTD        YTD        YEAR
 ACTUAL  VARIANCE    ACTUAL                                                ACTUAL    VARIANCE     ACTUAL
-------  --------  -----------                                            ---------  --------   ----------
                                                 INCOME

114,244   114,244    114,244    500000 - Market Rent                      1,463,468  1,463,468   1,463,468
 (6,747)   (6,747)    (6,747)   500001 - Leases Under Schedule              (79,062)   (79,062)    (79,062)
  3,021     3,021      3,021    500002 - Leases Over Schedule                38,824     38,824      38,824
    353       353        353    500005 - Month to Month Fee                   7,983      7,983       7,983
     50        50         50    500006 - Short Term Lease Fee                   100        100         100
-------   -------    -------    ----------------------------------------  ---------  ---------   ---------
110,921   110,921    110,921       TOTAL GROSS POTENTIAL RENT             1,431,313  1,431,313   1,431,313

      0         0          0    519100 - Concessions Reimbursement              571        571         571
   (263)     (263)      (263)   625002 - Concessions/Special Promotions     (14,597)   (14,597)    (14,597)
      0         0          0    625006 - Discount - Residents Monthly          (557)      (557)       (557)
-------   -------    -------    ----------------------------------------  ---------  ---------   ---------
   (263)     (263)      (263)      TOTAL CONCESSIONS                        (14,583)   (14,583)    (14,583)

(12,363)   12,363    (12,363)   522000 - Vacancy Loss                      (126,942)  (126,942)    126,942
-------   -------    -------    ----------------------------------------  ---------  ---------   ---------
(12,363)   12,363    (12,363)      TOTAL VACANCY LOSS                      (126,942)  (126,942)    126,942

 (1,008)   (1,008)    (1,008)   631200 - Administrative Units               (13,046)   (13,046)    (13,046)
    (76)      (76)       (76)   633100 - Employee Apartments                 (8,414)    (8,414)     (8,414)
-------   -------    -------    ----------------------------------------  ---------  ---------   ---------
 (1,084)   (1,084)    (1,084)      TOTAL OTHER RENTAL LOSSES                (21,460)   (21,460)    (21,460)

-------   -------    -------    ----------------------------------------  ---------  ---------   ---------
(13,711)  (13,711)   (13,711)      TOTAL RENTAL LOSS                       (162,986)  (162,986)   (162,986)

-------   -------    -------    ----------------------------------------  ---------  ---------   ---------
 97,210     97,210    97,210       NET RENTAL INCOME                      1,268,327  1,268,327   1,268,327

      0         0          0    590508 - Utility Reimburse - Electricity        657        657         657
     30        30         30    590509 - Utility Reimburse - Water/Sewer      8,900      8,900       8,900
  2,183     2,183      2,183    590514 - Utilities Reimbursements             2,183      2,183       2,183
-------   -------    -------    ----------------------------------------  ---------  ---------   ---------
  2,212     2,212      2,212       TOTAL UTILITY REIMBURSEMENTS              11,739     11,739      11,739

  1,246     1,246      1,246    591000 - Laundry Income                      12,151     12,151      12,151
      0         0          0    591002 - Vending Income                           4          4           4
  1,015     1,015      1,015    591007- AS - Cable TV                         7,701      7,701       7,701
    383       383        383    591008 - AS - Local Telephone                 2,360      2,360       2,360
      0         0          0    591011 - AS - Vending                           281        281         281
-------   -------    -------    ----------------------------------------  ---------  ---------   ---------
  2,644     2,644      2,644       TOTAL ANCILLARY SERVICES INCOME           22,496     22,496      22,496

    813       813        813    592001 - Late Charges                        18,174     18,174      18,174

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2002 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR                                            CURRENT    CURRENT   PREVIOUS
 MONTH     MONTH      MONTH                                                 YTD        YTD       YEAR
 ACTUAL  VARIANCE    ACTUAL                                                ACTUAL    VARIANCE   ACTUAL
-------  --------  -----------                                           ---------  ---------  ---------
    150      150         150    592002 - NSF Charges                           950        950        950
    400      400         400    592004 - Admin Fees - Resident Charges       1,150      1,150      1,150
     50       50          50    592006 - Keys, Locks, Lock Changes             120        120        120
      0        0           0    592007 - Transfer Fee                          300        300        300
      0        0           0    592009 - Miscellaneous Resident Charges          5          5          5
      0        0           0    592010 - Non-refundable Admin Fees             150        150        150
      0        0           0    593000 - Cleaning & Damage Fees                442        442        442
    181      181         181    594000 - Deposit Forfeitures                   299        299        299
    450      450         450    599002 - Legal Fees                          4,575      4,575      4,575
      0        0           0    599003 - Non-refundable Pet Fees             1,120      1,120      1,120
      0        0           0    599004 - Lease Cancellation Fees             3,825      3,825      3,825
    245      245         245    599005 - Application Fees                    7,745      7,745      7,745
    120      120         120    599013 - Monthly Pet Rent                      842        842        842
      0        0           0    599099 - Miscellaneous Income                  133        133        133
 ------   ------      ------    ---------------------------------------  ---------  ---------  ---------
  2,408    2,408       2,408        TOTAL MISCELLANEOUS INCOME              39,831     39,831     39,831

 ------   ------      ------    ---------------------------------------  ---------  ---------  ---------
  7,265    7,265       7,265        TOTAL OTHER INCOME                      74,066     74,066     74,066

 (4,636)  (4,636)     (4,636)   637000 - Bad Debt Expense                  (62,800)   (62,800)   (62,800)
     16       16          16    637001 - Bad Debt Collections                6,444      6,444      6,444
 ------   ------      ------    ---------------------------------------  ---------  ---------  ---------
 (4,620)  (4,620)     (4,620)       TOTAL BAD DEBT EXPENSE                 (56,356)   (56,356)   (56,356)

 ------   ------      ------    ---------------------------------------  ---------  ---------  ---------
 99,854   99,854      99,854                 EFFECTIVE GROSS INCOME      1,286,037  1,286,037  1,286,037
 ------   ------      ------    ---------------------------------------  ---------  ---------  ---------

                                       OPERATING EXPENSES

      0        0           0    615600 - Fire Protection                       440       (440)       440
 ------   ------      ------    ---------------------------------------  ---------  ---------  ---------
      0        0           0        COMMON AREA EXPENSE                        440       (440)       440

    480     (480)        480    645001 - Electricity - Vacant               12,400    (12,400)    12,400
  1,048   (1,048)      1,048    645003 - Electricity - List Bills           19,004    (19,004)    19,004
    851     (851)        851    645100 - Water                              14,267    (14,267)    14,267
  2,101   (2,101)      2,101    645300 - Sewer                              28,596    (28,596)    28,596
      0        0           0    647001 - Utility Processing  Fees            2,511     (2,511)     2,511
 ------   ------      ------    ---------------------------------------  ---------  ---------  ---------
  4,479   (4,479)      4,479        TOTAL UTILITIES EXPENSE                 76,777    (76,777)    76,777

      0        0           0    631701 - Contract Common Area Cleaning         648       (648)       648
    500     (500)        500    651900 - Contract Exterminating              3,971     (3,971)     3,971

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2002 (12OSD)
                           Run Date-: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT  CURRENT   PREVIOUS YR                                            CURRENT    CURRENT   PREVIOUS
 MONTH    MONTH       MONTH                                                 YTD        YTD       YEAR
 ACTUAL  VARIANCE    ACTUAL                                                ACTUAL    VARIANCE   ACTUAL
-------  --------  -----------                                           ---------  ---------  --------
   275      (275)        275    652500 - Contract Trash Removal            3,303     (3,303)     3,303
     0         0           0    653002 - Contract Courtesy Patrol          7,248     (7,248)     7,248
     0         0           0    653004 - Contract Alarm System               253       (253)       253
     0         0           0    653700 - Contract Yards and Grounds       29,273    (29,273)    29,273
   225      (225)        225    654200 - Contract Repairs                  1,912     (1,912)     1,912
     0         0           0    654602 - Contract HVAC                        69        (69)        69
 -----    ------       -----    ---------------------------------------   ------    -------     ------
 1,000    (1,000)      1,000       TOTAL CONTRACT SERVICE                 46,676    (46,676)    46,676

     0         0           0    652300 - Gas/Oil/Mileage                       9         (9)         9
     0         0           0    653600 - Landscaping Supplies              7,595     (7,595)     7,595
    25       (25)         25    654101 - Electrical Supplies               1,450     (1,450)     1,450
    54       (54)         54    654102 - Plumbing Supplies                 2,110     (2,110)     2,110
    10       (10)         10    654103 - Appliance Parts                   2,218     (2,218)     2,218
     0         0           0    654105 - Plumbing Fixtures/Repairs           816       (816)       816
   107      (107)        107    654199 - Other Maintenance Materials       5,820     (5,820)     5,820
     0         0           0    654205 - Interior Building Improvements    3,299     (3,299)     3,299
     0         0           0    654206 - Exterior Building Improvements    2,047     (2,047)     2,047
     0         0           0    654207 - Paving/Concrete/Striping          1,975     (1,975)     1,975
 1,200    (1,200)      1,200    654209 - Sewer Repairs                     1,794     (1,794)     1,794
     0         0           0    654601 - HVAC Parts & Supplies             1,880     (1,880)     1,880
     0         0           0    654700 - Pool Expense                      1,772     (1,772)     1,772
   (46)       46         (46)   655200 - R & M Rebate - MRO               (1,658)     1,658     (1,658)
   (70)       70         (70)   655201 - R & M Rebate - Other               (263)       263       (263)
     0         0           0    657000 - Equipment/Vehicle Expense            33        (33)        33
     0         0           0    659001 - Fire Protection Equip Maint         464       (464)       464
 -----    ------       -----    ---------------------------------------   ------    -------     ------
 1,280    (1,280)      1,280        TOTAL REPAIRS & MAINTENANCE           31,360    (31,360)    31,360

     9        (9)          9    651500 - Cleaning Supplies                    42        (42)        42
   250      (250)        250    651700 - Contract Cleaning                 8,864     (8,864)     8,864
   430      (430)        430    656002 - Floor Covering Repair            12,426    (12,426)    12,426
   685      (685)        685    656003 - Contract Painting - Interior     24,820    (24,820)    24,820
     0         0           0    656101 - Drapery/Miniblinds Repairs           98        (98)        98
   192      (192)        192    656102 - Painting Supplies                 2,745     (2,745)     2,745
 -----    ------       -----    ---------------------------------------   ------    -------     ------
 1,566    (1,566)      1,566        TOTAL TURNOVER EXPENSE                48,995    (48,995)    48,995

     0         0           0    621008 - Newspaper Adv. - Personnel          310       (310)       310
     0         0           0    629001 - Dues and Subscriptions               90        (90)        90
    96       (96)         96    631100 - Office Supplies                   5,814     (5,814)     5,814
     0         0           0    631102 - Bank Charges                         54        (54)        54

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2002 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR                                          CURRENT    CURRENT   PREVIOUS
 MONTH    MONTH       MONTH                                               YTD        YTD       YEAR
 ACTUAL  VARIANCE    ACTUAL                                             ACTUAL     VARIANCE   ACTUAL
-------  --------  -----------                                         ---------  ---------  --------
     0         0          0     631104 - Credit Collection & Eviction    10,317    (10,317)   10,317
    22       (22)        22     631105 - Uniforms                           971       (971)      971
     7        (7)         7     631106 - Express Mail, Stamps                88        (88)       88
   102      (102)       102     631108 - Credit Card Service Fees         1,674     (1,674)    1,674
    13       (13)        13     634000 - Legal Fees                       3,046     (3,046)    3,046
   287      (287)       287     636000 - Telephone/Answering Service      9,859     (9,859)    9,859
     0         0          0     639003 - Computer Lease                     (54)        54       (54)
    60       (60)        60     639004 - Computer Maint & Supplies        2,358     (2,358)    2,358
     0         0          0     639005 - Furniture Exp (Office/Club)        200       (200)      200
     1        (1)         1     639006 - Parking Expense                      1         (1)        1
    26       (26)        26     639007 - Training & Travel                1,699     (1,699)    1,699
   (29)       29        (29)    639099 - Miscellaneous Administrative         3         (3)        3
     0         0          0     655100 - Resident Stmt Processing Fee       604       (604)      604
 -----    ------      -----     -------------------------------------   -------    -------   -------
   584      (584)       584         TOTAL ADMINISTRATIVE EXPENSES        37,034    (37,034)   37,034

     0         0          0     611200 - Web Advertising                  1,450     (1,450)    1,450
 1,139    (1,139)     1,139     621001 - Newspaper Advertising            3,005     (3,005)    3,005
     0         0          0     621003 - Periodicals                     15,401    (15,401)   15,401
     0         0          0     621006 - Special Promotions                  40        (40)       40
     0         0          0     621007 - Brochures                        1,213     (1,213)    1,213
     0         0          0     621011 - Flags/Banners                    2,350     (2,350)    2,350
     0         0          0     621013 - Leasing Promotions                 662       (662)      662
     0         0          0     621014 - Newsletters                        292       (292)      292
     0         0          0     621015 - Resident Relations                 449       (449)      449
     0         0          0     625000 - Signage                            830       (830)      830
     0         0          0     626001 - Furniture - Models               2,377     (2,377)    2,377
 -----    ------      -----     -------------------------------------   -------    -------   -------
 1,139    (1,139)     1,139         TOTAL MARKETING EXPENSE              28,070    (28,070)   28,070

     0         0          0     621000 - Leasing Payroll                  1,656     (1,656)    1,656
 1,000    (1,000)     1,000     627200 - Miscellaneous Incentives         1,000     (1,000)    1,000
   294      (294)       294     627300 - Leasing Commissions             12,206    (12,206)   12,206
     0         0          0     627400 - Turnover Reduction Incentive     6,548     (6,548)    6,548
 4,292    (4,292)     4,292     631000 - Salaries - Administrative       37,058    (37,058)   37,058
 3,142    (3,142)     3,142     633000 - Salaries - Manager              35,369    (35,369)   35,369
 4,775    (4,775)     4,775     654000 - Salaries - Maintenance          64,506    (64,506)   64,506
 1,706    (1,706)     1,706     659800 - Payroll Adjustment                   0          0         0
  (700)      700      (700)     659900 - Repairs Payroll Capitalized    (44,019)    44,019   (44,019)
 1,099    (1,099)     1,099     671100 - Payroll Taxes                   13,595    (13,595)   13,595
   680      (680)       680     672200 - Workers Compensation             8,475     (8,475)    8,475

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2002 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR                                                   CURRENT    CURRENT   PREVIOUS
 MONTH     MONTH      MONTH                                                        YTD        YTD       YEAR
 ACTUAL  VARIANCE    ACTUAL                                                      ACTUAL     VARIANCE   ACTUAL
-------  --------  -----------                                                  ---------  ---------  --------
   555      (555)        555    672300 - Health Ins. & Other Benefits             14,478    (14,478)   14,478
     0         0           0    831001 - Ranking Bonus                             2,506     (2,506)    2,506
------   -------      ------    -------------------------------------------      -------   --------   -------
16,842   (16,842)     16,842       TOTAL PAYROLL EXPENSE                         153,379   (153,379)  153,379

------   -------      ------    -------------------------------------------      -------   --------   -------
26,889   (26,889)     26,889       TOTAL CONTROLLABLE OPERATING EXPENSES         422,730   (422,730)  422,730

------   -------      ------    -------------------------------------------      -------   --------   -------
72,965    72,965      72,965                CONTROLLABLE NOI                     863,307    863,307   863,307
------   -------      ------    -------------------------------------------      -------   --------   -------

                                  NON-CONTROLLABLE OPERATING EXPENSES

     0         0           0    635000 - Audit Fees                                  579       (579)      579
------   -------      ------    -------------------------------------------      -------   --------   -------
     0         0           0       TOTAL ACCOUNTING, AUDIT & TAX                     579       (579)      579

 5,966    (5,966)      5,966    632000 - Management Fees                          68,327    (68,327)   68,327
------   -------      ------    -------------------------------------------      -------   --------   -------
 5,966    (5,966)      5,966       TOTAL MANAGEMENT & ACCOUNTING FEE              68,327    (68,327)   68,327

   (66)       66         (66)   549002 - Other Interest Income                      (861)       861      (861)
------   -------      ------    -------------------------------------------      -------   --------   -------
   (66)       66         (66)      TOTAL INTEREST INCOME                            (861)       861      (861)

     0         0           0    639002 - Ad Valorem Tax Service                      335       (335)      335
 4,811    (4,811)      4,811    671001 - Real Estate Taxes                        92,330    (92,330)   92,330
     0         0           0    671002 - Personal Properly Tax                       587       (587)      587
     0         0           0    671900 - Business Licenses and Permits               240       (240)      240
     0         0           0    671902 - Sales and Use Tax                           229       (229)      229
------   -------      ------    -------------------------------------------      -------   --------   -------
 4,811    (4,811)      4,811       TOTAL TAXES                                    93,721    (93,721)   93,721

 2,385    (2,385)      2,385    672000 - Hazard Insurance                         30,381    (30,381)   30,381
------   -------      ------    -------------------------------------------      -------   --------   -------
 2,385    (2,385)      2,385       TOTAL INSURANCE                                30,381    (30,381)   30,381

------   -------      ------    -------------------------------------------      -------   --------   -------
 7,195    (7,195)      7,195       TOTAL TAXES & INSURANCE                       124,102   (124,102)  124,102

     0         0           0    654215 - Insurance Damage Expense                 10,780    (10,780)   10,780
------   -------      ------    -------------------------------------------      -------   --------   -------
     0         0           0       TOTAL INSURANCE DAMAGES                        10,780    (10,780)   10,780

------   -------      ------    -------------------------------------------      -------   --------   -------
13,095   (13,095)     13,095       TOTAL NONCONTROLLABLE OPERATING EXPENSES      202,927   (202,927)  202,927

------   -------      ------    -------------------------------------------      -------   --------   -------
39,984   (39,984)     39,984       TOTAL OPERATING EXPENSES                      625,657   (625,657)  625,657

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2002 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR                                            CURRENT    CURRENT   PREVIOUS
 MONTH     MONTH      MONTH                                                 YTD        YTD       YEAR
 ACTUAL  VARIANCE    ACTUAL                                                ACTUAL   VARIANCE    ACTUAL
-------  --------  -----------                                           ---------  ---------  --------
 ------   -------     ------    ---------------------------------------   -------   --------    -------
 59,870    59,870     59,870             NET OPERATING INCOME             660,380    660,380    660,380
 ------   -------     ------    ---------------------------------------   -------   --------    -------

                                        NON-OPERATING EXPENSES

 25,044   (25,044)    25,044    682001 - Interest 1st Mortgage            300,530   (300,530)   300,530
      0         0          0    916003 - Amort - Loan Fee                  14,453    (14,453)    14,453
 ------   -------     ------    ---------------------------------------   -------   --------    -------
 25,044   (25,044)    25,044       TOTAL INTEREST EXPENSE                 314,983   (314,983)   314,983

  2,601    (2,601)     2,601    662000 - Deprec. - Buildings               30,673    (30,673)    30,673
 23,328   (23,328)    23,328    666000 - Deprec. - Furnishings            277,667   (277,667)   277,667
 ------   -------     ------    ---------------------------------------   -------   --------    -------
 25,929   (25,929)    25,929       TOTAL DEPRECIATION EXPENSE             308,340   (308,340)   308,340

      0         0          0    931000 - Office Payroll                    (3,230)     3,230     (3,230)
 ------   -------     ------    ---------------------------------------   -------   --------    -------
      0         0          0       TOTAL PARTNERSHIP EXPENSE               (3,230)     3,230     (3,230)

 ------   -------     ------    ---------------------------------------   -------   --------    -------
 50,973   (50,973)    50,973       TOTAL NON-OPERATING EXPENSES           620,093   (620,093)   620,093

 ------   -------     ------    ---------------------------------------   -------   --------    -------
  8,897     8,897      8,897               NET INCOME(LOSS)                40,287     40,287     40,287
 ------   -------     ------    ---------------------------------------   -------   --------    -------

                                           CHANGE IN ASSETS

 (3,481)   (3,481)    (3,481)   113000 - Tenant/Member Accts. Rec.         16,036     16,036     16,036
    (53)      (53)       (53)   114089 - Allowance for Bad Debt            (7,918)    (7,918)    (7,918)
 ------   -------     ------    ---------------------------------------   -------   --------    -------
 (3,533)   (3,533)    (3,533)      CHANGE IN TENANTS' RENT RECEIVABLE       8,118      8,118      8,118

    (39)      (39)       (39)   113600 - Credit Card Receivable              (395)      (395)      (395)
      0         0          0    114000 - Accounts Receivable (Other)          182        182        182
 (1,898)   (1,898)    (1,898)   114001 - Ancillary Services A/R            (2,719)    (2,719)    (2,719)
    (30)      (30)       (30)   114004 - A/R AIMCO                            (30)       (30)       (30)
    (74)      (74)       (74)   114011 - AR - Rebates                        (428)      (428)      (428)
      0         0          0    116000 - Accrued Receivables                  821        821        821
 ------   -------     ------    ---------------------------------------   -------   --------    -------
 (2,042)   (2,042)    (2,042)      CHANGE IN OTHER RECEIVABLES             (2,570)    (2,570)    (2,570)

    639       639        639    119100 - Cash - Tenant Security Deposit   (14,619)   (14,619)   (14,619)
 ------   -------     ------    ---------------------------------------   -------   --------    -------
    639       639        639       CHANGE IN TENANTS' SECURITY DEPOSIT    (14,619)   (14,619)   (14,619)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2002 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR                                              CURRENT    CURRENT    PREVIOUS
 MONTH     MONTH      MONTH                                                   YTD        YTD        YEAR
 ACTUAL  VARIANCE    ACTUAL                                                 ACTUAL     VARIANCE               ACTUAL
-------  --------  -----------                                             ---------  ---------  ----------
 2,385     2,385      2,385     124000 - Prepaid Prop. & Liab. Insurance      1,723       1,723      1,723
------    ------     ------     ----------------------------------------  ---------   ---------  ---------
 2,385     2,385      2,385        CHANGE IN PREPAID EXPENSES                 1,723       1,723      1,723

79,495    79,495     79,495     131020 - Self Escrow -Tax                    99,671      99,671     99,671
------    ------     ------     ----------------------------------------  ---------   ---------  ---------
79,495    79,495     79,495        CHANGE IN SELF ESCROWS                    99,671      99,671     99,671

(4,950)   (4,950)    (4,950)    132001 - Replacement Reserve Dep.           (59,400)    (59,400)   (59,400)
     0         0          0     132010 - Replacement Reserve W/D             79,111      79,111     79,111
------    ------     ------     ----------------------------------------  ---------   ---------  ---------
(4,950)   (4,950)    (4,950)       CHANGE IN RESERVE FOR REPLACEMENT         19,711      19,711     19,711

     0         0          0     142413 - Roof Replacement                    (2,295)     (2,295)    (2,295)
     0         0          0     143004 - Water Heaters                       (1,428)     (1,428)    (1.428)
(3,447)   (3,447)    (3,447)    143005 - Plumbing Fixtures                  (12,562)    (12,562)   (12,562)
     0         0          0     144100 - Office Computers                    (6,754)     (6,754)    (6,754)
     0         0          0     145499 - Air Conditioning                    (2,805)     (2,805)    (2,805)
     0         0          0     146001 - Drapes/Miniblinds                     (459)       (459)      (459)
     0         0          0     146299 - Countertops                           (200)       (200)      (200)
     0         0          0     146501 - Dishwasher                            (618)       (618)      (618)
     0         0          0     146502 - Stoves                                (248)       (248)      (248)
     0         0          0     146503 - Refrigerators                       (1,174)     (1,174)    (1,174)
     0         0          0     146601 - Carpet                             (25,160)    (25,160)   (25,160)
     0         0          0     146602 - Tile                                (1,606)     (1,606)    (1.606)
     0         0          0     146603 - Vinyl                               (4,022)     (4,022)    (4,022)
     0         0          0     147530 - Window Replacement                    (916)       (916)      (916)
     0         0          0     147999 - Painting - Building Interior        (1,100)     (1,100)    (1,100)
     0         0          0     149000 - Miscellaneous Fixed Assets            (516)       (516)      (516)
     0         0          0     149299 - Structural                          (1,628)     (1,628)    (1,628)
  (207)     (207)      (207)    149525 - Capitalized GP Supervision Fees     (2,686)     (2,686)    (2,686)
     0         0          0     149599 - Wall Coverings                      (5,905)     (5,905)    (5,905)
     5         5          5     149700 - Cap X Rebate - MRO                     187         187        187
     8         8          8     149701 - Cap X Rebate - Other                    74          74         74
  (700)     (700)      (700)    149901 - Cap X Cap Payroll                  (44,019)    (44,019)   (44,019)
------    ------     ------     ----------------------------------------  ---------   ---------  ---------
(4,342)   (4,342)    (4,342)       CHANGE IN CAPITAL REPLACEMENTS          (115,838)   (115,838)  (115,838)

     0         0          0     169901 - Enhance - Water Submetering        (17,974)    (17,974)   (17,974)
------    ------     ------     ----------------------------------------  ---------   ---------  ---------
     0         0          0        CHANGE IN ENHANCED PROPERTY & EQUITY     (17,974)    (17,974)   (17,974)

 2,601     2,601      2,601     149803 - Acc. Depr - Bldg                 3,285,227   3,285,227  3,285,227
23,328    23,328     23,328     149809 - Acc. Depr - Furn. Fixtures         277,667     277,667    277,667

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2002 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR                                              CURRENT      CURRENT     PREVIOUS
 MONTH     MONTH      MONTH                                                   YTD          YTD         YEAR
 ACTUAL  VARIANCE    ACTUAL                                                 ACTUAL      VARIANCE      ACTUAL
-------  --------  -----------                                            ----------   ----------   ----------
      0        0           0    419000 - Reserve for Dprn - Misc          (3,254,553)  (3,254,553)  (3,254,553)
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
 25,929   25,929      25,929       CHANGE IN ACCUMULATED DEPRECIATION        308,340      308,340      308,340

     0         0           0    192102 - Amortization                         14,453       14,453       14,453
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
     0         0           0       CHANGE IN OTHER ASSETS                     14,453       14,453       14,453

-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
 93,579   93,579      93,579             CHANGE IN TOTAL ASSETS              301,015      301,015      301,015
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------

                                         CHANGE IN LIABILITIES

     (3)      (3)         (3)   211000 - Accounts Payable                     (1,999)      (1,999)      (1,999)
      0        0           0    211003 - Accounts Payable - Other             (3,275)      (3,275)      (3,275)
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
     (3)      (3)         (3)      CHANGE IN ACCOUNTS PAYABLE                 (5,274)      (5,274)      (5,274)

  1,706    1,706       1,706    212000 - Accrued Wages and Payroll Taxes      (8,000)      (8,000)      (8,000)
      0        0           0    215800 - Accrued Payroll                       4,770        4,770        4,770
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
  1,706    1,706       1,706       CHANGE IN PAYROLL ACCRUALS                 (3,230)      (3,230)      (3,230)

(81,353) (81,353)    (81,353)   215000 - Accrued Property Taxes              (79,997)     (79,997)     (79,997)
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
(81,353) (81,353)    (81,353)      CHANGE IN ACCRUED EXPENSES                (79,997)     (79,997)     (79,997)

   (639)    (639)       (639)   219100 - Tenant Sec. Dep. Held in Trust       14,619       14,619       14,619
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
   (639)    (639)       (639)      CHANGE IN TENANTS' SECURITY DEPOSIT        14,619       14,619       14,619

   (252)    (252)       (252)   221000- Prepaid Rent                         (13,656)     (13,656)     (13,656)
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
   (252)    (252)       (252)      CHANGE IN DEFERRED RENTAL REVENUE         (13,656)     (13,656)     (13,656)

      0        0           0    211101 - Mgmt. Fee Payable - AIMCO              (163)        (163)        (163)
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
      0        0           0       CHANGE IN FEES PAYABLE                       (163)        (163)        (163)

-------  -------    --------    ----------------------------------------  ----------   ----------   ----------
(80,540) (80,540)    (80,540)            CHANGE IN TOTAL LIABILITIES         (87,701)     (87,701)     (87,701)
-------  -------    --------    ----------------------------------------  ----------   ----------   ----------

                                             CHANGE IN EQUITY

      0        0           0    325001 - RETAINED EARNINGS                    40,624       40,624       40,624

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended December 2002 (12OSD)
                           Run Date: 3/14/03 12:23 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT   CURRENT  PREVIOUS YR                                         CURRENT    CURRENT   PREVIOUS
 MONTH    MONTH       MONTH                                              YTD        YTD       YEAR
 ACTUAL  VARIANCE    ACTUAL                                             ACTUAL    VARIANCE   ACTUAL
-------  --------  -----------                                        ---------  ---------  --------
      0        0           0      CHANGE IN CUMULATIVE LOSSES           40,624     40,624     40,624

      0        0           0    314000 - Investment in Properties     (243,000)  (243,000)  (243,000)
-------  -------     -------    ------------------------------------  --------   --------   --------
      0        0           0      CHANGE IN PARTNER EQUITY            (243,000)  (243,000)  (243,000)

-------  -------     -------    ------------------------------------  --------   --------   --------
      0        0           0          CHANGE IN TOTAL EQUITY          (243,000)  (243,000)  (243,000)
-------  -------     -------    ------------------------------------  --------   --------   --------

-------  -------     -------    ------------------------------------  --------   --------   --------
(80,540) (80,540)    (80,540)     CHANGE IN TOTAL LIAB & EQUITY       (330,701)  (330,701)  (330,701)
-------  -------     -------    ------------------------------------  --------   --------   --------

-------  -------     -------    ------------------------------------  --------   --------   --------
 21,936   21,936      21,936              NET CASH FLOW                 10,601     10,601     10,601
-------  -------     -------    ------------------------------------  --------   --------   --------

    131      131         131    112001 - Cash in Bank - Field              632        632        632
 21,805   21,805      21,805    112002 - Cash in Bank - Disbursement     9,969      9,969      9,969

-------  -------     -------    ------------------------------------  --------   --------   --------
 21,936   21,936      21,936        CHANGE IN OPERATING CASH            10,601     10,601     10,601
-------  -------     -------    ------------------------------------  --------   --------   --------

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
                             006713 - Lakeside (NC)
006713             For the Period Ended February 2003 (12OSD)
                           Run Date: 3/14/03 12:21 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

 CURRENT     CURRENT    CURRENT     PREVIOUS YR    PREVIOUS YR
  MONTH       MONTH      MONTH         MONTH        CUR MONTH
 ACTUAL      BUDGET     VARIANCE      ACTUAL        VARIANCE
--------    --------    --------    -----------    -----------
                                                                  INCOME

 114,244     112,540       1,704     129,904        (15,660)     500000 - Market Rent
  (4,489)          0      (4,489)     (5,479)           990      500001 - Leases Under Schedule
       0           0           0       2,638         (2,638)     500002 - Leases Over Schedule
   1,483           0       1,483         746            737      500005 - Month to Month Fee
       0           0           0           0              0      500006 - Short Term Lease Fee
    (583)          0        (583)          0           (583)     500500 - Rent - Right Price Adjustment
    (166)          0        (166)          0           (166)     500501 - Renewal Price Adjustment
 -------     -------      ------     -------        -------
 110,490     112,540      (2,050)    127,810        (17,320)        TOTAL GROSS POTENTIAL RENT

       0           0           0          50            (50)     519100 - Concessions Reimbursement
    (104)     (1,000)        896      (1,246)         1,141      625002 - Concessions/Special Promotions
  (1,575)          0      (1,575)          0         (1,575)     625005 - Renewal Concession
     (23)          0         (23)          0            (23)     625006 - Discount - Residents Monthly
    (121)          0        (121)          0           (121)     625007 - Resident Relations Concessions
 -------     -------      ------     -------        -------
  (1,823)     (1,000)       (823)     (1,196)          (627)        TOTAL CONCESSIONS

 (14,449)     (7,924)      6,525     (11,917)         2,531      522000 - Vacancy Loss
 -------     -------      ------     -------        -------
 (14,449)     (7,924)      6,525     (11,917)         2,531         TOTAL VACANCY LOSS

  (1,008)          0      (1,008)     (1,168)           160      631200 - Administrative Units
     (76)     (1,849)      1,773      (1,018)           941      633100 - Employee Apartments
 -------     -------      ------     -------        -------
  (1,084)     (1,849)        765      (2,186)         1,101         TOTAL OTHER RENTAL LOSSES

 -------     -------      ------     -------        -------
 (17,356)    (10,773)     (6,583)    (15,298)        (2,058)        TOTAL RENTAL LOSS

 -------     -------      ------     -------        -------
  93,134     101,767      (8,633)    112,512        (19,377)        NET RENTAL INCOME

       0           0           0          45            (45)     590508 - Utility Reimburse - Electricity
       0         800        (800)          0              0      590509 - Utility Reimburse - Water/Sewer
       0           0           0           0              0      590514 - Utilities Reimbursements
 -------     -------      ------     -------        -------
       0         800        (800)         45            (45)        TOTAL UTILITY REIMBURSEMENTS

     878       2,106      (1,228)        548            330      591000 - Laundry Income
       0           0           0       1,617         (1,617)     591007 - AS - Cable TV
     445           0         445         445              0      591008 - AS - Local Telephone
       0           0           0           0              0      591011 - AS - Vending


                                               CURRENT         CURRENT         CURRENT        PREVIOUS      PREVIOUS YR
                                                  YTD            YTD             YTD            YEAR        CURRENT YTD
                                                ACTUAL          BUDGET         VARIANCE        ACTUAL        VARIANCE
                                               --------        --------        --------       ---------     -----------
     INCOME

500000 - Market Rent                            228,488        224,932           3,556        259,208           (30,720)
500001 - Leases Under Schedule                  (11,115)             0         (11,115)       (10,107)           (1,008)
500002 - Leases Over Schedule                     2,800              0           2,800          5,785            (2,985)
500005 - Month to Month Fee                       2,000              0           2,000          1,233               767
500006 - Short Term Lease Fee                        50              0              50              0                50
500500 - Rent - Right Price Adjustment             (583)             0            (583)             0              (583)
500501 - Renewal Price Adjustment                  (166)             0            (166)             0              (166)
                                                -------        -------         -------        -------           -------
   TOTAL GROSS POTENTIAL RENT                   221,474        224,932          (3,458)       256,119           (34,645)

519100 - Concessions Reimbursement                    0              0               0           (410)             (410)
625002 - Concessions/Special Promotions          (1,708)        (2,000)            292         (3,313)            1,605
625005 - Renewal Concession                      (1,575)             0          (1,575)             0            (1,575)
625006 - Discount - Residents Monthly               (23)             0             (23)             0               (23)
625007 - Resident Relations Concessions            (121)             0            (121)             0              (121)
                                                -------        -------         -------        -------           -------
   TOTAL CONCESSIONS                             (3,426)        (2,000)         (1,426)        (2,903)             (524)

522000 - Vacancy Loss                           (27,752)       (15,848)         11,904        (22,622)            5,130
                                                -------        -------         -------        -------           -------
   TOTAL VACANCY LOSS                           (27,752)       (15,848)         11,904        (22,622)            5,130

631200 - Administrative Units                    (2,016)             0          (2,016)        (2,326)              310
633100 - Employee Apartments                       (153)        (3,698)          3,545         (2,042)            1,890
                                                -------         ------         -------        -------           -------
   TOTAL OTHER RENTAL LOSSES                     (2,169)        (3,698)          1,529         (4,368)            2,200

                                                -------        -------         -------        -------           -------
   TOTAL RENTAL LOSS                            (33,347)       (21,546)        (11,801)       (29,893)           (3,454)

                                                -------        -------         -------        -------           -------
   NET RENTAL INCOME                            188,127        203,386         (15,259)       226,226           (38,099)

590508 - Utility Reimburse -  Electricity             0              0               0             45               (45)
590509 - Utility Reimburse - Water/Sewer          2,277          1,600             677              0             2,277
590514 - Utilities Reimbursements                   262              0             262              0               262
                                                -------        -------         -------        -------           -------
   TOTAL UTILITY REIMBURSEMENTS                   2,538          1,600             938             45             2,494

591000 - Laundry Income                           2,519          4,212          (1,693)         1,862               657
591007 - AS - Cable TV                                0              0               0          1,617            (1,617)
591008 - AS - Local Telephone                       445              0             445            445                 0
591011 - AS - Vending                                63              0              63             61                 2

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
                             006713 - Lakeside (NC)
006713             For the Period Ended February 2003 (12OSD)
                           Run Date: 3/14/03 12:21 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT      CURRENT    CURRENT     PREVIOUS YR    PREVIOUS YR
 MONTH        MONTH      MONTH        MONTH         CUR MONTH
 ACTUAL      BUDGET     VARIANCE      ACTUAL        VARIANCE
--------    --------    --------    -----------    -----------
 1,323        2,106        (783)        2,610          (1,287)       TOTAL ANCILLARY SERVICES INCOME

 1,248        2,494      (1,246)        1,554            (306)       592001 - Late Charges
    25            0          25            75             (50)       592002 - NSF Charges
     0            0           0             0               0        592004 - Admin Fees - Resident Charges
   300            0         300             0             300        592007 - Transfer Fee
   450            0         450             0             450        592010 - Non-refundable Admin  Fees
     0            0           0            12             (12)       593000 - Cleaning & Damage Fees
   552            0         552             0             552        594000 - Deposit Forfeitures
     0            0           0           350            (350)       599002 - Legal Fees
     0            0           0           300            (300)       599003 - Non-refundable Pet Fees
     0            0           0             0               0        599004 - Lease Cancellation Fees
   840            0         840           640             200        599005 - Application Fees
     0            0           0             0               0        599007 - Clubhouse Rentals
   140            0         140             0             140        599013 - Monthly Pet Rent
     0            0           0             1              (1)       599099 - Miscellaneous Income
  (124)           0        (124)            0            (124)       599200 - Fee Adjustments
------      -------     -------       -------         -------
 3,431        2,494         937         2,931             500            TOTAL MISCELLANEOUS INCOME

------      -------     -------       -------         -------
 4,754        5,400        (646)        5,585            (832)           TOTAL OTHER INCOME

(8,427)      (3,900)     (4,527)       (5,173)         (3,254)       637000 - Bad Debt Expense
   345            0         345           346               0        637001 - Bad Debt Collections
------      -------     -------       -------         -------
(8,082)      (3,900)     (4,182)       (4,827)         (3,254)           TOTAL BAD DEBT EXPENSE

------      -------     -------       -------         -------
89,806      103,267     (13,461)      113,269         (23,463)           EFFECTIVE GROSS INCOME
------      -------     -------       -------         -------
                                                                         OPERATING EXPENSES

 2,706            0      (2,706)          963          (1,743)       645001 - Electricity - Vacant
 1,217        7,000       5,783         1,706             489        645003 - Electricity - List Bills
   601            0        (601)        1,525             923        645100 - Water
     0            0           0         3,461           3,461        645300 - Sewer
     0            0           0             0               0        647001 - Utility Processing Fees
------      -------     -------       -------         -------
 4,524        7,000       2,476         7,654           3,130            TOTAL UTILITIES EXPENSE

     0            0           0           199             199        651900 - Contract Exterminating
   275            0        (275)          275               0        652500 - Contract Trash Removal


                                               CURRENT         CURRENT         CURRENT        PREVIOUS      PREVIOUS YR
                                                  YTD            YTD             YTD            YEAR        CURRENT YTD
                                                ACTUAL          BUDGET         VARIANCE        ACTUAL        VARIANCE
                                               --------        --------        --------       ---------     -----------
TOTAL ANCILLARY SERVICES INCOME                  3,027            4,212          (1,185)         3,985            (958)

592001 - Late Charges                            2,667            4,988          (2,321)         3,446            (779)
592002 - NSF Charges                                75                0              75             75               0
592004 - Admin Fees - Resident Charges             850                0             850              0             850
592007 - Transfer Fee                              300                0             300              0             300
592010 - Non-refundable Admin  Fees                450                0             450              0             450
593000 - Cleaning & Damage Fees                    180                0             180             13             167
594000 - Deposit Forfeitures                       545                0             545           (143)            688
599002 - Legal Fees                                  0                0               0            350            (350)
599003 - Non-refundable Pet Fees                   150                0             150            300            (150)
599004 - Lease Cancellation Fees                 1,907                0           1,907            837           1,070
599005 - Application Fees                        1,505                0           1,505            800             705
599007 - Clubhouse Rentals                          45                0              45              0              45
599013 - Monthly Pet Rent                          280                0             280              0             280
599099 - Miscellaneous Income                       (7)               0              (7)           172            (179)
599200 - Fee Adjustments                          (124)               0            (124)             0            (124)
                                               -------          -------         -------        -------         -------
    TOTAL MISCELLANEOUS INCOME                   8,823            4,988           3,835          5,850           2,973

                                               -------          -------         -------        -------         -------
           TOTAL OTHER INCOME                   14,389           10,800           3,589          9,880           4,509

637000 - Bad Debt Expense                      (10,765)          (7,900)         (2,865)       (13,132)          2,366
637001 - Bad Debt Collections                      376                0             376            751            (374)
                                               -------          -------         -------        -------         -------
       TOTAL BAD DEBT EXPENSE                  (10,389)          (7,900)         (2,489)       (12,381)          1,992

                                               -------          -------         -------        -------         -------
          EFFECTIVE GROSS INCOME               192,127          206,286         (14,159)       223,725         (31,598)
                                               -------          -------         -------        -------         -------
 OPERATING EXPENSES

645001 - Electricity - Vacant                    3,374                0          (3,374)         2,363          (1,011)
645003 - Electricity - List Bills                2,997           14,000          11,003          3,171             174
645100 - Water                                   1,365                0          (1,365)         2,679           1,314
645300 - Sewer                                   1,991                0          (1,991)         6,097            4,105
647001 - Utility Processing Fees                 1,048                0          (1,048)             0          (1,048)
                                               -------          -------         -------        -------         -------
      TOTAL UTILITIES EXPENSE                   10,775           14,000           3,225         14,309           3,534

651900 - Contract Exterminating                    409                0            (409)           898             490
652500 - Contract Trash Removal                    550                0            (550)           551               0

120SD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                       006713 - Lakeside (NC)
                   For the Period Ended February 2003 (12OSD)
                           Run Date: 3/14/03 12:21 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT    CURRENT  CURRENT   PREVIOUS YR  PREVIOUS YR
 MONTH     MONTH     MONTH      MONTH      CUR MONTH
 ACTUAL    BUDGET   VARIANCE    ACTUAL     VARIANCE
--------  --------  --------  -----------  -----------
 3,913         0     (3,913)          0       (3,913)   653002 - Contract Courtesy Patrol
 1,092         0     (1,092)          0       (1,092)   653004 - Contract Alarm System
 2,879     3,605        726           0       (2,879)   653700 - Contract Yards and Grounds
   850         0       (850)          0         (850)   654200 - Contract Repairs
------     -----     ------         ---       ------
 9,010     3,605     (5,405)        474       (8,535)      TOTAL CONTRACT SERVICE

     0         0          0           0            0    653600 - Landscaping Supplies
    87         0        (87)          0          (87)   654100 - Repairs/Maint. -Materials
   366         0       (366)          0         (366)   654101 - Electrical Supplies
   764         0       (764)          0         (764)   654102 - Plumbing Supplies
   365         0       (365)          0         (365)   654103 - Appliance Parts
   192     2,575      2,383           0         (192)   654199 - Other Maintenance Materials
     0         0          0           0            0    654201 - Roof Repairs
   235         0       (235)          0         (235)   654205 - Interior Building Improvements
     0         0          0           0            0    654206 - Exterior Building Improvements
     0         0          0           0            0    654209 - Sewer Repairs
    84         0        (84)          0          (84)   654601 - HVAC Parts & Supplies
     0         0          0           0            0    654700 - Pool Expense
   184         0       (184)          0         (184)   654800 - Snow Removal
   (34)        0         34           0           34    655200 - R & M Rebate - MRO
   (56)        0         56           0           56    655201 - R & M Rebate - Other
    70         0        (70)          0          (70)   656300 - Misc.
     0         0          0          33           33    657000 - Equipment/Vehicle Expense
     0         0          0           0            0    659001 - Fire Protection Equip Maint
------     -----     ------         ---       ------
 2,256     2,575        319          33       (2,224)      TOTAL REPAIRS & MAINTENANCE

    21         0        (21)          0          (21)   651500 - Cleaning Supplies
   735         0       (735)        475         (260)   651700 - Contract Cleaning
 1,445         0     (1,445)        140       (1,305)   656002 - Floor Covering Repair
 1.100     3,605      2,505         730         (370)   656003 - Contract Painting -Interior
   139         0       (139)          0         (139)   656101 - Drapery/Miniblinds Repairs
   403         0       (403)          0         (403)   656102 - Painting Supplies
------     -----     ------         ---       ------
 3,843     3,605       (238)      1,345       (2,498)      TOTAL TURNOVER EXPENSE

   115         0       (115)          0         (115)   621008 - Newspaper Adv. -Personnel
   849         0       (849)        600         (248)   631100 - Office Supplies
     0         0          0       1,612        1,612    631104 - Credit Collection & Eviction
    26         0        (26)        150          124    631105 - Uniforms
   102         0       (102)         96           (7)   631108 - Credit Card Service Fees

                                          CURRENT  CURRENT   CURRENT   PREVIOUS  PREVIOUS YR
                                            YTD      YTD       YTD      YEAR     CURRENT YTD
                                          ACTUAL    BUDGET   VARIANCE  ACTUAL      VARIANCE
                                         --------  --------  --------  --------  -----------
653002 - Contract Courtesy Patrol          4,413         0    (4,413)    1,500      (2,913)
653004 - Contract Alarm System             1,119         0    (1.119)        0      (1,119)
653700 - Contract Yards and Grounds        2,879     7,210     4,331     3,173         294
654200 - Contract Repairs                    850         0      (850)      632        (218)
                                          ------     -----    ------     -----      ------
   TOTAL CONTRACT SERVICE                 10,220     7,210    (3,010)    6,754      (3,467)

653600 - Landscaping Supplies                  0         0         0       885         885
654100 - Repairs/Maint. -Materials            87         0       (87)        0         (87)
654101 - Electrical Supplies                 401         0      (401)      169        (232)
654102 - Plumbing Supplies                 1,130         0    (1.130)      178        (952)
654103 - Appliance Parts                     734         0      (734)      329        (405)
654199 - Other Maintenance Materials         247     5,150     4,903     1,259       1,012
654201 - Roof Repairs                        340         0      (340)        0        (340)
654205 - Interior Building Improvements      250         0      (250)        0        (250)
654206 - Exterior Building Improvements       56         0       (56)        0         (56)
654209 - Sewer Repairs                         0         0         0        94          94
654601 - HVAC Parts & Supplies                84         0       (84)      182          98
654700 - Pool Expense                        415         0      (415)       12        (403)
654800 - Snow Removal                        184         0      (184)        0        (184)
655200 - R & M Rebate - MRO                  (34)        0        34         0          34
655201 - R & M Rebate - Other                (59)        0        59         0          59
656300 - Misc.                                70         0       (70)        0         (70)
657000 - Equipment/Vehicle Expense             0         0         0        33          33
659001 - Fire Protection Equip Maint          14         0       (14)        0         (14)
                                          ------     -----    ------     -----      ------
   TOTAL REPAIRS & MAINTENANCE             3,918     5,150     1,232     3,140        (779)

651500 - Cleaning Supplies                    21         0       (21)        0         (21)
651700 - Contract Cleaning                 1,710         0    (1,710)    1,449        (261)
656002 - Floor Covering Repair             2,690         0    (2.690)    1,905        (785)
656003 - Contract Painting -Interior       4,975     7,210     2,235     2,890      (2,085)
656101 - Drapery/Miniblinds Repairs          244         0      (244)        0        (244)
656102 - Painting Supplies                   985         0      (985)       12        (973)
                                          ------     -----    ------     -----      ------
   TOTAL TURNOVER EXPENSE                 10,625     7,210    (3,415)    6,256      (4,369)

621008 - Newspaper Adv. -Personnel           115         0      (115)        0        (115)
631100 - Office Supplies                   1,383         0    (1,383)      910        (473)
631104 - Credit Collection & Eviction          0         0         0     1,817       1,817
631105 - Uniforms                             92         0       (92)      211         119
631108 - Credit Card Service Fees            172         0      (172)      271          99

12OSD
                       AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713 - Lakeside (NC)
                   For the Period Ended February 2003 (12OSD)
APPLICATION :PROPMGMT        Run Date: 3/14/03 12:21 PM        USER ID: CODONNEL

  CURRENT   CURRENT   CURRENT    PREVIOUS YR      PREVIOUS YR
   MONTH     MONTH     MONTH        MONTH          CUR MONTH
  ACTUAL    BUDGET   VARIANCE       ACTUAL          VARIANCE
  ------    ------   --------      -------        -----------
     5           0        (5)         605               600       634000 - Legal Fees
 1,052       2,575     1,523          471              (580)      636000 - Telephone/Answering Service
     0           0         0          850               850       639004 - Computer Maint & Supplies
     0           0         0            0                 0       639005 - Furniture Exp (Office/Club)
     0           0         0            0                 0       639007 - Training & Travel
    13           0       (13)           0               (13)      639099 - Miscellaneous Administrative
     0           0         0          134               134       655100 - Resident Stmt Processing Fee
------      ------   -------       ------           -------
 2,162       2,575       413        4,518             2,356                TOTAL ADMINISTRATIVE EXPENSES

     0           0         0          100               100       611100 - Other Advertising
   175           0      (175)           0              (175)      611200 - Web Advertising
    14           0       (14)           0               (14)      621001 - Newspaper Advertising
     0           0         0            0                 0       621002 - Outdoor Advertising
   546       3,090     2,544            0              (546)      621003 - Periodicals
     0           0         0            0                 0       621006 - Special Promotions
     0           0         0            0                 0       621015 - Resident Relations
     0           0         0          100               100       621099 - Advertising - Other
     0           0         0            0                 0       626001 - Furniture - Models
------      ------   -------       ------           -------
   735       3,090     2,355          200              (535)               TOTAL MARKETING EXPENSE

     0           0         0        1,709             1,709       627300 - Leasing Commissions
   407           0      (407)           0              (407)      627400 - Turnover Reduction Incentive
 2,445           0    (2,445)       5,345             2,900       631000 - Salaries - Administrative
 3,308           0    (3,308)       4,299               992       633000 - Salaries - Manager
 4,691      14,400     9,709        7,680             2,989       654000 - Salaries - Maintenance
 1,404           0    (1,404)      (8,439)           (9,843)      659800 - Payroll Adjustment
(2,613)     (2,880)     (267)      (1,328)            1,285       659900 - Repairs Payroll Capitalized
 1,177           0    (1,177)       1,835               657       671100 - Payroll Taxes
   267           0      (267)         906               639       672200 - Workers Compensation
 1,294           0    (1,294)       1,900               606       672300 - Health Ins. & Other Benefits
------      ------   -------       ------           -------
12,379      11,520      (859)      13,907             1,528                TOTAL PAYROLL EXPENSE

------      ------   -------       ------           -------
34,909      33,970      (939)      28,131            (6,778)               TOTAL CONTROLLABLE OPERATING EXPENSE

------      ------   -------       ------           -------
54,897      69,297   (14,400)      85,139           (30,242)               CONTROLLABLE NOI
------      ------   -------       ------           -------
                                                      CURRENT          CURRENT      CURRENT        PREVIOUS        PREVIOUS YR
                                                        YTD              YTD         YTD             YEAR          CURRENT YTD
                                                       ACTUAL           BUDGET     VARIANCE         ACTUAL          VARIANCE
                                                       ------           ------     --------         ------          --------
634000 - Legal Fees                                       228                0        (228)             636             408
636000 - Telephone/Answering Service                    2,012            5,150       3,139            1,692            (319)
639004 - Computer Maint & Supplies                          0                0           0              894             894
639005 - Furniture Exp (Office/Club)                      401                0        (401)               0            (401)
639007 - Training & Travel                                  0                0           0              140             140
639099 - Miscellaneous Administrative                      38                0         (38)               0             (38)
655100 - Resident Stmt Processing Fee                       0                0           0              134             134
                                                      -------          -------       -----          -------         -------
         TOTAL ADMINISTRATIVE EXPENSES                  4,441            5,150         709            6,705           2,264

611100 - Other Advertising                                  0                0           0              200             200
611200 - Web Advertising                                  350                0        (350)               0            (350)
621001 - Newspaper Advertising                             14                0         (14)               0             (14)
621002 - Outdoor Advertising                                0                0           0              161             161
621003 - Periodicals                                    2,769            6,180       3,411            3,325             556
621006 - Special Promotions                                 0                0           0               92              92
621015 - Resident Relations                                 0                0           0               81              81
621099 - Advertising - Other                                0                0           0              292             292
626001 - Furniture - Models                                 0                0           0              601             601
                                                      -------          -------       -----          -------         -------
         TOTAL MARKETING EXPENSE                        3,133            6,180       3,047            4,751           1,618

627300 - Leasing Commissions                              415                0        (415)           3,936           3,521
627400 - Turnover Reduction Incentive                     407                0        (407)           1,876           1,469
631000 - Salaries - Administrative                      5,010                0      (5,010)           9,201           4,190
633000 - Salaries - Manager                             8,869                0      (8,869)           7,166          (1,704)
654000 - Salaries - Maintenance                        11,521           28,800      17,279           12,944           1,423
659800 - Payroll Adjustment                            (5,614)               0       5,614           (6,754)         (1,140)
659900 - Repairs Payroll Capitalized                   (5,728)          (5,760)        (32)          (1,767)          3,961
671100 - Payroll Taxes                                  2,761                0      (2,761)           3,266             506
672200 - Workers Compensation                             777                0        (777)           1,658             880
672300 - Health Ins. & Other Benefits                   2,019                0      (2,019)           2,791             772
                                                      -------          -------       -----          -------         -------
         TOTAL PAYROLL EXPENSE                         20,435           23,040       2,605           34,316          13,881

                                                      -------          -------       -----          -------         -------
         TOTAL CONTROLLABLE OPERATING EXPENSE          63,548           67,940       4,392           76,230          12,682

                                                      -------          -------       -----          -------         -------
         CONTROLLABLE NOI                             128,579          138,346       (9767)         147,494         (18,916)
                                                      -------          -------       -----          -------         -------

                       NON-CONTROLLABLE OPERATING EXPENSES

12OSD               AIMCO STATEMENT OF OPERATIONS - DETAIL
                            006713 - Lakeside (NC)
006713             For the Period Ended February 2003 (12OSD)
                            Run Date: 3/14/03 12:21 PM

APPLICATION: PROPMGMT                                          USER ID: CODONNEL

                                                                                                                           PREVIOUS
                             PREVIOUS PREVIOUS                                                                                YR
CURRENT   CURRENT   CURRENT    YR        YR                                             CURRENT  CURRENT CURRENT  PREVIOUS  CURRENT
 MONTH     MONTH     MONTH    MONTH   CUR MONTH                                           YTD      YTD     YTD      YEAR      YTD
 ACTUAL   BUDGET   VARIANCE   ACTUAL  VARIANCE                                           ACTUAL  BUDGET  VARIANCE ACTUAL   VARIANCE
-------- --------- -------- --------- ---------                                         -------- ------- -------- -------- ---------
  4,592     5,317      725     5,808    1,216   632000 - Management Fees                  9,289   10,622   1,333   12,077    2,788
      0         0        0         0        0   632100 - Management Fees - Other         (1,107)       0   1,107        0    1,107
 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
  4,592     5,317      725     5,808    1,216      TOTAL MANAGEMENT & ACCOUNTING FEES     8,182   10,622   2,440   12,077    3,895

      0         0        0      (203)    (203)  549002 - Other Interest Income              (70)       0      70     (382)    (312)
 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
      0         0        0      (203)    (203)     TOTAL INTEREST INCOME                    (70)       0      70     (382)    (312)

  7,396     7,396        0     7,468       72   671001 - Real Estate Taxes               14,792   14,792       0   21,102    6,310
      0         0        0         0        0   671002 - Personal Property Tax                0      219     219      219      219
      0        20       20       240      240   671900 - Business Licenses and Permits        0       40      40      240      240
      0        19       19         0        0   671902 - Sales and Use Tax                    2       38      36       89       87
 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
  7,396     7,435       39     7,708      312      TOTAL TAXES                           14,794   15,090     296   21,650    6,857

  2,385     2,585      200     3,576    1,192   672000 - Hazard Insurance                 4,769    5,170     401    7,152    2,383
 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
  2,385     2,585      200     3,576    1,192      TOTAL INSURANCE                        4,769    5,170     401    7,152    2,383
 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
  9,781    10,020      239    11,284    1,503      TOTAL TAXES & INSURANCE               19,563   20,259     697   28,803    9,240

 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
                                                   TOTAL NONCONTROLLABLE OPERATING
 14,372    15,337      965    16,888    2,515        EXPENSES                            27,675   30,881   3,206   40,498   12,823

 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
 49,282    49,307       25    45,019   (4,263)     TOTAL OPERATING EXPENSES              91,223   98,821   7,598  116,728   25,506

 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
 40,525    53,960  (13,435)   68,251  (27,726)     NET OPERATING INCOME                 100,904  107,465  (6,561) 106,996   (6,092)

                                                   NON-OPERATING EXPENSES

 25,044    25,044        0    25,044        0   682001 - Interest 1st Mortgage           50,088   50,088       0   50,088        0
  1,314     1,314        0     1,314        0   916003 - Amort - Loan Fee                 2,628    2,628       0    2,628        0
 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
 26,358    26,358        0    26,358        0     TOTAL INTEREST EXPENSE                 52,716   52,716       0   52,716        0

  2,683     2,532     (152)    2,488     (195)  662000 - Deprec. - Buildings              5,314    5,063    (251)   5,048     (267)
 23,455    22,937     (517)   23,009     (446)  666000 - Deprec. - Furnishings           46,787   45,874    (912)  45,612   (1,175)
 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
 26,138    25,469     (669)   25,497     (641)     TOTAL DEPRECIATION EXPENSE            52,101   50,938  (1,164)  50,660   (1,441)

 ------    ------  -------    ------  -------                                           -------  -------  ------  -------  -------
 52,496    51,827     (669)   51,855     (641)     TOTAL NON-OPERATING EXPENSES         104,817  103,653  (1,164) 103,376   (1,441)

120SD                AIMCO STATEMENT OF OPERATIONS - DETAIL
                             006713 - Lakeside (NC)
006713             For the Period Ended February 2003 (12OSD)
                           Run Date: 3/14/03 12:21 PM

APPLICATION :PROPMGMT                                          USER ID: CODONNEL

CURRENT    CURRENT  CURRENT   PREVIOUS YR  PREVIOUS YR
 MONTH      MONTH    MONTH      MONTH      CUR MONTH
 ACTUAL     BUDGET  VARIANCE    ACTUAL     VARIANCE
--------   -------  --------  -----------  -----------
(11,971)     2,133   (14,105)      16,396      (28,367)             NET INCOME (LOSS)

                                                                    CHANGE IN ASSETS

 (8,131)         0    (8,131)      14,010      (22,141)    113000 - Tenant/Member Accts. Rec.
  8,427          0     8,427       (7,300)      15,727     114089 -Allowance for Bad Debt
 ------     ------   -------      -------      -------
    296          0       296        6,710       (6,414)    CHANGE IN TENANTS' RENT  RECEIVABLE

  2,092          0     2,092        1,160          932     113600 - Credit Card Receivable
      0          0         0          126         (126)    114000 - Accounts Receivable  (Other)
      0          0         0            0            0     114004 - A/R AIMCO
      0          0         0            0            0     114011 - AR- Rebates
 ------     ------   -------      -------      -------
  2,092          0     2,092        1,286          806     CHANGE IN OTHER RECEIVABLES

   (271)         0      (271)         478          207     119100 - Cash - Tenant Security Deposit
 ------     ------   -------      -------      -------
   (271)         0      (271)         478          207     CHANGE IN TENANTS' SECURITY DEPOSIT

 (6,034)         0    (6,034)       3,576       (9,610)    124000 - Prepaid Prop. & Liab.Insurance
 ------     ------   -------      -------      -------
 (6,034)         0    (6,034)       3,576       (9,610)    CHANGE IN PREPAID EXPENSES

 (6,603)         0    (6,603)      (6,806)         203     131020 - Self Escrow - Tax
 ------     ------   -------      -------      -------
 (6,603)         0    (6,603)      (6,806)         203     CHANGE IN SELF ESCROWS

 (4,950)    (4,950)        0       (4,950)           0     132001 - Replacement Reserve Dep.
 27,052          0    27,052            0       27,052     132010 - Replacement Reserve W/D
 ------     ------   -------      -------      -------
 22,102     (4,950)   27,052       (4,950)      27,052     CHANGE IN RESERVE FOR REPLACEMENT

    225          0       225            0          225     142410 - Cabinets/Countertops
      0          0         0       (2,255)       2,255     143002 - Major Sewer Replacement
 ------     ------   -------      -------      -------
    225          0       225       (2,255)       2,480     CHANGE IN BUILDNG FURNITURE & FIXTURE

      0          0         0            0            0     141002-  Parking Area
    144          0       144            0          144     143004 - Water Heaters
   (750)         0      (750)           0         (750)    143005 - Plumbing Fixtures
      0          0         0         (260)         260     144100 - Office Computers
   (225)         0      (225)           0         (225)    145699 - Cabinets
      0          0         0            0            0     146001 - Drapes/Miniblinds
      0          0         0            0            0     146501 - Dishwasher

                                         CURRENT  CURRENT   CURRENT   PREVIOUS  PREVIOUS YR
                                           YTD      YTD       YTD      YEAR     CURRENT YTD
                                         ACTUAL    BUDGET   VARIANCE  ACTUAL      VARIANCE
                                        --------  -------   --------  --------  -----------
         NET INCOME (LOSS)                (3,913)   3,812     (7,725)    3,620       (7,534)

         CHANGE IN ASSETS

113000 - Tenant/Member Accts. Rec.       (18,484)       0    (18,484)   15,277      (33,761)
114089 -Allowance for Bad Debt             8,427        0      8,427    (8,376)      16,803
                                         -------    -----    -------    ------      -------
CHANGE IN TENANTS' RENT  RECEIVABLE      (10,057)       0    (10,057)    6,901      (16,958)

113600 - Credit Card Receivable            3,119        0      3,119     1,303        1,815
114000 - Accounts Receivable  (Other)          0        0          0       182         (182)
114004 -A/R AIMCO                             30        0         30         0           30
114011 - AR- Rebates                          74        0         74         0           74
                                         -------    -----    -------    ------      -------
CHANGE IN OTHER RECEIVABLES                3,223        0      3,223     1,485        1,738

119100 - Cash - Tenant Security Deposit    1,003        0      1,003       215        1,218
                                         -------    -----    -------    ------      -------
CHANGE IN TENANTS' SECURITY DEPOSIT        1,003        0      1,003       215        1,218

124000 - Prepaid Prop. & Liab.Insurance   (3,650)       0     (3,650)      456       (4,106)
                                         -------    -----    -------    ------      -------
CHANGE IN PREPAID EXPENSES                (3,650)       0     (3,650)      456       (4,106)

131020 - Self Escrow - Tax               (13,275)       0    (13,275)   73,413      (86,688)
                                         -------    -----    -------    ------      -------
CHANGE IN SELF ESCROWS                   (13,275)       0    (13,275)   73,413      (86,688)

132001 - Replacement Reserve Dep.         (9,900)  (9,900)         0    (9,900)           0
132010 - Replacement Reserve W/D          27,052        0     27,052    48,709      (21,657)
                                         -------    -----    -------    ------      -------
CHANGE IN RESERVE FOR REPLACEMENT         17,152   (9,900)    27,052    38,809      (21,657)

142410 - Cabinets/Countertops                  0        0          0         0            0
143002 - Major Sewer Replacement               0        0          0    (2,255)       2,255
                                         -------    -----    -------    ------      -------
CHANGE IN BUILDNG FURNITURE & FIXTURE          0        0          0    (2,255)       2,255

141002 - Parking Area                     (1,695)       0     (1,695)        0       (1,695)
143004 - Water Heaters                        (6)       0         (6)     (318)         312
143005 - Plumbing Fixtures                (6,637)       0     (6,637)        0       (6,637)
144100 - Office Computers                      0        0          0      (260)         260
145699 - Cabinets                           (225)       0       (225)        0         (225)
146001 - Drapes/Miniblinds                     0        0          0      (127)         127
146501 - Dishwasher                            0        0          0      (416)         416

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL

006713                        006713-Lakeside (NC)
                   For the Period Ended February 2003 (12OSD)
APPLICATION :PROPMGMT      Run Date: 3/14/03 12:21 PM          USER ID: CODONNEL

 CURRENT   CURRENT    CURRENT   PREVIOUS YR PREVIOUS YR
  MONTH     MONTH      MONTH       MONTH     CUR MONTH
 ACTUAL     BUDGET    VARIANCE    ACTUAL     VARIANCE
--------- --------- ----------- ----------- -----------
       0         0           0           0           0  146502 - Stoves
       0         0           0           0           0  146503 - Refrigerators
  (6,736)   (5,400)     (1,336)     (2,818)     (3,918) 146601 - Carpet
  (1,302)        0      (1,302)       (240)     (1,062) 146603 - Vinyl
       0         0           0           0           0  147530 - Window Replacement
       0         0           0        (529)        529  149299 - Structural
    (207)        0        (207)       (612)        405  149525 - Capitalized GP Supervision Fees
       0         0           0        (800)        800  149599 - Wall Coverings
       4         0           4           3           1  149700 - Cap X Rebate - MRO
       6         0           6           0           6  149701 - Cap X Rebate - Other
  (2,613)        0      (2,613)     (1,328)     (1,285) 149901 - Cap X Cap Payroll
 -------   -------      ------  ----------  ----------  ----------------------------------------
 (11,679)   (5,400)     (6,279)     (6,585)     (5,094) CHANGE IN CAPITAL REPLACEMENTS

  (1,700)        0      (1,700)          0      (1,700) 158399 - Initial -Pool
 -------   -------      ------  ----------  ----------  ----------------------------------------
  (1,700)        0      (1,700)          0      (1,700) CHANGE IN INITIAL PROPERTY & EQUIPMENT

  (2,765)        0      (2,765)     (1,383)     (1,383) 169901 - Enhance - Water Submetering
 -------   -------      ------  ----------  ----------  ----------------------------------------
  (2,765)        0      (2,765)     (1,383)     (1,383) CHANGE IN ENHANCED PROPERTY & EQUIPMENT

   2,683         0       2,683   3,257,041  (3,254,358) 149803 - Acc. Depr - Bldg
  23,455         0      23,455      23,009         446  149809 - Acc. Depr - Furn. Fixtures
       0         0           0  (3,254,553)  3,254,553  419000 - Reserve for Dprn - Misc
 -------   -------      ------  ----------  ----------  ----------------------------------------
  26,138         0      26,138      25,497         641  CHANGE IN ACCUMULATED DEPRECIATION

   1,314         0       1,314       1,314           0  192102 - Amortization
 -------   -------      ------  ----------  ----------  ----------------------------------------
   1,314         0       1,314       1,314           0  CHANGE IN OTHER ASSETS
 -------   -------      ------  ----------  ----------  ----------------------------------------
  23,114   (10,350)     33,464      15,927       7,187  CHANGE IN TOTAL ASSETS
 -------   -------      ------  ----------  ----------  ----------------------------------------

                                                                 CHANGE IN LIABILITIES

  12,196         0      12,196      (2,685)     14,881  211 000 - Accounts Payable
       0         0           0           0           0  211 003 - Accounts Payable - Other
 -------   -------      ------  ----------  ----------  ----------------------------------------
  12,196         0      12,196      (2,685)     14,881  CHANGE IN ACCOUNTS PAYABLE

   1,404         0       1,404      (8,439)      9,843  212000 - Accrued Wages and Payroll Taxes
       0         0           0           0           0  215800 - Accrued Payroll


                                                        CURRENT  CURRENT     CURRENT   PREVIOUS    PREVIOUS YR
                                                          YTD      YTD        YTD        YEAR      CURRENT YTD
                                                        ACTUAL    BUDGET    VARIANCE    ACTUAL       VARIANCE
                                                       --------- --------- ----------- ----------- ------------
146502 - Stoves                                               0         0           0        (248)         248
146503 - Refrigerators                                        0         0           0      (1,174)       1,174
146601 -Carpet                                           (6,736)  (10,800)      4,064      (9,400)       2,664
146603 -Vinyl                                            (1,302)        0      (1,302)       (652)        (650)
147530 - Window Replacement                                (285)        0        (285)          0         (285)
149299 -Structural                                            0         0           0      (1,045)       1,045
149525 - Capitalized GP Supervision Fees                   (207)        0        (207)       (612)         405
149599 -Wall Coverings                                        0         0           0      (3,155)       3,155
149700 - Cap X Rebate - MRO                                   4         0           4           3            1
149701 - Cap X Rebate - Other                                33         0          33           0           33
149901 - Cap X Cap Payroll                               (5,728)        0      (5,728)     (1,767)      (3,961)
                                                        -------   -------     -------  ----------   ----------
CHANGE IN CAPITAL REPLACEMENTS                          (22,784)  (10,800)    (11,984)    (19,171)      (3,613)

158399 -Initial -Pool                                    (1,700)        0      (1,700)          0       (1,700)
                                                        -------   -------     -------  ----------   ----------
CHANGE IN INITIAL PROPERTY & EQUIPMENT                   (1,700)        0      (1,700)          0       (1,700)
169901 - Enhance - Water Submetering                     (4,148)        0      (4,148)     (5,531)       1,383
                                                        -------   -------     -------  ----------   ----------
CHANGE IN ENHANCED PROPERTY & EQUIPMENT                  (4,148)        0      (4,148)     (5,531)       1,383

149803 - Acc. Depr - Bldg                                 5,314         0       5,314   3,259,601   (3,254,287)
149809 - Acc. Depr - Furn. Fixtures                      46,787         0      46,787      45,612        1,175
419000 - Reserve for Dprn - Misc                              0         0           0  (3,254,553)   3,254,553
                                                        -------   -------     -------  ----------   ----------
CHANGE IN ACCUMULATED DEPRECIATION                       52,101         0      52,101      50,660        1,441

192102 -Amortization                                      2,628         0       2,628       2,628            0
----------------------------------------                -------   -------     -------  ----------   ----------
CHANGE IN OTHER ASSETS                                    2,628         0       2,628       2,628            0
----------------------------------------                -------   -------     -------  ----------   ----------
CHANGE IN TOTAL ASSETS                                   20,493   (20,700)     41,193     147,180     (126,687)
----------------------------------------                -------   -------     -------  ----------   ----------
          CHANGE IN LIABILITIES

211 000 - Accounts Payable                               12,196         0      12,196         176       12,020
211 003 - Accounts Payable - Other                            0         0           0      (3,275)       3,275
                                                        -------   -------      ------    --------     --------
CHANGE IN ACCOUNTS PAYABLE                               12,196         0      12,196      (3,099)      15,295

212000 - Accrued Wages and Payroll Taxes                 (5,614)        0      (5,614)    (14,754)       9,140
215800 - Accrued Payroll                                      0         0           0       8,000       (8,000)

12OSD                    AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                           006713 - Lakeside (NC)
                       For the Period Ended February 2003 (12OSD)
APPLICATION: PROPMGMT     Run Date: 3/14/03 12:21 PM          USER ID: CODONNEL

CURRENT   CURRENT   CURRENT  PREVIOUS YR  PREVIOUS YR
 MONTH     MONTH     MONTH      MONTH      CUR MONTH
ACTUAL    BUDGET   VARIANCE    ACTUAL      VARIANCE
------   --------  --------  -----------  ----------
   1,404        0     1,404       (8,439)       9,843     CHANGE IN PAYROLL ACCRUALS

   7,396        0     7,396        7,468          (72) 215000 - Accrued Properly Taxes
-------- --------  --------  -----------  -----------
   7,396        0     7,396        7,468          (72)    CHANGE IN ACCRUED EXPENSES

     271        0       271          478         (207) 219100 - Tenant Sec. Dep. Held in Trust
-------- --------  --------  -----------  -----------
     271        0       271          478         (207)    CHANGE IN TENANTS' SECURITY DEPOSIT

   3,328        0     3,328       (5,499)       8,827  221000 - Prepaid Rent
-------- --------  --------  -----------  -----------
   3,328        0     3,328       (5,499)       8,827     CHANGE IN DEFERRED RENTAL REVENUE

       0        0         0            0            0  211101 - Mgmt. Fee Payable- AIMCO
-------- --------  --------  -----------  -----------
       0        0         0            0            0     CHANGE IN FEES PAYABLE
-------- --------  --------  -----------  -----------
  24,594        0    24,594       (8,678)      33,272     CHANGE IN TOTAL LIABILITIES
-------- --------  --------  -----------  -----------
                                                          CHANGE IN EQUITY

       0        0         0            0            0  325001 - Retained Earnings
-------- --------  --------  -----------  -----------
       0        0         0            0            0     CHANGE IN CUMULATIVE LOSSES

 (56,000)       0   (56,000)     (82,000)      26,000  314000 - Investment in Properties
-------- --------  --------  -----------  -----------
 (56,000)       0   (56,000)     (82,000)      26,000     CHANGE IN PARTNER EQUITY
-------- --------  --------  -----------  -----------
 (56,000)       0   (56,000)     (82,000)      26,000     CHANGE IN TOTAL EQUITY
-------- --------  --------  -----------  -----------

 (31,406)       0   (31,406)     (90,678)      59,272     CHANGE IN TOTAL LIAB & EQUITY
-------- --------  --------  -----------  -----------

 (20,263)  (8,217)  (12,047)     (58,355)      38,092             NET CASH FLOW
-------- --------  --------  -----------  -----------

       0        0         0       (8,000)       8,000  100800 - Operating Cash - Self Restricted
     414        0       414          937         (523) 112001 - Cash in Bank - Field
 (20,678)       0   (20,678)     (51,292)      30,614  112002 - Cash in Bank - Disbursement

                                           CURRENT    CURRENT   CURRENT    PREVIOUS    PREVIOUS YR
                                             YTD        YTD      YTD         YEAR      CURRENT YTD
                                            ACTUAL     BUDGET  VARIANCE     ACTUAL      VARIANCE
                                           -------    -------  --------   ---------    -----------
   CHANGE IN PAYROLL ACCRUALS               (5,614)        0     (5,614)    (6,754)         1,140

215000 - Accrued Properly Taxes             14,792         0     14,792    (65,062)        79,854
                                           -------   -------  ---------  ---------    -----------
   CHANGE IN ACCRUED EXPENSES               14,792         0     14,792    (65,062)        79,854

219100 - Tenant Sec. Dep. Held in Trust     (1,003)        0     (1,003)       215         (1,218)
                                           -------   -------  ---------  ---------    -----------
   CHANGE IN TENANTS' SECURITY DEPOSIT      (1,003)        0     (1,003)       215         (1,218)

221000 - Prepaid Rent                        3,459         0      3,459     (5,762)         9,221
                                           -------   -------  ---------  ---------    -----------
   CHANGE IN DEFERRED RENTAL REVENUE         3,459         0      3,459     (5,762)         9,221

211101 - Mgmt. Fee Payable- AIMCO                0         0          0       (163)           163
                                           -------   -------  ---------  ---------    -----------
   CHANGE IN FEES PAYABLE                        0         0          0       (163)           163
                                           -------   -------  ---------  ---------    -----------
   CHANGE IN TOTAL LIABILITIES              23,829         0     23,829    (80,625)       104,454
                                           -------   -------  ---------  ---------    -----------
   CHANGE IN EQUITY

325001 - Retained Earnings                  40,287         0     40,287     40,624           (337)
                                           -------   -------  ---------  ---------    -----------
   CHANGE IN CUMULATIVE LOSSES              40,287         0     40,287     40,624           (337)

314000 - Investment in Properties          (56,000)        0    (56,000)   (82,000)        26,000
                                           -------   -------  ---------  ---------    -----------
   CHANGE IN PARTNER EQUITY                (56,000)        0    (56,000)   (82,000)        26,000
                                           -------   -------  ---------  ---------    -----------
   CHANGE IN TOTAL EQUITY                  (56,000)        0    (56,000)   (82,000)        26,000
                                           -------   -------  ---------  ---------    -----------

   CHANGE IN TOTAL LIAB & EQUITY           (32,171)        0    (32,171)  (162,625)       130,454
                                           -------   -------  ---------  ---------    -----------

          NET CASH FLOW                    (15,591)  (16,888)     1,298    (11,824)        (3,766)
                                           -------   -------  ---------  ---------    -----------

100800 - Operating Cash - Self Restricted        0         0          0     12,000        (12,000)
112001 - Cash in Bank - Field                  815         0        815      1,751           (937)
112002 - Cash in Bank - Disbursement       (16,405)        0    (16,405)   (25,576)         9,171

12OSD                    AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                           006713 - Lakeside (NC)
                       For the Period Ended February 2003 (12OSD)
APPLICATION: PROPMGMT     Run Date: 3/14/03 12:21 PM          USER ID: CODONNEL

CURRENT   CURRENT   CURRENT  PREVIOUS YR  PREVIOUS YR
 MONTH     MONTH     MONTH     MONTH       CUR MONTH
ACTUAL    BUDGET   VARIANCE    ACTUAL      VARIANCE
------   --------  --------  -----------  -----------
-------  -------   -------    -------        ------
(20,263)       0   (20,263)   (58,355)       38,092    CHANGE IN OPERATING CASH
-------  -------   -------    -------        ------

                            CURRENT    CURRENT  CURRENT     PREVIOUS    PREVIOUS YR
                              YTD        YTD      YTD         YEAR      CURRENT YTD
                            ACTUAL      BUDGET  VARIANCE     ACTUAL      VARIANCE
                           --------    -------  --------   ---------    -----------
                           --------    ------   --------   ---------    ---------
CHANGE IN OPERATING CASH    (15,591)        0    (15,591)    (11,824)      (3,766)
                           --------    ------   --------   ---------    ---------

12OSD                     AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                             006713 - Lakeside (NC)
                        For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT            Run Date: 3/14/03 12:21 PM    USER ID: CODONNEL

CURRENT        CURRENT    PREVIOUS YR   PREVIOUS YR
 MONTH          MONTH        MONTH       CUR MONTH
 BUDGET       VARIANCE      ACTUAL       VARIANCE
--------      --------    -----------   -----------
                                                                        INCOME

 114.020      (114,020)     114,244       (114,244) 500000 - Market Rent
       0             0       (6,747)         6,747  500001 - Leases Under Schedule
       0             0        3,021         (3,021) 500002 - Leases Over Schedule
       0             0          353           (353) 500005 - Month to Month Fee
       0             0           50            (50) 500006 - Short Term Lease Fee
       0             0            0              0  500500 - Rent - Right Price Adjustment
       0             0            0              0  500501 - Renewal Price Adjustment
--------      --------     --------      ---------  ----------------------------------------
 114,020      (114,020)     110,921       (110,921)      TOTAL GROSS POTENTIAL RENT

       0             0            0              0  519100 - Concessions Reimbursement
  (1,000)        1,000         (263)           263  625002 - Concessions/Special Promotions
       0             0            0              0  625005 - Renewal Concession
       0             0            0              0  625006 - Discount - Residents Monthly
       0             0            0              0  625007 - Resident Relations Concessions
--------      --------     --------      ---------  ----------------------------------------
  (1,000)        1,000         (263)           263       TOTAL CONCESSIONS

  (7,924)       (7,924)     (12,363)       (12,363) 522000 - Vacancy Loss
--------      --------     --------      ---------  ----------------------------------------
  (7,924)       (7,924)     (12,363)       (12,363)      TOTAL VACANCY LOSS

       0             0       (1,008)         1,008  631200 - Administrative Units
  (1,849)        1,849          (76)            76  633100 - Employee Apartments
--------      --------     --------      ---------  ----------------------------------------
  (1,849)        1,849       (1,084)         1,084       TOTAL OTHER RENTAL LOSSES

--------      --------     --------      ---------  ----------------------------------------
 (10,773)       10,773      (13,711)        13,711       TOTAL RENTAL LOSS

--------      --------     --------      ---------  ----------------------------------------
 103,247      (103,247)      97,210        (97,210)      NET RENTAL INCOME

       0             0            0              0  590508 - Utility Reimburse - Electricity
     800          (800)          30            (30) 590509 - Utility Reimburse - Water/Sewer
       0             0        2,183         (2,183) 590514 - Utilities Reimbursements
--------      --------     --------      ---------  ----------------------------------------
     800          (800)       2,212         (2,212)      TOTAL UTILITY REIMBURSEMENTS

   2,106        (2,106)       1,246         (1,246) 591000 - Laundry Income
       0             0            0              0  591002 - Vending Income
       0             0        1,015         (1,015) 591007 - AS - Cable TV
       0             0          383           (383) 591008 - AS - Local Telephone

                                           CURRENT    CURRENT      CURRENT       PREVIOUS    PREVIOUS YR
                                             YTD        YTD          YTD           YEAR      CURRENT YTD
                                            ACTUAL    BUDGET       VARIANCE       ACTUAL       VARIANCE
                                          --------   ---------   ----------      --------    -----------
                     INCOME

500000 - Market Rent                       342,732   1,358,472   (1,015,740)     1,463,468   (1,120,736)
500001 - Leases Under Schedule             (15,664)          0      (15,664)       (79,062)      63,398
500002 - Leases Over Schedule                2,800           0        2,800         38,824      (36,024)
500005 - Month to Month Fee                  3,023           0        3,023          7,983       (4,960)
500006 - Short Term Lease Fee                   50           0           50            100          (50)
500500 - Rent - Right Price Adjustment      (2,697)          0       (2,697)             0       (2,697)
500501 - Renewal Price Adjustment             (703)          0         (703)             0         (703)
                                          --------   ---------   ----------      ---------   ----------
     TOTAL GROSS POTENTIAL RENT            329,541   1,358,472   (1,028,931)     1,431,313   (1,101,772)

519100 - Concessions Reimbursement               0           0            0            571         (571)
625002 - Concessions/Special Promotions     (1,708)    (12,000)      10,292        (14,597)      12,890
625005 - Renewal Concession                 (2,640)          0       (2,640)             0       (2,640)
625006 - Discount - Residents Monthly          (23)          0          (23)          (557)         533
625007 - Resident Relations Concessions       (993)          0         (993)             0         (993)
                                          --------   ---------   ----------      ---------   ----------
     TOTAL CONCESSIONS                      (5,364)    (12,000)       6,636        (14,583)       9,220

522000 - Vacancy Loss                      (41,705)    (95,088)     (53,383)      (126,942)     (85,237)
                                          --------   ---------   ----------      ---------   ----------
     TOTAL VACANCY LOSS                    (41,705)    (95,088)     (53,383)      (126,942)     (85,237)

631200 - Administrative Units               (3,024)          0       (3,024)       (13,046)      10,022
633100 - Employee Apartments                  (229)    (22,188)      21,959         (8,414)       8,185
                                          --------   ---------   ----------      ---------   ----------
     TOTAL OTHER RENTAL LOSSES              (3,253)    (22,188)      18,935        (21,460)      18,207

                                          --------   ---------   ----------      ---------   ----------
     TOTAL RENTAL LOSS                     (50,322)   (129,276)      78,954       (162,986)     112,664

                                          --------   ---------   ----------      ---------   ----------
     NET RENTAL INCOME                     279,219   1,229,196     (949,977)     1,268,327     (989,108)

590508 - Utility Reimburse - Electricity         0           0            0            657         (657)
590509 - Utility Reimburse - Water/Sewer     2,363       9,600       (7,237)         8,900       (6,536)
590514 - Utilities Reimbursements              262           0          262          2,183       (1,921)
                                          --------   ---------   ----------      ---------   ----------
     TOTAL UTILITY REIMBURSEMENTS            2,625       9,600       (6,975)        11,739       (9,115)

591000 - Laundry Income                      3,504      25,272      (21,768)        12,151       (8,647)
591002 - Vending Income                          0           0            0              4           (4)
591 007 - AS - Cable TV                      1,842           0        1,842          7,701       (5,859)
591008 - AS - Local Telephone                  561           0          561          2,360       (1,798)

12OSD               AIMCO STATEMENT OF OPERATIONS - DETAIL
                            006713 - Lakeside (NC)
006713             For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT        Run Date: 3/14/03 12:21 PM        USER ID: CODONNEL

                                                                                                                          PREVIOUS
                   PREVIOUS PREVIOUS                                                                                         YR
CURRENT   CURRENT     YR       YR                                               CURRENT   CURRENT    CURRENT  PREVIOUS     CURRENT
 MONTH     MONTH     MONTH  CUR MONTH                                             YTD       YTD        YTD      YEAR         YTD
BUDGET   VARIANCE   ACTUAL  VARIANCE                                            ACTUAL     BUDGET   VARIANCE   ACTUAL     VARIANCE
-------- --------- -------- ---------                                           -------- ---------- --------- ---------- -----------
      0         0        0         0   591011 - AS -Vending                          63          0        63        281        (218)
-------  --------  -------   -------   ---------------------------------------  -------  ---------  --------  ---------  ----------
  2,106    (2,106)   2,644    (2,644)      TOTAL ANCILLARY SERVICES INCOME        5,971     25,272   (19,301)    22,496     (16,525)

  2,494    (2,494)     813      (813)  592001 - Late Charges                      4,274     29,928   (25,654)    18,174     (13,901)
      0         0      150      (150)  592002 - NSF Charges                         175          0       175        950        (775)
      0         0      400      (400)  592004 - Admin Fees - Resident Charges       850          0       850      1,150        (300)
      0         0       50       (50)  592006 - Keys, Locks, Lock Changes             0          0         0        120        (120)
      0         0        0         0   592007 - Transfer Fee                        300          0       300        300           0
      0         0        0         0   592009 - Miscellaneous Resident Charges       50          0        50          5          45
      0         0        0         0   592010 - Non-refundable Admin Fees           450          0       450        150         300
      0         0        0         0   593000 - Cleaning & Damage Fees            1,358          0     1,358        442         916
      0         0      181      (181)  594000 - Deposit Forfeitures                 545          0       545        299         246
      0         0      450      (450)  599002 - Legal Fees                            0          0         0      4,575      (4,575)
      0         0        0         0   599003 - Non-refundable Pet Fees             150          0       150      1,120        (970)
      0         0        0         0   599004 - Lease Cancellation Fees           2,266          0     2,266      3,825      (1,560)
      0         0      245      (245)  599005 - Application Fees                  2,275          0     2,275      7,745      (5,470)
      0         0        0         0   599007 - Clubhouse Rentals                    45          0        45          0          45
      0         0      120      (120)  599013 - Monthly Pet Rent                    460          0       460        842        (382)
      0         0        0         0   599099 - Miscellaneous Income                 (7)         0        (7)       133        (139)
      0         0        0         0   599200 - Fee Adjustments                    (173)         0      (173)         0        (173)
-------  --------  -------   -------   ---------------------------------------  -------  ---------  --------  ---------  ----------
  2,494    (2,494)   2,408    (2,408)        TOTAL MISCELLANEOUS INCOME          13,018     29,928   (16,910)    39,831     (26,813)

-------  --------  -------   -------   ---------------------------------------  -------  ---------  --------  ---------  ----------
  5,400    (5,400)   7,265    (7,265)            TOTAL OTHER INCOME              21,613     64,800   (43,187)    74,066     (52,453)

 (2,900)    2,900   (4,636)    4,636   637000 - Bad Debt Expense                (24,395)   (41,400)   17,005    (62,800)     38,404
      0         0       16       (16)  637001 - Bad Debt Collections              1,348          0     1,348      6,444      (5,096)
-------  --------  -------   -------   ---------------------------------------  -------  ---------  --------  ---------  ----------
 (2,900)    2,900   (4,620)    4,620      TOTAL BAD DEBT EXPENSE                (23,047)   (41,400)   18,353    (56,356)     33,309
-------  --------  -------   -------   ---------------------------------------  -------  ---------  --------  ---------  ----------
105,747  (105,747)  99,854   (99,854)          EFFECTIVE GROSS INCOME           277,785  1,252,596  (974,811) 1,286,037  (1,008,252)
-------  --------  -------   -------   ---------------------------------------  -------  ---------  --------  ---------  ----------

                                                 OPERATING EXPENSES

      0         0        0         0   615600 - Fire Protection                       0          0         0        440         440
-------  --------  -------   -------   ---------------------------------------  -------  ---------  --------  ---------  ----------
      0         0        0         0             COMMON AREA EXPENSE                  0          0         0        440         440

      0         0      480       480   645001 - Electricity - Vacant              4,516          0    (4,516)    12,400       7,884
  7,000     7,000    1,048     1,048   645003 - Electricity - List Bills          5,204     84,000    78,796     19,004      13,800
      0         0      851       851   645100 - Water                             1,879          0    (1,879)    14,267      12,387

12OSD               AIMCO STATEMENT OF OPERATIONS - DETAIL
                            006713 - Lakeside (NC)
006713             For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT        Run Date: 3/14/03 12:21 PM        USER ID: CODONNEL

                                                                                                                          PREVIOUS
                   PREVIOUS PREVIOUS                                                                                         YR
CURRENT   CURRENT     YR       YR                                               CURRENT   CURRENT    CURRENT  PREVIOUS    CURRENT
 MONTH     MONTH     MONTH  CUR MONTH                                             YTD       YTD        YTD      YEAR         YTD
BUDGET   VARIANCE   ACTUAL  VARIANCE                                            ACTUAL     BUDGET   VARIANCE   ACTUAL     VARIANCE
-------- --------- -------- ---------                                           -------- ---------- --------- ---------- -----------
      0         0    2,101     2,101   645300 - Sewer                             3,982          0    (3,982)    28,596      24,613
      0         0        0         0   647000 - Fees, Penalties - Utilities          37          0       (37)         0         (37)
      0         0        0         0   647001 - Utility Processing Fees           2,813          0    (2,813)     2,511        (302)
  -----     -----    -----     -----   ---------------------------------------   ------     ------    ------     ------      ------
  7,000     7,000    4,479     4,479           TOTAL UTILITIES EXPENSE           18,431     84,000    65,569     76,777      58,346

      0         0        0         0   631701 - Contract Common Area Cleaning         0          0         0        648         648
      0         0      500       500   651900- Contract Exterminating               603          0      (603)     3,971       3,368
      0         0      275       275   652500 - Contract Trash Removal              826          0      (826)     3,303       2,477
      0         0        0         0   653002 - Contract Courtesy Patrol          7,493          0    (7,493)     7,248        (246)
      0         0        0         0   653004 - Contract Alarm System             1,146          0    (1,146)       253        (893)
  3,605     3,605        0         0   653700 - Contract Yards and Grounds        5,934     43,260    37,326     29,273      23,339
      0         0      225       225   654200 - Contract Repairs                  2,975          0    (2,975)     1,912      (1,063)
      0         0        0         0   654402 - Plumbing Contract                   565          0      (565)         0        (565)
      0         0        0         0   654602 - Contract HVAC                         0          0         0         69          69
  -----     -----    -----     -----   ---------------------------------------   ------     ------    ------     ------      ------
  3,605     3,605    1,000     1,000            TOTAL CONTRACT SERVICE           19,541     43,260    23,719     46,676      27,135

      0         0        0         0   652300 - Gas/Oil/Mileage                       0          0         0          9           9
      0         0        0         0   653600 - Landscaping Supplies                  0          0         0      7,595       7,595
      0         0        0         0   654100 - Repairs/Maint. - Materials           87          0       (87)         0         (87)
      0         0       25        25   654101 - Electrical Supplies                 442          0      (442)     1,450       1,008
      0         0       54        54   654102 - Plumbing Supplies                 1,168          0    (1,168)     2,110         941
      0         0       10        10   654103 - Appliance Parts                     887          0      (887)     2,218       1,331
      0         0        0         0   654105 - Plumbing Fixtures/Repairs           122          0      (122)       816         695
  2,575     2,575      107       107   654199 - Other Maintenance Materials         978     30,900    29,922      5,820       4,842
      0         0        0         0   654201 - Roof Repairs                        550          0      (550)         0        (550)
      0         0        0         0   654205 - Interior Building Improvements      496          0      (496)     3,299       2,803
      0         0        0         0   654206 - Exterior Building Improvements      239          0      (239)     2,047       1,808
      0         0        0         0   654207 - Paving/Concrete/Striping              0          0         0      1,975       1,975
      0         0    1,200     1,200   654209 - Sewer Repairs                         0          0         0      1,794       1,794
      0         0        0         0   654601 - HVAC Parts & Supplies                84          0       (84)     1,880       1,797
      0         0        0         0   654700 - Pool Expense                        615          0      (615)     1,772       1,157
      0         0        0         0   654800 - Snow Removal                        184          0      (184)         0        (184)
      0         0      (46)      (46)  655200 - R & M Rebate - MRO                  (34)         0        34     (1,658)     (1,624)
      0         0      (70)      (70)  655201 - R & M Rebate - Other               (100)         0       100       (263)       (162)
      0         0        0         0   656005 - Light Bulbs                          13          0       (13)         0         (13)
      0         0        0         0   656300 - Misc.                                70          0       (70)         0         (70)
      0         0        0         0   657000 - Equipment/Vehicle Expense             0          0         0         33          33
      0         0        0         0   659001 - Fire Protection Equip Maint          14          0       (14)       464         450

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL

006713                        006713-Lakeside (NC)
                   For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:21 PM          USER ID: CODONNEL

                                                                                                                        PREVIOUS YR
CURRENT  CURRENT  PREVIOUS YR PREVIOUS YR                                         CURRENT  CURRENT  CURRENT   PREVIOUS    CURRENT
 MONTH    MONTH      MONTH     CUR MONTH                                            YTD      YTD      YTD       YEAR        YTD
 BUDGET  VARIANCE    ACTUAL    VARIANCE                                           ACTUAL   BUDGET   VARIANCE   ACTUAL    VARIANCE
------- --------- ----------- -----------                                         -------  -------  --------  --------  -----------
------- --------- ----------- -----------  -------------------------------------  -------  -------  --------  --------  -----------
2,575     2,575      1,280       1,280          TOTAL REPAIRS & MAINTENANCE         5,815   30,900   25,085    31,360      25,545

    0         0          9           9     651500 - Cleaning Supplies                  55        0      (55)       42         (13)
    0         0        250         250     651700 - Contract Cleaning               1,710        0   (1,710)    8,864       7,154
    0         0        430         430     656002 - Floor Covering Repair           3,055        0   (3,055)   12,426       9,371
3,605     3,605        685         685     656003 - Contract Painting - Interior    7,960   43,260   35,300    24,820      16,860
    0         0          0           0     656101 - Drapery/Miniblinds Repairs        392        0     (392)       98        (294)
    0         0        192         192     656102 - Painting Supplies               1,369        0   (1,369)    2,745       1,375
-----     -----      -----       -----     -------------------------------------   ------   ------   ------    ------      ------
3,605     3,605      1,566       1,566            TOTAL TURNOVER EXPENSE           14,541   43,260   28,719    48,995      34,454

    0         0          0           0     617104 - Radios/Pagers                     198        0     (198)        0        (198)
    0         0          0           0     621008 - Newspaper Adv. - Personnel        135        0     (135)      310         175
    0         0          0           0     629001 - Dues and Subscriptions              0        0        0        90          90
    0         0         96          96     631100 - Office Supplies                 1,651        0   (1,651)    5,814       4,163
    0         0          0           0     631102 - Bank Charges                        0        0        0        54          54
    0         0          0           0     631104 - Credit Collection & Eviction    1,233        0   (1,233)   10,317       9,084
    0         0         22          22     631105 - Uniforms                          161        0     (161)      971         811
    0         0          7           7     631106 - Express Mail, Stamps                0        0        0        88          88
    0         0        102         102     631108 - Credit Card Service Fees          607        0     (607)    1,674       1,067
    0         0         13          13     634000 - Legal Fees                        365        0     (365)    3,046       2,681
2,575     2,575        287         287     636000 - Telephone/Answering Service     2,802   30,900   28,098     9,859       7,057
    0         0          0           0     639003 - Computer Lease                      0        0        0       (54)        (54)
    0         0         60          60     639004 - Computer Maint & Supplies           0        0        0     2,358       2,358
    0         0          0           0     639005 - Furniture Exp (Office/Club)       601        0     (601)      200        (401)
    0         0          1           1     639006 - Parking Expense                     0        0        0         1           1
    0         0         26          26     639007 - Training & Travel                 217        0     (217)    1,699       1,481
    0         0        (29)        (29)    639099 - Miscellaneous Administrative       38        0      (38)        3         (35)
    0         0          0           0     655100 - Resident Stmt Processing Fee        0        0        0       604         604
-----     -----      -----       -----     -------------------------------------   ------   ------   ------    ------      ------
2,575     2,575        584         584         TOTAL ADMINISTRATIVE EXPENSES        8,007   30,900   22,893    37,034      29,027

    0         0          0           0     611200 - Web Advertising                   525        0     (525)    1,450         925
    0         0      1,139       1,139     621001 - Newspaper Advertising              14        0      (14)    3,005       2,992
3,090     3,090          0           0     621003 - Periodicals                     4,496   37,080   32,584    15,401      10,905
    0         0          0           0     621006 - Special Promotions                  0        0        0        40          40
    0         0          0           0     621007 - Brochures                           0        0        0     1,213       1,213
    0         0          0           0     621011 - Flags/Banners                     228        0     (228)    2,350       2,122
    0         0          0           0     621013 - Leasing Promotions                  0        0        0       662         662
    0         0          0           0     621014 - Newsletters                         0        0        0       292         292
    0         0          0           0     621015 - Resident Relations                  0        0        0       449         449

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL

006713                        006713-Lakeside (NC)
                   For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:21 PM          USER ID: CODONNEL

                                                                                                                          PREVIOUS
                    PREVIOUS   PREVIOUS                                                                                      YR
CURRENT   CURRENT      YR         YR                                               CURRENT  CURRENT  CURRENT   PREVIOUS    CURRENT
 MONTH     MONTH     MONTH    CUR MONTH                                               YTD      YTD      YTD       YEAR       YTD
 BUDGET   VARIANCE   ACTUAL    VARIANCE                                             ACTUAL   BUDGET   VARIANCE   ACTUAL   VARIANCE
-------  ---------  --------  ---------                                             -------  -------  --------  --------  ---------
     0          0         0          0   621099 - Advertising - Other                     1        0        (1)       0          (1)
     0          0         0          0   625000 - Signage                               360        0      (360)     830         470
     0          0         0          0   625101 - Resident Functions                    200        0      (200)       0        (200)
     0          0         0          0   626001 - Furniture - Models                      0        0         0    2,377       2,377
------    -------    ------    -------   -----------------------------------------  -------  -------  --------  -------    --------
 3,090      3,090     1,139      1,139      TOTAL MARKETING EXPENSE                   5,824   37,080    31,256   28,070      22,247

     0          0         0          0   621000 - Leasing Payroll                       162        0      (162)   1,656       1,494
     0          0     1,000      1,000   627200 - Miscellaneous Incentives                0        0         0    1,000       1,000
     0          0       294        294   627300 - Leasing Commissions                   415        0      (415)  12,206      11,792
     0          0         0          0   627400 - Turnover Reduction Incentive          407        0      (407)   6,548       6,142
     0          0         0          0   627900 - Mentor/Referral/$1300 Club Bonus      283        0      (283)       0        (283)
     0          0     4,292      4,292   631000 - Salaries - Administrative           6,233        0    (6,233)  37,058      30,825
     0          0     3,142      3,142   633000 - Salaries - Manager                 10,027        0   (10,027)  35,369      25,343
14,832     14,832     4,775      4,775   654000 - Salaries - Maintenance             13,949  176,688   162,739   64,506      50,558
     0          0     1,706      1,706   659800 - Payroll Adjustment                 (4,211)       0     4,211        0       4,211
(2,966)    (2,966)     (700)      (700)  659900 - Repairs Payroll Capitalized        (5,728) (35,334)  (29,606) (44,019)    (38,291)
     0          0     1,099      1,099   671100 - Payroll Taxes                       3,320        0    (3,320)  13,595      10,276
     0          0       680        680   672200 - Workers Compensation                  907        0      (907)   8,475       7,568
     0          0       555        555   672300 - Health Ins. & Other Benefits        2,725        0    (2,725)  14,478      11,753
     0          0         0          0   831001 - Ranking Bonus                           0        0         0    2,506       2,506
------    -------    ------    -------   -----------------------------------------  -------  -------  --------  -------    --------
11,866     11,866    16,842     16,842      TOTAL PAYROLL EXPENSE                    28,487  141,354   112,867  153,379     124,892

------    -------    ------    -------   -----------------------------------------  -------  -------  --------  -------    --------
34,316     34,316    26,889     26,889      TOTAL CONTROLLABLE OPERATING EXPEN.     100,644  410,754   310,110  422,730     322,086

------    -------    ------    -------   -----------------------------------------  -------  -------  --------  -------    --------
71,431    (71,431)   72,965    (72,965)               CONTROLLABLE NOI              177,141  841,842  (664,701) 863,307    (686,167)
------    -------    ------    -------   -----------------------------------------  -------  -------  --------  -------    --------

                                            NON-CONTROLLABLE OPERATING EXPENSES

     0          0         0          0   635000 - Audit Fees                              0        0         0      579         579
------    -------    ------    -------   -----------------------------------------  -------  -------  --------  -------    --------
     0          0         0          0      TOTAL ACCOUNTING, AUDIT & TAX                 0        0         0      579         579

 5,441      5,441     5,966      5,966   632000 - Management Fees                    13,967   64,474    50,507   68,327      54,361
     0          0         0          0   632100 - Management Fees - Other            (1,107)       0     1,107        0       1,107
------    -------    ------    -------   -----------------------------------------  -------  -------  --------  -------    --------
 5,441      5,441     5,966      5,966      TOTAL MANAGEMENT & ACCOUNTING FE         12,859   64,474    51,614   68,327      55,468
     0          0       (66)       (66)  549002 - Other Interest Income                 (70)       0        70     (861)       (792)
------    -------    ------    -------   -----------------------------------------  -------  -------  --------  -------    --------
     0          0       (66)       (66)     TOTAL INTEREST INCOME                       (70)       0        70     (861)       (792)

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:22 PM          USER ID: CODONNEL

                                                                                                                          PREVIOUS
                    PREVIOUS   PREVIOUS                                                                                      YR
CURRENT   CURRENT      YR         YR                                                CURRENT  CURRENT  CURRENT   PREVIOUS   CURRENT
 MONTH     MONTH     MONTH    CUR MONTH                                               YTD      YTD      YTD       YEAR       YTD
 BUDGET   VARIANCE   ACTUAL    VARIANCE                                             ACTUAL   BUDGET   VARIANCE   ACTUAL   VARIANCE
-------  ---------  --------  ---------                                             -------  -------  --------  --------  ---------
      0         0         0          0   631600 - Bus. Licenses & Fees                  540        0      (540)        0       (540)
      0         0         0          0   639002 - Ad Valorem Tax Service                173        0      (173)      335        162
  7,396     7,396     4,811      4,811   671001 - Real Estate Taxes                  22,188   88,752    66,564    92,330     70,143
      0         0         0          0   671002 - Personal Property Tax                   0      587       587       587        587
     20        20         0          0   671900 - Business Licenses and Permits           0      240       240       240        240
     19        19         0          0   671902 - Sales and Use Tax                       2      229       227       229        227
 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
  7,435     7,435     4,811      4,811             TOTAL TAXES                       22,903   89,808    66,904    93,721     70,818

  2,585     2,585     2,385      2,385   672000 - Hazard Insurance                    7,154   31,019    23,865    30,381     23,228
 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
  2,585     2,585     2,385      2,385   TOTAL INSURANCE                              7,154   31,019    23,865    30,381     23,228

 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
 10,020    10,020     7,195      7,195   TOTAL TAXES & INSURANCE                     30,057  120,826    90,770   124,102     94,046

      0         0         0          0   654215 - Insurance Damage Expense                0        0         0    10,780     10,780
 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
      0         0         0          0             TOTAL INSURANCE DAMAGES                0        0         0    10,780     10,780

 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
 15,461    15,461    13,095     13,095   TOTAL NONCONTROLLABLE OPERATING EXPENSES    42,846  185,300   142,454   202,927    160,081

 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
 49,777    49,777    39,984     39,984           TOTAL OPERATING EXPENSES           143,491  596,054   452,563   625,657    482,166

 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
 55,970   (55,970)   59,870    (59,870)             NET OPERATING INCOME            134,294  656,542  (522,248)  660,380   (526,086)
 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
                                                   NON-OPERATING EXPENSES

 25,044    25,044    25,044     25,044   682001 - Interest 1st Mortgage              75,133  300,528   225,395   300,530    225,398
  1,314     1,314         0          0   916003 - Amort - Loan Fee                    3,942   15,767    11,825    14,453     10,511
 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
 26,358    26,358    25,044     25,044            TOTAL INTEREST EXPENSE             79,074  316,295   237,220   314,983    235,908

  2,532     2,532     2,601      2,601   662000 - Deprec. - Buildings                 8,002   30,379    22,377    30,673     22,671
 22,937    22,937    23,328     23,328   666000 - Deprec. - Furnishings              70,530  275,246   204,716   277,667    207,137
 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
 25,469    25,469    25,929     25,929           TOTAL DEPRECIATION EXPENSE          78,532  305,625   227,093   308,340    229,808

      0         0         0          0   931000 - Office Payroll                          0        0         0    (3,230)    (3,230)
 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
      0         0         0          0            TOTAL PARTNERSHIP EXPENSE               0        0         0    (3,230)    (3,230)

 ------   -------    ------    -------   -----------------------------------------  -------  -------  --------   -------   --------
 51,827    51,827    50,973     50,973          TOTAL NON-OPERATING EXPENSES        157,607  621,920   464,313   620,093    462,486

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:22 PM          USER ID: CODONNEL

                                                                                                                          PREVIOUS
                    PREVIOUS   PREVIOUS                                                                                       YR
CURRENT   CURRENT      YR         YR                                                CURRENT  CURRENT  CURRENT   PREVIOUS   CURRENT
 MONTH     MONTH     MONTH    CUR MONTH                                               YTD      YTD      YTD       YEAR       YTD
 BUDGET   VARIANCE   ACTUAL    VARIANCE                                             ACTUAL   BUDGET   VARIANCE   ACTUAL   VARIANCE
-------  ---------  --------  ---------                                             -------  -------  --------  --------  ----------
 4,143    (4,143)     8,897     (8,897)               NET INCOME(LOSS)              (23,312)  34,622  (57,935)    40,287    (63,599)
------    ------     ------    -------   -----------------------------------------  -------  -------  -------   --------   --------

                                                     CHANGE IN ASSETS

     0         0     (3,481)     3,481   113000 - Tenant/Member Accts. Rec.          (1,365)       0   (1,365)    16,036    (17,401)
     0         0        (53)        53   114089 - Allowance for Bad Debt              8,427        0    8,427     (7,918)    16,345
------    ------     ------    -------   -----------------------------------------  -------  -------  -------   --------   --------
     0         0     (3,533)     3,533      CHANGE IN TENANTS' RENT RECEIVABLE        7,062        0    7,062      8,118     (1,056)

     0         0        (39)        39   113600 - Credit Card Receivable                286        0      286       (395)       681
     0         0          0          0   114000 - Accounts Receivable (Other)             0        0        0        182       (182)
     0         0     (1,898)     1,898   114001 - Ancillary Services A/R                  0        0        0     (2,719)     2,719
     0         0        (30)        30   114004 - A/R AIMCO                              30        0       30        (30)        61
     0         0        (74)        74   114011 - AR - Rebates                           74        0       74       (428)       503
     0         0          0          0   116000 - Accrued Receivables                     0        0        0        821       (821)
------    ------     ------    -------   -----------------------------------------  -------  -------  -------   --------   --------
     0         0     (2,042)     2,042      CHANGE IN OTHER RECEIVABLES                 390        0      390     (2,570)     2,961

     0         0        639       (639)  119100 - Cash - Tenant Security Deposit      1,120        0    1,120    (14,619)    15,739
------    ------     ------    -------   -----------------------------------------  -------  -------  -------   --------   --------
     0         0        639       (639)     CHANGE IN TENANTS' SECURITY DEPOSIT       1,120        0    1,120    (14,619)    15,739

     0         0      2,385     (2,385)  124000 - Prepaid Prop. & Liab. Insurance    (1,265)       0   (1,265)     1,723     (2,988)
------    ------     ------    -------   -----------------------------------------  -------  -------  -------   --------   --------
     0         0      2,385     (2,385)     CHANGE IN PREPAID EXPENSES               (1,265)       0   (1,265)     1,723     (2,988)

     0         0     79,495    (79,495)  131020 - Self Escrow - Tax                 (13,275)       0  (13,275)    99,671   (112,946)
------    ------     ------    -------   -----------------------------------------  -------  -------  -------   --------   --------
     0         0     79,495    (79,495)     CHANGE IN SELF ESCROWS                  (13,275)       0  (13,275)    99,671   (112,946)

(4,950)    4,950     (4,950)     4,950   132001 - Replacement Reserve Dep.          (14,850) (59,400)  44,550    (59,400)    44,550
     0         0          0          0   132010 - Replacement Reserve W/D            27,052        0   27,052     79,111    (52,059)
------    ------     ------    -------   -----------------------------------------  -------  -------  -------   --------   --------
(4,950)    4,950     (4,950)     4,950      CHANGE IN RESERVE FOR REPLACEMENT        12,202  (59,400)  71,602     19,711     (7,509)

     0         0          0          0   141002 - Parking Area                       (2,345)       0   (2,345)         0     (2,345)
     0         0          0          0   142413 - Roof Replacement                        0        0        0     (2,295)     2,295
     0         0          0          0   143004 - Water Heaters                          (6)       0       (6)    (1,428)     1,422
     0         0     (3,447)     3,447   143005 - Plumbing Fixtures                  (6,637)       0   (6,637)   (12,562)     5,925
     0         0          0          0   144100 - Office Computers                     (389)       0     (389)    (6,754)     6,365
     0         0          0          0   145499 - Air Conditioning                        0        0        0     (2,805)     2,805
     0         0          0          0   145699 - Cabinets                             (225)       0     (225)         0       (225)
     0         0          0          0   146001 - Drapes/Miniblinds                       0        0        0       (459)       459
     0         0          0          0   146299 - Countertops                             0        0        0       (200)       200

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT      Run Date: 3/14/03 12:22 PM          USER ID: CODONNEL

                                                                                                                          PREVIOUS
                   PREVIOUS  PREVIOUS                                                                                        YR
CURRENT   CURRENT     YR        YR                                             CURRENT   CURRENT  CURRENT    PREVIOUS      CURRENT
 MONTH     MONTH    MONTH   CUR MONTH                                            YTD       YTD      YTD        YEAR          YTD
 BUDGET   VARIANCE  ACTUAL   VARIANCE                                          ACTUAL    BUDGET   VARIANCE    ACTUAL      VARIANCE
-------- --------- -------- ---------                                          -------- --------- --------  ----------- ------------
      0         0        0         0  146501 - Dishwasher                         (209)        0     (209)        (618)        410
      0         0        0         0  146502 - Stoves                                0         0        0         (248)        248
      0         0        0         0  146503 - Refrigerators                      (416)        0     (416)      (1,174)        758
 (5,400)    5,400        0         0  146601 - Carpet                           (9,642)  (64,800)  55,158      (25,160)     15,518
      0         0        0         0  146602 - Tile                                  0         0        0       (1,606)      1,606
      0         0        0         0  146603 - Vinyl                            (2,290)        0   (2,290)      (4,022)      1,732
      0         0        0         0  147530 - Window Replacement                 (285)        0     (285)        (916)        631
      0         0        0         0  147999 - Painting - Building Interior          0         0        0       (1,100)      1,100
      0         0        0         0  149000 - Miscellaneous Fixed Assets            0         0        0         (516)        516
      0         0        0         0  149299 - Structural                            0         0        0       (1,628)      1,628
      0         0     (207)      207  149525 - Capitalized GP Supervision Fees    (207)        0     (207)      (2,686)      2,479
      0         0        0         0  149599 - Wall Coverings                        0         0        0       (5,905)      5,905
      0         0        5        (5) 149700 - Cap X Rebate - MRO                    4         0        4          187        (183)
      0         0        8        (8) 149701 - Cap X Rebate - Other                 38         0       38           74         (36)
      0         0     (700)      700  149901 - Cap X Cap Payroll                (5,728)        0   (5,728)     (44,019)     38,291
-------    ------   ------   -------  ---------------------------------------- -------  --------  -------   ----------  ----------
 (5,400)    5,400   (4,342)    4,342    CHANGE IN CAPITAL REPLACEMENTS         (28,337)  (64,800)  36,463     (115,838)     87,501

      0         0        0         0  158399 - Initial - Pool                   (1,700)        0   (1,700)           0      (1,700)
-------    ------   ------   -------  ---------------------------------------- -------  --------  -------   ----------  ----------
      0         0        0         0    CHANGE IN INITIAL PROPERTY & EQUIPMENT  (1,700)        0   (1,700)           0      (1,700)

      0         0        0         0  169901 - Enhance - Water Submetering      (5,531)        0   (5,531)     (17,974)     12,444
-------    ------   ------   -------  ---------------------------------------- -------  --------  -------   ----------  ----------
      0         0        0         0    CHANGE IN ENHANCED PROPERTY & EQI       (5,531)        0   (5,531)     (17,974)     12,444

      0         0    2,601    (2,601) 149803 - Acc. Depr - Bldg                  8,002         0    8,002    3,285,227  (3,277,224)
      0         0   23,328   (23,328) 149809 - Acc. Depr - Furn. Fixtures       70,530         0   70,530      277,667    (207,137)
      0         0        0         0  419000 - Reserve for Dprn - Misc               0         0        0   (3,254,553)  3,254,553
-------    ------   ------   -------  ---------------------------------------- -------  --------  -------   ----------  ----------
      0         0   25,929   (25,929)   CHANGE IN ACCUMULATED DEPRECIATION      78,532         0   78,532      308,340    (229,808)

      0         0        0         0  192102 - Amortization                      3,942         0    3,942       14,453     (10,511)
-------    ------   ------   -------  ---------------------------------------- -------  --------  -------   ----------  ----------
      0         0        0         0    CHANGE IN OTHER ASSETS                   3,942         0    3,942       14,453     (10,511)

-------    ------   ------   -------  ---------------------------------------- -------  --------  -------   ----------  ----------
(10,350)   10,350   93,579   (93,579)   CHANGE IN TOTAL ASSETS                  53,139  (124,200) 177,339      301,015    (247,876)

                                        CHANGE IN LIABILITIES

      0         0       (3)        3  211000 - Accounts Payable                  3,155         0    3,155       (1,999)      5,153
      0         0        0         0  211003 - Accounts Payable - Other          1,991         0    1,991       (3,275)      5,266

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL

006713                        006713-Lakeside (NC)
                   For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT        Run Date: 3/14/03 12:22 PM        USER ID: CODONNEL

                                                                                                                          PREVIOUS
                   PREVIOUS  PREVIOUS                                                                                         YR
CURRENT   CURRENT     YR        YR                                             CURRENT   CURRENT  CURRENT    PREVIOUS      CURRENT
 MONTH     MONTH    MONTH   CUR MONTH                                            YTD       YTD       YTD       YEAR          YTD
 BUDGET   VARIANCE  ACTUAL   VARIANCE                                          ACTUAL    BUDGET   VARIANCE    ACTUAL      VARIANCE
-------- --------- -------- ---------                                          -------- --------- --------  -----------  -----------
 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0        (3)        3      CHANGE IN ACCOUNTS PAYABLE             5,146         0    5,146       (5,274)      10,420

      0        0     1,706    (1,706) 212000 - Accrued Wages and Payroll Taxes  (4,211)        0   (4,211)      (8,000)       3,789
      0        0         0         0  215800 - Accrued Payroll                       0         0        0        4,770       (4,770)
 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0     1,706    (1,706)     CHANGE IN PAYROLL ACCRUALS            (4,211)        0   (4,211)      (3,230)        (981)

      0        0   (81,353)   81,353  215000 - Accrued Property Taxes           22,188         0   22,188      (79,997)     102,185
 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0   (81,353)   81,353      CHANGE IN ACCRUED EXPENSES            22,188         0   22,188      (79,997)     102,185

      0        0      (639)      639  219100 - Tenant Sec. Dep. Held in Trust     (168)        0     (168)      14,619      (14,787)
      0        0         0         0  219101 - Security Deposit Refund             565         0      565            0          565
 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0      (639)      639      CHANGE IN TENANTS' SECURITY DEPOSIT      397         0      397       14,619      (14,222)

      0        0      (252)      252  221000 - Prepaid Rent                      3,459         0    3,459      (13,656)      17,116
 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0      (252)      252      CHANGE IN DEFERRED RENTAL REVENUE      3,459         0    3,459      (13,656)      17,116

      0        0         0         0  211101 - Mgmt. Fee Payable - AIMCO             0         0        0         (163)         163
 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0         0         0      CHANGE IN FEES PAYABLE                     0         0        0         (163)         163

 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0   (80,540)   80,540      CHANGE IN TOTAL LIABILITIES           26,979         0   26,979      (87,701)     114,680

                                                 CHANGE IN EQUITY

      0        0         0         0  325001 - Retained Earnings                40,287         0   40,287       40,624         (337)
 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0         0         0      CHANGE IN CUMULATIVE LOSSES           40,287         0   40,287       40,624         (337)

      0        0         0         0  314000 - Investment in Properties        (76,000)        0  (76,000)    (243,000)     167,000
 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0         0         0          CHANGE IN PARTNER EQUITY         (76,000)        0  (76,000)    (243,000)     167,000

 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0         0         0           CHANGE IN TOTAL EQUITY          798,418         3  798,418     (243,000)   1,041,418

 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
      0        0   (80,540)   80,540       CHANGE IN TOTAL LIAB & EQUITY       825,397         0  825,397     (330,701)   1,156,098

 ------    -----   -------   -------  ---------------------------------------- -------   -------  -------     --------    ---------
 (6,207)   6,207    21,936   (21,936)              NET CASH FLOW               855,224   (89,578) 944,802       10,601      844,623

12OSD                AIMCO STATEMENT OF OPERATIONS - DETAIL
006713                        006713-Lakeside (NC)
                   For the Period Ended December 2003 (12OSD)
APPLICATION: PROPMGMT        Run Date: 3/14/03 12:22 PM        USER ID: CODONNEL

                                                                                                                          PREVIOUS
                   PREVIOUS  PREVIOUS                                                                                         YR
CURRENT   CURRENT     YR        YR                                              CURRENT   CURRENT  CURRENT    PREVIOUS     CURRENT
 MONTH     MONTH    MONTH   CUR MONTH                                             YTD       YTD       YTD       YEAR         YTD
 BUDGET   VARIANCE  ACTUAL   VARIANCE                                           ACTUAL    BUDGET   VARIANCE    ACTUAL     VARIANCE
-------- --------- -------- ---------                                           -------- --------- --------  ----------- -----------
   0         0           0         0  100800 - Operating Cash - Self Restricted  29,994         0   29,994            0      29,994
   0         0         131      (131) 112001 - Cash in Bank - Field               4,384         0    4,384          632       3,753
   0         0      21,805   (21,805) 112002 - Cash in Bank - Disbursement      (53,572)        0  (53,572)       9,969     (63,542)

  --        --      ------   -------  ----------------------------------------  -------        --  -------       ------     -------
   0         0      21,936   (21,936)          CHANGE IN OPERATING CASH         (19,194)        0  (19,194)      10,601     (29,795)

 1213OTD                AIMCO 13 MONTH OPERATING TREND - DETAIL

 006713                         006713 - Lakeside (NC)
                      For the Period Ended February 2003 (1213OTD)
                           Run Date: 3/14/03 12:20 PM

 APPLICATION: PROPMGMT                                         USER ID: CODONNEL

                                          FEB 02   MAR 02   APR 02   MAY 02    JUN 02   JLY 02   AUG 02   SEP 02   OCT 02   NOV 02
                                         -------- -------- -------- -------- --------- -------- -------- -------- -------- --------
               INCOME

500000 - Market Rent                     129,904  129,904  129,904  129,904   129,084  114,244  114,244  114,244  114,244  114,244
500001 - Leases Under Schedule            (5,479)  (5,886)  (6,569)  (8,139)  (10,985)  (5,169)  (5,896)  (6,318)  (6,509)  (6,737)
500002 - Leases Over Schedule              2,638    2,255    2,207    1,919      1181    6,175    5,039    4,367    3,590    3,285
500005 - Month to Month Fee                  746      833      740      800       833      910      697      413      617      553
500006 - Short Term Lease Fee                  0        0        0        0         0        0        0        0       50        0
500500 - Rent - Right Price Adjustment         0        0        0        0         0        0        0        0        0        0
500501 - Renewal Price Adjustment              0        0        0        0         0        0        0        0        0        0
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL GROSS POTENTIAL RENT            127,810  127,106  126,282  124,484   120,114  116,160  114,083  112,707  111,992  111,346

519100 - Concessions Reimbursement            50        0        0        0       161        0        0        0        0        0
625002 - Concessions/Special Promotions   (1,246)  (1,631)    (707)    (915)     (826)  (2,209)    (657)  (2,253)    (972)    (852)
625005 - Renewal Concession                    0        0        0        0         0        0        0        0        0        0
625006 - Discount - Residents Monthly          0     (143)    (100)    (100)     (100)    (100)     (13)       0        0        0
625007 - Resident Relations Concessions        0        0        0        0         0        0        0        0        0        0
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL CONCESSIONS                      (1,196)  (1,774)    (807)  (1,015)     (765)  (2,309)    (671)  (2,253)    (972)    (852)

522000 - Vacancy Loss                    (11,917) (13,221) (16,641) (14,345)  (15,299)  (5,023)  (5,924)  (5,274)  (6,038) (10,193)
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL VACANCY LOSS                    (11,917) (13,221) (16,641) (14,345)  (15,299)  (5,023)  (5,924)  (5,274)  (6,038) (10,193)

631200 - Administrative Units             (1,168)  (1,168)  (1.168)  (1,168)   (1,168)  (1,008)  (1,008)  (1,008)  (1,008)  (1,008)
633100 - Employee Apartments              (1,018)  (1,018)    (977)    (946)     (865)    (841)    (841)    (841)     116      (86)
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL OTHER RENTAL LOSSES              (2,186)  (2,186)  (2,145)  (2,114)   (2,033)  (1,849)  (1,849)  (1,849)    (892)  (1,094)

                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL RENTAL LOSS                     (15,298) (17,180) (19,592) (17,473)  (18,097)  (9,180)  (8,443)  (9,375)  (7,902) (12,138)

                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   NET RENTAL INCOME                     112,512  109,926  106,690  107,011   102,017  106,980  105,640   103,331 104,089   99,208

590508 - Utility Reimburse - Electricity      45        0        0        0         0        0      593        0       19        0
590509 - Utility Reimburse - Water/Sewer       0        0        0        0         0    3,656      608    2,189    2,412        6
590514 - Utilities Reimbursements              0        0        0        0         0        0        0        0        0        0
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL UTILITY REIMBURSEMENTS               45        0        0        0         0    3,656    1,201    2,189    2,431        6

591000 - Laundry Income                      548      540      397      452     1,049    1,083    1,106    1,769    1,335    1,312
591002 - Vending Income                        0        0        0        0         0        0        0        4        0        0
591007 - AS - Cable TV                     1,617        0    1,720        0         0        0    1,653        0        0    1,695
591008 - AS - Local Telephone                445       69        0      445        66        0      445        0       63      445
591011 - AS - Vending                          0        0       62        0         0       69        0        0       88        0
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL ANCILLARY SERVICES INCOME         2,610      609    2,179      897     1,115    1,153    3,204    1,773    1,485    3,452

592001 - Late Charges                      1,554    1,605    1,263    1,795     1,319    1,605    1,688    1,462    1,803    1,377
592002 - NSF Charges                          75       25       50       50        75      100      175      150       50       50
592004 - Admin Fees - Resident Charges         0        0        0        0         0        0        0        0        0      750
592006 - Keys, Locks, Lock Changes             0        0        0        0         0        0       45        0       25        0
592007 - Transfer Fee                          0        0        0        0         0        0      300        0        0        0
592009 - Miscellaneous Resident Charges        0        0        0        0         0        0        0        0        0        5
592010 - Non-refundable Admin Fees             0        0        0        0         0        0        0        0      150        0

                                          DEC 02   JAN 03   FEB 03
                                         -------- -------- --------
               INCOME

500000 - Market Rent                     114,244  114,244   114,244
500001 - Leases Under Schedule            (6,747)  (6,626)   (4,489)
500002 - Leases Over Schedule              3,021    2,800         0
500005 - Month to Month Fee                  353      517     1,483
500006 - Short Term Lease Fee                 50       50         0
500500 - Rent - Right Price Adjustment         0        0      (583)
500501 - Renewal Price Adjustment              0        0      (166)
                                         -------  -------  --------
   TOTAL GROSS POTENTIAL RENT            110,921  110,984   110,490

519100 - Concessions Reimbursement             0        0         0
625002 - Concessions/Special Promotions     (263)  (1,603)     (104)
625005 - Renewal Concession                    0        0    (1,575)
625006 - Discount - Residents Monthly          0        0       (23)
625007 - Resident Relations Concessions        0        0      (121)
                                         -------  -------  --------
   TOTAL CONCESSIONS                        (263)  (1,603)   (1,823)

522000 - Vacancy Loss                    (12,363) (13,303)  (14,449)
                                         -------  -------  --------
   TOTAL VACANCY LOSS                    (12,363) (13,303)  (14,449)

631200 - Administrative Units             (1,008)  (1,008)   (1,008)
633100 - Employee Apartments                 (76)     (76)      (76)
                                         -------  -------  --------
   TOTAL OTHER RENTAL LOSSES              (1,084)  (1,084)   (1,084)

                                         -------  -------  --------
   TOTAL RENTAL LOSS                     (13,711) (15,991)  (17,356)

                                         -------  -------  --------
   NET RENTAL INCOME                      97,210   94,993    93,134

590508 - Utility Reimburse - Electricity       0        0         0
590509 - Utility Reimburse - Water/Sewer      30    2,277         0
590514 - Utilities Reimbursements          2,183      262         0
                                         -------  -------  --------
   TOTAL UTILITY REIMBURSEMENTS            2,212    2,538         0

591000 - Laundry Income                    1,246    1,641       878
591002 - Vending Income                        0        0         0
591007 - AS - Cable TV                     1,015        0         0
591008 - AS - Local Telephone                383        0       445
591011 - AS - Vending                          0       63         0
                                         -------  -------  --------
   TOTAL ANCILLARY SERVICES INCOME         2,644    1,704     1,323

592001 - Late Charges                        813    1,419     1,248
592002 - NSF Charges                         150       50        25
592004 - Admin Fees - Resident Charges       400      850         0
592006 - Keys, Locks, Lock Changes            50        0         0
592007 - Transfer Fee                          0        0       300
592009 - Miscellaneous Resident Charges        0        0         0
592010 - Non-refundable Admin Fees             0        0       450

 1213OTD                AIMCO 13 MONTH OPERATING TREND - DETAIL

 006713                         006713 - Lakeside (NC)
                      For the Period Ended February 2003 (1213OTD)
                           Run Date: 3/14/03 12:20 PM

 APPLICATION: PROPMGMT                                         USER ID: CODONNEL

                                          FEB 02   MAR 02   APR 02   MAY 02    JUN 02   JLY 02   AUG 02   SEP 02   OCT 02   NOV 02
                                         -------- -------- -------- -------- --------- -------- -------- -------- -------- --------
593000 - Cleaning & Damage Fees               12        0       70      109       135        0        0       75        0       40
594000 - Deposit Forfeitures                   0        1        0        0       901     (901)       0        0      143      117
599002 - Legal Fees                          350      100      150      299       515      205      505      350      760      892
599003 - Non-refundable Pet Fees             300        0      150        0         0      300        0      100      170      100
599004 - Lease Cancellation Fees               0      100        0      499       439      224      488      800        0      439
599005 - Application Fees                    640      560      880      920     1,120    1,360      640      590      160      470
599007 - Clubhouse Rentals                     0        0        0        0         0        0        0        0        0        0
599013 - Monthly Pet Rent                      0       20       40       40        41       85       80      197      100      120
599099 - Miscellaneous Income                 (1)       0        0        0         0        0        0      (40)       0        0
599200 - Fee Adjustments                       0        0        0        0         0        0        0        0        0        0
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL MISCELLANEOUS INCOME              2,931    2,411    2,602    3,712     4,545    2,977    3,921    3,684    3,361    4,359

                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL OTHER INCOME                      5,585    3,020    4,781    4,608     5,660    7,786    8,326    7,646    7,278    7,817

637000 - Bad Debt Expense                 (5,173)  (2,859)  (3,068)  (6,422)   (6,084)  (4,161)  (5,168)  (6,471)  (5,675)  (5,124)
637001 - Bad Debt Collections                346      898      348       23       153    1,668      191    1,247    1,149        0
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL BAD DEBT EXPENSE                 (4,827)  (1,961)  (2,721)  (6,399)   (5,931)  (2,493)  (4,977)  (5,224)  (4,526)  (5,124)

                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
     EFFECTIVE GROSS INCOME              113,269  110,985  108,750  105,221   101,745  112,273  108,989  105,754  106,841  101,900

     OPERATING EXPENSES

615600 - Fire Protection                       0        0        0        0         0        0      440        0        0        0
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   COMMON AREA EXPENSE                         0        0        0        0         0        0      440        0        0        0

645001 - Electricity - Vacant                963    1,341    1,073      232     1,450    1,239    2,514      718      657      335
645003 - Electricity - List Bills          1,706    1,155    2,452    1,500     1,681    2,025    1,205    1,005    2,187    1,576
645100 - Water                             1,525    1,204    1,323      865       817    1,246    1,391    1,119    1,225    1,547
645300 - Sewer                             3,461    2,760    2,955    2,148     1,994    2,788    3,231    1,075    1,399    2,049
647001 - Utility Processing Fees               0        0        0        0         0      440      511        0      533    1,028
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL UTILITIES EXPENSE                 7,654    6,460    7,802    4,744     5,942    7,738    8,851    3,916    6,001    6,535

631701 - Contract Common Area Cleaning         0        0        0      648         0        0        0        0        0        0
651900 - Contract Exterminating              199      398        0      278       199      748      448      (50)     184      368
652500 - Contract Trash Removal              275      275      275      275       275      275      275      275      275      275
653002 - Contract Courtesy Patrol              0    1,000      500      500       500      550      658      500      500    1,040
653004 - Contract Alarm System                 0        0        0        0         0        0      100        0        0      153
653700 - Contract Yards and Grounds            0        0    2,200    2,200     2,200    4,400    2,200    2,200    8,500    2,200
654200 - Contract Repairs                      0      240        0        0         0      665        0        0        0      150
654602 - Contract HVAC                         0       69        0        0         0        0        0        0        0        0
                                         -------  -------  -------  -------   -------  -------  -------  -------  -------  -------
   TOTAL CONTRACT SERVICE                    474    1,982    2,975    3,901     3,174    6,638    3,681    2,925    9,459    4,186

652300 - Gas/Oil/Mileage                       0        0        0        0         0        0        0        0        9        0
653600 - Landscaping Supplies                  0        0    2,030      600         0    3,990        0        0       90        0
654100 - Repairs/Maint. - Materials            0        0        0        0         0        0        0        0        0        0
654101 - Electrical Supplies                   0      158      227        0         0      394      325        0        0      152
654102 - Plumbing Supplies                     0      122        3       25         0      704      321      229       56      419
654103 - Appliance Parts                       0      215       61       44                656      238      228      167      271

                                          DEC 02   JAN 03   FEB 03
                                         -------- -------- --------
593000 - Cleaning & Damage Fees               0       180        0
594000 - Deposit Forfeitures                181        (7)     552
599002 - Legal Fees                         450         0        0
599003 - Non-refundable Pet Fees              0       150        0
599004 - Lease Cancellation Fees              0     1,907        0
599005 - Application Fees                   245       665      840
599007 - Clubhouse Rentals                    0        45        0
599013 - Monthly Pet Rent                   120       140      140
599099 - Miscellaneous Income                 0        (7)       0
599200 - Fee Adjustments                      0         0     (124)
                                         ------   -------   ------
   TOTAL MISCELLANEOUS INCOME             2,408     5,392    3,431

                                         ------   -------   ------
   TOTAL OTHER INCOME                     7,265     9,635    4,754

637000 - Bad Debt Expense                (4,636)   (2,338)  (8,427)
637001 - Bad Debt Collections                16        31      345
                                         ------   -------   ------
   TOTAL BAD DEBT EXPENSE                (4,620)   (2,307)  (8,082)

                                         ------   -------   ------
     EFFECTIVE GROSS INCOME              99,854   102,321   89,806

     OPERATING EXPENSES

615600 - Fire Protection                      0         0        0
                                         ------   -------   ------
   COMMON AREA EXPENSE                        0         0        0

645001 - Electricity - Vacant               480       668    2,706
645003 - Electricity - List Bills         1,048     1,780    1,217
645100 - Water                              851       763      601
645300 - Sewer                            2,101     1,991        0
647001 - Utility Processing Fees              0     1,048        0
                                         ------   -------   ------
   TOTAL UTILITIES EXPENSE                4,479     6,251    4,524

631701 - Contract Common Area Cleaning        0         0        0
651900 - Contract Exterminating             500       409        0
652500 - Contract Trash Removal             275       275      275
653002 - Contract Courtesy Patrol             0       500    3,913
653004 - Contract Alarm System                0        27    1,092
653700 - Contract Yards and Grounds           0         0    2,879
654200 - Contract Repairs                   225         0      850
654602 - Contract HVAC                        0         0        0
                                         ------   -------   ------
   TOTAL CONTRACT SERVICE                 1,000     1,211    9,010

652300 - Gas/Oil/Mileage                      0         0        0
653600 - Landscaping Supplies                 0         0        0
654100 - Repairs/Maint. - Materials           0         0       87
654101 - Electrical Supplies                 25        36      366
654102 - Plumbing Supplies                   54       366      764
654103 - Appliance Parts                     10       368      365

\
 1213OTD                AIMCO 13 MONTH OPERATING TREND - DETAIL
 006713                         006713 - Lakeside (NC)
                      For the Period Ended February 2003 (1213OTD)
                           Run Date: 3/14/03 12:20 PM

 APPLICATION: PROPMGMT                                         USER ID: CODONNEL

                                          FEB 02   MAR 02   APR 02   MAY 02    JUN 02   JLY 02   AUG 02   SEP 02   OCT 02   NOV 02
                                         -------- -------- -------- -------- --------- -------- -------- -------- -------- --------
654105 - Plumbing Fixtures/Repairs             0        0       32       95        0         0        0       82       91     516
654199 - Other Maintenance Materials           0      207       32       28       34     1,136     (148)   1,365    1,409     393
654201 - Roof Repairs                          0        0        0        0        0         0        0        0        0       0
654205 - Interior Building Improvements        0        0        0        0       27     2,788      140      150      185      10
654206 - Exterior Building Improvements        0        0        0        0      154       404      183        0      106   1,200
654207 - Paving/Concrete/Striping              0        0        0      225        0         0        0    1,750        0       0
654209 - Sewer Repairs                         0        0        0        0        0       500        0        0        0       0
654601 - HVAC Parts & Supplies                 0      176        0        0        0       640      477       40      301      64
654700 - Pool Expense                          0      191        0        0        0       891      215     (182)     645       0
654800 - Snow Removal                          0        0        0        0        0         0        0        0        0       0
655200 - R & M Rebate - MRO                    0        0        0        0        0      (431)     (31)  (1,101)      28     (78)
655201 - R & M Rebate - Other                  0        0        0        0        0         0        0     (182)       0     (10)
656300 - Misc.                                 0        0        0        0        0         0        0        0        0       0
657000 - Equipment/Vehicle Expense            33        0        0        0        0         0        0        0        0       0
659001 - Fire Protection Equip Maint           0        0        0        0        0         0      464        0        0       0
                                           -----    -----    -----    -----    ------   ------    -----   ------    -----   -----
    TOTAL REPAIRS & MAINTENANCE               33    1,069    2,385    1,016      214    11,671    2,184    2,378    3,086   2,937

651500 - Cleaning Supplies                     0        0        0        0        0         0        0        0       33       0
651700 - Contract Cleaning                   475      745      760      460      960     1,235      640      490    1,020     855
656002 - Floor Covering Repair               140    1,855       80      845      720     1,845      830      765    1,926   1,225
656003 - Contract Painting - Interior        730      585    1,380    3,605    1,570     6,920    1,165    1,225    2,525   2,270
656101 - Drapery/Miniblinds Repairs            0        0        0        0        0         0        0       67        0      31
656102 - Painting Supplies                     0        0       43        0      264       948      396      296      233     361
                                           -----    -----    -----    -----    ------   ------    -----   ------    -----   -----
    TOTAL TURNOVER EXPENSE                 1,345    3,185    2,263    4,910    3,514    10,948    3,031    2,843    5,737   4,742

621008 - Newspaper Adv. - Personnel            0       25        0        0        0         0        0      130      155       0
629001 - Dues and Subscriptions                0        0       90        0        0         0        0        0        0       0
631100 - Office Supplies                     600      615       90      530      483       845      460      433      543     808
631102 - Bank Charges                          0        0       25       20        0         1        0        0        8       0
631104 - Credit Collection & Eviction      1,612      197    1,630    1,030    1,048     1,524      809    1,216    1,046       0
631105 - Uniforms                            150       61      172      100       76        69       64       46       64      87
631106 - Express Mail, Stamps                  0        0        0        0        0         0        0        0       37      44
631108 - Credit Card Service Fees             96       82      115      131      174      (120)     161      263      289     207
634000 - Legal Fees                          605       47        5      220      105       155        0      176      190   1,500
636000 - Telephone/Answering Service         471      544      936      251      845     1,332    1,095      602    1,316     958
639003 - Computer Lease                        0        0        0        0        0         0        0      (54)       0       0
639004 - Computer Maint & Supplies           850       97        0        0        0       944        0      229      134       0
639005 - Furniture Exp (Office/Club)           0        0        0        0        0         0        0        0      175      25
639006 - Parking Expense                       0        0        0        0        0         0        0        0        0       0
639007 - Training & Travel                     0       71       14       70        0       330      140       28      497     383
639099 - Miscellaneous Administrative          0        0        0        2        0         0        0        0        0      31
655100 - Resident Stmt Processing Fee        134       53       89      206        0        72       12        0        0      38
                                           -----    -----    -----    -----    ------   ------    -----   ------    -----   -----
   TOTAL ADMINISTRATIVE EXPENSES           4,518    1,793    3,165    2,559    2,731     5,152    2,741    3,069    4,453   4,082

611100 - Other Advertising                   100     (200)       0        0        0         0        0        0        0       0
611200 - Web Advertising                       0      300      100      100       75       350      175        0      175     175
621001 - Newspaper Advertising                 0        0      122        0      627       350      500       71      196       0
621002 - Outdoor Advertising                   0     (161)       0        0        0         0        0        0        0       0
621003 - Periodicals                           0    2,179    1,489       27    1,089     2,738    1,089    1,089    1,089   1,287

                                          DEC 02   JAN 03   FEB 03
                                         -------- -------- --------
654105 - Plumbing Fixtures/Repairs            0        0        0
654199 - Other Maintenance Materials        107       54      192
654201 - Roof Repairs                         0      340        0
654205 - Interior Building Improvements       0       15      235
654206 - Exterior Building Improvements       0       56        0
654207 - Paving/Concrete/Striping             0        0        0
654209 - Sewer Repairs                    1,200        0        0
654601 - HVAC Parts & Supplies                0        0       84
654700 - Pool Expense                         0      415        0
654800 - Snow Removal                         0        0      184
655200 - R & M Rebate - MRO                 (46)       0      (34)
655201 - R & M Rebate - Other               (70)      (3)     (56)
656300 - Misc.                                0        0       70
657000 - Equipment/Vehicle Expense            0        0        0
659001 - Fire Protection Equip Maint          0       14        0
                                          -----    -----    -----
    TOTAL REPAIRS & MAINTENANCE           1,280    1,662    2,256

651500 - Cleaning Supplies                    9        0       21
651700 - Contract Cleaning                  250      975      735
656002 - Floor Covering Repair              430    1,245    1,445
656003 - Contract Painting - Interior       685    3,875    1,100
656101 - Drapery/Miniblinds Repairs           0      105      139
656102 - Painting Supplies                  192      581      403
                                          -----    -----    -----
    TOTAL TURNOVER EXPENSE                1,566    6,782    3,843

621008 - Newspaper Adv. - Personnel           0        0      115
629001 - Dues and Subscriptions               0        0        0
631100 - Office Supplies                     96      534      849
631102 - Bank Charges                         0        0        0
631104 - Credit Collection & Eviction         0        0        0
631105 - Uniforms                            22       66       26
631106 - Express Mail, Stamps                 7        0        0
631108 - Credit Card Service Fees           102       70      102
634000 - Legal Fees                          13      223        5
636000 - Telephone/Answering Service        287      960    1,052
639003 - Computer Lease                       0        0        0
639004 - Computer Maint & Supplies           60        0        0
639005 - Furniture Exp (Office/Club)          0      401        0
639006 - Parking Expense                      1        0        0
639007 - Training & Travel                   26        0        0
639099 - Miscellaneous Administrative       (29)      25       13
655100 - Resident Stmt Processing Fee         0        0        0
                                          -----    -----    -----
   TOTAL ADMINISTRATIVE EXPENSES            584    2,279    2,162

611100 - Other Advertising                    0        0        0
611200 - Web Advertising                      0      175      175
621001 - Newspaper Advertising            1,139        0       14
621002 - Outdoor Advertising                  0        0        0
621003 - Periodicals                          0    2,223      546

 1213OTD                AIMCO 13 MONTH OPERATING TREND - DETAIL

 006713                         006713 - Lakeside (NC)
                      For the Period Ended February 2003 (1213OTD)
                           Run Date: 3/14/03 12:20 PM

APPLICATION: PROPMGMT                                          USER ID: CODONNEL

                                          FEB 02   MAR 02   APR 02   MAY 02    JUN 02   JLY 02   AUG 02   SEP 02   OCT 02   NOV 02
                                         -------- -------- -------- -------- --------- -------- -------- -------- -------- --------
621006 - Special Promotions                    0      (92)       0        0         0        0        0        0       40        0
621007 - Brochures                             0        0        0        0         0        0    1,213        0        0        0
621011 - Flags/Banners                         0      392       40      277       762      150      729        0        0        0
621013 - Leasing Promotions                    0       92      169       32       370        0        0        0        0        0
621014 - Newsletters                           0      292        0        0         0        0        0        0        0        0
621015 - Resident Relations                    0        0        0      215         0        0        0       64       89        0
621099 - Advertising - Other                 100     (292)       0        0         0        0        0        0        0        0
625000 - Signage                               0        0        0      105         0       40        0        0      600       85
626001 - Furniture - Models                    0      200      200      200       200      400      200       25      175      175
                                         -------  -------   ------   ------   -------   ------   ------   ------   ------   ------
   TOTAL MARKETING Expense                   200    2,711    2,121      956     3,123    4,027    3,907    1,250    2,364    1,722

621000 - Leasing Payroll                       0        0        0        0         0        0        0      936      720        0
627200 - Miscellaneous Incentives              0        0        0        0         0        0        0        0        0        0
627300 - Leasing Commissions               1,709    1,499    1,100      946     1,126    1,390      693      858        0      364
627400 - Turnover Reduction Incentive          0        0        0    4,104         0        0        0        0        0      568
631000 - Salaries - Administrative         5,345    2,386    2,409    2,445     2,445    2,445    2,445    4,520    2,988    1,484
633000 - Salaries - Manager                4,299    2,866    2,891    2,938     2,938    2,938    2,938    3,084    1,615    2,853
654000 - Salaries - Maintenance            7,680    5,246    5,142    4,900     4,856    4,856    4,856    7,284    4,856    4,792
659800 - Payroll Adjustment               (8,439)   1,686    1,686    1,686     1,686    1,686    1,686   (8,439)   1,686    1,686
659900 - Repairs Payroll Capitalized      (1,328) (11,972)  (3,243)   6,060   (16,869)  (4,456)  (1,709)  (3,568)  (3,296)  (2,498)
671100 - Payroll Taxes                     1,835    1,256      996    1,298       900      912      858    1,357      820      833
672200 - Workers Compensation                906      659      589      913       672      686      649      907      550      513
672300 - Health Ins. & Other Benefits      1,900    1,366    1,402    1,255       661    1,122    1,122    1,840    1,512      852
831001 - Ranking Bonus                         0    1,966        0      540         0        0        0        0        0        0
                                         -------  -------   ------   ------   -------   ------   ------   ------   ------   ------
   TOTAL PAYROLL Expense                  13,907    6,957   12,973   27,085    (1,586)  11,578   13,537    8,778   11,451   11,447
                                         -------  -------   ------   ------   -------   ------   ------   ------   ------   ------
   TOTAL CONTROLLABLE OPERATING Expenses  28,131   24,156   33,683   45,172    17,113   57,752   38,371   25,160   42,551   35,651

                                         -------  -------   ------   ------   -------   ------   ------   ------   ------   ------
        CONTROLLABLE NOI                  85,139   86,828   75,067   60,048    84,633   54,521   70,618   80,593   64,290   66,249

NON-CONTROLLABLE OPERATING EXPENSES

635000 - Audit Fees                            0      579        0        0         0        0        0        0        0        0
                                         -------  -------   ------   ------   -------   ------   ------   ------   ------   ------
TOTAL ACCOUNTING, AUDIT & Tax                  0      579        0        0         0        0        0        0        0        0

632000 - Management Fees                   5,808    6,546    5,857    5,474     5,254    5,544    5,351    5,468    5,794    4,997
632100 - Management Fees - Other               0        0        0        0         0        0        0        0        0        0
                                         -------  -------   ------   ------   -------   ------   ------   ------   ------   ------
TOTAL MANAGEMENT & ACCOUNTING Fee          5,808    6,546    5,857    5,474     5,254    5,544    5,351    5,468    5,794    4,997

549002 - Other Interest Income              (203)       0      (66)     (38)      (45)     (46)     (57)     (53)     (55)     (53)
                                         -------  -------   ------   ------   -------   ------   ------   ------   ------   ------
TOTAL INTEREST Income                       (203)       0      (66)     (38)      (45)     (46)     (57)     (53)     (55)     (53)

639002 - Ad Valorem Tax Service                0      160        0        0         0        0        0      175        0        0
671001 - Real Estate Taxes                 7,468    7,252    7,396    7,396     7,396    7,396    7,396    7,396    7,396    7,396
671002 - Personal Property Tax                 0        0        0        0         0        0        0        0        0      367
671900 - Business Licenses and Permits       240        0        0        0         0        0        0        0        0        0
671902 - Sales and Use Tax                     0        0       52        0         0       58        0        0       29        0

                                          DEC 02   JAN 03   FEB 03
                                         -------- -------- --------
621006 - Special Promotions                    0        0        0
621007 - Brochures                             0        0        0
621011 - Flags/Banners                         0        0        0
621013 - Leasing Promotions                    0        0        0
621014 - Newsletters                           0        0        0
621015 - Resident Relations                    0        0        0
621099 - Advertising - Other                   0        0        0
625000 - Signage                               0        0        0
626001 - Furniture - Models                    0        0        0
                                          ------   ------   ------
   TOTAL MARKETING Expense                 1,139    2,398      735

621000 - Leasing Payroll                       0        0        0
627200 - Miscellaneous Incentives          1,000        0        0
627300 - Leasing Commissions                 294      415        0
627400 - Turnover Reduction Incentive          0        0      407
631000 - Salaries - Administrative         4,292    2,565    2,445
633000 - Salaries - Manager                3,142    5,561    3,308
654000 - Salaries - Maintenance            4,775    6,830    4,691
659800 - Payroll Adjustment                1,706   (7,018)   1,404
659900 - Repairs Payroll Capitalized        (700)  (3,115)  (2,613)
671100 - Payroll Taxes                     1,099    1,583    1,177
672200 - Workers Compensation                680      510      267
672300 - Health Ins. & Other Benefits        555      725    1,294
831001 - Ranking Bonus                         0        0        0
                                          ------   ------   ------
   TOTAL PAYROLL Expense                  16,842    8,057   12,379
                                          ------   ------   ------
   TOTAL CONTROLLABLE OPERATING Expenses  26,889   28,639   34,909

                                          ------   ------   ------
        CONTROLLABLE NOI                  72,965   73,682   54,897

NON-CONTROLLABLE OPERATING EXPENSES

635000 - Audit Fees                            0        0        0
                                          ------   ------   ------
TOTAL ACCOUNTING, AUDIT & Tax                  0        0        0

632000 - Management Fees                   5,966    4,697    4,592
632100 - Management Fees - Other               0   (1,107)       0
                                          ------   ------   ------
TOTAL MANAGEMENT & ACCOUNTING Fee          5,966    3,590    4,592

549002 - Other Interest Income               (66)     (70)       0
                                          ------   ------   ------
TOTAL INTEREST INCOME                        (66)     (70)       0

639002 - Ad Valorem Tax Service                0        0        0
671001 - Real Estate Taxes                 4,811    7,396    7,396
671002 - Personal Property Tax                 0        0        0
671900 - Business Licenses and Permits         0        0        0
671902 - Sales and Use Tax                     0        2        0

1213OTD                              AIMCO 13 MONTH OPERATING TREND - DETAIL
006713                                    006713 - Lakeside (NC)
                                 For the Period Ended February 2003 (1213OTD)
                                        Run Date: 3/14/03 12:20 PM                  USER ID: CODONNEL
APPLICATION: PROPMGMT

                                       FEB 02  MAR 02  APR 02  MAY 02  JUN 02   JLY 02  AUG 02   SEP 02   OCT 02  NOV 02
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL TAXES                           7,708   7,412   7,448   7,396   7,396    7,454   7,396    7,571    7,425   7,763
672000 - Hazard Insurance               3,576   2,242   2,242   2,242   2,242    2,341   2,341    2,341    2,473   2,385
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL INSURANCE                       3,576   2,242   2,242   2,242   2,242    2,341   2,341    2,341    2,473   2,385
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL TAXES & INSURANCE              11,284   9,654   9,690   9,637   9,637    9,794   9,736    9,911    9,898  10,148
654215 - Insurance Damage Expense           0       0       0   2,115       0    6,015   2,650        0        0       0
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL INSURANCE DAMAGES                   0       0       0   2,115       0    6,015   2,650        0        0       0
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL NONCONTROLLABLE OPERATING
    EXPENSES                           16,888  16,778  15,481  17,189  14,846   21,307  17,679   15,326   15,636  15,092
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL OPERATING EXPENSES             45,019  40,935  49,164  62,361  31,959   79,059  56,050   40,487   58,187  50,743
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
         NET OPERATING INCOME          68,251  70,050  59,587  42,860  69,787   33,213  52,939   65,267   48,654  51,157
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------

       NON-OPERATING EXPENSES

682001 - Interest 1st Mortgage         25,044  25,044  25,044  25,044  25,044   25,044  25,044   25,044   25,044  25,044
916003 - Amort - Loan Fee               1,314   1,314   1,314   1,314   1,314    1,314   1,314    1,314    1,314   1,314
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL INTEREST EXPENSE               26,358  26,358  26,358  26,358  26,358   26,358  26,358   26,358   26,358  26,358
662000 - Deprec. - Buildings            2,488   2,515   2,530   2,537   2,546    2,584   2,549    2,590    2,576   2,598
666000 - Deprec. - Furnishings         23,009  23,045  23,372  23,477  23,527   22,885  22,953   23,015   23,150  23,304
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL DEPRECIATION EXPENSE           25,497  25,559  25,902  26,014  26,073   25,469  25,502   25,605   25,725  25,901
931000 - Office Payroll                     0       0       0       0       0        0       0        0        0  (3,230)
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL PARTNERSHIP EXPENSE                 0       0       0       0       0        0       0        0        0  (3,230)
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  TOTAL NON-OPERATING EXPENSES         51,855  51,917  52,260  52,372  52,431   51,827  51,860   51,963   52,084  49,029
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
           NET INCOME(LOSS)            16,396  18,132   7,326  (9,512) 17,356  (18,613)  1,079   13,304   (3,429)  2,128
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------

           CHANGE IN ASSETS

113000 - Tenant/Member Accts. Rec.     14,010   2,191  (2,279) (3,310)  6,134   (9,466) (2,209)   5,966  (8,820)  16,033
114089 - Allowance for Bad Debt        (7,300)  1,601  (2,062)  3,330  (2,081)     941   2,961   (3,757)  3,188   (3,610)
                                       ------  ------  ------  ------  ------   ------  ------   ------   ------  ------
  CHANGE IN TENANTS' RENT RECEIVABLES   6,710   3,792  (4,340)     19   4,053   (8,525)    752    2,209   (5,633) 12,423
113600 - Credit Card Receivable         1,160  (1,130)   (938)    938     580     (640)    976   (1,425)   1,098  (1,119)
114000 - Accounts Receivable (Other)      126       0       0       0       0        0       0   (1,769)   1,624     145
114001 - Ancillary Services A/R             0       0    (821)      0       0        0       0        0        0       0
114004 - A/R AIMCO                          0       0       0       0       0        0       0        0        0       0
114011 - AR - Rebates                       0       0       0       0       0        0       0     (786)     432       0
116000 - Accrued Receivables                0       0     821       0       0        0       0        0        0       0

                                        DEC 02   JAN 03   FEB 03
                                        ------   ------  -------
  TOTAL TAXES                            4,811    7,398    7,396
672000 - Hazard INSURANCE                2,385    2,385    2,385
                                        ------   ------  -------
  TOTAL INSURANCE                        2,385    2,385    2,385
                                        ------   ------  -------
  TOTAL TAXES & INSURANCE                7,195    9,782    9,781
654215 - Insurance Damage Expense            0        0        0
                                        ------   ------  -------
  TOTAL INSURANCE DAMAGES                    0        0        0
                                        ------   ------  -------
  TOTAL NONCONTROLLABLE OPERATING
    EXPENSES                            13,095   13,302   14,372
                                        ------   ------  -------
  TOTAL OPERATING EXPENSES              39,984   41,941   49,282
                                        ------   ------  -------
         NET OPERATING INCOME           59,870   60,379   40,525
                                        ------   ------  -------

       NON-OPERATING EXPENSES

682001 - Interest 1st Mortgage          25,044   25,044   25,044
916003 - Amort - Loan Fee                    0    1,314    1,314
                                        ------   ------  -------
  TOTAL INTEREST EXPENSE                25,044   26,358   26,358
662000 - Deprec. - Buildings             2,601    2,631    2,683
666000 - Deprec. - Furnishings          23,328   23,332   23,455
                                        ------   ------  -------
  TOTAL DEPRECIATION EXPENSE            25,929   25,963   26,138
931000 - Office Payroll                      0        0        0
                                        ------   ------  -------
  TOTAL PARTNERSHIP EXPENSE                  0        0        0
                                        ------   ------  -------
  TOTAL NON-OPERATING EXPENSES          50,973   52,321   52,496
                                        ------   ------  -------
           NET INCOME(LOSS)              8,897    8,058  (11,971)
                                        ------   ------  -------

           CHANGE IN ASSETS

113000 - Tenant/Member Accts. Rec.      (3,481) (10,353)  (8,131)
114089 - Allowance for Bad Debt            (53)       0    8,427
                                        ------   ------  -------
  CHANGE IN TENANTS' RENT RECEIVABLES   (3,533) (10,353)     296
113600 - Credit Card Receivable            (39)   1,026    2,092
114000 - Accounts Receivable (Other)         0        0        0
114001 - Ancillary Services A/R         (1,898)       0        0
114004 - A/R AIMCO                         (30)      30        0
114011 - AR - Rebates                      (74)      74        0
116000 - Accrued Receivables                 0        0        0

1213OTD                              AIMCO 13 MONTH OPERATING TREND - DETAIL
006713                                    006713 - Lakeside (NC)
                                 For the Period Ended February 2003 (1213OTD)
                                        Run Date: 3/14/03 12:20 PM                  USER ID: CODONNEL
APPLICATION: PROPMGMT

                                          FEB 02   MAR 02   APR 02    MAY 02  JUN 02    JLY 02   AUG 02    SEP 02   OCT 02  NOV 02
                                          ------   ------   ------    ------  -------   ------   ------    ------   ------  ------
   CHANGE IN OTHER RECEIVABLES             1,286   (1,130)    (938)      938      580     (640)     976    (3,980)   3,154    (974)
119100 - Cash - Tenant Security Deposit     (478)    (988)    (299)   (3,680)  (2,791)  (4,797)    (125)   (2,649)  (1,578)  1,864
                                          ------   ------   ------    ------   ------   ------   ------    ------   ------  ------
   CHANGE IN TENANTS' SECURITY DEPOSITS     (478)    (988)    (299)   (3,680)  (2,791)  (4,797)    (125)   (2,649)  (1,578)  1,864
124000 - Prepaid Prop. & Liab. Insurance   3,576  (17,961)   2,242     2,242    2,242    1,153    2,341     2,341    1,901   2,385
                                          ------   ------   ------    ------   ------   ------   ------    ------   ------  ------
   CHANGE IN PREPAID EXPENSES              3,576  (17,961)   2,242     2,242    2,242    1,153    2,341     2,341    1,901   2,385
131020 - Self Escrow - Tax                (6,806)  (6,603)  (6,669)   (6,641)  (6,648)     (46)  (6,660)   (6,655)  (6,658) (6,656)
                                          ------   ------   ------    ------   ------   ------   ------    ------   ------  ------
   CHANGE IN SELF ESCROWS                 (6,806)  (6,603)  (6,669)   (6,641)  (6,648)     (46)  (6,660)   (6,655)  (6,658) (6,656)
132001 - Replacement Reserve Dep.         (4,950)  (4,950)  (4,950)   (4,950)  (4,950)  (4,950)  (4,950)   (4,950)  (4,950) (4,950)
132010 - Replacement Reserve W/D               0        0        0         0        0        0   30,402         0        0       0
                                          ------   ------   ------    ------   ------   ------   ------    ------   ------  ------
   CHANGE IN RESERVE FOR REPLACEMENTS     (4,950)  (4,950)  (4,950)   (4,950)  (4,950)  (4,950)  25,452    (4,950)  (4,950) (4,950)
142410 - Cabinets/Countertops                  0        0        0         0        0        0        0         0        0       0
143001 - HVAC Condensing Units                 0        0        0         0        0     (869)     869         0        0       0
143002 - Major Sewer Replacement          (2,255)   2,255   (1,485)      553      932        0   (4,443)    4,443        0       0
                                          ------   ------   ------    ------   ------   ------   ------    ------   ------  ------
   CHANGE IN BUILDING FURNITURE &
     FIXTURES                             (2,255)   2,255   (1,485)      553      932     (869)  (3,574)    4,443        0       0
141002 - Parking Area                          0        0        0         0        0        0        0         0        0       0
142413 - Roof Replacement                      0        0        0      (270)       0        0        0         0   (2,025)      0
143004 - Water Heaters                         0     (383)    (220)        0        0     (361)       0      (147)       0       0
143005 - Plumbing Fixtures                     0   (2,255)       0    (1,485)    (932)       0        0    (4,443)       0       0
144100 - Office Computers                   (260)  (1,220)       0    (4,145)     (48)    (106)    (974)        0        0       0
145499 - Air Conditioning                      0        0        0         0        0        0   (2,805)        0        0       0
145699 - Cabinets                              0        0        0         0        0        0        0         0        0       0
146001 - Drapes/Miniblinds                     0      (47)    (284)        0        0        0        0         0        0       0
146299 - Countertops                           0        0        0      (200)       0        0        0         0        0       0
146501 - Dishwasher                            0        0        0         0        0        0        0         0     (202)      0
146601 - Carpet                           (2,818)       0   (2,033)   (2,594)  (4,772)  (1,631)    (785)   (2,362)  (1,584)      0
146602 - Tile                                  0        0        0      (106)       0   (1,500)       0         0        0       0
146603 - Vinyl                              (240)    (377)       0    (1,098)    (237)    (575)    (166)     (151)    (765)      0
147530 - Window Replacement                    0        0     (916)        0        0        0        0         0        0       0
147999 - Painting - Building Interior          0        0   (1,100)        0        0        0        0         0        0       0
148799 - Resurfacing                           0        0     (225)      225        0        0        0         0        0       0
149000 - Miscellaneous Fixed Assets            0        0        0         0        0        0     (516)        0        0       0
149299 - Structural                         (529)    (333)       0      (250)       0        0        0         0        0       0
149525 - Capitalized GP Supervision Fees    (612)    (207)    (207)     (207)    (207)    (207)    (207)        0     (207)   (415)
149599 - Wall Coverings                     (800)       0     (150)   (1,650)    (950)       0        0         0        0       0
149700 - Cap X Rebate - MRO                    3        0        0         0        0       48        3       122       (3)      9
149701 - Cap X Rebate - Other                  0        0        0         0        0        0        0        65        0       1
149901 - Cap X Cap Payroll                (1,328) (11,972)  (3,243)    6,060  (16,869)  (4,456)  (1,709)   (3,568)  (3,296) (2,498)
                                          ------  -------   ------    ------  -------   ------   ------    ------   ------  ------
  CHANGE IN CAPITAL REPLACEMENTS          (6,585) (16,794)  (8,379)   (5,720) (24,015)  (8,787)  (7,161)  (10,484)  (8,083) (2,903)
158399 - Initial - Pool                        0        0        0         0        0        0        0         0        0       0
                                          ------  -------   ------    ------  -------   ------   ------    ------   ------  ------
   CHANGE IN INITIAL PROPERTY &
     EQUIPMENT                                 0        0        0         0        0        0        0         0        0       0
169901 - Enhance - Water Submetering      (1,383)  (1,383)  (1,383)   (1,383)  (1,383)  (1,383)       0    (1,383)  (2,765) (1,383)

                                           DEC 02   JAN 03   FEB 03
                                           ------   ------   ------
   CHANGE IN OTHER RECEIVABLES             (2,042)   1,131    2,092
119100 - Cash - Tenant Security Deposit       639    1,274     (271)
                                           ------   ------   ------
   CHANGE IN TENANTS' SECURITY DEPOSITS       639    1,274     (271)
124000 - Prepaid Prop. & Liab. Insurance    2,385    2,385   (6,034)
                                           ------   ------   ------
   CHANGE IN PREPAID EXPENSES               2,385    2,385   (6,034)
131020 - Self Escrow - Tax                 79,495   (6,672)  (6,603)
                                           ------   ------   ------
   CHANGE IN SELF ESCROWS                  79,495   (6,672)  (6,603)
132001 - Replacement Reserve Dep.          (4,950)  (4,950)  (4,950)
132010 - Replacement Reserve W/D                0        0   27,052
                                           ------   ------   ------
   CHANGE IN RESERVE FOR REPLACEMENTS      (4,950)  (4,950)  22,102
142410 - Cabinets/Countertops                   0     (225)     225
143001 - HVAC Condensing Units                  0        0        0
143002 - Major Sewer Replacement                0        0        0
                                           ------   ------   ------
   CHANGE IN BUILDING FURNITURE &
     FIXTURES                                   0     (225)     225
141002 - Parking Area                           0   (1,695)       0
142413 - Roof Replacement                       0        0        0
143004 - Water Heaters                          0     (150)     144
143005 - Plumbing Fixtures                 (3,447)  (5,887)    (750)
144100 - Office Computers                       0        0        0
145499 - Air Conditioning                       0        0        0
145699 - Cabinets                               0        0     (225)
146001 - Drapes/Miniblinds                      0        0        0
146299 - Countertops                            0        0        0
146501 - Dishwasher                             0        0        0
146601 - Carpet                                 0        0   (6,736)
146602 - Tile                                   0        0        0
146603 - Vinyl                                  0        0   (1,302)
147530 - Window Replacement                     0     (285)       0
147999 - Painting - Building Interior           0        0        0
148799 - Resurfacing                            0        0        0
149000 - Miscellaneous Fixed Assets             0        0        0
149299 - Structural                             0        0        0
149525 - Capitalized GP Supervision Fees     (207)       0     (207)
149599 - Wall Coverings                         0        0        0
149700 - Cap X Rebate - MRO                     5        0        4
149701 - Cap X Rebate - Other                   8       27        6
149901 - Cap X Cap Payroll                   (700)  (3,115)  (2,613)
                                           ------   ------   ------
  CHANGE IN CAPITAL REPLACEMENTS           (4,342) (11,105) (11,679)
158399 - Initial - Pool                         0        0  (1,700)
                                           ------   ------   ------
   CHANGE IN INITIAL PROPERTY &
     EQUIPMENT                                  0        0   (1,700)
169901 - Enhance - Water Submetering            0   (1,383)  (2,765)

1213OTD                              AIMCO 13 MONTH OPERATING TREND - DETAIL
006713                                    006713 - Lakeside (NC)
                                 For the Period Ended February 2003 (1213OTD)
                                        Run Date: 3/14/03 12:20 PM                  USER ID: CODONNEL
APPLICATION: PROPMGMT

                                            FEB 02     MAR 02  APR 02   MAY 02  JUN 02   JLY 02  AUG 02    SEP 02   OCT 02   NOV 02
                                          ----------  -------  ------   ------  ------   ------  -------   ------   ------   ------
  CHANGE IN ENHANCED PROPERTY & EQUIPMENT     (1,383)  (1,383) (1,383)  (1,383) (1,383)  (1,383)       0   (1,383)  (2,765)  (1,383)
149803- Acc. Depr - Bldg                   3,257,041    2,515   2,530    2,537   2,546    2,584    2,549    2,590    2,576    2,598
149809 - Acc. Depr - Furn. Fixtures           23,009   23,045  23,372   23,477  23,527   22,885   22,953   23,015   23,150   23,304
419000 - Reserve for Dprn - Misc          (3,254,553)       0       0        0       0        0        0        0        0        0
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
  CHANGE IN ACCUMULATED DEPRECIATION          25,497   25,559  25,902   26,014  26,073   25,469   25,502   25,605   25,725   25,901
192102 - Amortization                          1,314    1,314   1,314    1,314   1,314    1,314    1,314    1,314    1,314    1,314
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
  CHANGE IN OTHER ASSETS                       1,314    1,314   1,314    1,314   1,314    1,314    1,314    1,314    1,314    1,314
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
    CHANGE IN TOTAL ASSETS                    15,927  (16,888)  1,016    8,707  (4,593)  (2,062)  38,817    5,810    2,427   27,022
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------

       CHANGE IN LIABILITIES

211000 - Accounts Payable                     (2,685)  (1,367)  9,094   (6,486) (1,044)  24,077  (26,449)       0        0        3
211003 - Accounts Payable - Other                  0        0       0    1,500  (1,000)    (500)       0        0        0        0
211100 - Accrued Accounts Payable                  0        0       0        0       0        0    2,085   (2,085)       0        0
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
  CHANGE IN ACCOUNTS PAYABLE                  (2,685)  (1,367)  9,094   (4,986) (2,044)  23,577  (24,364)  (2,085)       0        3
212000 - Accrued Wages and Payroll Taxes      (8,439)   1,686   1,686    1,686   1,686    1,686    1,686   (8,439)   1,686    1,686
215800 - Accrued Payroll                           0        0       0        0       0        0        0        0        0   (3,230)
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
  CHANGE IN PAYROLL ACCRUALS                  (8,439)   1,686   1,686    1,686   1,686    1,686    1,686   (8,439)   1,686   (1,544)
215000 - Accrued Property Taxes                7,468    7,252   7,396    7,396   7,396    7,396    7,396    7,396    7,396    7,396
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
  CHANGE IN ACCRUED EXPENSES                   7,468    7,252   7,396    7,396   7,396    7,396    7,396    7,396    7,396    7,396
219100 - Tenant Sec. Dep. Held in Trust          478      988     299    3,680   2,791    4,797      125    2,649    1,578   (1,864)
219101 - Security Deposit Refund                   0        0       0     (110)    110        0        0        0        0        0
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
  CHANGE IN TENANTS' SECURITY DEPOSITS           478      988     299    3,570   2,901    4,797      125    2,649    1,578   (1,864)
221000 - Prepaid Rent                         (5,499)  (2,772) (2,155)  (1,646)   (115)  (1,432)     447      138   (1,163)   1,056
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
  CHANGE IN DEFERRED RENTAL REVENUE           (5,499)  (2,772) (2,155)  (1,646)   (115)  (1,432)     447      138   (1,163)   1,056
    CHANGE IN TOTAL LIABILITIES               (8,678)   5,787  16,320    6,019   9,824   36,024  (14,711)    (341)   9,496    5,046
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------

      CHANGE IN EQUITY

325001 - Retained Earnings                         0        0       0        0       0        0        0        0        0        0
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
  CHANGE IN CUMULATIVE LOSSES                      0        0       0        0       0        0        0        0        0        0
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
314000 - Investment in Properties            (82,000)       0 (42,000) (12,000) (5,000) (19,000)       0  (50,000) (12,000) (21,000)
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
  CHANGE IN PARTNER EQUITY                   (82,000)       0 (42,000) (12,000) (5,000) (19,000)       0  (50,000) (12,000) (21,000)
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------
    CHANGE IN TOTAL EQUITY                   (82,000)       0 (42,000) (12,000) (5,000) (19,000)       0  (50,000) (12,000) (21,000)
                                          ----------  ------- -------  -------  ------  -------  -------  -------  -------  -------

                                             DEC 02     JAN 03     FEB 03
                                            -------     ------     ------
  CHANGE IN ENHANCED PROPERTY & EQUIPMENT         0     (1,383)    (2,765)
149803- Acc. Depr - Bldg                      2,601      2,631      2,683
149809 - Acc. Depr - Furn. Fixtures          23,328     23,332     23,455
419000 - Reserve for Dprn - Misc                  0          0          0
                                            -------     ------    -------
  CHANGE IN ACCUMULATED DEPRECIATION         25,929     25,963     26,138
192102 - Amortization                             0      1,314      1,314
                                            -------     ------    -------
  CHANGE IN OTHER ASSETS                          0      1,314      1,314
                                            -------     ------    -------
    CHANGE IN TOTAL ASSETS                   93,579     (2,620)    23,114
                                            -------     ------    -------

       CHANGE IN LIABILITIES

211000 - Accounts Payable                        (3)         0     12,196
211003 - Accounts Payable - Other                 0          0          0
211100 - Accrued Accounts Payable                 0          0          0
                                            -------     ------    -------
  CHANGE IN ACCOUNTS PAYABLE                     (3)         0     12,196
212000 - Accrued Wages and Payroll Taxes      1,706     (7,018)     1,404
215800 - Accrued Payroll                          0          0          0
                                            -------     ------    -------
  CHANGE IN PAYROLL ACCRUALS                  1,706     (7,018)     1,404
215000 - Accrued Property Taxes             (81,353)     7,396      7,396
                                            -------     ------    -------
  CHANGE IN ACCRUED EXPENSES                (81,353)     7,396      7,396
219100 - Tenant Sec. Dep. Held in Trust        (639)    (1,274)       271
219101 - Security Deposit Refund                  0          0          0
                                            -------     ------    -------
  CHANGE IN TENANTS' SECURITY DEPOSITS         (639)    (1,274)       271
221000 - Prepaid Rent                          (252)       131      3,328
                                            -------     ------    -------
  CHANGE IN DEFERRED RENTAL REVENUE            (252)       131      3,328
    CHANGE IN TOTAL LIABILITIES             (80,540)      (765)    24,594
                                            -------     ------    -------

      CHANGE IN EQUITY

325001 - Retained Earnings                        0     40,287          0
                                            -------     ------    -------
  CHANGE IN CUMULATIVE LOSSES                     0     40,287          0
                                            -------     ------    -------
314000 - Investment in Properties                 0          0    (56,000)
                                            -------     ------    -------
  CHANGE IN PARTNER EQUITY                        0          0    (56,000)
                                            -------     ------    -------
    CHANGE IN TOTAL EQUITY                        0          0    (56,000)
                                            -------     ------    -------

1213OTD                              AIMCO 13 MONTH OPERATING TREND - DETAIL
006713                                    006713 - Lakeside (NC)
                                 For the Period Ended February 2003 (1213OTD)
                                        Run Date: 3/14/03 12:20 PM                  USER ID: CODONNEL
APPLICATION :PROPMGMT

                                        FEB 02     MAR 02   APR 02   MAY 02  JUN 02   JLY 02   AUG 02   SEP 02  OCT 02      NOV 02
                                       -------    -------  -------  -------  ------  -------  -------  -------  -------    -------
      CHANGE IN TOTAL LIAB & EQUITY    (90,678)     5,787  (25,680) (5,981)   4,824   17,024  (14,711) (50,341)  (2,504)   (15,954)
                                       -------    -------  -------  ------   ------  -------  -------  -------  -------    -------
             NET CASH FLOW             (58,355)     7,031  (17,338) (6,787)  17,587   (3,651)  25,185  (31,227)  (3,506)    13,196
                                       -------    -------  -------  ------   ------  -------  -------  -------  -------    -------
100800 - Operating Cash - Self
  Restricted                            (8,000)    31,000  (43,000)      0        0   39,000        0        0  (39,000)         0
112001 - Cash in Bank - Field              937       (250)  (2,742)  2,404   (1,126)     (31)     (14)    (736)   1,867       (623)
112002 - Cash in Bank - Disbursement   (51,292)   (23,719)  28,404  (9,191)  18,712  (42,620)  25,199  (30,491)  33,627     13,819
                                       -------    -------  -------  ------   ------  -------  -------  -------  -------    -------
       CHANGE IN OPERATING CASH        (58,355)     7,031  (17,338) (6,787)  17,587   (3,651)  25,185  (31,227)  (3,506)    13,196
                                       -------    -------  -------  ------   ------  -------  -------  -------  -------    -------

                                         DEC 02   JAN 03  FEB 03
                                        -------   ------  -------
      CHANGE IN TOTAL LIAB & EQUITY     (80,540)    (765) (31,406)
                                        -------   ------  -------
             NET CASH FLOW               21,936    4,673  (20,263)
                                        -------   ------  -------
100800 - Operating Cash - Self
  Restricted                                  0        0        0
112001 - Cash in Bank - Field               131      401      414
112002 - Cash in Bank - Disbursement     21,805    4,272  (20,678)
                                        -------   ------  -------
       CHANGE IN OPERATING CASH          21,936    4,673  (20,263)
                                        -------   ------  -------

                          AIMCO BALANCE SHEET - DETAIL
                             006713 - Lakeside (NC)
                  As of the Month Ended February 2003 (12BSD)
                             Run Date: 3/14/03 12:20 PM         USERID: CODONNEL

APPLICATION :PROPMGMT

                                                               ENDING BALANCE
ASSETS                                                         --------------
111000 - Petty Cash                                                   300.00
112001 - Cash in Bank - Field                                       6,459.04
112002 - Cash in Bank - Disbursement                               52,458.88
                                                                ------------
   TOTAL CASH & CASH EQUIVALENTS                                   59,217.92

113000 - Tenant/Member Accts. Rec.                                 31,706.10
114089 - Allowance for Bad Debt                                   (10,836.57)
                                                                ------------
   TOTAL TENANTS' RENT RECEIVABLES                                 20,869.53

113600 - Credit Card Receivable                                    (2,579.52)
114001 - Ancillary Services A/R                                     3,557.03
114011 - AR - Rebates                                                 353.86
                                                                ------------
   TOTAL OTHER RECEIVABLES                                          1,331.37

119100 - Cash - Tenant Security Deposit                            33,866.52
                                                                ------------
   TOTAL TENANTS' SECURITY DEPOSITS                                33,866.52

121005 - Prepaid Payroll                                            6,900.00
124000 - Prepaid Prop. & Liab. Insurance                            7,962.60
                                                                ------------
   TOTAL PREPAID EXPENSES                                          14,862.60

131020 - Self Escrow - Tax                                         39,837.99
                                                                ------------
   TOTAL SELF ESCROWS                                              39,837.99

132001 - Replacement Reserve Dep.                                 373,811.64
132010 - Replacement Reserve W/D                                 (360,073.76)
                                                                ------------
   TOTAL RESERVE FOR REPLACEMENTS                                  13,737.88

141000 - Land                                                   1,046,091.46
                                                                ------------
   TOTAL LAND ACQUISITION                                       1,046,091.46

141005 - Pool Decking                                              12,490.00
142400 - Building Improvement                                   4,510,619.00
142403 - Gutters                                                    3,380.00
142415 - Other Building Improvements                               13,350.00
143000 - Building Equipment (Fixed)                                 3,223.52
143001 - HVAC Condensing Units                                      8,543.01
143002 - Major Sewer Replacement                                    1,444.00
144000 - Building Equipment (Portable)                              2,067.00
144001 - Office Equipment                                           4,215.49
145000 - Furniture For Project/Tenant Units                       570,935.25
145002 - Furniture - Model/Club                                    11,952.56
146500 - Appliances                                                11,815.12
147000 - Maintenance Equipment                                         (0.01)
                                                                ------------
   TOTAL BUILDING, FURNITURE & FIXTURE ACQU                     5,154,034.94

141002- Parking Area                                               45,954.89
141003 - Swimming Pool                                              5,539.52

                          AIMCO BALANCE SHEET - DETAIL
                             006713 - Lakeside (NC)
                  As of the Month Ended February 2003 (12BSD)
                           Run Date: 3/14/03 12:20 PM           USERID: CODONNEL

APPLICATION :PROPMGMT

                                                                 Ending Balance
                                                                 --------------
141015 - Perimeter Fencing                                          3,232.00
142401 - Clubhouse Renovations                                        965.64
142408 - Electrical/Breakers                                          688.94
142409 - Lighting                                                   3,816.15
142412 - Signage                                                    3,508.05
142413 - Roof Replacement                                          43,938.00
143004 - Water Heaters                                              6,524.47
143005 - Plumbing Fixtures                                         33,032.13
144100 - Office Computers                                           9,893.04
145199 - Furniture & Fixtures                                         250.45
145499 - Air Conditioning                                          20,369.04
145699 - Cabinets                                                   3,554.89
146001 - Drapes/Miniblinds                                          7,576.47
146299 - Countertops                                                2,184.02
146501 - Dishwasher                                                 9,432.09
146502 - Stoves                                                     3,774.67
146503 - Refrigerators                                             28,823.23
146505 - Microwaves                                                   316.79
146506 - Washers / Dryers                                           1,002.65
146601 - Carpet                                                   284,392.56
146602 - Tile                                                      12,931.88
146603 - Vinyl                                                     64,531.46
146999 - Garbage Disposals                                             75.24
147001 - Maintenance Equipment                                      2,773.63
147530 - Window Replacement                                         1,201.62
147600 - Landscaping                                               28,882.87
147999 - Painting - Building Interior                              10,567.54
148001 - Golf Cart                                                  2,909.70
149000 - Miscellaneous Fixed Assets                                28,042.69
149299 - Structural                                                40,328.01
149525 - Capitalized GP Supervision Fees                           59,839.16
149599 - Wall Coverings                                            11,038.14
149700 - Cap X Rebate - MRO                                          (256.57)
149701 - Cap X Rebate - Other                                        (107.81)
149901 - Cap X Cap Payroll                                         54,879.28
                                                                  ----------
   TOTAL CAPITAL REPLACEMENTS                                     836,406.53

150899 - ICE Cap Payroll                                            7,771.57
155199 - Initial - Furniture and Fixtures                           9,911.00
155499 - Initial - Air Conditioning                                 4,280.87
155999 - Initial - Carpet/Vinyl                                    31,790.94
156199 - Initial - Computers                                          136.24
156299 - Initial - Counter Tops                                     1,474.00
156399 - Initial - Dishwashers                                      2,705.43
156499 - Initial - Drapery-Blinds                                   3,820.43
157599 - Initial - Landscaping                                     50,147.20
158199 - Initial - Parking Lots                                    17,453.00
158299 - Initial - Plumbing                                        46,719.10
158399 - Initial - Pool                                            14,046.12
158499 - Initial - Ranges                                           1,873.80

                          AIMCO BALANCE SHEET - DETAIL
                             006713 - Lakeside (NC)
                  As of the Month Ended February 2003 (12BSD)
                            Run Date: 3/14/03 12:20 PM          USERID: CODONNEL

APPLICATION :PROPMGMT

                                                               ENDING BALANCE
                                                               --------------
158699 - Initial - Refrigerators                                    7,908.67
158899 - Initial - Roofs                                           42,570.00
159299 - Initial - Structural                                       9,324.31
159499 - Initial - Vinyl Flooring                                   6,560.35
159599 - Initial - Wall Covering                                    5,075.35
159799 - Initial - Water Heaters                                    2,749.67
159899 - Initial - Other                                           26,810.36
159900 - Initial - Range Queens                                     5,730.40
                                                               -------------
   TOTAL INITIAL PROPERTY & EQUIPMENT                             298,858.81

166799 - Enhance - Equipment                                          395.81
169901 - Enhance - Water Submetering                               38,847.72
                                                               -------------
   TOTAL ENHANCED PROPERTY & EQUIPMENT                             39,243.53

149802 - Acc. Depr - Land Imp                                         (16.40)
149803 - Acc. Depr - Bldg                                      (3,335,591.44)
149809 - Acc. Depr - Furn. Fixtures                              (895,754.32)
                                                               -------------
   TOTAL ACCUMULATED DEPRECIATION                              (4,231,362.16)

192101 - Loan Cost                                                110,365.53
192102 - Amortization                                             (98,540.66)
                                                               -------------
   TOTAL OTHER ASSETS                                              11,824.87
                                                               -------------
                   TOTAL ASSETS                                 3,338,821.79
                                                               -------------

LIABILITIES

211000 - Accounts Payable                                          11,718.06
                                                               -------------
   TOTAL ACCOUNTS PAYABLE                                          11,718.06

212000 - Accrued Wages and Payroll Taxes                           (5,614.00)
215800 - Accrued Payroll                                            4,770.00
                                                               -------------
   TOTAL PAYROLL ACCRUALS                                            (844.00)

211090 - Partnership A/P                                            7,439.60
215000 - Accrued Property Taxes                                    14,791.72
                                                               -------------
   TOTAL ACCRUED EXPENSES                                          22,231.32

219100 - Tenant Sec. Dep. Held in Trust                            33,866.52
                                                               -------------
   TOTAL TENANTS' SECURITY DEPOSITS                                33,866.52

221000 - Prepaid Rent                                               5,136.73
                                                               -------------
   TOTAL DEFERRED RENTAL REVENUE                                    5,136.73

232001 - Principal 1st Mortgage                                 4,100,000.00
                                                               -------------
   TOTAL MORTGAGE NOTES PAYABLE                                 4,100,000.00

213000 - Accrued Interest Payable                                  25,044.17

                                  Page 3 0f 4

                          AIMCO BALANCE SHEET - DETAIL
                             006713 - Lakeside (NC)
                  As of the Month Ended February 2003 (12BSD)
                            Run Date: 3/14/03 12:20 PM         USERID: CODONNEL
APPLICATION: PROPMGMT

                                                              ENDING BALANCE
                                                              --------------
   TOTAL MORTGAGE INTEREST ACCRUAL                                 25,044.17

   TOTAL LIABILITIES                                            4,197,152.80

EQUITY

325001 - Retained Earnings                                     (2,008,484.44)
                                                               -------------
   TOTAL CUMMULATIVE LOSSES                                    (2,008,484.44)

                                                               -------------
   CURRENT YEAR INCOME (LOSS)                                      (3,913.11)

311000 - Intercompany                                           2,413,567.64
314000 - Investment in Properties                              (1,259,501.10)
                                                               -------------
   TOTAL PARTNER EQUITY                                         1,154,066.54

   TOTAL EQUITY                                                  (858,331.01)
                                                               -------------
                   TOTAL LIABILITIES & EQUITIES                 3,338,821.79
                                                               -------------

LAKESIDE APARTMENTS                                                   ADDENDUM G

                                   ADDENDUM G

                                  DEMOGRAPHICS

POP-FACTS: DEMOGRAPHIC SNAPSHOT
AREA(S): Radius 1.0, Radius 3.0, Radius 5.0

8061 WOODSCAPE DR                                        Latitude: 35.161517
CHARLOTTE, NC 28212-0218                                 Longitude: -80.748858

DESCRIPTION                                                    RADIUS 1.0   RADIUS 3.0     RADIUS 5.0
-----------                                                    ----------   ----------     ----------
POPULATION
 2007 Projection                                                 11,058       87,062        225,164
 2002 Estimate                                                   10,230       79,729        205,890
 2000 Census                                                      9,916       76,909        198,463
 1990 Census                                                      8,481       64,635        164,990

 Growth 2002 - 2007                                                8.10%        9.20%          9.36%
 Growth 2000 - 2002                                                3.16%        3.67%          3.74%
 Growth 1990 - 2000                                               16.92%       18.99%         20.29%

2002 EST. POPULATION BY SINGLE RACE CLASSIFICATION               10,230       79,729        205,890
 White Alone                                                      63.69%       68.11%         68.73%
 Black or African American Alone                                  28.95%       23.07%         22.41%
 American Indian and Alaska Native Alone                           0.38%        0.36%          0.34%
 Asian Alone                                                       3.11%        3.51%          3.15%
 Native Hawaiian and Other Pacific Islander Alone                  0.07%        0.09%          0.06%
 Some Other Race Alone                                             2.04%        3.10%          3.60%
 Two or More Races                                                 1.75%        1.76%          1.71%

2002 EST. POPULATION HISPANIC OR LATINO BY ORIGIN                10,230       79,729        205,890
 Not Hispanic or Latino                                           93.14%       91.82%         91.94%
 Hispanic or Latino:                                               6.86%        8.18%          8.06%
    Mexican                                                       50.21%       50.54%         55.95%
    Puerto Rican                                                   7.47%        9.18%          7.16%
    Cuban                                                          1.34%        2.81%          2.88%
    All Other Hispanic or Latino                                  40.98%       37.47%         34.01%

2002 EST. HISPANIC OR LATINO BY SINGLE RACE CLASS.                  702        6,519         16,585
 White Alone                                                      62.00%       54.12%         48.49%
 Black or African American Alone                                   5.83%        3.89%          2.94%
 American Indian and Alaska Native Alone                           0.71%        0.80%          0.70%
 Asian Alone                                                       0.06%        0.50%          0.36%
 Native Hawaiian and Other Pacific Islander Alone                  0.28%        0.19%          0.11%
 Some Other Race Alone                                            26.59%       34.92%         41.98%
 Two or More Races                                                 4.52%        5.58%          5.42%

2002 EST. POP. ASIAN ALONE RACE BY CATEGORY                         318        2,800          6,484
 Chinese, except Taiwanese                                        17.11%       14.29%         14.56%
 Filipino                                                          6.68%        6.20%          5.60%
 Japanese                                                          2.97%        4.33%          3.87%

[CLARITAS LOGO]     Prepared on: March 31, 2003 12:26:35 PM

                    (C) 2002 Claritas. All rights reserved. The info above is from sources believed reliable. CBRE has not verified it and makes no guarantee, warranty or representation about it. It is your responsibility to verify it. (800) 866-6510

POP-FACTS: DEMOGRAPHIC SNAPSHOT
AREA(S): Radius 1.0, Radius 3.0, Radius 5.0

8061 WOODSCAPE DR                                          Latitude: 35.161517
CHARLOTTE, NC 28212-0218                                   Longitude: -80.748858

DESCRIPTION                           RADIUS 1.0    RADIUS 3.0    RADIUS 5.0
-----------                           ----------    ----------    ----------
 Asian Indian                           30.98%        30.13%        24.04%
 Korean                                 11.01%        10.89%        12.00%
 Vietnamese                             20.16%        19.93%        26.55%
 Cambodian                               0.73%         2.64%         2.83%
 Hmong                                   0.00%         0.04%         0.83%
 Laotian                                 1.05%         3.43%         2.72%
 Thai                                    1.24%         0.96%         0.68%
 Other Asian                             7.62%         5.75%         4.88%
 Two or more Asian categories            0.47%         1.40%         1.44%

2002 EST. POPULATION BY SEX            10,230        79,729       205,890
 Male                                   47.96%        48.21%        48.48%
 Female                                 52.04%        51.79%        51.52%

2002 EST. POPULATION BY AGE            10,230        79,729       205,890
 Age 0 - 4                               7.15%         7.17%         7.05%
 Age 5 - 9                               6.07%         6.47%         6.90%
 Age 10 - 14                             5.61%         6.39%         6.75%
 Age 15 - 19                             4.90%         5.53%         5.76%
 Age 20 - 24                            11.37%         7.57%         7.05%
 Age 25 - 34                            23.77%        19.45%        17.95%
 Age 35 - 44                            14.88%        16.41%        16.64%
 Age 45 - 54                            11.14%        13.23%        13.96%
 Age 55 - 59                             4.22%         4.80%         4.83%
 Age 60 - 64                             2.90%         3.28%         3.24%
 Age 65 - 74                             4.77%         5.07%         4.89%
 Age 75 - 84                             2.58%         3.42%         3.53%
 Age 85 and older                        0.64%         1.22%         1.44%

 Age 16 and older                       80.08%        78.81%        78.03%
 Age 18 and older                       78.34%        76.47%        75.57%
 Age 21 and older                       74.81%        73.30%        72.46%
 Age 65 and older                        7.99%         9.70%         9.86%

2002 EST. MEDIAN AGE                    31.27         33.67         34.18
2002 EST. AVERAGE AGE                   33.50         35.25         35.44

2002 EST. MALE POPULATION BY AGE        4,906        38,436        99,806
 Age 0 - 4                               7.10%         7.44%         7.47%
 Age 5 - 9                               6.97%         6.86%         7.29%

[CLARITAS LOGO]     Prepared on: March 31, 2003 12:26:35 PM

                    (C) 2002 Claritas. All rights reserved. The info above is from sources believed reliable. CBRE has not verified it and makes no guarantee, warranty or representation about it. It is your responsibility to verify it. (800) 866-6510

POP-FACTS: DEMOGRAPHIC SNAPSHOT
AREA(S): Radius 1.0, Radius 3.0, Radius 5.0

8061 WOODSCAPE DR                                          Latitude: 35.161517
CHARLOTTE, NC 28212-0218                                   Longitude: -80.748858

DESCRIPTION                                          RADIUS 1.0   RADIUS 3.0    RADIUS 5.0
 Age 10 - 14                                            6.11%        6.79%         7.12%
 Age 15 - 19                                            5.27%        6.16%         6.25%
 Age 20 - 24                                           11.22%        7.55%         7.13%
 Age 25 - 34                                           24.55%       20.19%        18.62%
 Age 35 - 44                                           14.83%       16.62%        16.90%
 Age 45 - 54                                           10.40%       12.86%        13.59%
 Age 55 - 59                                            4.11%        4.62%         4.78%
 Age 60 - 64                                            2.92%        3.06%         3.10%
 Age 65 - 74                                            4.07%        4.50%         4.35%
 Age 75 - 84                                            2.14%        2.77%         2.71%
 Age 85 and older                                       0.32%        0.58%         0.68%

2002 EST. MEDIAN AGE, MALE                             30.43        32.52         32.91
2002 EST. AVERAGE AGE, MALE                            32.36        33.84         33.91

2002 EST. FEMALE POPULATION BY AGE                     5,323       41,292       106,084
 Age 0 - 4                                              7.20%        6.91%         6.66%
 Age 5 - 9                                              5.24%        6.11%         6.54%
 Age 10 - 14                                            5.15%        6.02%         6.39%
 Age 15 - 19                                            4.57%        4.94%         5.29%
 Age 20 - 24                                           11.50%        7.59%         6.98%
 Age 25 - 34                                           23.06%       18.76%        17.32%
 Age 35 - 44                                           14.93%       16.22%        16.40%
 Age 45 - 54                                           11.82%       13.58%        14.31%
 Age 55 - 59                                            4.33%        4.97%         4.87%
 Age 60 - 64                                            2.88%        3.47%         3.37%
 Age 65 - 74                                            5.41%        5.60%         5.41%
 Age 75 - 84                                            2.98%        4.02%         4.31%
 Age 85 and older                                       0.92%        1.81%         2.15%

2002 EST. MEDIAN AGE, FEMALE                           32.08        34.82         35.50
2002 EST. AVERAGE AGE, FEMALE                          34.54        36.56         36.87

2002 EST. POPULATION AGE 15+ BY MARITAL STATUS         8,303       63,757       163,261
 Male, Never Married                                   16.25%       13.61%        13.66%
 Female, Never Married                                 16.23%       12.33%        12.24%
 Total Married                                         50.79%       58.32%        58.40%
 Male, Previously Married                               5.84%        5.01%         4.89%
 Female, Previously Married                            10.90%       10.73%        10.81%

[CLARITAS LOGO]     Prepared on: March 31, 2003 12:26:35 PM
                    (C) 2002 Claritas. All rights reserved. The info above is from sources believed reliable. CBRE has not verified it and makes no guarantee, warranty or representation about it. It is your responsibility to verify it. (800) 866-6510

POP-FACTS: DEMOGRAPHIC SNAPSHOT
AREA(S): Radius 1.0, Radius 3.0, Radius 5.0

8061 WOODSCAPE DR                                     Latitude: 35.161517
CHARLOTTE, NC 28212-0218                              Longitude: -80.748858

                   DESCRIPTION                      RADIUS 1.0       RADIUS 3.0      RADIUS 5.0
------------------------------------------------    -----------     -----------     -----------
2002 EST. POP. AGE 25+ BY EDUCATIONAL ATTAINMENT    $     6,639     $    53,313     $   136,888
  Less than 9th grade                                      1.68%           2.49%           2.74%
  Some High School, no diploma                             5.27%           6.91%           7.57%
  High School Graduate (or GED)                           19.51%          19.13%          19.53%
  Some College, no degree                                 27.57%          25.17%          24.08%
  Associate Degree                                        10.27%           9.68%           9.21%
  Bachelor Degree                                         26.59%          27.64%          27.60%
  Graduate or Professional Degree                          9.11%           8.97%           9.28%

HOUSEHOLDS
  2007 Projection                                         5,226          36,268          91,583
  2002 Estimate                                           4,836          33,162          83,831
  2000 Census                                             4,689          31,949          80,848
  1990 Census                                             3,780          26,593          67,630

  Growth 2002 - 2007                                       8.07%           9.37%           9.25%
  Growth 2000 - 2002                                       3.15%           3.80%           3.69%
  Growth 1990 - 2000                                      24.05%          20.14%          19.54%

2002 EST. AVERAGE HOUSEHOLD SIZE                           2.11            2.38            2.43

2002 EST. HOUSEHOLDS BY HOUSEHOLD TYPE                    4,836          33,162          83,831
  Family Households                                       50.10%          61.29%          62.17%
  Nonfamily Households                                    49.90%          38.71%          37.83%

2002 EST. GROUP QUARTERS POPULATION                          32             700           2,476

2002 EST. HOUSEHOLDS BY HOUSEHOLD INCOME                  4,836          33,162          83,831
  Income Less than $15,000                                 5.37%           4.07%           5.14%
  Income $15,000 - $24,999                                 6.87%           6.17%           6.64%
  Income $25,000 - $34,999                                12.11%           8.95%           9.11%
  Income $35,000 - $49,999                                16.57%          14.53%          14.10%
  Income $50,000 - $74,999                                29.58%          24.76%          21.75%
  Income $75,000 - $99,999                                14.31%          18.17%          16.06%
  Income $100,000 - $149,999                               9.92%          14.79%          14.87%
  Income $150,000 - $249,999                               4.68%           6.91%           8.53%
  Income $250,000 - $499,999                               0.36%           1.20%           2.50%
  Income $500,000 and over                                 0.23%           0.46%           1.31%

2002 EST. AVERAGE HOUSEHOLD INCOME                  $    66,456     $    81,670        $ 92,831

[CLARITAS LOGO] Prepared on: March 31, 2003 12:26:35 PM

(C) 2002 Claritas. All rights reserved. The info above is from sources believed reliable. CBRE has not verified it and makes no guarantee, warranty or representation about it. It is your responsibility to verify it. (800) 866-6510

POP-FACTS: DEMOGRAPHIC SNAPSHOT
AREA(S): Radius 1.0, Radius 3.0, Radius 5.0

8061 WOODSCAPE DR                                     Latitude: 35.161517
CHARLOTTE, NC 28212-0218                              Longitude: -80.748858

                   DESCRIPTION                        RADIUS 1.0      RADIUS 3.0      RADIUS 5.0
--------------------------------------------------    -----------     -----------     -----------
2002 EST. MEDIAN HOUSEHOLD INCOME                     $    57,669     $    66,442     $    67,249
2002 EST. PER CAPITA INCOME                           $    31,853     $    34,736     $    38,161

2002 EST. HOUSEHOLD TYPE, PRESENCE OF OWN CHILDREN          4,836          33,162          83,831
  Single Male Householder                                   17.04%          12.08%          12.05%
  Single Female Householder                                 21.24%          17.67%          17.24%
  Married-Couple Family, own children                       14.49%          21.49%          22.55%
  Married-Couple Family, no own children                    19.36%          25.24%          25.18%
  Male Householder, own children                             2.10%           1.68%           1.61%
  Male Householder, no own children                          1.55%           2.01%           1.96%
  Female Householder, own children                           9.04%           6.79%           6.99%
  Female Householder, no own children                        3.56%           4.08%           3.89%
  Nonfamily, Male Householder                                6.53%           5.12%           4.98%
  Nonfamily, Female Householder                              5.09%           3.83%           3.56%

2002 EST. HOUSEHOLDS BY HOUSEHOLD SIZE                      4,836          33,162          83,831
  1-person household                                        38.28%          29.75%          29.29%
  2-person household                                        33.05%          34.28%          33.44%
  3-person household                                        14.98%          16.21%          16.06%
  4-person household                                         9.01%          12.25%          12.90%
  5-person household                                         3.13%           4.79%           5.44%
  6-person household                                         1.23%           1.69%           1.78%
  7 or more person household                                 0.32%           1.03%           1.09%

2002 EST. HOUSEHOLDS BY PRESENCE OF CHILDREN                4,836          33,162          83,831
HOUSEHOLDS WITH CHILDREN LESS THAN AGE 18:
  Married-Couple Family                                     15.05%          22.25%          23.30%
  Other Family, Male Householder                             2.35%           2.01%           1.93%
  Other Family, Female Householder                           9.63%           7.56%           7.75%
  Nonfamily, Male Householder                                0.29%           0.28%           0.31%
  Nonfamily, Female Householder                              0.17%           0.09%           0.09%
HOUSEHOLDS WITH NO CHILDREN LESS THAN AGE 18:
  Married-Couple Family                                     18.81%          24.48%          24.43%
  Other Family, Male Householder                             1.29%           1.68%           1.63%
  Other Family, Female Householder                           2.97%           3.31%           3.12%
  Nonfamily, Male Householder                               23.29%          16.92%          16.72%
  Nonfamily, Female Householder                             26.16%          21.41%          20.71%

2002 EST. HOUSEHOLDS BY NUMBER OF VEHICLES                  4,836          33,162          83,831
  No Vehicles                                                4.56%           3.35%           4.83%

[CLARITAS LOGO] Prepared on: March 31, 2003 12:26:35 PM

(C) 2002 Claritas. All rights reserved. The info above is from sources believed reliable. CBRE has not verified it and makes no guarantee, warranty or representation about it. It is your responsibility to verify it. (800) 866-6510

POP-FACTS: DEMOGRAPHIC SNAPSHOT
AREA(S): Radius 1.0, Radius 3.0, Radius 5.0

8061 WOODSCAPE DR                                     Latitude: 35.161517
CHARLOTTE, NC 28212-0218                              Longitude: -80.748858

                   DESCRIPTION                      RADIUS 1.0       RADIUS 3.0       RADIUS 5.0
-----------------------------------------------     -----------      -----------      -----------
  1 Vehicle                                         $     39.11%     $     32.63%     $     32.72%
  2 Vehicles                                              44.92%           48.12%           44.93%
  3 Vehicles                                               9.17%           12.45%           13.30%
  4 Vehicles                                               2.01%            2.98%            3.37%
  5 or more Vehicles                                       0.23%            0.47%            0.85%

FAMILY HOUSEHOLDS
  2007 Projection                                         2,548           21,831           55,909
  2002 Estimate                                           2,423           20,326           52,121
  2000 Census                                             2,377           19,732           50,642
  1990 Census                                             2,202           17,625           44,631

  Growth 2002 - 2007                                       5.17%            7.40%            7.27%
  Growth 2000 - 2002                                       1.93%            3.01%            2.92%
  Growth 1990 - 2000                                       7.94%           11.96%           13.47%

2002 EST. FAMILY HOUSEHOLDS BY HOUSEHOLD INCOME           2,423           20,326           52,121
  Income Less than $15,000                                 3.10%            2.40%            2.92%
  Income $15,000 - $24,999                                 5.32%            3.93%            4.09%
  Income $25,000 - $34,999                                 9.54%            5.62%            5.53%
  Income $35,000 - $49,999                                 9.53%           10.29%           10.43%
  Income $50,000 - $74,999                                30.38%           24.27%           21.05%
  Income $75,000 - $99,999                                18.31%           21.34%           18.79%
  Income $100,000 - $149,999                              14.26%           19.87%           19.66%
  Income $150,000 - $249,999                               8.48%           10.02%           12.13%
  Income $250,000 - $499,999                               0.64%            1.60%            3.50%
  Income $500,000 and over                                 0.44%            0.65%            1.89%

2002 EST. AVERAGE FAMILY HOUSEHOLD INCOME           $    80,858      $    95,495      $   111,339
2002 EST. MEDIAN FAMILY HOUSEHOLD INCOME            $    68,504      $    79,088      $    82,952

2002 EST. FAMILIES BY POVERTY STATUS                      2,423           20,326           52,121
INCOME ABOVE POVERTY LEVEL:

  Married-Couple Family, own children                     29.00%           35.35%           36.67%
  Married-Couple Family, no own children                  37.66%           39.47%           38.77%
  Male Householder, own children                           2.18%            2.48%            2.39%
  Male Householder, no own children                        3.76%            2.74%            2.73%
  Female Householder, own children                        14.13%            9.41%            9.05%
  Female Householder, no own children                      7.88%            6.32%            5.82%
INCOME BELOW POVERTY LEVEL:


[CLARITAS LOGO] Prepared on: March 31, 2003 12:26:35 PM

(C) 2002 Claritas. All rights reserved. The info above is from sources believed reliable. CBRE has not verified it and makes no guarantee, warranty or representation about it. It is your responsibility to verify it. (800) 866-6510

POP-FACTS: DEMOGRAPHIC SNAPSHOT
AREA(S): Radius 1.0, Radius 3.0, Radius 5.0

8061 WOODSCAPE DR                                     Latitude: 35.161517
CHARLOTTE, NC 28212-0218                              Longitude: -80.748858

                   DESCRIPTION                      RADIUS 1.0       RADIUS 3.0       RADIUS 5.0
-----------------------------------------------     -----------      -----------      -----------
  Married-Couple Family, own children                      0.66%           0.92%           0.94%
  Married-Couple Family, no own children                   0.25%           0.50%           0.40%
  Male Householder, own children                           1.28%           0.65%           0.40%
  Male Householder, no own children                        0.04%           0.15%           0.21%
  Female Householder, own children                         3.09%           1.90%           2.36%
  Female Householder, no own children                      0.06%           0.11%           0.26%

2002 EST. FAMILIES BY NUMBER OF WORKERS                   2,423          20,326          52,121
  No Workers                                               4.56%           6.50%           7.05%
  1 Worker                                                25.09%          22.48%          24.92%
  2 Workers                                               60.47%          58.74%          55.60%
  3 or more Workers                                        9.89%          12.28%          12.43%

2002 EST. POPULATION AGE 16+ BY EMPLOYMENT                8,192          62,834         160,664
  In Armed Forces                                          0.04%           0.21%           0.21%
  Civilian - Employed                                     80.50%          76.39%          73.29%
  Civilian - Unemployed                                    2.29%           2.29%           2.26%
  Not in Labor Force                                      17.17%          21.12%          24.24%

2002 EST. EMPLOYED POP. AGE 16+ BY OCCUPATION             6,595          47,996         117,750
  Managerial and Professional Specialty                   31.32%          33.66%          34.62%
  Technical, Sales and Administrative Support             43.61%          41.24%          39.85%
  Service                                                  8.85%           9.16%           9.10%
  Farming, Forestry and Fishing                            1.07%           0.58%           0.72%
  Precision, Production, Craft and Repair                  8.19%           8.10%           8.06%
  Operators, Fabricators and Laborers                      6.97%           7.26%           7.66%

2002 EST. EMPLOYED POP. AGE 16+ BY CLASS OF WORKER        6,595          47,996         117,750
  For-Profit Private Wage or Salary Workers               81.97%          79.82%          79.47%
  Not-For-Profit Private Wage or Salary Workers            4.62%           5.83%           5.70%
  Local Government Workers                                 3.99%           4.35%           4.38%
  State Government Workers                                 2.93%           3.06%           3.20%
  Federal Government Workers                               0.66%           0.99%           1.06%
  Self-Employed Workers                                    5.41%           5.56%           5.85%
  Unpaid Family Workers                                    0.42%           0.39%           0.36%

2002 EST. WORKERS AGE 16+, TRANSPORTATION TO WORK         6,513          47,505         116,396
  Drove Alone                                             83.58%          84.04%          82.99%
  Car Pooled                                              10.07%          10.38%          10.41%
  Public Transportation                                    2.33%           1.70%           2.00%

[CLARITAS LOGO] Prepared on: March 31, 2003 12:26:35 PM

(C) 2002 Claritas. All rights reserved. The info above is from sources believed reliable. CBRE has not verified it and makes no guarantee, warranty or representation about it. It is your responsibility to verify it. (800) 866-6510

POP-FACTS: DEMOGRAPHIC SNAPSHOT
AREA(S): Radius 1.0, Radius 3.0, Radius 5.0

8061 WOODSCAPE DR                                     Latitude: 35.161517
CHARLOTTE, NC 28212-0218                              Longitude: -80.748858

                   DESCRIPTION                       RADIUS 1.0       RADIUS 3.0       RADIUS 5.0
-----------------------------------------------      -----------      -----------      -----------
  Walked                                                    1.63%            1.13%            1.42%
  Motorcycle                                                0.10%            0.06%            0.12%
  Bicycle                                                   0.03%            0.02%            0.08%
  Other Means                                               0.38%            0.42%            0.51%
  Worked at Home                                            1.88%            2.24%            2.49%

2002 EST. WORKERS AGE 16+ BY TRAVEL TIME TO WORK           6,390           46,439          113,503
  Less than 15 Minutes                                     22.60%           20.46%           21.38%
  15 - 29 Minutes                                          41.56%           42.63%           42.75%
  30 - 44 Minutes                                          26.67%           26.82%           25.77%
  45 - 59 Minutes                                           7.29%            7.18%            7.11%
  60 or more Minutes                                        1.88%            2.91%            2.99%

2002 EST. AVERAGE TRAVEL TIME TO WORK IN MINUTES           22.85            23.73            23.47

2002 EST. TENURE OF OCCUPIED HOUSING UNITS                 4,836           33,162           83,831
  Owner Occupied                                           34.97%           57.56%           59.01%
  Renter Occupied                                          65.03%           42.44%           40.99%

2002 EST. OWNER OCCUPIED HOUSING VALUES                    1,521           17,307           44,141
  Value Less than $25,000                                   0.00%            0.14%            0.12%
  Value $25,000 - $49,999                                   0.28%            0.30%            0.37%
  Value $50,000 - $74,999                                   1.41%            1.56%            2.23%
  Value $75,000 - $99,999                                  10.46%            9.67%           10.28%
  Value $100,000 - $149,999                                45.40%           40.39%           33.17%
  Value $150,000 - $199,999                                20.53%           24.17%           19.01%
  Value $200,000 - $299,999                                18.74%           17.59%           17.99%
  Value $300,000 - $399,999                                 2.81%            4.22%            7.24%
  Value $400,000 - $499,999                                 0.25%            1.22%            3.79%
  Value $500,000 or more                                    0.11%            0.74%            5.81%

2002 EST. MEDIAN OWNER OCCUPIED HOUSING VALUE        $   141,606      $   147,454      $   160,106

2002 EST. HOUSING UNITS BY UNITS IN STRUCTURE              5,247           35,138           89,070
  1 Unit Attached                                           6.61%            3.94%            3.50%
  1 Unit Detached                                          36.27%           56.20%           59.03%
  2 Units                                                   1.31%            0.92%            1.70%
  3 to 19 Units                                            37.51%           26.80%           26.14%
  20 to 49 Units                                           14.48%            9.56%            6.82%
  50 or More Units                                          3.27%            1.06%            1.37%

[CLARITAS LOGO] Prepared on: March 31, 2003 12:26:35 PM

(C) 2002 Claritas. All rights reserved. The info above is from sources believed reliable. CBRE has not verified it and makes no guarantee, warranty or representation about it. It is your responsibility to verify it. (800) 866-6510

POP-FACTS: DEMOGRAPHIC SNAPSHOT
AREA(S): Radius 1.0, Radius 3.0, Radius 5.0

8061 WOODSCAPE DR                                     Latitude: 35.161517

CHARLOTTE, NC 28212-0218                              Longitude:-80.748858

              DESCRIPTION                 RADIUS 1.0     RADIUS 3.0     RADIUS 5.0
-------------------------------------     ----------     ----------     -----------
  Mobile Home or Trailer                       0.05%          1.07%          0.97%
  Other                                        0.50%          0.45%          0.49%

2002 EST. HOUSING UNITS BY YEAR BUILT         5,247         35,138         89,070
  Housing Unit Built 1989 to present          24.21%         23.06%         22.44%
  Housing Unit Built 1985 to 1988             21.72%         15.15%         14.37%
  Housing Unit Built 1980 to 1984             16.06%         16.11%         13.56%
  Housing Unit Built 1970 to 1979             24.65%         22.48%         20.06%
  Housing Unit Built 1960 to 1969             10.60%         14.18%         14.69%
  Housing Unit Built 1950 to 1959              2.59%          7.09%          9.43%
  Housing Unit Built 1940 to 1949              0.00%          1.45%          3.59%
  Housing Unit Built 1939 or Earlier           0.18%          0.49%          1.86%

[CLARITAS LOGO] Prepared on: March 31, 2003 12:26:35 PM page 9 of 9

(C) 2002 Claritas. All rights reserved. The info above is from sources believed reliable. CBRE has not verified it and makes no guarantee, warranty or representation about it. It is your responsibility to verify it. (800) 866-6510

LAKESIDE APARTMENTS                                                   ADDENDUM H

                                   ADDENDUM H

                           FLOOD PLAIN CERTIFICATION

[INTERFLOOD LOGO] BY A LA MODE, INC.                    PREPARED FOR:
    Powered by FLOODSOURCE                              CB Richard Ellis, Inc.
www.interflood.com - 800-252-6633                       8061 woodscape drive
                                                        Charlotte, NC 28212-0218

                               [FLOOD HAZARDS MAP]

LAKESIDE APARTMENTS                                                   ADDENDUM I

                                   ADDENDUM J

                                ENGAGEMENT LETTER

VALUATION & ADVISORY SERVICES

Licensed Real Estate Broker                         [CB RICHARD ELLIS LOGO]

                       VIA FACSIMILE 215.328.3073   CB Richard Ellis, Inc.
                                                    201 South Orange Avenue
March 25, 2003                                      Suite 1500
                                                    Orlando, FL 32801-3494
                                                    407 839 3162 Tel
                                                    407 839 3132 Fax
                                                    shines@cbre.com
Calvin Zeringue
 Chief FNMA Underwriter                             SAM HINES, MAI, SGA, CRE
GMAC COMMERCIAL MORTGAGE CORPORATION                Senior Managing Director
200 Witmer Road                                     St. Cert. Gen. REA RZ0000126
Horsham, Pennsylvania 19044                         #03-341AT-9198-000
                                                    (See list)
RE:    Appraisal Agreement
       11 Apartment Complexes
       Located in Alabama, Kentucky, North Carolina,
       Louisiana, Indiana, Texas, Pennsylvania, and Ohio

Dear Mr. Zeringue:

We are pleased to submit this proposal and our Terms and Conditions for the appraisal of the referenced apartment complexes subject to Fannie Mae requirements and guidelines.

                             PROPOSAL SPECIFICATIONS

PURPOSE:              To estimate the market value

RIGHTS APPRAISED:     Fee simple estate

PREMISE:              As is, as of the date of inspection

INTENDED USE:         Financing purposes-Fannie Mae requirements

APPRAISAL PROCESS:    Complete appraisal

REPORT TYPE:          Self-contained format

APPRAISAL STANDARDS:  Uniform Standards of Professional Appraisal Practice
                      (USPAP); Financial Institution Reform, Recovery, and Enforcement Act (FIRREA); and Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute

FEE:                  $56,500 (See Exhibit A)

EXPENSES:             Fee quoted includes all expenses and travel

RETAINER:             A retainer is not required for this assignment.

REPORT COPIES:        1 PDF and 3 finals

START DATE:           The appraisal process will start upon receipt of your
                      signed agreement and the property specific data

DELIVERY DATE:        21 days after the start date

ACCEPTANCE DATE:      This proposal is subject to withdrawal and the delivery
                      date is subject to modification if the Start Date is not within 3 business days

The attached Terms and Conditions and Specific Property Data Request are deemed a part of this agreement as though set forth in full herein. We will need the following information to complete this assignment.

       - Site plan/survey

       - Legal description

       - Property contact name and telephone number to set up inspections.

       - Three (3) years of operating statements and current operating budget

       - Current rent roll

       - Engineering studies, environmental reports, etc.

       - Current real estate tax bill

       - Recent sale information (if sold within the past three years)

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please contact us.

Sincerely,

CB RICHARD ELLIS, INC.
VALUATION & ADVISORY SERVICES

/s/ Sam Hines
-------------------------------------
Sam Hines, MAI, CRE
Senior Managing Director
St. Cert. Gen. REA RZ126

Phone:  (407) 839-3162
Fax:    (407) 839-3132
E-mail: shines@cbre.com

SH:jc

                               AGREED AND ACCEPTED

FOR GMAC COMMERCIAL MORTGAGE CORPORATION

/s/ Calvin Zeringue                        3/25/03
----------------------------               ----------------------------
Signature                                  Date


Calvin Zeringue                            SVP/Chief Underwriter
----------------------------               ----------------------------
Name                                       Title


215.328.1244                               215.328.3073
----------------------------               ----------------------------
Phone Number                               Fax Number

Calvin Zeringue@gmaccm.com
----------------------------
E-Mail Address

                              TERMS AND CONDITIONS

1. These Terms and Conditions, between CB Richard Ellis, Inc.-Valuation Services (Appraiser) and the Client for whom the referenced appraisal service will be performed, shall be deemed a part of such Agreement as though set forth in full therein. The Agreement shall be governed by the laws of the state of the CB Richard Ellis, Inc. office shown on the Agreement.

2. Client is defined as the party signing the Agreement and shall be responsible for payment of the fees stipulated in the Agreement. Payment of the appraisal fee is not contingent upon any predetermined value or on an action or event resulting from the analyses, opinions, conclusions, or use of the appraisal report.

3. Final payment is due and payable upon delivery of the final report or within thirty (30) days of your receipt of our draft report, whichever is sooner. If a draft report is requested, the fee is considered earned upon delivery of our draft report.

4. If we are requested to give court testimony, an additional fee will be charged on an hourly basis at our then-prevailing hourly rate. The hourly billings pertain to court preparation, waiting and travel time, document review and preparation (excludes appraisal report) and all meetings related to court testimony.

5. In the event Client requests additional services beyond the purpose stated in the Agreement, Client agrees to pay an additional charge for such services, plus reimbursement of expenses, whether or not the completed report has been delivered to Client at the time of the request.

6. It is understood that the Client has the right to cancel this assignment at any time prior to delivery of the completed report. In such event, the Client is obligated only for the pro rated share of the fee based upon the work completed and expenses incurred, with a minimum charge of $500.

7. Additional copies of the appraisal reports are available at a cost of $250 per original color copy and $100 per photocopy (black and white), plus shipping costs.

8. In the event Client fails to make payments when due and payable, then from the date due and payable until paid the amount due and payable, shall bear interest at the maximum rate permitted in the state in which the office of Appraiser executing the Agreement is located. If Appraiser is required to institute legal action against Client relating to the Agreement, Appraiser shall be entitled to recover reasonable attorney's fees and costs from Client.

9. Appraiser assumes that there are no major or significant items that would require the expertise of a professional building contractor or engineer. If such items need to be considered in Appraiser's studies, such services are to be provided by others at a cost which is not a part of the fee proposal.

10. In the event of any dispute between Client and Appraiser relating to this Agreement, or Appraiser's or Client's performance hereunder, Appraiser and Client agree that such dispute shall be resolved by means of binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extend as authorized in civil judicial proceedings in the state where the office of Appraiser executing this Agreement is located. The arbitrator(s) shall be limited to awarding compensatory damages and shall have no authority to award punitive, exemplary or similar type damages. The prevailing party in the arbitration proceeding shall be entitled to recover from the losing party its expenses, including the costs of arbitration proceeding, and reasonable attorney's fees.

11. Client acknowledges that Appraiser is being retained hereunder as an independent contractor to perform the services described herein and nothing in this Agreement shall be deemed to create any other relationship between Client and Appraiser. This assignment shall be deemed concluded and the services hereunder completed upon delivery to Client of the appraisal report discussed herein.

12. All statements of fact in the report which are used as the basis of the Appraisers analyses, opinions, and conclusions will be true and correct to the best of the Appraiser's knowledge and belief. The Appraiser may rely upon the accuracy of information and material furnished to Appraiser by Client.

13. Appraiser shall have no responsibility for legal matters, questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the property analyzed.

14. Client shall provide Appraiser with such materials with respect to the Assignment as are requested by Appraiser and in the possession or under the control of Client. Client shall provide Appraiser with sufficient access to the real property to be analyzed and hereby grants permission for entry, unless discussed in advance to the contrary.

15. The data gathered in the course of the Assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are, and will remain, the property of Appraiser. With respect to data provided by Client, Appraiser shall not violate the confidential nature of the appraiser-client relationship by improperly disclosing any confidential information furnished to Appraiser. Notwithstanding the foregoing, Appraiser is authorized by Client to disclose all or any portion of the report and the related data to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

16. Unless specifically noted in the appraisal, we will not be taking into consideration the possibility of the existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (hazardous material), or the cost of encapsulation or removal thereof. Further, Appraiser understands that there is no major or significant deferred maintenance in the property which would require the expertise of a professional cost estimator or contractor. If such repairs are needed, the estimates are to be prepared by others, and are not a part of this fee proposal.

17. Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client approximately result in damage to Appraiser. Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client's failure or the failure of any of the Client's agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover, from the other, reasonable attorney fees and costs.

18. The report is for the sole use of the client; however, client may provide only complete, final copies of the appraisal report in its entirety (but not component parts) to third parties who shall review such reports in connection with loan underwriting or securitization efforts. Appraiser is not required to explain or testify as to appraisal results other than to respond to the client for routine and customary questions. Please note that our consent to allow an appraisal report prepared by CB Richard Ellis, Inc. or portions of such report, to become part of or be referenced in any public offering, the granting of such consent will be at our sole discretion and, if given, will be on condition that we will be provided with an Indemnification Agreement and/or Non-Reliance letter, in a form and content satisfactory to us, by a party satisfactory to us. We do consent to your submission of the reports to rating agencies, loan participants or your auditors in its entirety (but not component parts) without the need to provide us with an Indemnification Agreement and/or Non-Reliance letter.

VALUE DEFINITIONS

                                  MARKET VALUE

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      (1)   Buyer and seller are typically motivated;

      (2) Both parties are well informed or well advised, and each acting in what he considers his own best interest;

      (3)   A reasonable time is allowed for exposure in the open market;

      (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Definition Source:
  *Code of Federal Regulations for Banking Institutions, 12 CFR Parts 34.42 (F).

INTEREST TO BE APPRAISED

                                   FEE SIMPLE

All real properties are considered to have multiples of rights inherent with the ownership of that property. These rights include the right to sell, to lease, to give away, to occupy, to leave unoccupied, among other rights. These rights are thought of as the "bundle or rights." An owner who enjoys all of the rights in this bundle is considered to own the property in fee simple title, or commonly referred to as fee ownership."

"Fee Title" is the greatest right and title which an individual can hold in real property. It is "free and clear" ownership subject only to the governmental rights of police power, taxation, eminent domain and escheat reserved to the federal, state and local governments.

                              HIGHEST AND BEST USE

The reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that result in the highest value.

Definition Sources:
   Appraisal Institute, Appraisal of Real Estate, 12th Edition, 2001.
   Appraisal Institute, Dictionary of Real Estate Appraisal, 4th Edition, 2002.

                                    EXHIBIT A

                                                                                   NUMBER OF
  PS#       PROPERTY NAME             ADDRESS                CITY       STATE     UNITS     YEAR BUILT   ACRES    FEE
------   ------------------   ------------------------   ------------   -----   ---------   ----------   -----   ------
000743   Forest River Apts.   515 George Wallace Drive   Gadsden          AL          248         1979   20.00   $ 5,500
008263   Patchen Place        203 Patchen Drive          Lexington        KY          202         1974   18.00   $ 5,500
006713   Lakeside             8061 Woodscape Drive       Charlotte        NC          216         1981   17.50   $ 5,000
008265   South Point          3201 Myra Street           Durham           NC          180         1980   15.00   $ 5,000
006064   Baywood              720 Wall Boulevard         Gretna           LA          226         1974    9.00   $ 5,500
000683   Georgetown           4315 Wimbleton Court       South Bend       IN          200         1973   18.00   $ 5,000
000693   Salem Courthouse     7007 Courthouse Drive      Indianapolls     IN          388         1978   32.50   $ 4,500
006807   Wyckford Commons     7777 Wyckford Court        Indianapolls     IN          248         1973   18.13   $ 4,500
000682   Lake Meadows         5409 Zion Road             Garland          TX           96         1984    2.15   $ 5,000
000686   Chambers Ridge       5069 Stacey Drive East     Harrisburg       PA          324         1973   26.00   $ 5,500
000739   Timber Ridge         11600 Timber Ridge Lane    Sharonville      OH          248         1971   22.00   $ 5,500
                                                                                                                 -------
                                                                                                      Total Fee  $56,500

LAKESIDE APARTMENTS                                                   ADDENDUM J

                                   ADDENDUM J

         FNMA FORM 1050 - APPRAISAL REPORT - RESIDENTIAL INCOME PROPERTY

LAKESIDE APARTMENTS                                                   ADDENDUM J

                          ADDENDUM TO APPRAISAL REPORT

                              FANNIE MAE FORM 1050

This Addendum replaces the instructions to the appraiser currently printed on the Fannie Mae Form 1050.

Instructions to Appraiser: The purpose of this Appraisal is to estimate the current Market Value of the Subject Property. The Definition of Market Value is the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and each acting in what he considers his own best interest; (3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions* granted by anyone associated with the sale.

*Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by sellers as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgement.

The undersigned hereby certifies that this Appraisal is based upon the definition of Market Value as set forth above and that Market Value for this Appraisal is also constrained by specific requirements of the Fannie Mae DUS product line as set forth in Part III, Chapter 5 of the DUS Guide which includes requirements regarding minimum vacancy rates, replacement reserves, and special limitations on commercial and other income which my differ from market standards.

LAKESIDE APARTMENTS                                                   ADDENDUM J

ADDRESS OF PROPERTY APPRAISED: Lakeside Apartments, 8061 Woodscape Drive, Charlotte, Mecklenburg County, North Carolina

APPRAISER:                           SUPERVISORY APPRAISER (ONLY IF REQUIRED):

/s/ E. Jason Lund                       /s/ Ronald A. Neyhart
------------------------------          ------------------------------
Name: E. Jason Lund, MAI                Name: Ronald A. Neyhart, MAI

Date Signed: April 15, 2003             Date Signed:     April 15, 2003

State Certification No.: A4477          State Certification No.: A4051

or State License No.: Same              or State License No.: Same

State: North Carolina                   State:     North Carolina

Expiration Date of Certification        Expiration Date of Certification
or License:                   6/03      or License:                      6/03

                                        [ ] DID [X] Did not inspect the Property

LAKESIDE APARTMENTS                                                   ADDENDUM K

                                   ADDENDUM K

                                 QUALIFICATIONS

                                QUALIFICATIONS OF

                               E. JASON LUND, MAI
                           SENIOR REAL ESTATE ANALYST

                       CB Richard Ellis, Inc. - Appraisal
                      201 South College Street, Suite 1900
                         Charlotte, North Carolina 28244
                             TELEPHONE 704 331 1282
                             Facsimile 704 331 1259

                                   EDUCATIONAL

B.S. Finance and Real Estate - University of Southern California

Appraisal Institute
       Course 1A-1, 1A-2, 1B-A, 1B-B, 2-1, 2-2, SPP
Seminars
       Highest and Best Use
       Conservation Easements
       Litigation Valuation


                          LICENSE(S)/CERTIFICATION(S)

State of North Carolina - Certified General Real Estate Appraiser - A4477 State of South Carolina - Certified General Real Estate Appraiser - CG 3456

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member, (MAI), Certification No. 10457

                              EMPLOYMENT EXPERIENCE

1990-1995        Lea Associates                  Los Angeles, California
                 Staff Appraiser
1995-1997        Aaron & Wright                  Houston, Texas
                 Senior Analyst
1997-Present     CB Richard Ellis, Inc.          Houston, Texas
                 Senior Real Estate Analyst      Charlotte, North Carolina

                                QUALIFICATIONS OF

                             RONALD A. NEYHART, MAI
                            SENIOR MANAGING DIRECTOR

             CB Richard Ellis, Inc. - Valuation & Advisory Services
                         100 Galleria Parkway, Suite 550
                             Atlanta, Georgia 30339
                                 (770) 984-5020
                               (770) 984-5001 FAX
                            Email: rneyhart@cbre.com

                                   EDUCATIONAL

B.S. Finance and Real Estate - Florida State University

Appraisal Institute
         Course 1A-1, 1A-2, 1B-A, 1B-B, 2-1, 2-2, SPP

                           LICENSE(S)/CERTIFICATION(S)

Georgia Real Estate Appraisal Board - Certified General Real Estate Appraiser - C000490

Tennessee Real Estate Commission - Certified General Real Estate Appraiser - 0002013

North Carolina Real Estate Appraisal Board - Certified General Real Estate Appraiser - A4051

Alabama Real Estate Appraisal Board - Certified General Real Estate Appraiser - G00484

South Carolina Real Estate Appraisers Board - Certified General Real Estate Appraiser - CG3429

Kentucky Real Estate Appraisal Board-Certified General Real Estate Appraiser - CG2780

Mississippi Real Estate Appraisal Board - Certified General Real Estate Appraiser - GA-575

                                  PROFESSIONAL

                               Appraisal Institute

Designated Member, (MAI), Certification No. 8484

                             EMPLOYMENT EXPERIENCE

1979-1982        American Appraisal Associates,                Atlanta, Georgia
                 Staff Appraiser
1982-1984        Johnson, Lane, Space, Smith & Co.,            Atlanta, Georgia
                 Account Executive

1984 - 1992      CB Commercial Real Estate Group, Inc.,        Atlanta, Georgia
                 Senior Real Estate Analyst
1992-Present     CB Richard Ellis, Inc. Valuation & Advisory   Atlanta, Georgia
                 Services,
                 Senior Managing Director